UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

BOINGO WIRELESS, INC.

(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:

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Boingo Wireless, Inc.
10960 Wilshire Blvd, 23rd Floor
Los Angeles, CA 90024
April 28, 2021
To the Stockholders of Boingo Wireless, Inc.:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Boingo Wireless, Inc., a Delaware corporation (“Boingo”, the “Company”, “we”, “us”, or “our”) to be held virtually on June 1, 2021, at 10:00 a.m., Pacific time, at www.virtualshareholdermeeting.com/WIFI2021SM. Due to public health concerns surrounding COVID-19, governmental mandates regarding the ability to meet in person and to prioritize the health and well-being of our employees, stockholders and other community members, Boingo will hold the Special Meeting in a virtual meeting format only on the virtual meeting website. You will not be able to attend the Special Meeting physically in person.
On February 26, 2021 Boingo entered into the Merger Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated February 26, 2021, by and among the Company, White Sands Parent, Inc., a Delaware corporation (“Parent”), and White Sands Bidco, Inc., a Delaware corporation (“Merger Sub”). Parent and Merger Sub were formed by an affiliate of the private equity investment firm Digital Colony Partners II, LP (“Digital Colony Partners”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Boingo (the “Merger”), and Boingo will become a wholly owned subsidiary of Parent. At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement and to consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
If the Merger is completed, you will be entitled to receive $14.00 in cash, net of applicable withholding taxes and without interest, for each share of common stock that you own (unless you have properly exercised your appraisal rights with respect to those shares), which represents a premium of: (1) approximately 14% to the twenty (20)-day volume-weighted average stock price of Boingo’s common stock for the period ended February 26, 2021; and (2) approximately 23% to the closing price of Boingo’s common stock on February 26, 2021. Boingo entered into the Merger Agreement on such date following the close of trading.
The Board of Directors of Boingo (the “Board of Directors” or the “Boingo Board”), after considering the factors more fully described in the enclosed proxy statement (this “Proxy Statement”) and after consultation with its independent legal and financial advisors, has unanimously (1) adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and (2) determined that the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Boingo and its stockholders. The Boingo Board unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
The enclosed Proxy Statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement. The Proxy Statement also describes the actions and determinations of the Boingo Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the entire Proxy Statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.
Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Boingo common stock.

Whether or not you plan to attend the Special Meeting virtually through the online Special Meeting portal due to the ongoing COVID-19 pandemic, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting by video conference and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock “FOR” approval of the proposal to adopt the Merger Agreement will have the same effect as voting “AGAINST” the proposal to adopt the Merger Agreement.
If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:
Morrow Sodali LLC
Stockholders May Call Toll-Free: (800) 662-5200
Banks & Brokers May Call Collect: (203) 658-9400
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.
Sincerely,
Lance Rosenzweig
Chairman of the Board of Directors
The accompanying Proxy Statement is dated April 28, 2021 and, together with the enclosed form of proxy card, is first being mailed on or about April 28, 2021.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

Boingo Wireless, Inc.
10960 Wilshire Blvd, 23rd Floor
Los Angeles, CA 90024
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 1, 2021
Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Boingo Wireless, Inc., a Delaware corporation (“Boingo”, the “Company”, “we”, “us”, or “our”), will be held virtually on June 1, 2021, at 10:00 a.m., Pacific time, at www.virtualshareholdermeeting.com/WIFI2021SM, for the following purposes:
1.   To consider and vote on the proposal to adopt the Merger Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated February 26, 2021, by and among Boingo, White Sands Parent, Inc., a Delaware corporation (“Parent”), and White Sands Bidco, Inc., a Delaware corporation (“Merger Sub”). Parent and Merger Sub were formed by affiliates of the private equity investment firm Digital Colony Partners II, LP (“Digital Colony”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Boingo (the “Merger”), and Boingo will become a wholly owned subsidiary of Parent;
2.   To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting;
3.   To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger; and
4.   To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.
Only stockholders of record as of the close of business on April 16, 2021 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.
The Board of Directors has unanimously determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has unanimously approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board of Directors made its determination after consideration of a number of factors more fully described in this proxy statement.
The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
Whether or not you plan to attend the Special Meeting virtually through the online Special Meeting portal at www.virtualshareholdermeeting.com/WIFI2021SM, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting by video conference and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet, your shares of common stock of the Company will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of common stock “FOR” the proposal to adopt the Merger Agreement will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Company common stock if they deliver a demand for appraisal before the vote is taken on the Merger Agreement and comply with the applicable requirements of Delaware law, which are summarized herein and reproduced in their entirety in Annex C to the accompanying proxy statement.
By the Order of the Board of Directors,
Peter Hovenier
Chief Financial Officer & Secretary
Dated: April 28, 2021

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON BY VIDEO CONFERENCE, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you are a stockholder of record, voting virtually at the Special Meeting through the online portal at www.virtualshareholdermeeting.com/WIFI2021SM will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.
If you fail to (1) return your proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) virtually attend the Special Meeting through the online portal, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement but will have no effect on the other two proposals.
We encourage you to read the accompanying Proxy Statement and its annexes, including all documents incorporated by reference into the accompanying Proxy Statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares of common stock, please contact our Proxy Solicitor:
Morrow Sodali LLC
Stockholders May Call Toll-Free: (800) 662-5200
Banks & Brokers May Call Collect: (203) 658-9400

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WHERE YOU CAN FIND MORE INFORMATION	106
MISCELLANEOUS	107
ANNEX A: THE MERGER AGREEMENT
ANNEX B: FAIRNESS OPINION
ANNEX C: SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
PROXY CARD

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SUMMARY
This summary highlights selected information from this proxy statement (the “Proxy Statement”) related to the merger of White Sands Bidco, Inc. with and into Boingo Wireless, Inc., which we refer to as the “Merger”, and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire Proxy Statement, the annexes to this Proxy Statement and the documents that we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement (as defined below) is attached as Annex A to this Proxy Statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Except as otherwise specifically noted in this Proxy Statement, “Boingo”, the “Company”, “we”, “our”, “us” and similar words refer to Boingo Wireless, Inc., including, in certain cases, our subsidiaries. Throughout this Proxy Statement, we refer to White Sands Parent, Inc.as “Parent” and White Sands Bidco, Inc. as “Merger Sub”. In addition, throughout this Proxy Statement we refer to the Agreement and Plan of Merger, dated February 26, 2021, by and among Boingo, Parent and Merger Sub, as it may be amended from time to time, as the “Merger Agreement”.
Parties Involved in the Merger
Boingo Wireless, Inc.
Boingo is a leading global provider of wireless connectivity solutions for smartphones, tablets, laptops, wearables and other wireless-enabled consumer devices. Boingo has a diverse monetization model that enables it to generate revenues from wholesale cellular and Wi-Fi offerings, which are targeted towards carriers, venues, and other wholesale partners, and military, retail, and advertising offerings, which are retail products targeted towards customers. Wholesale offerings include distributed antenna systems, towers, and small cells, which are cellular extension networks, private networks and emerging technologies, multifamily, carrier offload, Wi-Fi roaming, value-added services, private label Wi-Fi, and location-based services. Retail products include Wi-Fi services for military personnel living in the barracks of the U.S. Army, Air Force, and Marine Corps on bases around the world, and Wi-Fi subscriptions and day passes that provide access to commercial hotspots worldwide. Advertising revenue is driven by Wi-Fi sponsorships at airports, hotels, cafes and restaurants, and public spaces. Boingo’s customers include some of the world’s largest carriers, telecommunications service providers, global consumer brands, and property owners, as well as troops stationed at military bases and Internet savvy consumers on the go.
Boingo’s common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “WIFI”.
White Sands Parent, Inc.
White Sands Parent, Inc. was formed on February 25, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.
White Sands Bidco, Inc.
White Sands Bidco, Inc. is a wholly owned subsidiary of Parent and was formed on February 25, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.
Parent and Merger Sub are each affiliated with Digital Colony Partners II, LP (“Digital Colony Partners”). In connection with the transactions contemplated by the Merger Agreement, (1) Digital Colony Partners has, in the aggregate, provided to Parent equity commitments of up to $700 million; and (2) Merger

Sub has obtained debt financing commitments from Truist Bank, Truist Securities, Inc., The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC and CIT Bank, N.A. (collectively, the “Commitment Parties”) for an aggregate amount of $350 million, comprised of (a) a $200 million senior secured delayed draw term loan facility which will be available to fund a portion of the payments contemplated by the Merger Agreement, (b) a $100 million senior secured delayed draw term loan facility, which is not available to fund any portion of the payments contemplated by the Merger Agreement, and (c) a $50 million senior secured revolving credit facility, up to $10 million of which is available to fund a portion of the payments contemplated by the Merger Agreement (in each case, pursuant to the terms and conditions as described further under the caption “The Merger — Financing of the Merger”).
Parent, Merger Sub and Digital Colony Partners are affiliated with Digital Colony Management, LLC (“Digital Colony”). Digital Colony is a global investment firm dedicated to strategic opportunities in digital infrastructure, formed in 2017 by Digital Bridge Holdings, LLC, a leading investor in and operator of companies enabling the next generation of mobile and internet connectivity, and Colony Capital, Inc. (NYSE: CLNY) a leading global real estate and investment management firm, thereby bringing together Digital Bridge Holding, LLC’s industry, operational and investment expertise in the telecommunications sector with Colony Capital, Inc.’s 29 years of experience as a global investment manager.
The Special Meeting
Date, Time and Place
A special meeting of stockholders of Boingo (the “Special Meeting”) will be held on June 1, 2021, at 10:00 a.m., Pacific time.
In light of public health concerns regarding COVID-19 and governmental mandates regarding the ability to meet in person, the Special Meeting will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/WIFI2021SM. You will not be able to attend the Special Meeting physically.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of common stock at the close of business on April 16, 2021 (the “Record Date”). You will have one vote at the Special Meeting for each share of common stock that you owned at the close of business on the Record Date.
Purpose
At the Special Meeting, we will ask stockholders to vote on proposals to (1) adopt the Merger Agreement; (2) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
Quorum
As of the Record Date, there were 44,751,010 shares of common stock outstanding and entitled to vote at the Special Meeting. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting.
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares of Boingo common stock is required to adopt the Merger Agreement. Approval of the proposal to adjourn the Special Meeting, requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable to Boingo’s executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting entitled to vote on the subject matter.
Share Ownership of Our Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,896,606 shares of common stock, representing approximately 4.2% of the shares of common stock outstanding on the Record Date.
Voting and Proxies
Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting (which will be held by video conference due to the ongoing COVID-19 pandemic). If you are a beneficial owner and hold your shares of common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of common stock using the instructions provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and hence banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing another proxy card with a later date and returning it prior to the Special Meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Corporate Secretary; or (4) virtually attending the Special Meeting and submitting your vote through the online portal.
If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
The Merger
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Boingo, and Boingo will continue as the surviving corporation and as a wholly owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, Boingo will cease to be a publicly traded company, all outstanding shares of Boingo stock will be canceled and converted into the right to receive $14.00 per share in cash, net of applicable withholding taxes and without interest thereon (the “Per Share Merger Consideration”) (except for any shares owned by Parent or Merger Sub, shares held in the treasury of the Company, or shares held by stockholders who are entitled to and who properly exercise appraisal rights under the Delaware General Corporation Law (the “DGCL”)), and you will not own any shares of the capital stock of the Surviving Corporation.
After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the caption “The Merger — Appraisal Rights”).
Treatment of Options and Restricted Stock Units
The Merger Agreement provides that Boingo’s equity awards that are outstanding immediately prior to the time at which the Merger will become effective (the “Effective Time”) will be subject to the following treatment at the Effective Time:
Options
Each option to purchase shares of common stock, whether or not vested or exercisable, will be cancelled and converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) equal to the product of (1) the excess, if any, by which the Per Share Merger Consideration exceeds the exercise price per share of common stock underlying such stock option; and (2) the total number of shares of common stock subject to such option. Each option with an exercise price per share equal to or greater than the Per Share Merger Consideration will be cancelled without consideration.
Restricted Stock Units
Each restricted stock unit award will be cancelled and converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) equal to the product of (1) the Per Share Merger Consideration; and (2) the total number of shares of common stock subject to such award of restricted stock units.
With respect to restricted stock units with performance-based vesting conditions that are not satisfied as of the Effective Time, such conditions shall be deemed satisfied in accordance with (and to the extent provided by) the terms of Boingo’s 2011 Equity Incentive Plan and the applicable award agreements.
Treatment of Convertible Notes Indenture
The Merger Agreement provides that each holder of Boingo’s 1.00% Convertible Senior Notes due in 2023 (the “Convertible Notes”) that were issued pursuant to Boingo’s Indenture dated as of October 5, 2018 by and between Boingo and Wilmington Trust, National Association, as Trustee (the “Convertible Note Indenture”) at or after the Effective Time and subject to the terms of the Convertible Notes Indenture will be entitled to:
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convert such holder’s Convertible Notes only into a right to receive from the Surviving Corporation an amount in cash for each $1,000 principal amount of such Convertible Notes held by such holder equal to the (i) Per Share Merger Consideration multiplied by (ii) the Conversion Rate (as defined in the Convertible Notes Indenture and as may be increased by any Additional Shares (as defined in the relevant Convertible Notes Indenture)) in effect on the applicable Conversion Date (as defined in the Convertible Notes Indenture) (the “Convertible Note Cash Conversion”);

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require the Surviving Corporation to repurchase such holder’s Convertible Notes (or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof), for cash on a date specified by Boingo in accordance with the Convertible Notes Indenture at the Fundamental Change Repurchase Price (as defined in the Convertible Notes Indenture); or

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continue to hold such holder’s Convertible Notes, which, for the avoidance of doubt, following the Effective Time shall only be convertible or exchangeable into cash pursuant to the Convertible Note Cash Conversion above.

The Surviving Corporation shall satisfy and fulfill the relevant payment obligations to each holder of Convertible Notes as and when required by the terms of the Merger Agreement and the Convertible Notes Indenture.
Financing of the Merger
We anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $900 million, which will be funded via equity financing and debt financing described below. This amount includes funds needed to (i) pay our stockholders the amounts due to them under the Merger Agreement; (ii) make payments due as of the Effective Time in respect of our outstanding equity-based awards pursuant to the Merger Agreement; and (iii) pay all fees and expenses payable by Parent and Merger Sub under the Merger Agreement and Parent’s agreements with the Commitment Parties.
In connection with the Merger, Parent has (i) entered into equity commitment letters, dated as of February 26, 2021, with Digital Colony Partners, for an aggregate equity commitment of $700 million, and (ii) obtained debt financing commitments from the Commitment Parties for an aggregate amount of $350 million, comprised of (a) a $200 million senior secured delayed draw term loan facility which will be available to fund a portion of the payments contemplated by the Merger Agreement, (b) a $100 million senior secured delayed draw term loan facility, which is not available to fund any portion of the payments contemplated by the Merger Agreement, and (c) a $50 million senior secured revolving credit facility, up to $10 million of which is available to fund a portion of the payments contemplated by the Merger Agreement (in each case, pursuant to the terms and conditions as described further under the caption “The Merger — Financing of the Merger”).
Conditions to the Closing of the Merger
The obligations of Boingo, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions), the following:
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the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

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the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”);

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the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction;

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the accuracy of the representations and warranties of Boingo, Parent and Merger Sub in the Merger Agreement, subject to materiality qualifiers (in the case of Boingo, generally other than as would not constitute a Material Adverse Effect or, in the case of Boingo’s capitalization representations and warranties, other than as would not increase the aggregate merger consideration by more than $6,000,000), as of the date of the Merger Agreement and as of the Effective Time, or, as applicable, the date in respect of which such representation or warranty was specifically made;

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Boingo, Parent and Merger Sub having performed in all material respects their obligations under the Merger Agreement at or before the Effective Time;

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since the date of the Merger Agreement, there not having occurred any Material Adverse Effect that is continuing; and

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the delivery of certain closing documents.

Regulatory Approvals Required for the Merger
Boingo and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include (i) the expiration or early termination of the applicable waiting period under the HSR Act; (ii) any other required approvals under any foreign or other antitrust law; and (iii) all permits, consents, waiting period expirations or terminations, approvals and authorizations of all third parties and governmental authorities that are necessary or reasonably deemed advisable by both parties to consummate the Merger.
Recommendation of the Boingo Board
Boingo’s Board of Directors (the “Boingo Board”), after considering various factors described under the caption “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously: (1) adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (2) determined that the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Boingo and its stockholders and (3) resolved that the Merger Agreement be submitted for consideration by Boingo’s stockholders at a special meeting of stockholders and recommended that our stockholders vote to adopt the Merger Agreement. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.

Opinion of Boingo’s Financial Advisor
TAP Advisors, LLC (“TAP Advisors”) was retained by the Board of Directors to act as its financial advisor in connection with the Merger. On February 26, 2021, TAP Advisors rendered its oral opinion, which was subsequently confirmed in a written opinion dated February 26, 2021, to the Board of Directors to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by TAP Advisors as set forth in its written opinion, the Per Share Merger Consideration to be received by the holders of shares of Boingo common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Boingo common stock.
The full text of TAP Advisors’ written opinion to the Board of Directors, dated February 26, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by TAP Advisors in rendering its opinion, is attached to this Proxy Statement as Annex B. TAP Advisors’ opinion was prepared for the benefit of the Board of Directors, in its capacity as such, and addressed only the fairness from a financial point of view of the Per Share Merger Consideration to be received by the holders of shares of Boingo common stock pursuant to the Merger Agreement as of the date of the opinion and did not address any other aspects or implications of the Merger. TAP Advisors’ opinion was not intended to, and does not, constitute advice or a recommendation as to how Boingo stockholders should vote at any stockholders’ meeting to be held in connection with the Merger or take any other action with respect to the Merger.
For a description of the opinion that the Board of Directors received from TAP Advisors, see the section entitled “The Merger — Opinion of Boingo’s Financial Advisor,” beginning on page 57 of this Proxy Statement.
Interests of Boingo’s Directors and Executive Officers in the Merger
When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:
•
accelerated vesting of stock options and restricted stock units and the termination or settlement of such awards (in the case of stock options that are in-the-money) in exchange for cash;

•
the entitlement of certain executive officers to receive payments and benefits under their respective employment agreements with Boingo (i) in connection with an involuntary termination of employment without “Cause,” as such term is defined in the applicable employment agreement, or (ii) if the executive officer resigns from his or her employment for “Good Reason,” as such term is defined in the applicable employment agreement, with the amount of such payments and benefits determined based on the timeframe in which such termination or resignation occurs in relation to the Effective Time (as set forth in the applicable employment agreement);

•
potential continued employment of Boingo’s officers by the Surviving Corporation following the Effective Time; and

•
continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by our directors and executive officers as of the Effective Time will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, see the section of this Proxy Statement captioned “The Merger — Interests of Boingo’s Directors and Executive Officers in the Merger.”

Appraisal Rights
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL (“Section 262”).
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this Proxy Statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.
Under Section 262, holders of shares of common stock who (i) do not vote in favor of the adoption of the Merger Agreement; (ii) continuously are the record holders of such shares through the Effective Time; and (iii) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the Per Share Merger Consideration.
To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to Boingo before the vote is taken on the proposal to adopt the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; and (iii) continue to hold your shares of common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this Proxy Statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.
U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of common stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the Merger.
A Non-U.S. Holder (as defined under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.
For more information, see the section of this Proxy Statement captioned “The Merger — U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the

U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Legal Proceedings Regarding the Merger
On April 12, 2021, April 16, 2021, April 21, 2021, and April 22, 2021 lawsuits were filed alleging that the Preliminary Proxy Statement filed on April 9, 2021, relating to the Merger omitted material information that rendered it false and misleading. The lawsuits, each filed as an individual action by a purported stockholder of Boingo, are captioned Stein v. Boingo Wireless, Inc. et al., 1:21-cv-03152 (S.D.N.Y.), Ladin v. Boingo Wireless, Inc., et al., 1-21-cv-02076 (E.D.N.Y.), Redfield v. Boingo Wireless, Inc., et al., 1:21-cv-03536 (S.D.N.Y.), and Felts v. Boingo Wireless, Inc., et al., 1-21-cv-03591 (S.D.N.Y). As a result of the alleged omissions, the lawsuits seek to hold Boingo and its directors liable for violating Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, and additionally seek to hold Boingo’s directors liable as control persons pursuant to Section 20(a) of the Exchange Act. The lawsuits seek, among other relief, an order enjoining completion of the merger, rescission of the merger in the event it is consummated, and damages. Boingo has not yet responded to the complaints filed in the lawsuits. While Boingo believes that the lawsuits are meritless, there can be no assurance that it will ultimately prevail in the lawsuits. Additionally, similar lawsuits may be, or have been, filed before the stockholder meeting.
Acquisition Proposals
Under the Merger Agreement, from the date of the Merger Agreement until 11:59 p.m. (New York City time) on April 2, 2021 (the “Go-Shop Period”) Boingo had the right to (i) initiate, solicit and encourage any inquiry, or the making of any proposal or offer that constitutes an Acquisition Proposal (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”), including by furnishing information regarding Boingo to any person pursuant to an Acceptable Confidentiality Agreement (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”) entered into by such person (provided that Boingo had the duty during the Go-Shop Period, to the extent not previously provided to Merger Sub or Parent, to provide or make available to Merger Sub or Parent any material non-public information concerning Boingo (or any subsidiary of Boingo) provided or made available to any person prior to or substantially concurrently to providing such information to such person) and (ii) participate in any discussions or negotiations with any persons or group of persons with respect to any Acquisition Proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposal.
Following the expiration of the Go-Shop Period until the earlier of the adoption of the Merger Agreement by Boingo’s stockholders or the termination of the Merger Agreement pursuant to the terms therein (the “No-Shop Period”), Boingo has agreed not to, and to cause its subsidiaries (and instruct its and their respective directors, officers, managers, employees, consultants, legal counsel, financial advisors and agents and other advisors and representatives, whom we collectively refer to as “representatives”) not to, directly or indirectly, among other things:
•
solicit, initiate, knowingly induce, knowingly encourage or knowingly facilitate any Acquisition Proposal or the making thereof to Boingo or its stockholders;

•
enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide access to its properties, books and records or furnish any confidential or non-public information to, or otherwise cooperate in any way with, any person (other than Parent, Merger Sub and their representatives) in connection with, relating to, or for the purpose of encouraging or facilitating an Acquisition Proposal;

•
approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal;

•
execute or enter into, any Acquisition Agreement (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”); or

•
take any action to render any provision of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute (including Section 203 of the DGCL)

or any restrictive provision of any applicable anti-takeover provision in Boingo’s organizational documents, in each case inapplicable to any person (other than Parent, Merger Sub or any of their affiliates) or any Acquisition Proposal (and to the extent permitted thereunder, Boingo shall promptly take all steps necessary to terminate any waiver that may have been granted to any such person or Acquisition Proposal under any such provisions).
Notwithstanding these restrictions, under certain circumstances during the No-Shop Period prior to the adoption of the Merger Agreement by stockholders, Boingo may provide information, and engage or participate in negotiations or discussions with, a person regarding an Acquisition Proposal if the Board of Directors determines in good faith after consultation with its financial advisor and its outside legal counsel that such proposal is a Superior Proposal (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”) or could reasonably be expected to lead to a Superior Proposal and not to do so would be inconsistent with the directors’ exercise of their fiduciary duties. For more information, see the section of this Proxy Statement captioned “The Merger Agreement — Acquisition Proposals.”
Change in Recommendation
The Board of Directors has unanimously recommended that you vote for the adoption of the Merger Agreement. The Merger Agreement provides that the Board of Directors may not change its recommendation, or take other actions constituting a Change in Recommendation (as defined in the section below captioned “The Merger Agreement — The Board of Directors’ Recommendation; Change in Recommendation “), except in certain specified circumstances. For more information, see the section of this Proxy Statement captioned “The Merger Agreement — The Board of Directors’ Recommendation; Change in Recommendation.”
Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:
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By mutual written consent of Boingo and Parent;

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By either Boingo, Parent, or Merger Sub:

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subject to certain exceptions, if the Merger has not been consummated on or before August 26, 2021, which date we refer to as the “Outside Date”;

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subject to certain exceptions, if any governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or other applicable law that (x) makes the consummation of the Merger illegal or otherwise prohibited, or (y) enjoins Parent and Boingo from consummating the Merger, and, in each case, such order, injunction, judgment, judicial decision, decree or ruling or applicable law shall have become final and non-appealable (provided, however, that the right to terminate shall not be available to any party whose failure to fulfill its obligations under the Merger Agreement has been the substantial or primary cause of, or resulted in, such injunction, order, decree or ruling or other law); or

•
if Boingo’s stockholders fail to approve the proposal to approve and adopt the Merger Agreement at the Special Meeting, or any adjournment, recess or postponement thereof, at which a vote on such proposal is taken.

•
By Boingo:

•
if there is an inaccuracy in Parent’s or Merger Sub’s representations and warranties, or a breach by Parent or Merger Sub of its covenants in the Merger Agreement, in either case that would reasonably be expected to prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the Merger; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is twenty (20) business days from the date Parent is notified in writing by Boingo of such breach, Boingo may not terminate the Merger Agreement (x) prior to such date if Parent and Merger Sub are taking reasonable efforts to cure such breach or inaccuracy and (y) following such date if such inaccuracy or breach is cured at or prior to such date;

•
if (i) all of the conditions applicable to all parties’ obligations to consummate the Merger and Parent’s and Merger Sub’s obligations to consummate the Merger have been satisfied or waived (other than those that, by their nature, are to be satisfied at the closing; provided that those conditions could be satisfied if the closing were to occur), (ii) Boingo has irrevocably confirmed in writing to Parent that it is prepared, willing and able to effect the consummation of the closing and the other transactions contemplated hereby in accordance with the terms of the Merger Agreement, and (iii) Parent fails to consummate the closing within two Business Days following the later of (x) the date the closing should have occurred pursuant to the terms of the Merger Agreement and (y) delivery of such confirmation; or

•
prior to receiving the stockholder approval in order to enter into a definitive agreement with respect to a Superior Proposal prior to or concurrently therewith Boingo pays to Parent a termination fee equal to (x) $13,090,000 if such termination had occurred during the Go-Shop Period or (y) $19,635,000 if such termination occurs during the No-Shop Period.

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By Parent or Merger Sub:

•
if there is an inaccuracy in Boingo’s representations and warranties, or a breach by Boingo of its covenants in the Merger Agreement, in either case that would cause a condition applicable to all parties’ obligations to consummate the Merger or Parent’s and Merger Sub’s obligations to consummate the Merger to not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is twenty (20) business days from the date Boingo is notified in writing by Parent of such breach, Parent and Merger Sub may not terminate the Merger Agreement (x) prior to such date if Boingo is taking reasonable efforts to cure such breach or inaccuracy and (y) following such date if such inaccuracy or breach is cured at or prior to such date;

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if at any time prior to the Special Meeting, the Board of Directors or any committee thereof shall have made a Change in Recommendation (it being agreed that the delivery of a Notice of Designated Superior Proposal (as defined in the section below captioned “The Merger Agreement — Acquisition Proposals”) and any amendment or update to such notice and the determination to so deliver such notice, update or amendment and public disclosure with respect thereto shall not, by itself, give rise to a right for Parent to terminate the Merger Agreement); or

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if Boingo has willfully and materially breached its obligations related to Acquisition Proposals.

Termination Fees and Expense Reimbursement
Except in specified circumstances, whether or not the Merger is completed, Boingo, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.
Upon termination of the Merger Agreement under specified circumstances, Boingo will be required to pay Parent a termination fee of $19,635,000 (which is an increase from the termination fee of $13,090,000 which would have been paid to Parent in the event the Merger Agreement was terminated in order for Boingo to enter into an agreement for a Superior Proposal during the Go-Shop Period). In addition, in certain circumstances, Boingo will be required to reimburse Parent for up to $2,500,000 of its expenses associated with the transactions contemplated by the Merger Agreement.
Parent will be required to pay to Boingo a reverse termination fee of $32,725,000 if the Merger Agreement is terminated under different specified circumstances.
For more information on these termination fees, see the section of this Proxy Statement captioned “The Merger Agreement — Termination Fees and Expense Reimbursement.”

Effect on Boingo if the Merger is Not Completed
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Boingo will remain an independent public company, with its common stock continuing to be listed and traded on Nasdaq and registered under the Securities Exchange Act of 1934 (the “Exchange Act”), and Boingo will continue to file periodic reports with the Securities and Exchange Commission (the “SEC”).

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under the caption “Where You Can Find More Information.”
Q:
Why am I receiving these materials?

A:
The Board of Directors is furnishing this Proxy Statement and form of proxy card to the holders of shares of Boingo common stock in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:
What am I being asked to vote on at the Special Meeting?

A:
You are being asked to vote on the following proposals:

1)
To adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Boingo, and Boingo will become a wholly owned subsidiary of Parent;

2)
To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

3)
To approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will take place on June 1, 2021, at 10:00 a.m., Pacific time, at www.virtualshareholdermeeting.com/WIFI2021SM.

Q:
Who is entitled to vote at the Special Meeting?

A:
Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting (and at any adjournment or postponement thereof). Each holder of shares of Boingo common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of common stock owned as of the Record Date.

Q:
What is a virtual Special Meeting?

A:
The Special Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast due to public health concerns regarding COVID-19 and governmental mandates regarding the ability to meet in person. Stockholders as of the Record Date can virtually attend the Special Meeting by visiting www.virtualshareholdermeeting.com/WIFI2021SM, where they will be able to submit their vote through the online portal. There will not be a physical meeting location and you will not be able to attend in person.

The Special Meeting starts at 10 :00 a.m. on June 1, 2021. Stockholders of record are encouraged to access the meeting website prior to the start time to allow time for check in. If a stockholder of record experiences any difficulties accessing the Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.
Stockholders of record do not need to register to virtually attend the Special Meeting webcast. Instructions on the proxy card will explain how to access the Special Meeting.
Even if you plan to virtually attend the Special Meeting, to ensure that your shares will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you virtually attend the Special Meeting and vote through the online portal, your vote will revoke any proxy previously submitted.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.
Q:
What is the proposed Merger and what effects will it have on Boingo?

A:
The proposed Merger is the acquisition of Boingo by Parent. If the proposal to adopt the Merger Agreement is approved by stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Boingo, with Boingo continuing as the Surviving Corporation. As a result of the Merger, Boingo will become a wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:
What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration of $14.00 for each share of Boingo common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL. For example, if you own 100 shares of common stock, you will receive $1,400.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes and without interest.

Q:
How does the Per Share Merger Consideration compare to the market price of the common stock?

A:
The relationship of the Per Share Merger Consideration of $14.00 to the trading price of the common stock constituted a premium of approximately 23% to the closing price of Boingo’s common stock on February 26, 2021, the last trading day prior to the date on which Boingo publicly announced that it had entered into the Merger Agreement.

Q:
What do I need to do now?

A:
We encourage you to read this Proxy Statement, the annexes to this Proxy Statement and the documents that we refer to in this Proxy Statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your stock certificates with your proxy card.

Q:
Should I send in my stock certificates now?

A:
No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your Boingo stock certificates to the paying agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:
What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Boingo common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Boingo in writing of such special arrangements, you will transfer the right to receive the Per Share Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:
How does the Board of Directors recommend that I vote?

A:
The Board of Directors, after considering the various factors described under the caption “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and (2) determined that the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Boingo and its stockholders.

The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of Boingo common stock. Instead, Boingo will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Upon termination of the Merger Agreement under specified circumstances, (i) Boingo will be required to pay Parent a termination fee of $19,635,000 (which is an increase from the termination fee of $13,090,000 which would have been paid to Parent in the event the Merger Agreement was terminated in order for Boingo to enter into an agreement for a Superior Proposal during the Go-Shop Period) and (ii) Parent will be required to pay to Boingo a reverse termination fee of $32,725,000 if the Merger Agreement is terminated under different specified circumstances (in each case as described in the section of this Proxy Statement captioned “The Merger Agreement — Termination Fees and Expense Reimbursement”).
Q:
What vote is required to adopt the Merger Agreement?

A:
The affirmative vote of the holders of a majority of the outstanding shares of Boingo common stock is required to adopt the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote via the online portal at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
Q:
What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger?

A:
Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the Internet or by telephone; or (3) vote through the online portal at the Special Meeting will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
Q:
Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger?

A:
SEC rules require Boingo to seek a non-binding, advisory vote regarding compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.

Q:
What is the compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger for purposes of this advisory vote?

A:
The compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger is certain compensation that is tied to or based on the Merger and payable to certain of Boingo ‘s named executive officers. For further detail, see the section captioned “Proposal 3: Advisory, Non-Binding Vote on Mergere — Related Executive Compensation Arrangements.”

Q:
What will happen if stockholders do not approve the compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger at the Special Meeting?

A:
Approval of the compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger is not a condition to completion of the Merger. The vote with respect to the compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger is an advisory vote and will not be binding on Boingo or Parent. If the Merger Agreement is adopted by the stockholders and the Merger is completed, the compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger will or may be paid to Boingo ‘s named executive officers even if stockholders fail to approve such compensation.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this Proxy Statement and your proxy card have been sent directly to you by Boingo.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this Proxy Statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.
Q:
How may I vote?

A:
If you are a stockholder of record (that is, if your shares of Boingo common stock are registered in your name with American Stock Transfer & Trust Company, our transfer agent), there are four (4) ways to vote:

•
by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

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by visiting the Internet at the address on your proxy card;

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by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

•
by virtually attending the Special Meeting and submitting your vote through the online portal.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Boingo common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone or through the online portal at the Special Meeting. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Even if you plan to virtually attend the Special Meeting, you are strongly encouraged to vote your shares of Boingo common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still submit your vote via the online portal at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and submit your vote via the online portal, your previous vote by proxy will not be counted.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee. Additionally, you should follow the instructions on the voting form provided by your bank, broker or nominee for virtually attending the Special Meeting and submitting your vote through the online portal.
Q:
If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote of your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•
signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•
submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to the Corporate Secretary; or

•
virtually attending the Special Meeting and submitting your vote via the online portal.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You should follow the instructions on the voting form provided by your bank, broker or nominee for virtually attending the Special Meeting and submitting your vote through the online portal.
Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” Our Board of Directors has designated Mike Finley, our Chief Executive Officer, and Peter Hovenier, our Chief Financial Officer, and each of them, with full power of substitution, as the proxy holders for the Special Meeting.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

Q:
Where can I find the voting results of the Special Meeting?

A:
If available, Boingo may announce preliminary voting results at the conclusion of the Special Meeting. Boingo intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Boingo files with the SEC are publicly available when filed. See the section of this Proxy Statement captioned “Where You Can Find More Information.”

Q:
Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the Merger?

A:
If you are a U.S. Holder (as defined under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger”), the exchange of Boingo common stock for cash pursuant to the Merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you received pursuant to the Merger and your adjusted tax basis in the shares of common stock surrendered pursuant to the Merger.

A Non-U.S. Holder (as defined under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Boingo common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.
You should consult your own tax advisor to determine the U.S. federal income tax consequences of the Merger to you in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of certain U.S. federal income tax consequences of the Merger is provided under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger.”
Q:
What will the holders of Boingo stock options and restricted stock units receive in the Merger?

A:
At the Effective Time, each outstanding option to purchase shares of common stock, whether or not vested or exercisable, will be cancelled and converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) equal to the product of (1) the excess, if any, by which the Per Share Merger Consideration exceeds the exercise price per share of common stock underlying such stock option; and (2) the total number of shares of common stock subject to such option. Each option with an exercise price per share equal to or greater than the Per Share Merger Consideration per share will be cancelled without consideration at the Effective Time.

At the Effective Time, each restricted stock unit will be cancelled and converted into the right to receive an amount in cash (less all deductions and withholdings required by law) equal to the product of (1) the Per Share Merger Consideration; and (2) the total number of shares of common stock subject to such award of restricted stock units. With respect to restricted stock units with performance-based vesting conditions that are not satisfied as of the Effective Time, such conditions shall be deemed satisfied in accordance with (and to the extent provided by) the terms of Boingo’s 2011 Equity Incentive Plan and the applicable award agreements.
Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the second calendar quarter of 2021. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:
Am I entitled to appraisal rights under the DGCL?

A:
If the Merger is completed, Boingo stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262. This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the

“fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, Boingo stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this Proxy Statement.
Q:
Do any of Boingo’s directors or officers have interests in the Merger that may differ from those of Boingo stockholders generally?

A:
Yes. In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of Boingo stockholders generally. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this Proxy Statement captioned “The Merger — Interests of Boingo’s Directors and Executive Officers in the Merger.”

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement, or need help voting your shares of Boingo common stock, please contact our Proxy Solicitor:

Morrow Sodali LLC
Stockholders May Call Toll-Free: (800) 662-5200
Banks & Brokers May Call Collect: (203) 658-9400

FORWARD-LOOKING STATEMENTS
This Proxy Statement, the documents to which we refer you in this Proxy Statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “design,” “see,” “seek,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this Proxy Statement, and the following factors:
•
the inability to complete the Merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the Merger, including receipt of required regulatory approvals;

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the failure by Parent to obtain the necessary equity and debt financing set forth in the commitments entered into in connection with the Merger, or alternative financing, or the failure of any such financing to be sufficient to complete the Merger and the other transactions contemplated by the Merger Agreement;

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the fact that, although Parent must use reasonable best efforts to obtain the financing contemplated by the Debt Commitment Letter, there is a risk that the debt financing might not be obtained and that, in certain instances, Boingo’s only viable recourse would be the $32,725,000 reverse termination fee payable by Parent under the terms of the Merger Agreement;

•
the risk that the Merger Agreement may be terminated in circumstances that require us to pay Parent a termination fee of up to $19,635,000 and in certain circumstances reimburse Parent’s expenses related to the transactions contemplated by the Merger Agreement up to $2,500,000;

•
the outcome of any legal proceedings that may have been or may be instituted against us and others related to the Merger Agreement;

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risks that the proposed Merger disrupts our current operations or affects our ability to retain or recruit key employees;

•
the fact that receipt of the all-cash Per Share Merger Consideration would be taxable to U.S. Holders (as defined under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger”);

•
the fact that, if the Merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Boingo’s current strategy as an independent company;

•
the possibility that Parent could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Boingo’s assets to one or more as-yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to stockholders in the Merger;

•
the fact that under the terms of the Merger Agreement, following expiration of the “Go-Shop” period, Boingo is unable to solicit other alternative proposals during the pendency of the Merger;

•
the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;

•
the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•
risks related to the Merger diverting management’s or employees’ attention from ongoing business operations;

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risks that our stock price may decline significantly if the Merger is not completed; and

•
risks related to the timing and receipt of regulatory approvals from various domestic and foreign governmental entities required in connection with the Merger (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval.

Consequently, all of the forward-looking statements that we make in this Proxy Statement are qualified by the information contained or incorporated by reference herein, including (1) the information contained under this caption and (2) the information contained under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.
Date, Time and Place
We will hold the Special Meeting virtually on June 1, 2021, at 10:00 a.m., Pacific time, at www.virtualshareholdermeeting.com/WIFI2021SM.
Purpose of the Special Meeting
At the Special Meeting, we will ask stockholders to vote on proposals to (i) adopt the Merger Agreement, (ii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and (iii) approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices, located at 10960 Wilshire Blvd, 23rd Floor, Los Angeles, CA 90024, during regular business hours for a period of no less than ten (10) days before the Special Meeting. If our principal executive offices are closed for health and safety reasons related to the COVID-19 (coronavirus) pandemic during such period, the list of stockholders will be made available for inspection upon request via email to investors@boingo.com or by phone at (310) 586-5180, subject to our satisfactory verification of stockholder status, and will also be made available online during the Special Meeting via the Special Meeting website.
As of the Record Date, there were 44,751,010 shares of common stock outstanding and entitled to vote at the Special Meeting.
The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the outstanding shares of Boingo common stock as of the Record Date is required to adopt the Merger Agreement. Adoption of the Merger Agreement by stockholders is a condition to the closing of the transactions contemplated by the Merger Agreement.
Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Approval, by non-binding, advisory vote, of compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger requires the affirmative vote of a majority of the shares of stock having voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.
If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement. For stockholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting and “AGAINST” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on (i) any proposal to adjourn the Special Meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or (ii) the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.
Shares Held by Boingo’s Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,896,606 shares of common stock, representing approximately 4.2% of the shares of common stock outstanding on the Record Date.
Voting of Proxies
If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote by virtually attending the Special Meeting and submitting your vote through the online portal. Additionally, you may grant a proxy electronically over the Internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.
If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you virtually attend the Special Meeting and submit your vote through the online portal, your vote will revoke any previously submitted proxy.
Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or following the instructions from your broker to virtually attend the Special Meeting and submitting your vote through the online portal. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not virtually attend the Special Meeting and submitting your vote through the online portal, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•
signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•
submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
delivering a written notice of revocation to our Corporate Secretary; or

•
virtually attending the Special Meeting and submitting your vote through the online portal.

If you have submitted a proxy, your appearance at the Special Meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also follow the instructions from your broker and virtually attend the Special Meeting and submit your vote through the online portal.
Any adjournment, postponement, or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.
Board of Directors’ Recommendation
The Board of Directors, after considering various factors described under the caption “The Merger — Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (1) adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and (2) determined that the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Boingo and its stockholders. The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Boingo. We have retained Morrow Sodali LLC, a proxy solicitation firm (the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of approximately $13,500 plus expenses. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we anticipate that the Merger will be consummated in the second calendar quarter of 2021.
Appraisal Rights
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262. This means that stockholders are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the value of the Per Share Merger Consideration.
To exercise your appraisal rights, you must (i) deliver a written demand for appraisal to Boingo before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; and (iii) continue to hold your shares of common stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this Proxy Statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, broker or nominee.
Other Matters
At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 1, 2021
The Proxy Statement is available at www.proxyvote.com as well as the material landings page at https://materials.proxyvote.com/09739C.
Householding of Special Meeting Materials
Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If you would like to receive your own set of our disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.
If you are a stockholder of record, you may contact us by writing to Boingo Wireless, Inc., Attention: Investor Relations, 10960 Wilshire Blvd, 23rd Floor, Los Angeles, CA 90024 or calling our Investor Relations Department at (310) 586-5180. Eligible stockholders of record receiving multiple copies of this Proxy Statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares of common stock, please contact our Proxy Solicitor:
Morrow Sodali LLC
Stockholders May Call Toll-Free: (800) 662-5200
Banks & Brokers May Call Collect: (203) 658-9400

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to approve and adopt the Merger Agreement and the Merger contemplated by the Merger Agreement.
For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this Proxy Statement, including the information set forth in the sections captioned “The Merger” beginning on page 31 of this Proxy Statement and “The Merger Agreement” beginning on page 83 of this Proxy Statement. A copy of the Merger Agreement is attached to this Proxy Statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.
Under applicable law, we cannot complete the Merger without the affirmative vote of a majority of the outstanding shares of Boingo common stock voting in favor of the proposal to approve and adopt the Merger Agreement and the Merger. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders who have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED
EXECUTIVE COMPENSATION ARRANGEMENTS
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger, as disclosed in the section of this Proxy Statement captioned “The Merger — Interests of Boingo’s Directors and Executive Officers in the Merger.”
We are asking stockholders to indicate their approval of the various compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger. These payments are set forth in the section captioned “The Merger — Interests of Boingo’s Directors and Executive Officers in the Merger” and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Boingo’s overall compensation program for our named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Board of Directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.
Accordingly, we are seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the stockholders of Boingo Wireless, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable by Boingo to its named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Interests of Boingo’s Directors and Executive Officers in the Merger.”
Stockholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on Boingo, the Board of Directors, Parent or the named executive officers. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to the underlying plans and agreements and the Merger Agreement.
The Board of Directors unanimously recommends that you vote “FOR” this proposal.

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this Proxy Statement as Annex A and incorporated into this Proxy Statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
Parties Involved in the Merger
Boingo Wireless, Inc.
10960 Wilshire Blvd, 23rd Floor
Los Angeles, CA 90024
Phone: 310-586-5180
Boingo is a leading global provider of wireless connectivity solutions for smartphones, tablets, laptops, wearables and other wireless-enabled consumer devices. Boingo has a diverse monetization model that enables it to generate revenues from wholesale cellular and Wi-Fi offerings, which are targeted towards carriers, venues, and other wholesale partners, and military, retail, and advertising offerings, which are retail products targeted towards customers. Wholesale offerings include distributed antenna systems, towers, and small cells, which are cellular extension networks, private networks and emerging technologies, multifamily, carrier offload, Wi-Fi roaming, value-added services, private label Wi-Fi, and location-based services. Retail products include Wi-Fi services for military personnel living in the barracks of the U.S. Army, Air Force, and Marine Corps on bases around the world, and Wi-Fi subscriptions and day passes that provide access to commercial hotspots worldwide. Advertising revenue is driven by Wi-Fi sponsorships at airports, hotels, cafes and restaurants, and public spaces. Boingo’s customers include some of the world’s largest carriers, telecommunications service providers, global consumer brands, and property owners, as well as troops stationed at military bases and Internet savvy consumers on the go.
Boingo’s common stock is listed on Nasdaq under the symbol “WIFI”.
White Sands Parent, Inc.
c/o Digital Colony Partners Acquisitions, LLC
750 Park of Commerce Drive, Suite 210
Boca Raton, FL 33487
Parent was formed on February 25, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.
White Sands Bidco, Inc.
c/o Digital Colony Partners Acquisitions, LLC
750 Park of Commerce Drive, Suite 210
Boca Raton, FL 33487
Merger Sub is a wholly owned subsidiary of Parent and was formed on February 25, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and debt financing in connection with the Merger.
Parent and Merger Sub are each affiliated with Digital Colony Partners and Digital Colony. In connection with the transactions contemplated by the Merger Agreement, (1) Digital Colony Partners has, in the aggregate, provided to Parent equity commitments of up to $700 million; and (2) Merger Sub has obtained debt financing commitments from the Commitment Parties for an aggregate amount of $350 million, comprised of (a) a $200 million senior secured delayed draw term loan facility which will be available to fund a portion of the payments contemplated by the Merger Agreement, (b) a $100 million senior secured delayed draw term loan facility, which is not available to fund any portion of the payments contemplated by the Merger Agreement, and (c) a $50 million senior secured revolving credit facility, up to $10 million of which is available to fund a portion of the payments contemplated by the Merger Agreement (in each case, pursuant to the terms and conditions as described further under the caption “The Merger — Financing of the Merger”). After giving effect to the Merger, Boingo, as the Surviving Corporation, will be affiliated with Digital Colony.
Effect of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Boingo, and Boingo will continue as the Surviving Corporation and as a wholly owned subsidiary of Parent. As a result of the Merger, our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).
Effect on Boingo if the Merger is Not Completed
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Boingo will remain an independent public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Boingo operates and risks related to adverse economic conditions.
Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this Proxy Statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock. If the Merger is not completed, Boingo’s Board of Directors (the “Boingo Board”) will continue to evaluate and review Boingo’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that Boingo’s business, prospects or results of operation will not be adversely impacted.
Upon termination of the Merger Agreement under specified circumstances, Boingo will be required to pay Parent a termination fee of up to $19,635,000. Parent will be required to pay to Boingo a reverse termination fee of $32,725,000 if the Merger Agreement is terminated under different specified circumstances. In addition, in certain circumstances, Boingo will be required to reimburse Parent for up to $2,500,000 of its expenses associated with the transactions contemplated by the Merger Agreement. For more information, please see the section captioned “The Merger Agreement — Termination Fees and Expense Reimbursement.”
Merger Consideration
In the Merger, each outstanding share of common stock (other than shares owned by (1) Parent or Merger Sub and (2) stockholders who are entitled to and who properly exercise appraisal rights under the DGCL) will be converted into the right to receive the Per Share Merger Consideration.
After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the caption “Appraisal Rights”).

Background of the Merger
As part of its ongoing evaluation of Boingo’s business, the Boingo Board, together with senior management, regularly reviews and assesses Boingo’s strategic direction, financial performance and business plans with a view towards strengthening Boingo’s business and identifying opportunities to increase stockholder value. As part of this evaluation, the Boingo Board has from time to time considered a variety of strategic alternatives for Boingo, including transactions with strategic buyers and financial acquirers, cost-cutting initiatives, and acceleration of investment in Boingo’s core technologies. During the period beginning in 2014 and prior to Boingo entering into the Merger Agreement with Parent and Merger Sub, Boingo had from time to time been involved in preliminary discussions with various parties, including one potential transaction in 2016 that prompted Boingo to hire TAP Advisors as its financial advisor. Since 2014, Boingo and TAP Advisors contacted over 60 parties in connection with the evaluation of potential transactions. Additionally, in 2016, the Boingo Board formed the Steering Committee (as defined below) for purposes of providing oversight of management’s strategic plans for increasing stockholder value. During the strategic process that eventually resulted in the entry into the Merger Agreement, the other members of the Boingo Board were invited to nearly all of the Steering Committee meetings, as further described below. From 2016 until May 2017, Boingo and TAP Advisors had discussions with a multitude of potential bidders, including having preliminary discussions with more than 25 third parties, entering into non-disclosure agreements with more than 15 third parties, and receiving indications of interest from four third parties (of which two were non-binding written offers and two were non-binding oral offers). These parties included both strategic and financial counterparties. After 2017 TAP Advisors and members of Boingo’s management would have periodic meetings with potentially interested parties. However, in each case, the strategic or financial counterparty did not ultimately pursue a transaction with Boingo.
Beginning in late October 2019 until February 2021, in connection with the strategic process that eventually resulted in the entry into the Merger Agreement, Boingo and TAP Advisors had discussions with a multitude of potential bidders, including having preliminary discussions with 37 third parties, entering into non-disclosure agreements with more than 30 third parties, and receiving indications of interest from six third parties (of which four were non-binding written offers and two were oral offers). During this same time period the Steering Committee (as defined below) met 26 times to discuss the progress and status of discussions with third parties potentially interested in a strategic transaction to acquire Boingo (including one joint session with the Boingo Board), and the Boingo Board received regular updates from the Steering Committee (as well as members of Boingo’s management), and provided ongoing feedback on the process, as well as meeting eight times to discuss the process. A summary of events beginning in late 2019 that led to Boingo’s entry into the Merger Agreement is provided below.
Third Party Interest in A Strategic Transaction to Acquire the Company Develops Again
In the Fall of 2019, a number of third parties reached out to Boingo and TAP Advisors to see if Boingo would be interested in a potential sale of the company.
On October 15, 2019, representatives from a private investment firm (“Company A”) met with TAP Advisors at Company A’s offices in New York. In that meeting the representative expressed among other things, Company A’s interest in acquiring Boingo, subject to due diligence.
On October 21, 2019, a representative from Digital Colony, met with members of Boingo’s management at Boingo’s offices in Los Angeles. In that meeting the representative expressed among other things, Digital Colony’s interest in acquiring Boingo, subject to due diligence.
On October 21, 2019, representatives from a private investment firm (“Company B”) met with members of Boingo’s management at Boingo’s offices in Los Angeles. In that meeting the representatives expressed among other things, Company B’s interest in acquiring Boingo, subject to due diligence.
On October 24, 2019, representatives from Company A met with members of Boingo’s management at Boingo’s offices in Los Angeles. In that meeting the representative expressed among other things, Company A’s interest in acquiring Boingo, subject to due diligence.
On October 30, 2019, the Steering Committee of the Boingo Board consisting of directors Lance Rosenzweig, Roy Chesnutt and David Hagan (the “Steering Committee”) met in person at Boingo’s offices in Los Angeles with members of Boingo’s management as well as Boingo’s financial and legal advisors to discuss the recent interest received from third parties to acquire Boingo. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business. After discussion, the Steering Committee instructed TAP Advisors and Boingo’s management to continue discussions with potentially interested third parties to determine if any opportunities existed to increase stockholder value and to keep the Steering Committee apprised concerning such discussions. The Steering Committee also directed Boingo’s legal advisors to prepare an updated auction draft form of merger agreement for use by Boingo in the event that any interested third party was to submit an acquisition proposal that Boingo wished to engage further on.
On November 4, 2019, TAP Advisors met via telephonic conference with Company A to discuss due diligence matters.
On November 19, 2019, representatives from a private investment firm (“Company C”) met with TAP Advisors at TAP Advisors’ offices in New York. In that meeting the representatives of Company C expressed among other things, Company C’s interest in acquiring Boingo, subject to due diligence.
On December 6, 2019, members of Boingo’s management as well as Boingo’s financial and legal advisors met with the Boingo Board to provide an updated status regarding third party interest in a strategic transaction to acquire Boingo. At this meeting the Boingo Board (i) reviewed the Company’s 2020 operating plan and preliminary form of forecasted financials and generally discussed hypothetical offer ranges that might be achieved in a strategic transaction and (ii) instructed Boingo’s management to prepare a data room to facilitate diligence for potential parties interested in a strategic transaction to acquire Boingo.
On December 12, 2019, Company B entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On December 17, 2019, a private investment firm (“Company D”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On December 18, 2019, Company A entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On December 19, 2019, members of Boingo’s management and TAP Advisors met with representatives of Company A, Company B and Company D in separate telephonic conferences to discuss due diligence matters.
On December 20, 2019, Company C entered into a non-disclosure agreement with Boingo after previously expressing interest in exploring a potential acquisition.
On December 21, 2019, TAP Advisors met via telephonic conference with Company A to discuss due diligence matters.
From December 2019 through February 2020, various other parties entered into non-disclosure agreements with Boingo after expressing interest in exploring a potential acquisition. The discussions with these other parties did not progress beyond signing a non-disclosure agreement in some instances and not even that far in others.
On January 10, 2020, members of Boingo’s management and TAP Advisors met with representatives of Company C and Company D in separate telephonic conferences to discuss due diligence matters.
On January 16, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company C to discuss due diligence matters.
On January 21, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company C to discuss due diligence matters.
On January 21, 2020, representatives of Company B visited Boingo’s offices in Los Angeles to discuss due diligence matters with members of Boingo’s management and TAP Advisors.

On January 23 and 24, 2020, representatives of Company A visited Boingo’s offices in Los Angeles to engage in due diligence discussions with its legal, accounting and financial advisors.
On January 27, 2020, members of Boingo’s management and TAP Advisors met with representatives of Company D via telephonic conference to discuss due diligence matters.
On January 29, 2020, Company A submitted a non-binding indication of interest to acquire Boingo at the range of $18.00 to $19.00 per share. On January 30, 2020, Company B conveyed an oral indication of interest to acquire Boingo at a range of $15.00 or $16.00 per share.
On January 31, 2020, the Steering Committee met via telephonic conference with members of Boingo’s management as well as Boingo’s financial and legal advisors to discuss status of the strategic process concerning a potential third party acquisition of Boingo. The Steering Committee discussed potential advantages of engaging with Company A, including the fact that Company A had already done extensive research on Boingo and that Company A seemed to be genuinely interested and willing to engage with Boingo. However, the Steering Committee expressed a desire to increase Company A’s offer to $20.00 per share if possible. Further, Company A had requested exclusivity, but the Steering Committee was not comfortable providing exclusivity at this time. After discussion, the Steering Committee instructed TAP Advisors and Boingo’s management to continue the negotiations with Company A but also to expand their efforts to reach out to potentially interested third parties to determine if any opportunities existed to increase stockholder value above Company A’s proposed offer. The Steering Committee also discussed business developments and Boingo’s Chief Executive Officer provided an update on the business. TAP Advisors also presented an overview of Boingo’s financial projections prepared by Boingo management, including key assumptions and metrics, in connection with potential outside bids to acquire Boingo.
In accordance with the Steering Committee’s instructions, TAP Advisors expanded its approach to additional third parties to determine their potential interest in a strategic transaction to acquire the Company.
On February 4, 2020, the Steering Committee met via telephonic conference with members of Boingo’s management and Boingo’s financial and legal advisors to discuss the status of the strategic process concerning a potential third party acquisition of Boingo. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business. The group also discussed additional potential bidders and potential next steps with Company A to drive toward executing a definitive agreement.
On February 10, 2020, a private investment firm (“Company E”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On February 10 and 11, 2020 members of Boingo’s management and TAP Advisors met with representatives of Company A along with their legal, accounting and financial advisors to conduct due diligence meetings at Company A’s offices in Los Angeles.
On February 11, 2020, Boingo received a markup of the auction draft form of merger agreement from Company A, which it began to review in consultation with its legal and financial advisors. Thereafter, Boingo’s legal advisors began negotiations with Company A’s legal advisors regarding the terms and conditions of the proposed merger agreement.
On February 11, 2020, the Steering Committee met via telephonic conference with the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the status of the strategic process concerning a potential third party acquisition of Boingo. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business.
On February 11, 2020, a private investment firm (“Company F”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On February 13, 2020, TAP Advisors met via telephonic conference with Company F to discuss due diligence matters.
On February 13, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company A to discuss due diligence matters.

On February 14, 2020, TAP Advisors met with representatives of Company E and Company F in separate telephonic conferences to discuss due diligence matters.
On February 18, 2020, Company C submitted a written non-binding indication of interest to acquire Boingo in the range of $15.75 to $16.00 per share.
On February 18, 2020, the Steering Committee met via telephonic conference with members of Boingo’s management as well as Boingo’s financial and legal advisors to discuss the status of the strategic process concerning a potential third party acquisition of Boingo. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business.
On February 18, 2020, Digital Colony entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On February 18, 2020, a private investment firm (“Company G”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition and met via telephonic conference with Boingo’s Chief Financial Officer regarding certain due diligence matters. Separately, TAP Advisors had a telephone call with representatives of Company G to discuss due diligence matters.
On February 18, 2020, a publicly-traded company (“Company H”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On February 18, 2020, members of Boingo’s management, TAP Advisors, and Boingo’s legal advisors met via telephonic conference with representatives of Company A to discuss due diligence matters.
On February 19, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company A to discuss due diligence matters.
On February 20, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company A to discuss due diligence matters.
On February 20, 2020, TAP Advisors met with representatives of Company C via telephonic conference to discuss due diligence matters.
On February 21, 2020, representatives from Company F had a telephone call with Boingo’s Chief Executive Officer regarding due diligence matters.
On February 21, 2020, TAP Advisors met with representatives of Company E and Company H in separate telephonic conferences to discuss due diligence matters.
In late February 2020, general market volatility began to appear due to fears regarding the coronavirus, leading to a 3.6% drop in the Dow Jones Industrial Average on February 24, 2020.
On February 24, 2020, an article appeared in Bloomberg indicating that Boingo was exploring a sale after having received takeover interest.
On February 24, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company F to discuss due diligence matters.
On February 25, 2020, representatives of Company F visited Boingo’s offices in Los Angeles to discuss due diligence matters.
On February 25, 2020, Company E submitted a written non-binding indication of interest to acquire Boingo at $19.50 per share. Company E’s representatives also reached out to TAP Advisors to conduct further diligence on Boingo.
On February 25, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company A to discuss due diligence matters.
On February 26, 2020, members of Boingo’s management and TAP Advisors met at Boingo’s offices in Los Angeles with representatives of Company C to discuss due diligence matters. Separately, Boingo’s legal advisors met via telephonic conference with Company C’s legal advisors.

On February 26, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company A to discuss due diligence matters.
On February 26, 2020, the Steering Committee met in person with certain other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the status of the strategic process concerning a potential third party acquisition of Boingo, in particular the current status of negotiations with Company D and Company E. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business. It was determined at this meeting that because Mr. Chesnutt had a relationship with Company E it was appropriate for him to suspend his membership on the Steering Committee while Company E remained a competitive bidder. It was also discussed whether a merger agreement could be potentially signed with Company A in the coming days. Finally, the recent Bloomberg article was discussed and it was agreed that in light of the contents of the article the full Boingo Board should consider whether to acknowledge publicly that Boingo had received offers from third parties interested in a strategic transaction to acquire the Company and whether to suspend forward-looking financial guidance. After discussion, the Steering Committee instructed TAP Advisors and Boingo’s management to continue the negotiations with Company A as well as to continue to reach out to other potentially interested third parties to determine if any opportunities existed to increase stockholder value.
On February 27, 2020, Company A informed Boingo that it was going to delay signing any merger agreement, citing market volatility from fears of the COVID-19 pandemic. On the same day, the Boingo Board met in a regularly scheduled meeting. The Boingo Board discussed the status of the strategic process concerning a potential third party acquisition of Boingo and the Bloomberg article. Following discussion, the Boingo Board determined to (i) publicly disclose that Boingo had received multiple inquiries regarding a potential strategic transaction, (ii) publicly disclose that the Boingo Board has engaged advisors to assess these opportunities, and (iii) suspend forward-looking financial guidance until further notice.
On February 28, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company E to discuss due diligence matters.
On February 28, 2020, Boingo received a markup of the auction draft form of merger agreement from Company E, which Boingo began to review in consultation with its legal and financial advisors. Thereafter, Boingo’s legal advisors began negotiations with Company E’s legal advisors regarding the terms and conditions of the proposed merger agreement.
On March 1, 2020, Digital Colony submitted a written non-binding indication of interest to acquire Boingo in the range of $17.00 to $18.50 per share.
On March 2, 2020, Boingo reported its fourth quarter 2019 and full year 2019 financial results and announced that it had engaged financial advisors to advise regarding a potential sale of the company. It also released a press release that (i) publicly disclosed that Boingo had received multiple inquiries regarding a potential strategic transaction, (ii) publicly disclosed that the Boingo Board has engaged advisors to assess these opportunities, and (iii) stated that Boingo was suspending forward-looking financial guidance until further notice.
On March 3, 2020, representatives of Company E met with members of Boingo’s management and TAP Advisors in Los Angeles to discuss due diligence matters.
On March 3, 2020, members of Boingo’s management met via telephonic conference with representatives of Company A to discuss recent events and potential timing.
On March 3, 2020, the Steering Committee met via telephonic conference with the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the status of the strategic process concerning a potential third party acquisition of Boingo. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business. Attendees of the meeting understood the delay in signing a definitive agreement with Company A to be connected to market volatility concerns regarding the COVID-19 pandemic and the Steering Committee was hopeful that a definitive agreement could still be signed in the coming days.

On March 4, 2020, a publicly-traded company (“Company I”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition and TAP Advisors met via telephonic conference with representatives of Company I to discuss due diligence matters.
On March 5, 2020, Company E indicated that they no longer wished to pursue a potential business combination.
On March 5, 2020, members of Boingo’s management met via telephonic conference with representatives of Company A to discuss due diligence matters.
On March 9, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company A to discuss due diligence matters, recent events and timing to move forward.
On March 9, 2020, the Steering Committee met via telephonic conference with the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the status of the strategic process concerning a potential third party acquisition of Boingo. The attendees also discussed next steps to try to execute a definitive agreement with Company A as well as the potential impact of the COVID-19 pandemic on the bidding process. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business. Additionally, in connection with Company E no longer wishing to pursue a potential business combination, Mr. Chesnutt rejoined the Steering Committee. After discussion, the Steering Committee instructed TAP Advisors and Boingo’s management to continue negotiations with Company A but to also continue to reach out to potentially interested third parties to determine if any opportunities existed to increase stockholder value.
On March 9, 2020, a private investment firm (“Company J”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On March 9, 2020, a private investment firm (“Company K”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On March 11, 2020, a private investment firm (“Company L”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On March 16, 2020, a publicly-traded company (“Company M”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On March 16, 2020, a private investment firm (“Company N”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On March 16, 2020, a private investment firm (“Company O”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On March 16, 2020, a publicly-traded company (“Company P”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On March 16, 2020 members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company C where they expressed their intent to further progress discussions and requested access to additional due diligence materials.
On March 17, 2020, TAP Advisors met via telephonic conference with representatives of Company M to discuss due diligence matters.
On March 18, 2020, members of Boingo’s management and TAP Advisors met via videoconference with representatives of Digital Colony to discuss due diligence matters.
On March 18, 2020, members of Boingo’s management met via telephonic conference with representatives of Company A to discuss due diligence matters.
On March 19, 2020, the Steering Committee met via telephonic conference with the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the status of the strategic process concerning a potential third party acquisition of Boingo. The attendees discussed possible worst-case scenarios regarding the ongoing COVID-19 pandemic, potential mitigation paths, and the impact on any potential business combinations. After discussion, the Steering Committee instructed TAP Advisors to send a process letter to potential strategic partners. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business.
On March 20, 2020, Company A indicated they wished to put a 30-day pause on further negotiations of a definitive agreement due to concerns over market volatility.
On March 20, 2020, TAP Advisors met via telephonic conference with representatives of Company G to discuss due diligence matters.
On March 24, 2020, TAP Advisors met via telephonic conference with representatives of Company K to discuss due diligence matters.
On March 25, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Digital Colony to discuss due diligence matters.
On March 27, 2020, TAP Advisors met via telephonic conference with representatives of Company N to discuss due diligence matters.
On March 30, 2020, at the direction of the Steering Committee, TAP Advisors sent a process letter which asked for submissions of indications of interest or updated indications of interest by April 15, 2020, to Company G, Company I, Company J, Company K, Company L, Company M, Company N, Company O, and Company P.
On March 30, 2020, a private investment firm (“Company Q”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On April 2, 2020, the Steering Committee met via videoconference with the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the status of the strategic process concerning a potential third party acquisition of Boingo. The attendees discussed the potential effect that overall market volatility could have on actual and potential third party interest in an acquisition of Boingo and the price at which any such third party might be willing to offer. Boingo’s Chief Executive Officer also provided an update regarding Boingo’s business.
On April 2, 2020, TAP Advisors met via telephonic conference with representatives of Company M to discuss due diligence matters.
On April 3, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company C to discuss due diligence matters.
On April 3, 2020, members of Boingo’s management met via telephonic conference with representatives of Company A to discuss due diligence matters.
On April 3, 2020, TAP Advisors met via telephonic conference with representatives of Company F to discuss due diligence matters.
On April 6, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company B to discuss due diligence matters.
On April 6, 2020, members of Boingo’s management met via telephonic conference with representatives of Company A to discuss due diligence matters.
On April 7, 2020, members of Boingo’s management met via telephonic conference with representatives of Company A to discuss due diligence matters.
On April 7, 2020, TAP Advisors met with representatives of Company I, Company L, Company N, and Company O in separate telephonic conferences to discuss due diligence matters.
On April 8, 2020, a private investment firm (“Company R”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.

On April 9, 2020, TAP Advisors met with representatives of Company C and Company V (as defined below) in separate telephonic conferences to discuss due diligence matters.
On April 10, 2020, TAP Advisors met via telephonic conference with representatives of Company R to discuss due diligence matters.
On April 14, 2020, the Steering Committee met via telephonic conference with members of Boingo’s management as well as Boingo’s financial and legal advisors and the other members of the Boingo Board to discuss the status of the strategic process concerning a potential third party acquisition of Boingo. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business.
On April 15, 2020, a private investment firm (“Company S”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On April 16, 2020, a private investment firm (“Company T”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition together with Company N.
On April 16, 2020, members of Boingo’s management and TAP Advisors met with representatives of Company A via telephonic conference to discuss due diligence matters.
On April 17, 2020, members of Boingo’s management and TAP Advisors met with representatives of Company A and Company D in separate telephonic conferences to discuss due diligence matters.
On April 17, 2020, TAP Advisors met via telephonic conference with representatives of Company O to discuss due diligence matters.
On April 20, 2020, TAP Advisors met via telephonic conference with representatives of Company O to discuss due diligence matters.
On April 22, 2020, TAP Advisors met with representatives of Company O and Company R in separate telephonic conferences to discuss due diligence matters.
On April 23, 2020, TAP Advisors met via telephonic conference with representatives of Company T to discuss due diligence matters.
On April 24, 2020, TAP Advisors met via telephonic conference with representatives of Company S to discuss due diligence matters.
On April 27, 2020 members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company I to discuss due diligence matters.
On April 27, 2020, a private investment firm (“Company U”) entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On April 28, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company Q to discuss due diligence matters.
On April 28, 2020, TAP Advisors met via telephonic conference with representatives of Company S to discuss due diligence matters.
On April 29, 2020, members of Boingo’s management met via telephonic conference with representatives of Company A to discuss due diligence matters.
On April 30, 2020, the Boingo Board met in a regularly scheduled meeting via videoconference. The Boingo Board in consultation with its financial and legal advisors discussed the impact of the ongoing COVID-19 pandemic on Boingo’s business as well as whether to continue to pursue a potential business combination. After a discussion, the Boingo Board instructed TAP Advisors and Boingo’s management to continue conversations with potential strategic partners to determine if any opportunities existed to increase stockholder value.
On May 1, 2020, members of Boingo’s management met via telephonic conference with representatives of Company A to discuss due diligence matters.

On May 1, 2020, TAP Advisors met with representatives of Company B and Company U in separate telephonic conferences to discuss due diligence matters.
On May 1, 2020, Company N indicated that it was withdrawing from the process since its valuation did not represent a meaningful premium to where Boingo’s stock price was trading. Boingo’s share price closed at $13.52 on May 1, 2020.
On May 19, 2020, Company A indicated it was withdrawing their bid due to financing and market volatility concerns from the COVID-19 pandemic.
On May 20, 2020, members of Boingo’s management and TAP Advisors met via videoconference with representatives of Company C to discuss due diligence matters.
On May 20, 2020, the Steering Committee met via videoconference with members of Boingo’s management as well as Boingo’s financial and legal advisors and the other members of the Boingo Board. Those attending discussed the withdrawal of Company A’s indication of interest as well as the outstanding indications of interest from Digital Colony and Company C. The impact of the COVID-19 pandemic on any potential business combination was discussed at length in the context of (i) how to maximize stockholder value given the general downtown of the world economy and (ii) the advisability of engaging in any business combination given COVID-19’s impact on Boingo’s perceived value. Possible mitigation efforts for the potential failure to close any business combination were also discussed. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business. After discussion, the Steering Committee instructed TAP Advisors and Boingo’s management to continue discussions with potentially interested third parties to determine if any opportunities existed to increase stockholder value.
On May 22, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company C to discuss due diligence matters.
On May 28, 2020, members of Boingo’s management and TAP Advisors and representatives of Company C met via videoconference to discuss certain due diligence matters.
From June 1 to June 5, 2020, members of Boingo’s management and TAP Advisors met with representatives of Company C via various videoconferences and telephonic conferences to discuss due diligence matters.
On June 3, 2020, members of Boingo’s management and TAP Advisors met via telephonic conference with representatives of Company B to discuss certain due diligence matters.
On June 5, June 24, and July 2, 2020, the Steering Committee met via videoconference with members of Boingo’s management and Boingo’s financial and legal advisors to discuss the current status of the process with Digital Colony and Company C as well as the overall status of the strategic process concerning a potential third party acquisition of Boingo. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business at each of these meetings. During the July 2, 2020 meeting, the Steering Committee determined to continue with the process of seeking a potential business combination with Digital Colony, Company C or another third party.
On June 8, 10 and 12, 2020, members of Boingo’s management and TAP Advisors met with representatives of Company C via various videoconferences and telephonic conferences to discuss due diligence matters.
On June 11, 2020, TAP Advisors met via telephonic conference with representatives of Company C to discuss due diligence matters.
On June 12, 2020, Boingo received a markup of the representations and warranties section of the auction draft form of merger agreement from Company C which it began to review in consultation with its legal and financial advisors. Thereafter, Boingo’s legal advisors began negotiations with Company C’s legal advisors regarding such provisions of the proposed merger agreement.
From June 15 to June 17, 2020, members of Boingo’s management, TAP Advisors, and Boingo’s legal advisors met with representatives of Company C via various videoconferences to discuss due diligence matters.

On June 19, 2020, Boingo received a markup of the full auction draft form of merger agreement from Company C which it began to review in consultation with its legal and financial advisors.
On June 22, 2020, members of Boingo’s management met with representatives of Company C via video conference to discuss due diligence matters.
On June 23, 2020, members of Boingo’s management met with representatives of Company C via videoconference to discuss due diligence matters.
On June 25, 2020, Boingo’s legal advisors provided a revised draft of the merger agreement to Company C’s legal advisors.
On July 1, 2020, Company C informed Boingo’s management that it was withdrawing from the bidding process.
On July 2, 2020, at the direction of the Steering Committee, members of Boingo’s management reached out to the representatives from Company A to determine if they might be interested in re-engaging in the process. However, representatives of Company A declined to do so.
On July 2, 2020, TAP Advisors had a telephonic conference with Digital Colony to discuss due diligence matters.
On July 3, 2020, Digital Colony indicated to TAP Advisors that they may request to partner with a public company (“Company V”) in order to make a joint offer for Boingo. Based on this communication, TAP Advisors reached out to Company V to discuss their interest in a joint offer for Boingo.
On July 10, 13, 14 and 17, 2020, members of Boingo’s management and TAP Advisors met with representatives of Company H via various videoconferences to discuss due diligence matters.
On July 21, 2020, TAP Advisors met with representatives of Company V via telephonic conference to discuss due diligence matters.
By the Summer of 2020, TAP Advisors had reached out to more than 35 third parties regarding their interest in a strategic transaction to acquire Boingo. However, no oral or written indications of interest were received by Boingo other than those discussed above from Company A, Company B, Company C, Company E and Digital Colony.
On July 25, 2020, Company V entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition together with Digital Colony.
On July 29, 2020, members of Boingo’s management and TAP Advisors met via videoconference with representatives of Digital Colony and Company V to discuss due diligence matters as well as the potential joint offer by Digital Colony and Company V.
On July 30, 2020, the Boingo Board met in a regularly scheduled meeting via videoconference. Various corporate matters including potential COVID-19 mitigation were discussed and TAP Advisors provided an update on the process regarding a potential sale of Boingo. Additionally, the Boingo Board, in consultation with its legal advisors, discussed adopting a stockholder rights plan. However, after much consideration, the Boingo Board decided that adopting such a plan was not yet appropriate, but reserved the right to adopt such a plan in the future if Boingo’s stock price decreased to a level where it might result in a takeover bid that did not properly value Boingo and provide fair value to its stockholders.
On August 6, 2020, members of Boingo’s management and TAP Advisors met via videoconference with representatives of Digital Colony and Company V to discuss due diligence matters as well as the potential joint offer by Digital Colony and Company V.
On September 10, 2020, the Steering Committee met via videoconference with the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors. The attendees discussed Digital Colony’s outstanding bid as well as the discussions that had taken place between Company H and Boingo. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business. After discussion, the Steering Committee instructed TAP Advisors and Boingo’s management to continue the conversation with potentially interested third parties to determine if any opportunities existed to increase stockholder value.
On September 14, 2020, TAP Advisors met via telephonic conference with representatives of a private investment firm (“Company W”) to discuss due diligence matters.
On October 2, 2020, TAP Advisors had a telephone call with representatives of Company H to discuss possibly re-engaging in the process. Company H indicated it may be interested with more time to consider any possible strategic combinations (either individually or jointly with another potential buyer) but it would not be able to engage before late 2020 or early 2021.
On October 14, 2020, members of Boingo’s management met with Digital Colony’s Chief Executive Officer to discuss Digital Colony’s interest in acquiring Boingo.
On October 16, 2020, Company W entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On October 24, 2020, Digital Colony submitted a non-binding written indication of interest to acquire all of the outstanding equity interests in Boingo in an all-cash transaction at a price per share of $12.00 contingent upon Boingo signing an exclusivity agreement with Digital Colony for a period of thirty (30) days.
On October 26, 2020, the Steering Committee met via videoconference with members of Boingo’s management as well as Boingo’s financial and legal advisors to discuss Digital Colony’s indication of interest and in particular the decrease in price from their previous offer. Boingo’s Chief Executive Officer also provided an update regarding Boingo’s business. The Steering Committee noted that such a decrease from Digital Colony was not unexpected. The members of the Steering Committee decided to continue discussions with Digital Colony and that further discussions with other third parties were still warranted to assess the overall interest in Boingo in the marketplace. Further, the Steering Committee determined that having a go-shop provision in any definitive agreement would be advisable to maximize stockholder value in any potential acquisition.
On October 28, 2020, the Steering Committee had a follow-up meeting via telephonic conference with the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the recently received indication of interest from Digital Colony. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business. The Steering Committee and Boingo’s management agreed that $12.00 per share was too low of a price but agreed to continue discussions with Digital Colony to determine if it would be willing to increase its indication of interest to at least $14.00 per share. The Steering Committee also instructed TAP Advisors and Boingo’s management to continue to reach out to third parties that might be interested in exploring a strategic transaction that would increase stockholder value.
On November 4, 2020, members of Boingo’s management met with representatives of Company A via telephonic conference to discuss the process.
On November 5, 2020, the Boingo Board met in a regularly scheduled meeting via videoconference. Various corporate matters were discussed and TAP Advisors joined to provide an update on recent activities regarding the strategic process concerning a potential third party acquisition of Boingo.
On November 17, 2020, TAP Advisors met via videoconference with Digital Colony and indicated they would be willing to expand access to Boingo’s data room if Digital Colony was willing to increase their indication of interest to $14.00 per share.
On November 19, 2020, members of Boingo’s management and TAP Advisors met via videoconference with representatives of Digital Colony to discuss due diligence matters.
On November 22, 2020, representatives of a private strategic firm (“Company X”) reached out to Boingo’s Chief Executive Officer to express interest in a potential acquisition of Boingo, subject to due diligence.

On November 23, 2020, members of Boingo’s management and TAP Advisors met via videoconference with representatives of Company C to discuss due diligence matters.
On November 24, 2020, members of Boingo’s management and TAP Advisors met via videoconference with representatives of Company J to discuss due diligence matters.
On November 27, 2020, Digital Colony submitted a written indication of interest to acquire all of the outstanding equity interests in Boingo in an all-cash transaction at an increased price per share of $14.00 contingent upon Boingo signing an exclusivity agreement with Digital Colony for a period of thirty (30) days.
Between November 29, 2020 and December 1, 2020, Boingo’s management, in various telephonic conferences with members of the Steering Committee and the Boingo Board, as well as TAP Advisors, discussed Digital Colony’s indication of interest. These discussions included potential counteroffers to Digital Colony for $16.00 in exchange for exclusivity. During these conferences, members of the Steering Committee and the Boingo Board expressed agreement to propose a counteroffer of $16.00 to Digital Colony in exchange for exclusivity.
On November 30, 2020, TAP Advisors met via videoconference with Digital Colony to discuss their indication of interest.
On December 1 and 4, 2020, members of Boingo’s management and TAP Advisors met via videoconference with representatives of Digital Colony to discuss due diligence matters.
On December 2, 2020, TAP Advisors had a videoconference with Digital Colony to discuss their indication of interest and request for exclusivity. TAP Advisors indicated to Digital Colony that Boingo was willing to grant exclusivity if they increased their indication of interest to $16.00 per share.
On December 4, 2020, TAP Advisors reached out to representatives of a Company W to see if it might be interested in re-engaging in the process. Representatives of Company W indicated they would discuss internally and revert.
On December 7, 2020, members of Boingo’s management met via videoconference with representatives of Company W to discuss due diligence matters.
On December 7, 2020, TAP Advisors met via telephonic conference with representatives of Company X to discuss due diligence matters.
On December 7, 2020, TAP Advisors reached out to Company A to see if it was interested in re-engaging in the bidding process and Company A declined.
On December 7, 2020, the Steering Committee met via videoconference the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the status of the strategic process concerning a potential third party acquisition of Boingo. The attendees discussed the recent communications between Boingo’s management and TAP Advisors with Digital Colony, Company A, Company C, Company H, Company J and Company X. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business. Following this discussion, the Steering Committee instructed Boingo’s management and TAP Advisors to try to get Digital Colony to increase its indication of interest to $16.00 per share and to continue to engage with other possible buyers that could potentially increase stockholder value.
On December 8, 2020, TAP Advisors had a telephone call with representatives of Company H, where they indicated they were no longer interested in pursuing an acquisition of Boingo.
On December 8, 2020, the Boingo Board met in a regularly scheduled meeting via videoconference. The Boingo Board discussed various corporate matters, including (i) the status of the strategic process concerning a potential third party acquisition (ii) the possibility of Digital Colony increasing its indication of interest to $16.00 per share, and (iii) exploring the potential divestiture of its Multifamily business to concentrate on its core business, independent of the strategic process concerning a potential third party acquisition of Boingo’s entire business, and instructed TAP Advisors and Boingo’s management to reach out to potentially interested third parties.

On December 15, 2020, Company X entered into a non-disclosure agreement with Boingo after expressing interest in exploring a potential acquisition.
On December 15, 2020, members of Boingo’s management and TAP Advisors met via videoconference with representatives of Company X to discuss due diligence matters.
On December 16, 2020, members of Boingo’s management and TAP Advisors met via videoconference with Company C to discuss certain due diligence matters.
On December 17, 21 and 28, 2020, TAP Advisors met with representatives of Company J via various videoconferences to discuss due diligence matters.
On December 22, 2020, TAP Advisors again advised Digital Colony that it should increase its indication of interest to $16.00 per share if it wished to be granted exclusivity. Digital Colony declined to do so.
On December 22, 2020, TAP Advisors met via telephonic conference with representatives of Company I to discuss their interest in acquiring Boingo’s Carrier Services business in partnership with Company J (who would acquire the remainder of Boingo’s assets other than the Carrier Services business).
On December 23, 2020, TAP Advisors met via videoconference with representatives of Company C to discuss certain due diligence matters.
On January 4, 2021, TAP Advisors received indication from Company J that it was interested in exploring a joint transaction together with Company I and provided an oral indication of interest at a price per share of $16.00.
On January 6, 2021, TAP Advisors met via videoconference with representatives of Company W to discuss due diligence matters.
On January 7, 2021, the Steering Committee met via videoconference with the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the strategic process concerning a potential third party acquisition. The Steering Committee discussed the recent communications with Digital Colony, Company C, Company J, and Company W. In particular, it was noted that Company J indicated that it may be willing to provide an indication of interest at a hypothetical $16.00 per share through a joint bid with Company I, whereby Company I would acquire Boingo’s Carrier Services business and Company J would acquire everything else. A TAP Advisors representative indicated that TAP Advisors was hoping to hear more details on this proposal by mid-January. Following discussion, the Steering Committee instructed TAP Advisors and Boingo’s management to continue these discussions with the aforementioned parties, and to also continue reaching out to potentially interested third parties to determine if any other opportunities existed to increase stockholder value.
On January 15, 2021, TAP Advisors received a revised oral indication from Company J indicating that, as a result of further diligence together with Company I, it wished to lower its previous hypothetical joint bid from $16.00 to $14.00 per share and was not willing to submit a formal letter at this time.
On January 21, 2021, Digital Colony sent an email indicating it was still interested in acquiring Boingo for $14.00 per share.
On January 21, 2021, members of Boingo’s management and TAP Advisors met via videoconference with representatives of Company J to discuss due diligence matters.
On January 22, 2021, members of Boingo’s management and TAP Advisors met via videoconference with representatives of Digital Colony to discuss Digital Colony’s non-binding indication of interest.
On January 25, 2021, Digital Colony submitted a written non-binding indication of interest to acquire all of the outstanding equity interests in Boingo in an all-cash transaction at a price per share of $14.00 contingent upon Boingo signing an exclusivity agreement with Digital Colony for a period of thirty (30) days (with a carve out to allow for negotiation of a potential divestiture of Boingo’s Multifamily business), subject to possible extensions by the parties.

Boingo and Digital Colony Enter into An Exclusivity Agreement
On January 27, 2021, the Steering Committee met via videoconference with the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the updated indication of interest from Digital Colony (including the accompanying exclusivity agreement) as well as the recent discussions with Company I and Company J, including the complexity of the transaction structure proposed by Company I and Company J. After a lengthy discussion, including discussions regarding Boingo’s 2021 operating plan and the impact on Boingo’s stock price if a strategic transaction could not be achieved, the Steering Committee (in consultation with other members of the Boingo Board attending the meeting) passed a resolution approving Boingo’s entry into the exclusivity agreement with Digital Colony. Boingo management’s 2021 operating plan became the basis for projections provided to Digital Colony, as well as for the Fairness Financials (as defined below). The Steering Committee then instructed Boingo’s legal advisors, following the execution of the exclusivity agreement, to provide a copy of Boingo’s auction draft form of merger agreement to Digital Colony’s legal advisors and to commence negotiations regarding a proposed merger agreement. Thereafter, Boingo’s legal advisors began negotiations with Digital Colony’s legal advisors regarding the terms and conditions of the proposed merger agreement which would eventually become the Merger Agreement.
On January 29, 2021, Boingo received a written non-binding indication of interest from Company J to buy Boingo’s military-related line of business and Multifamily business, for an aggregate of $266 million.
On January 29, 2021, Boingo and Digital Colony executed the exclusivity agreement until February 24, 2021.
From January 30 through February 26, 2021, members of Boingo’s management and TAP Advisors met regularly via videoconference with representatives of Digital Colony to discuss due diligence matters.
On February 1, 2021, Boingo’s management and TAP Advisors met via videoconference to review Boingo management’s preliminary updated financial projections.
On February 4, 2021, Digital Colony provided to Boingo a markup of the auction draft form of merger agreement for the proposed transaction, which Boingo began to review in consultation with its legal and financial advisors.
On February 4, 2021, the Steering Committee met via videoconference with the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the current status of the proposed transaction with Digital Colony. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business. The Steering Committee also discussed the offer made by Company J to buy Boingo’s military-related line of business and Multifamily business and decided to not pursue such transaction because the low price offered was not an attractive alternative to the whole company transaction proposed by Digital Colony.
On February 8, 2021, Boingo’s management and TAP Advisors met via videoconference to review Boingo management’s updated financial projections. These projections were subsequently shared with Digital Colony served as the basis for the Fairness Financials (as defined below).
On February 10, 2021, Boingo’s legal advisors provided an updated draft of the proposed merger agreement to Digital Colony’s legal advisors.
On February 10, 2021, the Steering Committee met via videoconference with the other members of the Boingo Board as well as members of Boingo’s management and Boingo’s financial and legal advisors to discuss the current status of the proposed transaction with Digital Colony. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business. The timing and process to complete the transaction were discussed as well as the open legal issues in the proposed merger agreement as identified by Boingo’s financial and legal advisors. The Steering Committee also discussed potentially selling Boingo’s Multifamily business for less than $35 million.
On February 17, 2021, the Steering Committee met via videoconference with members of Boingo’s management as well as Boingo’s financial and legal advisors and the other members of the Boingo Board to discuss the current status of the proposed transaction with Digital Colony. Boingo’s Chief Executive

Officer also gave an update regarding Boingo’s business. Digital Colony’s current diligence efforts were discussed as well as the current status of the proposed merger agreement.
On February 18, 2021, the Steering Committee met via videoconference with members of Boingo’s management as well as Boingo’s financial and legal advisors to discuss the current status of the proposed transaction with Digital Colony including open legal points in the proposed merger agreement. The Steering Committee also discussed Digital Colony’s request to talk to some of Boingo’s customers prior to signing. The Steering Committee determined to approve Digital Colony’s request to talk to certain of Boingo’s customers as the parties go closer to signing a definitive agreement. Boingo’s Chief Executive Officer also gave an update regarding Boingo’s business.
On February 21, 2021, Digital Colony’s legal advisors provided an updated draft of the proposed merger agreement to Boingo’s legal advisors.
On February 23, 2021, the Boingo Board meet in a regularly schedule meeting via videoconference. The Boingo Board discussed various corporate matters, including (i) the status of negotiations with Digital Colony regarding the proposed transaction and (ii) the potential divestiture of its Multifamily business.
On February 23, 2021, Boingo’s legal advisors provided an updated draft of the proposed merger agreement to Digital Colony’s legal advisors. Additionally, Boingo’s management and legal representatives met via telephonic conference with Digital Colony and their legal advisors regarding certain legal due diligence matters.
On February 23, 2021, Boingo’s management finalized the Fairness Financials (as defined below). Boingo’s management then instructed TAP Advisors to prepare a formal financial analysis based on the Fairness Financials (as defined below) to present to the Boingo Board in connection with the delivery of their Fairness Opinion (as defined below).
On February 25, 2021, Boingo and Digital Colony extended the exclusivity period until February 26, 2021.
From February 23 until February 26, 2021 Boingo’s and Digital Colony’s legal advisors exchanged drafts of the proposed merger agreement and reached an agreement with respect to the terms of the Merger Agreement on February 26, 2021. Additionally, on February 25, 2021, Digital Colony expressed interest in retaining Boingo’s executive officers following the Merger and Boingo’s executives expressed interest in further discussion at a later date.
Boingo and Digital Colony Enter into The Merger Agreement
On February 26, 2021, the Boingo Board met in a special joint session meeting with the Steering Committee to discuss the final terms of the proposed Merger Agreement with Digital Colony. Boingo’s legal advisors led the Boingo Board and Steering Committee in a discussion of the proposed merger transaction with an affiliate of Digital Colony including an extensive discussion and presentation of (i) the Boingo Board’s fiduciary duties, (ii) the Boingo Board’s duties in the context of a merger transaction and potential judicial review of the Boingo Board’s decision-making, and (iii) the structure of the proposed transaction and the terms and conditions of the proposed merger agreement (including provisions regarding deal certainty and deal protection). TAP Advisors reviewed with the Boingo Board the Fairness Financials (as defined below) prepared and approved by Boingo’s management, including key assumptions and metrics used in the projections. TAP Advisors then reviewed with the Boingo Board TAP Advisors’ financial analysis of the consideration to be received by holders of shares of Boingo common stock pursuant to the Merger Agreement.. At the conclusion of this presentation, at the request of the Boingo Board, TAP Advisors rendered its oral opinion, which was subsequently confirmed in a written opinion dated February 26, 2021, to the Boingo Board to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by TAP Advisors as set forth in its written opinion, the Per Share Merger Consideration of $14.00 to be received by the holders of shares of Boingo common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of Boingo common stock. For a detailed discussion of the opinion provided by TAP Advisors, please see “The Merger — Opinion of Boingo’s Financial Advisor” beginning on page 57 of this Proxy Statement. After extensive discussions regarding the foregoing, the Steering Committee met to discuss the terms of the Merger, the Merger Agreement, the Fairness Opinion (as defined below) and the proposed resolutions that had been presented by Boingo’s legal advisors for approval by the Boingo Board. Following such discussion, the Steering Committee unanimously recommended to the Boingo Board that the proposed resolutions be adopted and approved in all respects, including, without limitation, the adoption and approval of the Merger Agreement and the transactions contemplated thereby. The Boingo Board determined that the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement were fair to, and in the best interests of Boingo and its stockholders. Following this recommendation and after further discussion, the Boingo Board unanimously approved the proposed resolutions adopting and approving the Merger Agreement and the transactions contemplated thereby, and instructed Boingo’s management to enter into the Merger Agreement with affiliates of Digital Colony.
Following the conclusion of the special joint session meeting of the Boingo Board and Steering Committee, Boingo exchanged signature pages with Digital Colony and entered into the Merger Agreement during the evening of February 26, 2021.
On March 1, 2021, Boingo issued a press release and filed a form 8-K announcing the signing of the Merger Agreement.
Following the public announcement of the signing of the Merger Agreement, the Steering Committee instructed TAP Advisors to reach out to all parties that could potentially provide a Superior Proposal under the terms of the Merger Agreement. During this time, TAP Advisors reached out to approximately 40 parties and Boingo’s management provided expanded data room access to five parties. However, Boingo did not receive any additional indications of interest during the Go-Shop Period.
On March 15, 2021, the Steering Committee discussed non-binding letters of intent received to purchase Boingo’s Multifamily business for a purchase price of less than $35 million. After discussion, the Steering Committee directed Boingo’s management to seek a waiver from Digital Colony under the Merger Agreement to pursue potential transactions to sell the Multifamily business, noting that the transaction may close prior to the closing of the Merger. Digital Colony provided such a waiver on March 22, 2021.
On April 2, 2021 at 11:59 p.m. New York City time, the Go-Shop Period expired and the No-Shop Period commenced. Boingo did not receive any indications of interest during the Go-Shop Period, and as of the date of this Proxy Statement has not received any indications of interest during the No-Shop Period.
Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
The Board of Directors, at a meeting held on February 26, 2021, unanimously (1) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Boingo and its stockholders; (2) adopted and declared advisable the Merger Agreement, the Merger, and the transactions contemplated by the Merger Agreement; and (3) resolved that the Merger Agreement be submitted for consideration by Boingo’s stockholders at a special meeting for stockholders.
The Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo to its named executive officers in connection with the Merger.
Reasons for the Recommendation of the Boingo Board
In evaluating the Merger Agreement and the Transactions, the Boingo Board consulted with Boingo’s senior management, legal advisors at Gunderson and financial advisors at TAP Advisors and considered, analyzed and relied upon a wide and complex range of factors. Based on these consultations, considerations and analyses, and the factors and the opinion of TAP Advisors discussed below, the Boingo Board unanimously determined that entering into the Merger Agreement would yield the highest value reasonably available for Boingo’s stockholders and is fair to and in the best interests of Boingo’s stockholders.

In making its determination and recommendation of the Merger to Boingo’s stockholders, the Boingo Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):
Boingo’s Financial Condition and Prospects.   The Boingo Board considered the current and historical financial condition and results of operations of Boingo, as well as the strategic objectives and future prospects for Boingo if it were to remain an independent company. The Boingo Board reviewed Boingo’s current financial operating plan, including the risks and uncertainties associated with executing upon and achieving the plan. The Boingo Board believes, on this basis, that the Per Share Merger Consideration fairly reflects Boingo’s intrinsic value, including its potential for future growth in light of the risks and uncertainties faced by Boingo and other wireless networking infrastructure companies.
Strategic Alternatives.   The Boingo Board considered current conditions and developments in the wireless networking infrastructure industry, Boingo’s competitive position in the industry and strategic alternatives available to Boingo. The Boingo Board discussed the possibility of remaining an independent company, as well as the possibility of other strategic or financial partners making an offer to acquire the company, including the range of potential benefits to Boingo stockholders of such alternatives and the timing and likelihood of achieving the goals of such alternatives.
Ability to Remain Independent.   The Boingo Board considered the ability of Boingo to remain independent and the risks and costs associated with doing so, including:
Competitive Risks.   The Boingo Board considered Boingo’s competitive position in the wireless networking infrastructure industry and competitive risks, including current and potential future competition from larger and better funded companies which might have competitive advantages from their broader commercial scope and economies of scale in pricing.
Market and Business Risks.   The Boingo Board considered relevant market and business risks, including dependency on relationships with venue and network partners, investment from telecom customers and demand for data from end users.
Regulatory Risks.   The Boingo Board considered regulatory risks facing Boingo, including the fact that the current regulatory environment for Internet communications, products and services is uncertain and subject to statutory or interpretive change and the possibility of future regulations adverse to its business partnering arrangements.
Results of Process Conducted.   The Boingo Board considered the fact that Boingo had gone through previous acquisition discussions in 2016-2017 and 2020, including definitive agreement negotiations with Companies A, C, and E, that ultimately did not result in an executed definitive agreement or consummated transaction. The Boingo Board considered the fact that prior to entry into the Merger Agreement with Parent, TAP Advisors had conducted multiple targeted “market checks,” including in connection with the prior acquisition discussions, to gauge the interest of selected potential counterparties that, in the view of management and TAP Advisors, would likely have a strategic interest in Boingo and possess financial resources sufficient to consummate a potential acquisition of Boingo, and that other than Companies A, C, and E, none of the contacted potential counterparties submitted an offer to acquire Boingo. The Boingo Board considered the fact that Boingo had engaged experienced financial and legal advisors to advise the Boingo Board during the process. Based on the results of that process, the Boingo Board believed that the price offered by Parent was the highest that was reasonably attainable.
Premium to Market Price.   The Per Share Merger Consideration to be paid by Parent would provide Boingo’s stockholders with the opportunity to receive a meaningful premium over the current market price of the Company Shares. The Boingo Board reviewed the current and historical market prices with respect to the Company Shares, including the fact that the Per Share Merger Consideration represents:
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a 23% premium over the closing price of the Company Shares on Nasdaq on February 26, 2021, the trading day preceding the day that the Merger Agreement was executed (Boingo entered into the Merger Agreement on such date following the close of trading);

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a 14% premium over the twenty (20)-day volume-weighted average price at which the Company Shares traded on Nasdaq during the period ending as of the close of trading on February 26, 2021; and

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an 11% premium over the sixty (60)-day volume-weighted average price at which the Company Shares traded on Nasdaq during the period ending as of the close of trading on February 26, 2021.

Opinion of TAP Advisors, Financial Advisor to Boingo.   The Boingo Board considered the financial analyses reviewed and discussed with the Boingo Board by TAP Advisors at a meeting of the Boingo Board on February 26, 2021. The Boingo Board also considered the oral opinion of TAP Advisors, which TAP Advisors provided to the Boingo Board at its meeting on February 26, 2021 (which was subsequently confirmed by delivery of a written opinion dated February 26, 2021), to the effect that, as of the date of such meeting and as of the date of such written opinion, and based upon and subject to the various limitations, qualifications and assumptions underlying its analyses and opinion, that the Per Share Merger Consideration to be received by holders of Company Shares (other than Company Shares held by persons exercising statutory appraisal rights, the Company or its subsidiaries, or Parent or Merger Sub or their subsidiaries) pursuant to the Merger, was fair, from a financial point of view, to such stockholders. The full text of the written opinion of TAP Advisors, dated February 26, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering such opinion, is attached as Annex B to this Proxy Statement. Boingo stockholders are urged to carefully read the TAP Advisors’ opinion in its entirety. TAP Advisors’ opinion was provided to the Boingo Board in connection with its consideration of the Merger and was not intended to be and does not constitute a recommendation to any Boingo stockholder as to how such stockholder should vote with respect to the Merger or any other matter.
Financial Projections.   The Boingo Board considered the financial projections prepared by Boingo’s senior management team, which reflected multiple potential strategic alternatives available to Boingo on a standalone basis and were not risk-adjusted for all scenarios. The Boingo Board understood that these financial projections were based on assumptions that are difficult to project and were subject to high levels of uncertainty and also significant execution risk.
Cash Consideration.   The Boingo Board considered that the form of consideration to be paid to Boingo stockholders in the Offer and the Merger was all-cash and considered the certainty of value and immediate liquidity associated with such cash consideration, while eliminating the effect of long-term business and execution risk.
Likelihood of Closing.   The Boingo Board concluded that the Merger would likely be consummated in an orderly manner as a result of a number of factors, including:
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the meaningful premium over the market price of the Company Shares and certainty of value to Boingo stockholders offered by Parent;

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the business reputation and significant financial resources of Digital Colony Partners and willingness of Digital Colony Partners to consummate the Merger;

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Digital Colony Partners’ track record of completing acquisition transactions;

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the reasonable and customary nature of the conditions to the Merger;

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the fact that Parent had obtained committed debt and equity financing for the transaction, the number and nature of the conditions to the financing, the reputation of the financing sources and the obligation of Parent to use its reasonable best efforts to obtain the financing;

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the fact that Parent had obtained limited guarantees guaranteeing full payment of the termination fee payable by Parent to Boingo in the event of a failure of the merger to be consummated under certain circumstances;

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the likelihood and anticipated timing of completing the proposed merger in light of the scope of the conditions to completion, including the fact that there were no anticipated significant issues in connection with the HSR Act and other antitrust clearances and other regulatory approvals;

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that the termination date under the Merger Agreement is expected to allow for sufficient time to complete the merger;

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that the conditions to closing contained in the Merger Agreement are reasonable and customary in number and scope and which, in the case of the condition related to the accuracy of Boingo’s representations and warranties, are generally subject to a “Material Adverse Effect” qualification, as described under the section entitled “The Merger Agreement-Representations and Warranties” beginning on page 86; and

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Boingo’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the merger agreement, and to enforce specifically the terms of the merger agreement, as described under the section entitled “The Merger Agreement-Remedies; Specific Performance” beginning on page 109.

Speed of Closing.   The Boingo Board considered the anticipated timing of the consummation of the Merger and concluded that, subject to the satisfaction or waiver of the applicable conditions set forth in the Merger Agreement, the Merger would allow Boingo stockholders to receive the consideration in a relatively short timeframe. The Boingo Board also determined that such a relatively short timeframe would be expected to reduce the uncertainty and potential disruption to Boingo’s business during the pendency of the Merger.
Merger Agreement.   The Boingo Board considered the terms and conditions of the Merger Agreement, including:
Ability to Solicit Alternative Takeover Proposals.   Boingo had the right pursuant to a customary 25 business day “Go-Shop” period to solicit alternative acquisition proposals from third parties and to furnish information to, and participate in discussions or negotiations with, such third parties regarding such alternative acquisition proposals.
Ability to Respond to Certain Unsolicited Takeover Proposals.   While Boingo is prohibited from soliciting any acquisition proposal following expiration of the “Go-Shop” period, the Merger Agreement does permit the Boingo Board, subject to compliance with certain procedural requirements (including that the Boingo Board determine in good faith, after consultation with its financial advisor and outside legal counsel, that an unsolicited acquisition proposal constitutes, or is reasonably likely to lead to, a superior proposal), (i) to furnish information with respect to Boingo to a person making such unsolicited acquisition proposal and (ii) to participate in discussions or negotiations with the person making such unsolicited acquisition proposal.
Right to Accept Superior Proposals.   In the event Boingo receives a superior proposal, the Boingo Board may withdraw or change its recommendation in favor of the Merger if the Boingo Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to Boingo’s stockholders under applicable law. In order for the Boingo Board to withdraw its recommendation in connection with a superior proposal, the Boingo Board must first provide Parent with a right to negotiate with Boingo to adjust the terms and conditions of the Merger Agreement so that such change in recommendation is no longer necessary. If the Boingo Board terminates the Merger Agreement in order to accept a superior proposal, Boingo must concurrently pay Parent a termination fee of $13.09 million in cash if such termination occurs during the “Go-Shop” period and $19.635 million in cash if such termination occurs afterwards.
Change in Recommendation for an Intervening Event.   If a specified intervening event, as defined in the Merger Agreement, occurs, the Boingo Board may withdraw or change its recommendation in favor of the Merger if the Boingo Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties to Boingo’s stockholders under applicable law. In order for the Boingo Board to withdraw or change its recommendation in connection with such an intervening event, the Boingo Board must first provide Parent with a right to negotiate with Boingo to adjust the terms and conditions of the Merger Agreement so that such change in recommendation is no longer necessary. In the event that the Boingo Board withdraws or changes its recommendation in connection with an intervening event, Parent may terminate the Merger

Agreement, in which case Boingo must pay Parent a termination fee of $19.635 million in cash within two business days after such termination.
Termination Fee and Expense Reimbursement.   The Boingo Board considered the fact that, in connection with the termination of the Merger Agreement under specified circumstances, including a termination by Boingo to accept and enter into a definitive agreement with respect to superior proposal, Boingo would be obligated to pay Parent a termination fee of up to $19.635 million. The Boingo Board was of the view that this termination fee was comparable to termination fees in transactions of a similar size, was reasonable in light of the bidding and negotiation process that led to the execution of the Merger Agreement, as well as of the terms of the Merger Agreement itself, and was necessary to induce Digital Colony Partners to enter into the Merger Agreement. The Boingo Board believed that the termination fee would not likely deter or preclude another party with a strategic interest in Boingo and financial resources sufficient to consummate an alternative acquisition transaction with Boingo, were one to exist, from making a competing proposal for Boingo and would likely only be required to be paid in the event that the Boingo Board entered into a transaction more financially favorable to Boingo’s stockholders than the Merger. The Boingo Board considered the fact that in the event that Boingo’s stockholders do not approve adoption of the Merger Agreement, Boingo would be obligated to reimburse Parent for up to $2.5 million of its transaction-related expenses. The Boingo Board believed that such expense reimbursement would not unduly pressure Boingo stockholders to vote in favor of adoption of the Merger Agreement.
Conditions to the Completion of the Transactions.   The Boingo Board considered the limited conditions to Parent’s obligations to consummate the Merger, including the condition that there not have occurred a change or event that would constitute a material adverse effect with respect to Boingo. The Boingo Board considered the fact that specified changes or events would be excluded from the determination whether Boingo had experienced a material adverse effect, particularly any change or event resulting from the announcement, pendency and consummation of the Merger.
Regulatory Undertaking by Parent.   The Boingo Board considered that the Merger is subject to a waiting period and appropriate regulatory clearance, and that Parent is obligated, subject to certain limitations, to use reasonable best efforts to obtain necessary regulatory approvals.
Financing Undertaking by Parent.   The Boingo Board considered that Digital Colony Partners provided an equity commitment for the Merger and the fact that Boingo is a named third party beneficiary in the equity commitment letter. The Boingo Board also considered that Merger Sub obtained a debt commitment letter upon signing of the Merger Agreement from specified lenders with limited conditionality customary for acquisition financing commitment letters. The Boingo Board considered Parent’s commitment in the Merger Agreement to use reasonable best efforts to arrange its financing, including the commitment to seek alternative financing on terms and conditions materially less favorable than the original financing.
Specific Performance.   The Boingo Board considered Boingo’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, including the obligations of Parent and Merger Sub to consummate the Merger.
Reverse Termination Fee.   The Boingo Board considered the fact that a reverse termination fee of $32.725 million in cash is payable by Parent to Boingo in the event that Parent is unable to consummate the Merger following satisfaction or waiver of the conditions set forth in the Merger Agreement and that such payment obligation is supported by a Limited Guaranty from Digital Colony Partners (as described in the below section captioned “The Merger — Financing of the Merger”).
Appraisal Rights.   The Boingo Board considered the fact that Boingo’s stockholders who do not vote in favor of adoption of the Merger Agreement and who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the Merger.
The Boingo Board also considered a variety of risks and other potentially negative factors relating to the Offer and the Merger in making its determination and reaching its recommendation, including the following (which factors are not necessarily presented in order of relative importance):

No Stockholder Participation in Future Growth or Earnings.   The Boingo Board considered the fact that the nature of the Merger as an all-cash transaction means that Boingo stockholders would no longer be able to participate in any future earnings or growth of Boingo or benefit from any appreciation in the value of Boingo following the consummation of the Merger, which earnings or growth could have resulted, if Boingo had remained independent, in future prices for the Company Shares in excess of the Per Share Merger Consideration.
Risk of Non-Consummation.   The Boingo Board considered the fact that, while Boingo expects that the Merger will be consummated, there can be no assurance that the conditions to the Merger will be satisfied, and that, as a result, the Merger may not be consummated. The Boingo Board considered the potential risks associated with a failure of the Merger to be consummated, including (i) the extensive time and effort expended by Boingo’s directors, senior management and other employees during the pendency of the proposed Merger, (ii) the significant transaction-related costs and opportunity costs incurred by Boingo, (iii) the trading price for the Company Shares could be negatively impacted, (iv) Boingo’s business could be disrupted and negatively impacted, including loss of business partners and employees, and (v) the market’s perceptions of Boingo’s prospects could be adversely affected. The Boingo Board considered the risk that the Merger might not be consummated due to unavailability of debt financing and that the reverse termination fee payable by Parent might not be adequate compensation for such adverse consequences.
Restrictions on Conduct of Business.   The Boingo Board considered the limitations on Boingo’s pursuit of business opportunities during the pendency of the Merger due to certain covenants contained in the Merger Agreement requiring Boingo to operate its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, to comply with certain other operating restrictions. Such restrictions could delay or prevent Boingo from pursuing business opportunities that may arise during the pendency of the proposed Merger and/or have a significant adverse effect on Boingo’s ability to respond to changing market and business conditions, in a timely manner, or at all.
Impact of Announcement on Boingo.   The Boingo Board considered the impact on Boingo’s business of the public announcement of the proposed Merger, including the potentially negative effects that such announcement may have on Boingo’s business relationships and its ability to attract and retain key management, technical and other personnel while the Merger is pending.
Inability to Solicit Other Takeover Proposals.   The Boingo Board considered the covenant in the Merger Agreement prohibiting Boingo from soliciting other potential acquisition proposals following the expiration of the “Go-Shop” period, and restricting its ability to entertain other potential acquisition proposals unless certain conditions are satisfied.
Termination Fee and Expense Reimbursement.   The Boingo Board considered the possibility that the $13.09 million termination fee payable during the “Go-Shop” period and the $19.635 million termination fee payable thereafter could potentially dissuade a potential acquirer from proposing an alternative acquisition transaction that could be of greater value to Boingo stockholders than the Merger. The Boingo Board considered the possibility that the obligation to reimburse Parent for up to $2.5 million of its transaction-related expenses in the event that Boingo’s stockholders do not approve adoption of the Merger Agreement could potentially exert pressure on such stockholders to vote in favor of approval.
Financing Risk.   The Boingo Board considered the fact that Parent requires substantial third party debt financing for the transaction and that in the event that the lenders do not provide the debt financing under the debt commitment letter, Boingo will not be able to specifically enforce Parent’s obligations to consummate the transaction (and would instead in certain circumstances be entitled to payment of the reverse termination fee as provided under the Merger Agreement).
Interests of the Board.   The Boingo Board considered the fact that Boingo’s directors and officers may have financial interests in the transactions contemplated by the Merger Agreement, including the Merger, that may be different from or in addition to those of Boingo’s other stockholders, and the risk that these interests might influence their decision with respect to the transactions contemplated by the Merger Agreement.

Tax Treatment.   The Boingo Board considered the fact that the cash consideration to be received by Boingo stockholders in the Offer and Merger would be taxable to U.S. Holders (as defined under the caption “The Merger — U.S. Federal Income Tax Consequences of the Merger”). However, the Boingo Board noted that the all-cash nature of the consideration payable in the Transactions would provide such Boingo stockholders with adequate cash for the payment of any taxes due.
The foregoing discussion of the Boingo Board’s reasons for its recommendation that Boingo stockholders vote in favor of adoption of the Merger Agreement is not meant to be exhaustive, but addresses the material information and factors considered by the Boingo Board in consideration of its recommendation. In view of the wide variety of factors considered by the Boingo Board in connection with the evaluation of the Merger and the complexity of these matters, the Boingo Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, the Boingo Board did not reach any specific conclusion with respect to any of the particular factors considered. Instead, the Boingo Board conducted an overall analysis of the factors described above and made its determinations and recommendations based on the totality of the information reviewed. The judgments of individual members of the Boingo Board may have been influenced to a greater or lesser degree by different factors. The Boingo Board ultimately concluded that, in the aggregate, the potential benefits of the Merger outweighed the potential risks or negative consequences of the Merger.
For the reasons described above, the Boingo Board unanimously recommends that Boingo’s stockholders vote in favor of adoption of the Merger Agreement.
Opinion of Boingo’s Financial Advisor
At the February 26, 2021 meeting of the Boingo Board, TAP Advisors rendered an oral opinion, which was subsequently confirmed by delivery of a written opinion, to the Boingo Board (in its capacity as such) to the effect that, as of February 26, 2021, and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the $14.00 per share merger consideration to be paid to holders of Boingo common stock in the Merger was fair, from a financial point of view, to holders of Boingo common stock, other than holders of “excluded shares,” which TAP Advisors defined as holders of Dissenting Common Shares (as defined in the Merger Agreement), shares of Boingo common stock owned by the Company as treasury stock, and shares of Boingo common stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or Merger Sub as well as shares of Boingo common stock held by Digital Colony and its affiliates.
The full text of TAP Advisors’ written opinion, which sets forth the assumptions made, procedures followed, matters considered, limitations on and scope of the review by TAP Advisors in rendering TAP Advisors’ opinion, is attached as Annex B and is incorporated herein by reference. TAP Advisors’ opinion was directed only to the fairness of the Per Share Merger Consideration proposed to be paid to the holders of shares of Boingo common stock (other than holders of excluded shares) pursuant to the Merger Agreement from a financial point of view, was provided for the information of the Boingo Board in connection with their evaluation of the Merger, did not address any other aspect of the Merger and did not express any opinion or view as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Boingo or in which Boingo might engage or as to Boingo’s underlying business decision to proceed with or effect the Merger. TAP Advisors’ opinion also expressed no opinion or recommendation as to how any holder of shares of Boingo common stock should vote or act in connection with the Merger or any related matter. The summary of TAP Advisors’ opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. Holders of shares of Boingo common stock are urged to read TAP Advisors’ opinion carefully and in its entirety. TAP Advisors has consented to the inclusion of TAP Advisors’ opinion in this Proxy Statement.
In arriving at its opinion, TAP Advisors, among other things:
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reviewed certain publicly available historical business and financial information relating to Boingo;

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reviewed certain non-public historical business and financial information relating to Boingo prepared by the management of Boingo;

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reviewed various financial forecasts and other data provided to TAP Advisors by Boingo relating to the business of Boingo prepared by management of Boingo and approved by Boingo for TAP Advisors’ use;

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held discussions with members of the senior management of Boingo with respect to the business and prospects of Boingo;

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reviewed public information with respect to certain other companies in lines of business TAP Advisors believes to be generally relevant in evaluating the business of Boingo;

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reviewed the financial terms of certain business combinations involving companies in lines of business TAP Advisors believes to be generally relevant in evaluating the business of Boingo;

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reviewed historical stock prices and trading volumes of Boingo’s common stock;

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reviewed certain publicly available research analyst reports for Boingo;

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reviewed a draft, dated February 26, 2021, of the Merger Agreement; and

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conducted such other financial studies, analyses and investigations as TAP Advisors deemed appropriate.

For purposes of its analysis and opinion, TAP Advisors assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by TAP Advisors, and TAP Advisors assumed no liability therefor. TAP Advisors did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of Boingo, nor was TAP Advisors furnished with any such appraisals, nor did TAP Advisors evaluate the solvency or fair value of Boingo or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts utilized in TAP Advisors’ analyses, TAP Advisors assumed, with the consent of Boingo, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Boingo as to the future financial performance of Boingo and that such forecasts fairly and fully reflect management’s expectations with respect to developments reasonably anticipated by Boingo’s management to affect Boingo’s business. TAP Advisors assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they were based.
For purposes of its opinion TAP Advisors assumed that the final executed Merger Agreement would not differ in any material respect from the draft Merger Agreement reviewed by TAP Advisors and that the Merger would be consummated in accordance with the terms of the Merger Agreement without material modification, waiver or delay. TAP Advisors also assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without material waiver or modification thereof. In addition, TAP Advisors assumed that in connection with the receipt of all the necessary approvals of the proposed merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Boingo or the Merger.
TAP Advisors’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to TAP Advisors as of, the date of its opinion and addressed only the fairness, from a financial point of view, to the holders of the shares of Company common stock (other than holders of excluded shares) of the Per Share Merger Consideration as of the date thereof. TAP Advisors was not asked to, and TAP Advisors did not, offer any opinion as to any other term of the Merger Agreement, any other document contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Merger or the likely timeframe in which the Merger would be consummated. In addition, TAP Advisors expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, whether relative to the Per Share Merger Consideration or otherwise. Further, TAP Advisors expressed no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, the holders of any other class of securities, creditors or other constituencies of Boingo. TAP Advisors did not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document, nor did TAP Advisors’ opinion address any legal, tax, regulatory or accounting matters, as to which TAP Advisors understood the Company had received such advice as it deemed necessary from qualified professionals. TAP Advisors’ opinion did not address the price at which shares of Boingo common stock may trade at any time subsequent to the announcement of the Merger. TAP Advisors’ opinion did not address the underlying business decision of Boingo to enter into the Merger Agreement or the relative merits of the Mergers compared with any other strategic alternative which may be available to Boingo. It was understood that developments and information made available subsequent to the date of TAP Advisors’ opinion may affect TAP Advisors’ opinion and that TAP Advisors did not have any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses
Overview of Financial Analyses
The following is a summary of the material financial analyses performed by TAP Advisors and presented to the Boingo Board in connection with TAP Advisors’ rendering of its opinion. Such presentation to the Boingo Board was supplemented by TAP Advisors’ oral discussion, the nature and substance of which may not be fully described herein. The following summary does not purport to be a complete description of the financial analyses performed by TAP Advisors, nor does the order of analyses described represent relative importance or weight given to those analyses by TAP Advisors. The preparation of a financial opinion or analysis is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion and analyses are not readily susceptible to summary description. TAP Advisors arrived at its opinion based on the results of all analyses undertaken and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, TAP Advisors believes that the analyses and factors summarized below must be considered as a whole and in context. TAP Advisors further believes that selecting portions of the analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses and factors, could create a misleading or incomplete view of the processes underlying TAP Advisors’ analyses and opinion. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 25, 2021, the last trading day before the signing of the Merger Agreement, and is not necessarily indicative of current market conditions. Future results may differ from those described and such differences may be material.
In arriving at its opinion, TAP Advisors based its financial analyses on various assumptions, including assumptions concerning general business, economic and capital markets conditions and industry-specific and company-specific factors, all of which are beyond the control of Boingo and TAP Advisors. TAP Advisors did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion. TAP Advisors considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor. TAP Advisors arrived at its opinion based on the results of all of its financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by TAP Advisors in connection with its opinion operated collectively to support its determination.
The financial analyses performed by TAP Advisors, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses. Further, none of the selected precedent merger and acquisition transactions used in the selected precedent merger and acquisition transactions analysis described below is identical or directly comparable to the Merger, and none of the selected publicly traded companies used in the selected publicly traded companies analysis described below is identical or directly comparable to Boingo. However, such transactions and companies were selected by TAP Advisors, among other reasons, because they involved target companies or represented publicly traded companies which may be considered broadly similar, for purposes of TAP Advisors’ financial analyses, to Boingo based on TAP Advisors’ familiarity with the relevant digital infrastructure and technology sectors in the geographies in which Boingo operates. Selected precedent merger and acquisition transactions analysis and selected publicly traded companies analysis involve complex considerations and judgments concerning the differences in business, financial, operating and capital markets-related characteristics and other factors regarding the selected precedent merger and acquisition transactions to which the Merger was compared and the selected publicly traded companies to which Boingo was compared.
Recent global recessionary economic conditions caused by the ongoing COVID-19 pandemic and related public health crises have increased stock price volatility and other economic factors. Precedent merger and acquisition transactions announced before the onset of such recent global economic recession conditions and the COVID-19 pandemic may be less relevant for purposes of TAP Advisors’ selected precedent merger and acquisition transactions analysis.
Recap of Financial Analyses.   In evaluating Boingo in connection with rendering its opinion, TAP Advisors performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including discounted cash flow (or “DCF”) analyses, leveraged buyout (or “LBO”) analyses, selected precedent transactions analyses, and selected publicly traded companies trading multiples analyses. For the financial projections utilized in the following financial analyses, TAP Advisors used the Fairness Financials (as defined below), which were provided and approved for TAP Advisors’ use by Boingo management. Additionally, and solely for informational reference purposes, TAP Advisors reviewed Wall Street equity research analysts’ price targets for Boingo’s common stock as of November 9, 2020, prior to Boingo’s 2020 third quarter earnings announcement, and premiums paid based Boingo’s stock price one-day, one month and two months prior to November 9, 2020.

Recap of Boingo Financial Analyses
Per Share Merger Consideration	$14.00
	Reference Range for Boingo
Financial Analyses	Low	High
Discounted Cash Flow Analyses:
Consolidated DCF Analysis	$9.43	$12.78
Sum-of-the-Parts DCF Analysis	8.11	13.68
LBO Analyses
Consolidated LBO Analysis	$4.91	$10.04
Sum-of-the-Parts LBO Analysis	6.98	11.51
Precedent Transaction Analyses:
Consolidated Valuation	$3.45	$8.58
Sum-of-the-Parts Analysis	6.64	12.25
Trading Multiples
Cash EBITDA
Consolidated Management	$3.45	$7.30
Consolidated Consensus	6.91	12.49
Sum-of-the-Parts	0.00	2.60
Company Cash Flow
Consolidated Management	$6.66	$10.30
Consolidated Consensus	0.00	0.19
Sum-of-the-Parts	7.72	12.06
For Informational Reference Purposes
Wall Street Equity Research Price Targets	$15.00	$23.00
Premiums Paid
One-day
All Transactions	$12.03	$15.40
Financial Sponsors	11.77	13.92
REIT Transactions	10.60	13.23
One Month
All Transactions	12.22	16.03
Financial Sponsors	11.80	14.46
REIT Transactions	10.64	13.74
Two Months
All Transactions	14.93	19.79
Financial Sponsors	14.79	18.10
REIT Transactions	12.53	14.85
Discounted Cash Flow Analyses.   TAP Advisors performed consolidated and sum-of-the-parts discounted cash flow analyses of Boingo based on forecasted after-tax unlevered free cash flows for Boingo and an estimate of its terminal/continuing value at the end of the forecast horizon.
TAP Advisors used a discount rate range of 10.0%-12.0% for its consolidated discounted cash flow analysis, and for purposes of its sum-of-the-parts analysis a discount rate range of 9.0%-11.0% for its distributed antenna systems (“DAS”) segment, 10.5%-12.5% for its Military segment, and 12.5%-14.5% for all other segments, in each case based on its estimate of Boingo’s weighted average cost of capital (“WACC”). In estimating Boingo’s terminal/continuing value, TAP Advisors used a reference range of perpetual growth rates of Boingo’s terminal year (“TGR”) of 2.0%-3.0%.

TAP Advisors’ discounted cash flow analyses resulted in an overall reference range of (i) $9.43-$12.78 per share for purposes of evaluating Boingo’s common stock on a consolidated intrinsic-value basis and (ii) $8.11-$13.68 per share for purposes of evaluating Boingo’s common stock on a sum-of-the-parts intrinsic-value basis.
Leveraged Buyout Analysis.   TAP Advisors evaluated the ranges of values at financial sponsors would be willing to place on Boingo’s operating assets in order to obtain an estimated minimum rate of return on equity of 15.0%-25.0% for the consolidated company, 14.0%-18.0% for the DAS segment, 15.0%-20.0% for the Military segment and 18.0%-25.0% for each of the Offload and Private Networks & Emerging Technologies (“PNET”) segments. In each case, TAP Advisors assumed a 2030 exit strategy, a 10.0%-12.0% WACC for the consolidated company, 9.0%-11.0% WACC for the DAS segment, 10.5%-12.5% WACC for the Military segment, 12.5%-14.5% WACC for each of the Offload and PNET segments, and a 2.0%-3.0% TGR.
TAP Advisors’ leveraged buyout analyses resulted in an overall reference range of (i) $4.91-$10.04 per share on a consolidated intrinsic-value basis and (ii) $6.98-$11.51 per share on a sum-of-the-parts intrinsic-value basis.
Selected Precedent Transactions Analysis.   To analyze the valuation of the Per Share Merger Consideration to be received by holders of shares of Boingo common stock relative to the consideration received by stockholders in other similar transactions, TAP Advisors prepared an analysis of selected precedent transactions. Using publicly available information, TAP Advisors reviewed transactions in the digital infrastructure and cable industries which were announced over the past ten years. TAP Advisors then used its professional judgment to select the relevant transactions, which are set forth below together with the applicable multiple of the target company’s enterprise value (EV) to its publicly available last twelve months (for publicly listed targets) or next twelve months (for private targets), except for two transactions which were based in current or “run rate” earnings, where only that information was publicly available, earnings before interest taxes depreciation and amortization (EBITDA), or where applicable, its Node Cash Flow (“NCF”, or site leasing revenue less site leasing cost) at the time of the transaction:
Selected Transactions Analysis
Date Announced	Acquiror	Target Company	Enterprise Value / EBITDA	Enterprise Value / Node Cash Flow
Digital Infrastructure
12/11/2011	Crown Castle International Corp.	NextG Networks, Inc.	30.3x
06/16/2014	Level 3 Communications, Inc.	tw telecom	13.2
04/30/2015	Crown Castle International Corp.	Quanta Fiber Networks, Inc.	16.7
01/07/2016	Communications Sales & Leasing, Inc.	PEG Bandwidth, LLC	11.3
06/20/2016	Communications Sales & Leasing, Inc.	Tower Cloud, Inc.	16.8
04/17/2017	Crown Castle International Corp.	Wilcon Holdings LLC	42.9
07/18/2017	Crown Castle International Corp.	Lightower Fiber Networks	13.7
05/08/2019	Digital Colony/EQT Infrastructure IV Fund	Zayo Group Holdings, Inc.	11.1
12/16/2011	Crown Castle International Corp.	NextG Networks, Inc. (excluding backlog)		25.0x
12/16/2011	Crown Castle International Corp.	NextG Networks, Inc. (including backlog)		20.0
11/05/2020	American Tower Corporation	InSite Wireless Group, LLC		30.4
Cable
03/19/2013	Liberty Media Corporation	Charter Communications, Inc.	8.5x
05/18/2014	AT&T Inc.	DirecTV	8.2
11/13/2014	Cable One, Inc.	Spin-off from Graham Holdings Company	9.9
05/26/2015	Charter Communications, Inc.	Time Warner Cable Inc.	9.9
09/17/2015	Altice N.V.	Cablevision Systems Corporation	9.9
06/30/2016	Lions Gate Entertainment Corp.	Starz	11.1

Based on TAP Advisors’ professional judgment and after taking into consideration, among other things, the observed data described above, TAP Advisors selected a reference range of transaction multiples for purposes of evaluating Boingo on a consolidated and sum-of-the-parts basis based on estimated 2021 metrics as follows: (i) 15.0x-25.0x Cash EBITDA for the consolidated company and (ii) 18.0x-25.0x NCF for the DAS segment, 6.0x-10.0x Cash EBITDA for the Military segment and 4.0x-8.0x Cash EBITDA for each of the Offload and PNET segments. This resulted in an overall reference range of $3.45-$8.58 per share on a consolidated company basis and $6.64-$12.25 per share on a sum-of-the-parts basis.
Selected Publicly Traded Companies Analysis.   In order to assess how the public market values shares of selected publicly traded companies that TAP Advisors deemed relevant in its professional judgment, TAP Advisors reviewed and compared selected financial information concerning Boingo with similar information using publicly available information of the following publicly traded companies, which TAP Advisors divided into the Towers, Cable, Fiber / ISP, Wi-Fi ISP and Wireless categories:
Selected Publicly Traded Companies Analysis
	Trading Enterprise Value / 2021E Cash Flow	Trading Enterprise Value / 2021E EBITDA
Towers
Crown Castle International Corp.	43.0x	24.4x
SBA Communications Corporation	28.0	24.9
American Tower Corporation	28.7	22.8
Average	33.2	24.0
Cable
Altice USA Inc.	13.4x	9.4x
Charter Communications Inc.	17.1	10.6
Comcast Corporation	14.5	10.2
Average	15.0	10.1
Fiber / ISP
Cogent Communications Holdings Inc.	19.7x	15.8x
Uniti Group Inc.	15.8	9.7
GTT Communications Inc.	8.3	6.4
Average	14.6	10.6
Wi-Fi ISP
Gogo Inc.	19.6x	17.0x
ViaSat, Inc.	NM	9.5
Average	19.6	13.2
Wireless
AT&T Inc.	10.8x	7.1x
T-Mobile Us Inc.	15.1	8.1
Verizon Communications Inc.	12.1	7.4
Average	12.7	7.5
TAP Advisors calculated and compared the enterprise value of the selected companies based on closing share prices on February 25, 2021, as a multiple of estimated EBITDA for the calendar year ending December 31, 2021, as reported by Wall Street analysts obtained via Capital IQ as of February 25, 2021, in each case for each of the selected companies.
Based on its professional judgment and after taking into consideration, among other things, the observed data for the selected companies as of February 25, 2021, TAP Advisors applied a 15.0x-22.5x multiple to Boingo’s 2021 forecast Cash EBITDA, based on management’s forecasts and Wall Street analyst consensus, which implied a per share price of $3.45-$7.30 based on management forecasts and $6.91-$12.49, based on Wall Street consensus data. Applying a 6.0x-10.0x multiple of Boingo management’s 2021 forecast Military segment Cash EBITDA and a 4.0x-8.0x multiple to each of the Offload and PNET segments Cash EBITDA implied a per share price of $0.00-$2.60 (Boingo management’s 2021 forecasted DAS cash EBITDA was negative and therefore excluded from this analysis). TAP Advisors also applied a 15.0x-20.0x multiple to Boingo’s 2021 forecast Company Cash Flows, based on management’s forecasts and Wall Street analyst consensus, which implied a per share price of $6.66-$10.30 based on management forecasts and $0.00-$0.19, based on Wall Street consensus data. Applying a 15.0x-20.0x multiple of Boingo management’s 2021 forecast Company Cash Flows to the DAS segment, 10.0x-15.0x to the Military segment and 6.0x-10.0x multiple to each of the Offload and PNET segments implied a per share price of $7.72-$12.06.
Boingo Wall Street Equity Research Analyst Stock Price Targets.   TAP Advisors reviewed selected Wall Street equity research analyst stock price targets for Boingo, as of November 9, 2020, published prior to the Company’s Q3 2020 earnings. TAP Advisors noted that such Wall Street equity research analyst stock price targets for Boingo’s common stock ranged from $15.00-$23.00 per share.
Premiums Paid in Selected Merger and Acquisition Transactions.   TAP Advisors reviewed, based on publicly available information, the implied premiums paid or proposed to be paid in connection with certain selected precedent merger and acquisition transactions involving North American targets with total enterprise values between $500 million and $2 billion announced since January 1, 2016 (excluding financial services and energy companies). Focusing its analysis on those transactions falling between the 25th and 75th percentiles, TAP Advisors observed the premia paid in transactions falling within that range and applied the observed range to Boingo’s closing stock price one-day, one month and two months prior to Boingo’s 2020 third quarter earnings announcement on November 9, 2020. TAP Advisors further focused its analysis to include all transactions falling within the selected range, financial sponsor transactions falling within the selected range and real estate investment trust (REIT) transactions falling within the selected range. TAP Advisors then calculated the premia paid in the selected transactions based on the target’s stock price one-day, one month and two months prior to announcement of the transaction. Based on these results, TAP Advisors applied these ranges to Boingo’s stock price one-day, one month and two months prior to Boingo's 2020 third quarter earnings announcement on November 9, 2020 and calculated the implied price per share thereby as set forth above under the heading “Recap of Financial Analyses.”
Other Considerations
Except as described in the summary above, Boingo did not provide specific instructions to, or place any limitations on, TAP Advisors with respect to the procedures to be followed or factors to be considered in performing its financial analyses or providing its opinion. The type and amount of consideration payable in the Merger were determined through negotiations between Boingo and Digital Colony and were approved by the Boingo Board. The decision to enter into the Merger Agreement was solely that of the Boingo Board. TAP Advisors’ opinion was just one of the many factors taken into consideration by the Boingo Board. Consequently, TAP Advisors’ financial analyses should not be viewed as determinative of the decision of the Boingo Board with respect to the fairness, from a financial point of view, to Boingo’s stockholders of the consideration to be received pursuant to the Merger.
TAP Advisors is continually engaged in performing financial analyses with respect to businesses in connection with mergers and acquisitions, asset sales and other transactions. Boingo selected TAP Advisors as its financial advisor in connection with the Merger because TAP Advisors and its members have substantial experience in large, complex transactions similar to the Merger. Pursuant to the terms of TAP Advisors’ engagement, Boingo has agreed to pay TAP Advisors a cash transaction fee of $16,500,000, contingent upon consummation of the Merger. In connection with TAP Advisors’ engagement, Boingo has also agreed to pay a fee of $1,000,000 that became payable upon delivery of TAP Advisors’ opinion, which will be credited against the foregoing cash transaction fee. In addition, Boingo has agreed to reimburse TAP Advisors for certain expenses and to indemnify TAP Advisors against certain liabilities arising out of its engagement.

Except in connection with the Merger, during the past two years, TAP Advisors has not provided financial advisor or investment banking services to Boingo for which it has received compensation. Further, during the past two years, TAP Advisors has not provided financial advisory or investment banking services to Digital Colony or its affiliates for which TAP Advisors received compensation. However, TAP Advisors has had recent discussions with Digital Colony in connection with a matter unrelated to the Merger that could result in TAP Advisors being engaged to provide investment banking services to Digital Colony or its affiliates, although currently no such engagement exists. In the future, TAP Advisors may seek to provide Boingo and Digital Colony and their respective affiliates with financial advisory and investment banking services unrelated to the Merger for which services TAP Advisors would expect to receive compensation.
Certain Financial Projections
Boingo’s senior management does not as a matter of course issue public financial projections as to future performance or earnings beyond the then current fiscal year or issue public financial projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with its strategic planning process, including without limitation its evaluation of the Merger Agreement and the transactions contemplated thereby as described in this Proxy Statement, on February 23, 2021 Boingo’s senior management prepared the Fairness Financials (as defined below) which were provided to TAP Advisors in connection with their Fairness Opinion (as defined below). Boingo approved the use of the risk-adjusted financial projections by TAP Advisors in performing its financial analyses. To give Boingo stockholders access to certain non-public information that was available to the Boingo Board at the time of the evaluation of the Merger and the Merger Agreement, Boingo’s senior management has included these projections below, subject to the following qualifications and cautionary statements.
Boingo management prepared the projections set forth below and delivered to the Boingo Board and TAP Advisors based on historical financial statements as well as a series of assumptions and estimates related to future results that it believed to be reasonable at the time, including assumptions and estimates relating to revenue growth, gross margin percentages, selling, general and administrative expenses, capital expenditures and related depreciation and amortization, and other relevant factors relating to Boingo’s long-range operating plan, as well as how certain of these assumptions and estimates may change over time. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the financial projections prepared by Boingo’s senior management.
In particular, these financial projections, while presented with numerical specificity, necessarily were based on numerous assumptions and estimates that are inherently uncertain. Because these projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. In addition, these projections would be affected by Boingo’s ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which these projections were based necessarily involve subjective judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond Boingo’s control. These projections also reflect assumptions as to certain business decisions that are subject to change. As such, there can be no assurance that these projections will be realized or that actual results will not be significantly higher or lower than those forecasted. The inclusion of these projections in this Proxy Statement should not be regarded as an indication that Boingo, the Boingo Board, TAP Advisors, any of their respective affiliates, or any other recipient of this information considered, or now considers, such projections to be a reliable prediction of future results or any actual future events, and this information should not be relied upon as such. The inclusion of these projections herein should not be deemed an admission or representation by Boingo that they are viewed by Boingo as material information of Boingo, and in fact Boingo views these projections as non-material because of the inherent risks and uncertainties associated with such long-range forecasts. No representation is made by Boingo or any other person to any Boingo stockholder regarding these projections or the ultimate performance of Boingo compared to such information.
These financial projections did not give effect to any changes or expenses as a result of the Merger Agreement, the Merger or other Transactions or any other effects of such matters. These financial projections were prepared solely for internal use and were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles. No independent registered public accounting firm, has examined, compiled, nor performed any procedures with respect to such financial projections.
The financial projections included in this document have been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying financial projects and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference relates to the Company’s previously issued financial statements. It does not extend to the financial projections and should not be read to do so.
The financial projections are not being included in this document to influence the decision of Boingo stockholder whether to vote in favor of adoption of the Merger Agreement, but rather because such projections, or portions of such projections, were provided to the Boingo Board and Boingo’s financial advisor, TAP Advisors. The information from the projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Boingo contained in Boingo’s public filings with the SEC.
All financial projections are forward-looking statements. These and other forward-looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in Boingo’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC. Please refer to discussion entitled “Forward-Looking Statements” on page 21.
As indicated above, Boingo’s future financial results may materially differ from those expressed in these financial projections due to factors that are beyond management’s ability to control or predict. Boingo cannot assure that any of these projections will be realized or that its future financial results will not materially vary from the projections. The projections do not take into account any circumstances or events occurring after the date they were prepared and have not been updated since their respective dates of preparation. They should not be utilized as public guidance and will not be provided in the ordinary course of Boingo’s business in the future.
In light of the foregoing factors and the uncertainties inherent in Boingo’s projections, Boingo stockholders are cautioned not to place undue, if any, reliance on the projections included in this Proxy Statement, including in making a decision as to whether to vote in favor of adoption of the Merger Agreement.
Boingo’s management developed the final financial projections package (collectively the “Fairness Financials”). Boingo’s management instructed TAP Advisors to use the Fairness Financials in connection with rendering its Fairness Opinion (as defined below) for presentation to the Boingo Board on February 26, 2021, as described in more detail above. The following is a summary of the Fairness Financials presented to the Boingo Board:
Fiscal Year	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
Revenue	$237	$236	$264	$309	$345	$369	$401	$442	$487	$527	$578
Adjusted EBITDA(1)	83	86	100	132	154	169	191	222	256	284	323
Cash EBITDA(2)	27	24	31	45	60	72	85	98	112	127	144
Company Cash Flow(3)	(36)	34	61	35	29	47	62	76	91	107	125

(1)
Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense (benefit), interest expense and amortization of debt discount, interest income and other expense, net, non-controlling interests, and excludes charges or gains that are non-recurring, infrequent, or unusual.

(2)
Cash EBITDA is a non-GAAP financial measure. Cash EBITDA is defined as Adjusted EBITDA less non-cash Build-Out Project Revenue primarily related to our distributed antenna systems (“DAS”) build-out projects as well as certain build-out amortization related to Boingo’s Wi-Fi and military-related bulk deals.

(3)
Company Cash Flow is a non-GAAP financial measure. Company Cash Flow is defined as Cash EBITDA less non-reimbursed purchases of property and equipment plus Network Build Margin. We define Network Build Margin as reimbursements of purchases of property and equipment less the respective cost of those purchases.

Based on the Company Cash Flow figures from the Fairness Financials provided to TAP Advisors by Boingo management, TAP Advisors prepared Boingo’s discounted cash flow analysis for the fiscal years ending December 31, 2021 through December 31, 2030. See “Opinion of Boingo’s Financial Advisor — Summary of Financial Analyses — Discounted Cash Flow Analyses” for more information.
BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF BOINGO’S INTERNAL FINANCIAL PROJECTIONS, BOINGO UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.
Interests of Boingo’s Directors and Executive Officers in the Merger
When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the Merger Agreement and the Merger and recommending that the Merger Agreement be adopted by stockholders.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section entitled “— Golden Parachute Compensation” below were used:
•
the relevant price per share of Boingo’s common stock is $14.00 per share, which is the fixed price per share to be received by our stockholders in respect of their shares of Boingo common stock in connection with the merger;

•
the effective time is March 31, 2021, which is the assumed date of the effective time of the merger solely for purposes of the disclosure in this section (which we refer to as the “assumed effective time”); and

•
the employment of each executive officer of Boingo is terminated in an “involuntary termination without cause” or due to the executive officer’s resignation for “good reason” (as each such term is defined in the applicable plan), in each case, immediately following the assumed effective time.

Treatment of Equity-Based Awards
Treatment of Stock Options in the Merger
As of the Record Date, there were 95,668 outstanding options to acquire Boingo common stock of which 95,668 options were “in-the-money” (that is, with an exercise price less than the Per Share Merger Consideration) and no options were “out-of-the-money” (that is, with an exercise price equal to or greater than the Per Share Merger Consideration). As of the Record Date, Boingo’s directors and executive officers held 7,993 “in-the-money” options. As of the Effective Time, each outstanding stock option whether or not vested or exercisable, will be cancelled and converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) equal to the product of (1) the amount, if any, by which the Per Share Merger Consideration exceeds the exercise price per share of common stock underlying such option; and (2) the total number of shares of common stock subject to such option as of the Effective

Time. Each outstanding option with an exercise price per share equal to or greater than the Per Share Merger Consideration will be cancelled at the Effective Time without consideration.
Treatment of Restricted Stock Units in the Merger
As of the Record Date, there were 1,902,837 outstanding restricted stock units (rights to receive Boingo shares), 916,424 of which were held by our directors and executive officers. As of the Effective Time, each outstanding restricted stock unit award will be cancelled and converted into the right to receive an amount in cash (subject to any applicable deductions and withholdings required by law) equal to the product of (1) the Per Share Merger Consideration; and (2) the total number of shares of common stock subject to such award of restricted stock units as of the Effective Time. With respect to any award of restricted stock units with performance-based vesting conditions that are not satisfied as of the Effective Time, such conditions shall be deemed satisfied in accordance with (and to the extent provided by) the terms of Boingo’s 2011 Equity Incentive Plan, and the applicable award agreements.
Director Equity Awards
Non-employee members of the Board of Directors receive equity awards in consideration of their service on the Board of Directors. All such awards will vest in full upon the Effective Time and will be cancelled and paid out as described above.
Equity Interests of Boingo’s Executive Officers and Non-Employee Directors
The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards that are in-the-money (at the Per Share Merger Consideration, in the case of options) and are currently held by each of Boingo’s executive officers and non-employee directors, in each case that either are currently vested or that will or may vest in connection with the Merger, assuming that the Effective Time occurs on March 31, 2021. The table also sets forth the values of these shares and equity awards based on the Per Share Merger Consideration (minus the applicable exercise price for the in-the-money options).
Name	Shares Held (#)	Shares Held ($)	Options Held (#)(1)	Options Held ($)	Restricted stock units Held (#)(2)	Restricted stock units Held ($)	Total ($)
Maury Austin	45,893	642,502	—	—	9,255	129,570	772,072
Dawn Callahan	3,789	53,046	7,993	3,996	68,458	958,415	1,015,458
Roy Chestnutt	4,711	65,954	—	—	18,678	261,492	327,446
Michele Choka	12,989	181,846	—	—	12,332	172,648	354,494
Chuck Davis	102,724	1,438,136	—	—	9,255	129,570	1,567,706
Mike Finley	92,537	1,295,518	—	—	441,460	6,180,442	7,475,960
David Hagan	997,502	13,965,028	—	—	9,255	129,570	14,094,598
Peter Hovenier	391,885	5,486,390	—	—	175,381	2,455,329	7,941,719
Terrell Jones	72,398	1,013,572	—	—	9,255	129,570	1,143,142
Kathy Misunas	42,546	595,644	—	—	9,255	129,570	725,214
Derek Peterson	32,791	459,074	—	—	160,199	2,242,788	2,701,862
Lance Rosenzweig	86,630	1,212,820	—	—	9,255	129,570	1,342,390

(1)
The directors and executive officers hold options to purchase an aggregate of 7,993 shares of common stock as set forth in this column, which includes 7,993 “in-the-money” options, all of which are vested. The directors and executive officers hold no outstanding options to purchase Boingo common stock that are “out-of-the-money” that will be cancelled and receive no payment in connection with the Merger.

(2)
The amounts set forth in this column assume termination of employment in connection with the

Merger and, in the aggregate, payment for 932,038 unvested restricted stock units held by the directors and executive officers.
Potential Severance Payments and Benefits
Employment Agreements
Boingo has entered into employment agreements with each of its executive officers that generally provide that if the executive officer’s employment is terminated by Boingo without cause or the executive officer resigns from his or her employment with good reason, Boingo will pay the executive officer’s salary (and annual target bonus, in the case of the Chief Executive Officer) and continued health benefit payments for a period of between 9 and 18 months, depending on the individual agreement, and a pro-rata annual bonus in the case of the Chief Executive Officer and Chief Financial Officer, following the termination of employment, and conditioned upon the execution by the executive officer of a release of claims. The period of time for payment of, and/or the amount of, such severance benefits generally increases for our executive officers if the termination or resignation occurs in connection with our change of control. In addition to such severance benefits, the executive officer will also receive vesting credit for the officer’s outstanding equity awards ranging from 9 to 24 months if the termination or resignation is not in connection with our change of control, and full vesting credit if the termination or resignation is in connection with our change of control.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each of our named executive officers in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation. The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger was consummated on March 31, 2021, and that the employment of each of the named executive officers was immediately terminated either by Boingo without cause or as a result of the officer’s resignation with good reason. Boingo’s executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the Merger. Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the Merger. In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.
The amounts set forth below are estimates of amounts that would be payable to the named executive officers using the assumptions described above under “— Certain Assumptions.” These estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. All dollar amounts set forth below have been rounded. Some of the assumptions are based on information not currently available, and as a result the actual amounts, if any, to be received by a named executive officer may differ in material respects.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total
Mike Finley	1,738,750	6,180,442	51,439	7,970,632
Peter Hovenier	667,967	2,455,329	34,293	3,157,590
Dawn Callahan	507,384	958,415	11,126	1,476,926
Derek Peterson	530,856	2,242,788	35,032	2,808,676
Doug Lodder	—	—	—	—
David Hagan	—	129,570	—	129,570

(1)
For Mr. Finley, this amount represents 18 months of his base salary, 150% of his 2021 target bonus and a pro-rated target bonus for 2021. For Ms. Callahan and Messrs. Hovenier and Peterson, this amount represents 12 months of such executive’s base salary and such executive’s target bonus for 2021. Neither Mr. Lodder nor Mr. Hagan would be entitled to receive any severance benefits as the result of a termination of employment in connection with the Merger due to their earlier terminations of employment with Boingo.
(2)
For all named executive officers other than Mr. Lodder, this amount includes the full acceleration and cancellation of all unvested restricted stock units with the acceleration deemed at the target level for any performance-based restricted stock units for which performance would not yet be determined, assuming that the Merger was consummated on March 31, 2021.

(3)
Represents 18 months of continued health benefit payments, for Mr. Finley, and 12 months of continued health benefit payments for Ms. Callahan and Messrs. Hovenier and Peterson.

Indemnification and Insurance of Directors and Officers
For a period of six (6) years from the Effective Time, Parent will cause the Surviving corporation to fulfill and honor in all respects all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time in favor of the current and former directors or officers of Boingo or any of its subsidiaries as provided in their respective governing or organizational documents and any indemnification or other similar agreements of Boingo or any of its subsidiaries in effect on the date of the Merger Agreement.
For a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Boingo or its subsidiaries or provide substitute policies, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the coverage currently maintained by Boingo with respect to claims arising from facts or events that occurred on or before the Effective Time, except that the Surviving Corporation will not be required to pay with respect to such insurance policies in the aggregate for all six (6) years, more than 300% of the aggregate annual premium most recently paid by Boingo in its last full fiscal year. If the Surviving Corporation is unable to obtain such insurance coverage, it will obtain as much comparable insurance as possible for the years within such six (6)-year period for a premium equal to such maximum amount. In lieu of such insurance, prior to the closing of the Merger, Boingo may, with the prior written consent of Parent, purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for Boingo and its subsidiaries and their current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by Boingo and its subsidiaries, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by Boingo or its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time; provided that in no event shall the cost of any such tail policy exceed the maximum amount described in the preceding sentence. For more information, see the section of this Proxy Statement captioned “The Merger Agreement — Indemnification and Insurance.”
Executive Officers Following the Merger
As of the date of this Proxy Statement, none of our executive officers has entered into any new agreement or arrangement with Boingo, Digital Colony or any of their affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. The day prior to the date of the Merger Agreement, Digital Colony expressed interest in retaining Boingo’s executive officers following the Merger and Boingo’s executives expressed interest in further discussion at a later date. After the execution of the Merger Agreement Digital Colony commenced initial negotiations with Boingo’s executive officers regarding potential compensation and certain other benefits and may enter into definitive agreements with certain of Boingo’s executive officers regarding the foregoing. The Merger is not conditioned upon any Boingo executive agreeing to remain with the Surviving Corporation or to purchase or participate in equity of the Surviving Corporation or one or more of its affiliates.

Financing of the Merger
We anticipate that the total funds needed to complete the Merger and the related transactions will be approximately $900 million, which includes approximately $650 million to pay our stockholders the amounts due to them under the Merger Agreement and make payments due as of the Effective Time in respect of outstanding equity-based awards pursuant to the Merger Agreement, $200 million to pay the holders of the outstanding Convertible Notes and $50 million to fund cash to Boingo’s balance sheet and pay all fees and expenses payable by Parent and Merger Sub under the Merger Agreement and Parent’s agreements with the Commitment Parties. These payments are expected to be funded through a combination of (i) equity financing of approximately $650-700 million; (ii) borrowings under a $350 million secured credit facility, comprised of a $200-250 million senior secured delayed draw term loan facility which will be available to fund a portion of the payments contemplated by the Merger Agreement, a $100 million senior secured delayed draw term loan facility, which is not available to fund any portion of the payments contemplated by the Merger Agreement, and a $50 million senior secured revolving credit facility, up to $10 million of which is available to fund a portion of the payments contemplated by the Merger Agreement; and (iii) Boingo’s freely available cash.
Equity Financing
On February 26, 2021, Parent entered into an equity commitment letter, which we refer to as the “Equity Commitment Letter”, dated as of February 26, 2021, with Digital Colony Partners, pursuant to which Digital Colony Partners has committed to purchase, or cause the purchase of, $700,000,000 worth of the equity securities of Parent at or immediately prior to the Effective Time. The Equity Commitment Letter provides, among other things, that Boingo is an express third party beneficiary thereof in connection with Boingo’s exercise of its rights related to specific performance under the Merger Agreement. The Equity Commitment Letter may not be amended, revoked, modified or terminated, and no provision thereunder may be waived, except by an instrument in writing signed by Parent, Boingo, and Digital Colony Partners.
Debt Financing
Merger Sub has entered into a debt commitment letter, dated as of February 26, 2021, which we refer to as the “Debt Commitment Letter”, with Truist Bank, Truist Securities, Inc., The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC and CIT Bank, N.A., which we refer to collectively as the “Commitment Parties”. Pursuant to the Debt Commitment Letter, the Commitment Parties have committed, on a several basis, to provide an aggregate of $350 million in debt financing to Merger Sub consisting of: (i) a $200 million senior secured delayed draw term loan facility which will be available to fund a portion of the payments contemplated by the Merger Agreement (the “Closing Date Term Facility”), (ii) a $100 million senior secured delayed draw term loan facility, which is not available to fund any portion of the payments contemplated by the Merger Agreement, and (iii) a $50 million senior secured revolving credit facility, up to $10 million of which is available to fund a portion of the payments contemplated by the Merger Agreement (clauses (i), (ii) and (iii), collectively, the “Senior Credit Facilities”). We refer to Truist Bank, in its capacity as administrative and collateral agent for the lenders, as the “Agent”.
The commitments under the Debt Commitment Letter are made to Merger Sub, and may be assigned by Merger Sub to the ultimate borrower under the Senior Credit Facilities or another newly-formed domestic shell company controlled, directly or indirectly, by Digital Colony and its affiliates to effect the consummation of the Merger pursuant to the terms of the Debt Commitment Letter. Upon consummation of the Merger, the Surviving Corporation will be a guarantor under the Senior Credit Facilities.
The commitment of the Commitment Parties expires upon the earliest to occur of (i) September 2, 2021; (ii) the date on which the Merger Agreement terminates in accordance with its terms prior to the consummation of the transactions contemplated by the Merger Agreement; or (iii) the closing of the transactions contemplated by the Merger Agreement without the funding of any of the Closing Date Term Facility. The definitive documentation governing the Senior Credit Facilities has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this document. Parent has agreed to use (and cause certain affiliates to use) reasonable best efforts to obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter. If any portion of the Debt Financing becomes unavailable on the terms and conditions or from the sources contemplated in the Debt Commitment Letter, the Merger Agreement requires Parent or Merger Sub, as applicable, to use reasonable best efforts to arrange and obtain as promptly as practicable alternative financing from the same or alternative sources on terms and conditions not less favorable, to Parent or Merger Sub, as applicable, than those contained in the Debt Commitment Letter and in an amount sufficient to consummate the transactions contemplated by the Merger Agreement or replace any unavailable portion of the Debt Financing.
The availability of the Senior Credit Facilities is subject, among other things, to the following conditions:
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Consummation of the Merger in accordance in all material respects with the terms of the Merger Agreement substantially concurrently with the initial funding of the Closing Date Term Facility (without giving effect to any waiver, modification, consent or amendment to the Merger Agreement that is materially adverse to the interests of the Commitment Parties or the lenders under the Debt Financing without the consent of the Commitment Parties, such consent not to be unreasonably withheld, delayed or conditioned);

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Since the date of the Merger Agreement, no Material Adverse Effect (as defined in the Merger Agreement) has occurred and is continuing;

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The accuracy in all material respects of (i) certain specified representations made by Merger Sub and guarantors under the definitive documentation for the Senior Credit Facilities and (ii) such representations made by or with respect to Boingo in the Merger Agreement that are material to the interest of the lenders;

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Digital Colony or Digital Colony Partners shall fund, or shall cause to be funded, the Equity Financing contemplated by the Equity Commitment Letter substantially simultaneously with the initial funding of the Senior Credit Facility such that, after giving effect to such Equity Financing, the aggregate amount thereof will represent at least 50% of the sum of pro forma debt and equity capitalization of Boingo and its subsidiaries on such date after giving effect to the Merger and the establishment of the Senior Credit Facility;

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Execution of facilities documentation and delivery of certain customary closing documents and financial statements (including, among others, customary closing certificates and customary legal opinions);

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The Agent shall have received a solvency certificate from an authorized senior financial officer of the borrower;

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Concurrently with the funding of the Closing Date Term Facility, payment of fees and out-of-pocket expenses to the Agent and the Commitment Parties required to be paid on the closing date (in the case of expenses, to the extent invoiced at least three business days prior to the closing); and

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So long as requested at least ten (10) business days prior to the closing date, the Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulation, including the USA Patriot Act and beneficial ownership regulations at least three (3) business days prior to the closing.

As of the date hereof, no alternative financing arrangements or alternative financing plans have been made in the event that the Debt Financing described herein is not available. Although the Debt Financing described above is not subject to a due diligence or “market out,” such financing may not be considered assured.
Limited Guaranty
Pursuant to the Limited Guaranty with Digital Colony Partners, Digital Colony Partners has agreed to guarantee the due and punctual payment of certain liabilities and obligations of Parent or Merger Sub under the Merger Agreement, including (i) the termination fee of $32,725,000 if and when such fee is payable to Boingo pursuant to the terms of the Merger Agreement; (ii) the indemnification and expense reimbursement obligations of Parent and Merger Sub in connection with any costs and expenses incurred or losses suffered by Boingo in connection with its cooperation with the arrangement of the Debt Financing; and (iii) damages payable by Parent to Boingo resulting from a willful and material breach of the Merger

Agreement; provided that in no event shall the aggregate liability of Digital Colony Partners under the Limited Guaranty exceed $32,725,000. We refer to the obligations set forth in clauses (i), (ii) and (iii) of the preceding sentence as the “Guaranteed Obligations”.
Subject to specified exceptions, the Limited Guaranty will terminate upon the earliest of:
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the consummation of the closing in accordance with the terms of the Merger Agreement;

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the valid termination of the Merger Agreement in accordance with its terms, other than a termination pursuant to which Boingo would be entitled to payment of any of the Guaranteed Obligations; and

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payment of the Guaranteed Obligations by Digital Colony Partners, Parent or Merger Sub.

Closing and Effective Time
The closing of the transactions contemplated by the Merger Agreement will take place no later than the third business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the transactions contemplated by the Merger Agreement (as described under the caption “The Merger Agreement — Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions.
Appraisal Rights
If the Merger Agreement is adopted by Boingo’s stockholders, stockholders who do not vote in favor of the proposal to adopt the Merger Agreement and who properly exercise and perfect their demand for appraisal of their shares in accordance with Section 262 will be entitled to appraisal rights in connection with the Merger.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached as Annex C to this Proxy Statement. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Boingo common stock is entitled to demand appraisal for the shares registered in that holder’s name. A person having a beneficial interest in shares of Boingo common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Boingo common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee.
Under Section 262, holders of shares of Boingo common stock who do not vote in favor of the proposal to adopt the Merger Agreement, who continuously are the record holders of such shares through the Effective Time, and who otherwise follow the procedures set forth in Section 262 will be entitled to the appraisal by the Delaware Court of Chancery of the fair value of their shares of Boingo common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value of the shares from the effective date of the Merger, as determined by the Delaware Court of Chancery. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.
Under Section 262, where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This Proxy Statement constitutes Boingo’s notice to its stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached as Annex C to this Proxy Statement. In connection with the Merger, any holder of Boingo common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the Per Share Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Boingo common stock, Boingo believes that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.
Stockholders wishing to exercise the right to seek an appraisal of their shares of Boingo common stock must do ALL of the following:
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the stockholder must NOT vote in favor of the proposal to adopt the Merger Agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will be, unless revoked, voted in favor of adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the Merger Agreement, abstain or not vote its shares;

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the stockholder must deliver to Boingo a written demand for appraisal before the vote on the proposal to adopt the Merger Agreement at the Special Meeting;

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the stockholder must continuously hold the shares of Boingo common stock from the date of making the demand through the Effective Time. A stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time; and

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the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within one hundred twenty (120) days after the Effective Time. The Surviving Corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of Boingo stockholders to take all necessary action to perfect their appraisal rights in respect of shares of Boingo common stock within the time prescribed in Section 262.

Filing Written Demand
Any holder of shares of Boingo common stock wishing to exercise appraisal rights must deliver to Boingo, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not submit a blank proxy or vote in favor of the proposal to adopt the Merger Agreement. A holder of shares of Boingo common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will be, unless revoked, voted in favor of the proposal to adopt the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement, or abstain from voting on the proposal to adopt the Merger Agreement. A stockholder who wishes to exercise appraisal rights may instead not vote its shares. However, neither voting against the proposal to adopt the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement. A proxy or vote against the proposal to adopt the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the Merger Agreement at the Special Meeting of Boingo stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of Boingo common stock is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Boingo common stock should be executed by or on behalf of the holder of record, and must reasonably inform Boingo of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to Boingo Wireless, Inc., 10960 Wilshire Blvd, 23rd Floor, Los Angeles, CA 90024, Attention: Corporate Secretary, and must be delivered before the vote on the Merger Agreement is taken at the Special Meeting and should be executed by, or on behalf of, the record holder of the shares of Boingo common stock.
Any holder of Boingo common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Boingo a written withdrawal of the demand for appraisal within sixty (60) days after the effective date of the Merger. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.
Notice by the Surviving Corporation
If the Merger is completed, within ten (10) days after the Effective Time, the Surviving Corporation will notify each holder of Boingo common stock who has complied with Section 262, and who has not voted in favor of the proposal to adopt the Merger Agreement, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within one hundred twenty (120) days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of Boingo common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of shares of Boingo common stock. Accordingly, any holders of Boingo common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of Boingo common stock within the time and in the manner prescribed in Section 262. The failure of a holder of Boingo common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within one hundred twenty (120) days after the Effective Time, any holder of Boingo common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the Merger Agreement and with respect to which Boingo has received demands for appraisal and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within ten (10) days after receipt of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of Boingo common stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder. In addition, because shares of Boingo common stock are listed on a national securities exchange, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Boingo common stock, (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to Section 253 or Section 267 of the DGCL (which deal with short-form mergers).
Determination of Fair Value
After determining the holders of Boingo common stock entitled to appraisal, the Delaware Court of Chancery will appraise the fair value of the shares of Boingo common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under

Section 262. Although Boingo believes that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Neither Boingo nor Parent anticipates offering more than the Per Share Merger Consideration to any stockholder of Boingo exercising appraisal rights, and each of Boingo and Parent reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the fair value of a share of Boingo common stock is less than the Per Share Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of shares of Boingo common stock under Section 262 fails to perfect, or loses, his or her appraisal rights, or successfully withdraws such demand for appraisal, the stockholder’s shares of Boingo common stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Merger Consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or lose, his or her appraisal rights, or effectively withdraw a demand for appraisal, if no petition for appraisal is filed within one hundred twenty (120) days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Per Share Merger Consideration in accordance with Section 262.
From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote Boingo common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Boingo common stock, if any, payable to stockholders of Boingo of record as of a time prior to the Effective Time; provided, however, that, if no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty (60) days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of Boingo without the approval of the Delaware Court of Chancery.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder of Boingo wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of certain U.S. federal income tax consequences of the Merger that are relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this Proxy Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect.
This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate or gift taxation) or the alternative minimum tax or the Medicare net investment income surtax that may be relevant or applicable to a particular holder in connection with the Merger. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.
This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:
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holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S-corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

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holders holding their shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

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holders that received their shares of common stock in a compensatory transaction;

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holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

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U.S. Holders whose “functional currency” is not the U.S. dollar;

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holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

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holders required to accelerate the recognition of any item of gross income with respect to their shares as a result of such income being recognized on an applicable financial statement; or

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holders that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger described below. No assurance can be given that the IRS will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of common stock at different times or different prices, such U.S. Holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of common stock.
A U.S. Holder may be subject to information reporting and backup withholding in connection with the Merger. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:
•
fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
furnishes an incorrect taxpayer identification number; or

•
fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.
Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as “controlled foreign corporations” or “passive foreign investment companies.” Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.
In general, any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the gain is realized, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

•
Boingo is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”) at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock, which we refer to as the “relevant period,” and, if shares of common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although we can make no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Payments made to Non-U.S. Holders in the Merger may be subject to information reporting and backup withholding. Non-U.S. Holders generally can avoid backup withholding and information reporting by providing the paying agent with the applicable and properly executed IRS Form W-8 (or a substitute or successor form) certifying the holder’s non-U.S. status or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may also be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Regulatory Approvals Required for the Merger
Boingo and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include (i) the expiration or early termination of the applicable waiting period under the HSR Act; and (ii) any other required approvals under any foreign or other antitrust law.
HSR Act and U.S. Antitrust Matters
Under the HSR Act and the rules promulgated thereunder, the Merger cannot be completed until Boingo and Parent file a notification and report form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of waiting period following the parties’ filing of their respective HSR Act notification forms (typically a thirty (30) day period) or the early termination of that waiting period. Boingo and Parent made the necessary filings with the FTC and the Antitrust Division of the DOJ on March 12, 2021, the 30-day waiting period with respect to which all expired at 11:59 p.m. Eastern time on Monday, April 12, 2021.
At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Other Regulatory Approvals
One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.
Legal Proceedings Regarding the Merger
On April 12, 2021, April 16, 2021, April 21, 2021, and April 22, 2021 lawsuits were filed alleging that the Preliminary Proxy Statement filed on April 9, 2021, relating to the Merger omitted material information that rendered it false and misleading. The lawsuits, each filed as an individual action by a purported stockholder of Boingo, are captioned Stein v. Boingo Wireless, Inc. et al., 1:21-cv-03152 (S.D.N.Y.), Ladin v. Boingo Wireless, Inc., et al., 1-21-cv-02076 (E.D.N.Y.), Redfield v. Boingo Wireless, Inc., et al., 1:21-cv-03536 (S.D.N.Y.), and Felts v. Boingo Wireless, Inc., et al., 1-21-cv-03591 (S.D.N.Y). As a result of the alleged omissions, the lawsuits seek to hold Boingo and its directors liable for violating Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, and additionally seek to hold Boingo’s directors liable as control persons pursuant to Section 20(a) of the Exchange Act. The lawsuits seek, among other relief, an order enjoining completion of the merger, rescission of the merger in the event it is consummated, and damages. Boingo has not yet responded to the complaints filed in the lawsuits. While Boingo believes that the lawsuits are meritless, there can be no assurance that it will ultimately prevail in the lawsuits. Additionally, similar lawsuits may be, or have been, filed before the stockholder meeting.

THE MERGER AGREEMENT
This Section describes the material provisions of the Merger Agreement. The description in this summary section and elsewhere in this Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A and incorporated into this Proxy Statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this Proxy Statement. This section is not intended to provide you with any factual information about us. That information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information”. Capitalized terms used in this section but not defined in this Proxy Statement have the meanings ascribed to them in the Merger Agreement.
Explanatory Note Regarding the Merger Agreement
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Boingo, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by Boingo in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk among Boingo, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Boingo, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Boingo, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Boingo, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Boingo and our business.
Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws
The Merger Agreement provides that, subject to the terms and conditions, set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Merger Sub will be merged with and into Boingo, with Boingo continuing as a wholly owned subsidiary of Parent following the Merger and (2) the separate corporate existence of Merger Sub will cease.
Effective as of, and immediately following, the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until the earlier of their death, resignation or removal or until their successors are duly elected and qualified, as the case may be. From and after the Effective Time, the officers of Boingo prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their successors have been duly elected or appointed and qualified, as the case may be.

At the Effective Time, the certificate of incorporation of Boingo as the Surviving Corporation will be amended to be identical to the certificate set forth in Exhibit A to the Merger Agreement until changed or amended in accordance with applicable law and the applicable provisions of such certificate, and the bylaws of the Surviving Corporation will be amended and restated to conform to the bylaws of Merger Sub.
Following the completion of the Merger, Boingo common stock will be delisted from Nasdaq and deregistered under the Exchange Act and will cease to be publicly traded.
Closing and Effective Time
The closing of the transactions contemplated by the Merger Agreement will take place no later than the third business day following the satisfaction or (to the extent permitted by law) waiver of all conditions to closing of the transactions contemplated by the Merger Agreement (described below under the caption “The Merger Agreement — Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the transactions contemplated by the Merger Agreement) or such other time agreed to in writing by Parent and Boingo. The Merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.
Merger Consideration
Common Stock
At the Effective Time, each outstanding share of common stock (other than shares (1) owned by Parent or Merger Sub or any of their respective wholly-owned subsidiaries; (2) held by Boingo as treasury stock; and (3) stockholders who are entitled to and who properly exercise appraisal rights under the DGCL) will be converted into the right to receive the Per Share Merger Consideration (which is $14.00 per share, less any applicable withholding taxes). All shares converted into the right to receive the Per Share Merger Consideration will automatically be cancelled at the Effective Time. The stockholders exercising appraisal rights will be entitled to receive payment of the appraised value provided under the DGCL as described under the section entitled “Appraisal Rights”.
Outstanding Equity Awards
The Merger Agreement provides that Boingo’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment at the Effective Time:
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Options. Each outstanding option to purchase shares of common stock, whether or not vested or exercisable, will be cancelled and converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) equal to the product of (1) the amount, if any, by which the Per Share Merger Consideration exceeds the exercise price per share of common stock underlying such stock option; and (2) the total number of shares of common stock subject to such option. Each option with an exercise price per share equal to or greater than the Per Share Merger Consideration will be cancelled without consideration.

•
Restricted Stock Units. Each Boingo restricted stock unit award will be cancelled and converted into the right to receive an amount in cash (less all applicable deductions and withholdings required by law) equal to the product of (1) the Per Share Merger Consideration and (2) the total number of shares of common stock subject to such award of restricted stock units. With respect to restricted stock units with performance-based vesting conditions that are not satisfied as of the Effective Time, such conditions shall be deemed satisfied in accordance with (and to the extent provided by) the terms of Boingo’s 2011 Equity Incentive Plan, and the applicable award agreements.

Convertible Notes
The Merger Agreement provides that each holder of Boingo’s 1.00% Convertible Senior Notes due in 2023 (the “Convertible Notes”) that were issued pursuant to Boingo’s Indenture dated as of October 5, 2018 by and between Boingo and Wilmington Trust, National Association, as Trustee (the “Convertible Note Indenture”) at or after the Effective Time and subject to the terms of the Convertible Notes Indenture will be entitled to:

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convert such holder’s Convertible Notes only into a right to receive from the Surviving Corporation an amount in cash for each $1,000 principal amount of such Convertible Notes held by such holder equal to the (i) Per Share Merger Consideration multiplied by (ii) the Conversion Rate (as defined in the Convertible Notes Indenture and as may be increased by any Additional Shares (as defined in the relevant Convertible Notes Indenture)) in effect on the applicable Conversion Date (as defined in the Convertible Notes Indenture) (the “Convertible Note Cash Conversion”);

•
require the Surviving Corporation to repurchase such holder’s Convertible Notes (or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof), for cash on a date specified by Boingo in accordance with the Convertible Notes Indenture at the Fundamental Change Repurchase Price (as defined in the Convertible Notes Indenture); or

•
continue to hold such holder’s Convertible Notes, which, for the avoidance of doubt, following the Effective Time shall only be convertible or exchangeable into cash pursuant to the Convertible Note Cash Conversion above.

The Surviving Corporation will satisfy and fulfill the relevant payment obligations to each holder of Convertible Notes as and when required by the terms of the Merger Agreement and the Convertible Notes Indenture.
Exchange and Payment Procedures
Prior to the Effective Time, Parent will appoint a bank or trust company reasonably acceptable to Boingo, which institution we refer to as the “Paying Agent”, to make payments of the Per Share Merger Consideration to stockholders. Promptly after the Effective Time, Parent will deposit or cause to be deposited with the Paying Agent cash constituting an amount equal to the aggregate Per Share Merger Consideration to stockholders (but not including any merger consideration in respect of any dissenting shares).
Promptly after the Effective Time, Parent will cause the Paying Agent to mail to each holder of record of Boingo common stock as of immediately prior to the Effective Time whose shares were converted into the right to receive Per Share Merger Consideration a letter of transmittal together with instructions. Upon receipt of (i) in the case of shares of Boingo common stock represented by a stock certificate, a surrendered certificate or certificates in respect of such shares together with the signed letter of transmittal or (ii) in the case of shares of Boingo common stock held in book-entry form, the receipt of an “agent’s message” by the Paying Agent, and in each case, together with such other documents as may be reasonably required by the Paying Agent, the holder of such shares will be entitled to receive in exchange the Per Share Merger Consideration without interest. The amount of any Per Share Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes.
If any cash deposited with the Paying Agent remains undistributed to holders of Boingo common stock six (6) months after the Effective Time, such cash (including any interest received) will be delivered to Parent or one of its Affiliates upon demand, and any holder of Boingo common stock who has not complied with the exchange procedures in the Merger Agreement will look only to the Surviving Corporation for payment of its claim for the Per Share Merger Consideration, without any interest.
If any stock certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen or destroyed (and if required by Parent, the posting of the person of a bond, in a reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to the stock certificate), the Paying Agent will, in exchange for the lost, stolen or destroyed stock certificate, pay the Per Share Merger Consideration deliverable pursuant to the Merger Agreement.
Representations and Warranties
The Merger Agreement contains representations and warranties of Boingo, Parent and Merger Sub.
Boingo
Certain of the representations and warranties in the Merger Agreement made by Boingo are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, “Material Adverse

Effect” means any event, occurrence, condition, circumstance, development, state of facts, change, effect (each an “Effect”), individually or when taken together with all other Effects, that is materially adverse to, would reasonably be expected to have, or has had a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Boingo and its subsidiaries, taken as a whole; provided, that none of the following Effects shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect:
(i)
changes in the industry in which Boingo operates;

(ii)
changes in the general economic or business conditions within the U.S. or other jurisdictions in which Boingo has operations;

(iii)
general changes in the economy or securities, credit, financial or other capital markets of the U.S. or any other region outside of the U.S. (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes);

(iv)
earthquakes, fires, floods, hurricanes, tornadoes or similar catastrophes, or acts of terrorism, war, sabotage, national or international calamity, pandemics or epidemics (including COVID-19), military action or any other similar event or any change, escalation or worsening thereof after February 26, 2021;

(v)
any change in generally accepted accounting principles or any change in any applicable law (or interpretation or enforcement thereof) applicable to the operation of the business of Boingo and its subsidiaries, in each case, unrelated to the transactions contemplated by the Merger Agreement and of general applicability, in each case, after February 26, 2021;

(vi)
any Effect, including loss of customers, suppliers, vendors, venue partners, business partners or employees of Boingo and its subsidiaries, as a result of the announcement or pendency of the transactions contemplated by the Merger Agreement;

(vii)
any decline in the market price, or change in price or trading volume, of the capital stock of Boingo or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such decline, change or failure, may be considered in determining whether there was a Material Adverse Effect);

(viii)
any actions taken or failure to take any action, in each case, to which Parent or Merger Sub has expressly approved, consented or requested or that is required or prohibited by the Merger Agreement (other than pursuant to the first sentence of Section 5.1 of the Merger Agreement, which generally obligates Boingo to conduct its business in the ordinary course consistent with past practice); and

(ix)
any stockholder class action litigation, derivative or similar litigation or claims or proceedings for appraisal under the DGCL arising out of or in connection with or relating to the Merger Agreement and the transactions contemplated thereby.

However, an Effect described in any of clauses (i)-(v) above may be taken into account to the extent Boingo and its subsidiaries are materially disproportionately affected thereby relative to their peers in the same industries in which they operate (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect) (provided that in the case of clause (iv), such comparison shall be limited to such industry peers located in the same geographic area as Boingo and its subsidiaries).
In the Merger Agreement, Boingo has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or attached confidential Disclosure Schedule (the “Disclosure Schedule”). These representations and warranties relate to, among other things:
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due organization, valid existence, good standing and authority and qualification to conduct business with respect to Boingo and its subsidiaries;

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compliance with the organizational documents of Boingo and its subsidiaries;

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the capital structure of Boingo and Boingo’s ownership of its subsidiaries;

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Boingo’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

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the absence of conflicts with laws, Boingo’s organizational documents and Boingo’s material contracts as a result of the Merger;

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required consents and regulatory filings in connection with the Merger Agreement;

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possession of required governmental permits and compliance with applicable laws;

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the accuracy of Boingo’s SEC filings and financial statements and the absence of certain specified undisclosed liabilities;

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Boingo’s internal controls and disclosure controls and procedures;

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the absence of any Material Adverse Effect since January 1, 2020;

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the conduct of the business of Boingo and its subsidiaries in the ordinary course of business in all material respects since January 1, 2020;

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litigation and investigation matters;

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employee benefit plans;

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labor and employment matters;

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properties and leases;

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intellectual property matters;

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tax matters;

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environmental matters;

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the existence, status and enforceability of specified categories of Boingo’s material contracts;

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insurance matters;

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payment of fees to brokers, investment bankers or other advisors in connection with the Merger Agreement;

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the inapplicability of anti-takeover statutes;

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compliance with anti-corruption and anti-money laundering laws;

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privacy and data protection matters;

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minute books;

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compliance with export controls laws;

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related party transactions; and

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receipt of TAP Advisors’ fairness opinion (the “Fairness Opinion”).

Parent and Merger Sub
In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Boingo that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

•
Parent’s and Merger Sub’s corporate power and authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;

•
the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts as a result of the Merger;

•
required consents and regulatory filings in connection with the Merger Agreement;

•
matters with respect to Parent’s financing (as more fully described below under “Financing Efforts”) and sufficiency of funds;

•
the absence of litigation;

•
the ownership and capital structure of Merger Sub;

•
Parent’s and Merger Sub’s lack of any ownership interest in Boingo; and

•
enforceability of the limited guaranty provided by Digital Colony Partners.

None of the representations and warranties contained in the Merger Agreement survives the consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except as contemplated or permitted by the Merger Agreement or required by applicable laws or any governmental authority or with the prior written approval of Parent or Merger Sub (which shall not be unreasonably withheld, delayed or conditioned), Boingo shall, and shall cause each of its subsidiaries to, (i) conduct its business in the ordinary course consistent with past practice, and (ii) use its commercially reasonable efforts to keep available the services of the current officers, key employees and consultants of Boingo and each of its subsidiaries and to preserve business organizations of Boingo and each of its subsidiaries intact and to maintain existing relationships and goodwill with customers, suppliers, lenders, vendors, landlords and other persons with whom Boingo or its subsidiaries has material business.
In addition, from the date of the Merger Agreement until the earlier of (1) the Effective Time or (2) termination of the Merger Agreement, except (x) as otherwise expressly contemplated or permitted by the Merger Agreement or the Disclosure Schedule, (y) with the prior written approval of Parent or Merger Sub (which shall not be unreasonably withheld, delayed or conditioned), or (z) as required by applicable law or any governmental authority, Boingo will not and will not permit any of its subsidiaries to, directly or indirectly:
•
amend or otherwise change its Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or equivalent organizational documents;

•
issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any its securities, except for the issuance of shares of Common Stock pursuant to exercises of the stock options or vesting of restricted stock units or conversions of the Convertible Notes in accordance with and pursuant to the Convertible Notes Indenture or dispositions of the Capped Call Transactions (as defined below) upon exercise and settlement or termination, in each case, that are outstanding on the date of the Merger Agreement;

•
transfer, lease, sell, mortgage, pledge, license, dispose of, abandon, allow to lapse, fail to maintain or encumber any material assets, rights or properties of Boingo or any of its subsidiaries, except in the ordinary course of business consistent with past practice and the lapse of any of Boingo’s registered intellectual property at the end of its term;

•
declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its or of any of its subsidiaries’ capital stock (other than dividends or distributions made by a wholly-owned subsidiary of Boingo to Boingo or another wholly-owned subsidiary);

•
reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire, directly or indirectly, any of its or of any of its subsidiaries capital stock, except (i) in accordance with agreements evidencing stock options or restricted stock units issued by Boingo, (ii) tax withholdings and exercise price settlements upon the exercise of stock options or vesting of restricted stock units, (iii) as required pursuant to the terms of the Convertible Notes or (iv) in accordance with the terms of the Capped Call Documentation (as defined below);

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(i) acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), any assets other than in the ordinary course of business consistent with past practice or any corporation, partnership, other business organization or any of its divisions thereof or any other business, or any equity interest in, any person; (ii) incur, create, assume, modify, renew, guarantee, refinance or otherwise become liable for any indebtedness or issue any debt securities, or assume, guarantee or endorse, or otherwise become responsible for (contingently or otherwise), the obligations of any person, other than draw downs on the Company’s Existing Credit Agreement (as defined in the section below captioned “The Merger Agreement — Financing Efforts”) in the ordinary course of business consistent with past practice; (iii) make any loans, advances or capital contributions to any person, except for employee loans or advances for business expenses and extended payment terms for customers, in each case subject to applicable law and only in the ordinary course of business consistent with past practice; (iv) make or direct to be made any capital investments or equity investments in any entity, other than investments in any wholly-owned subsidiary of Boingo; or (v) enter into or amend any contract with respect to any matter set forth in the preceding clauses (i)-(iv);

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except as required by any company benefit plan or as otherwise required by applicable law, (i) except in the ordinary course of business consistent with past practice for employees of Boingo or any of its subsidiaries who have an annual base salary below $150,000 (“Non-Management Employees”), increase the compensation or other benefits payable or provided to any employee, director or independent contractor of Boingo or any of its subsidiaries, (ii) enter into any change of control, severance, retention or similar arrangement with any employee of Boingo or any of its subsidiaries, (iii) hire or terminate (other than terminations for “cause”) any employees other than Non-Management Employees, other than any hire to fill a position having a title below vice president that is open as of the date of the Merger Agreement or that becomes open in the ordinary course of business after the date of the Merger Agreement due to the termination or resignation of an employee or individual independent contractor, in each case, with the newly hired individual having substantially the same compensation and benefit terms as the individual being replaced, (iv) take any action to fund or secure the payment of any amounts under any company benefit plan, (v) make or grant any bonus or any incentive compensation other than annual bonuses payable for the 2020 fiscal year in the ordinary course of business consistent with past practice, (vi) discretionarily accelerate the vesting or payment of any cash or equity award (except as expressly permitted pursuant to the terms of the Merger Agreement), other than a determination by the Board of Directors or its committee of the achievement of performance restricted stock units for performance periods ending on or before December 31, 2020 in accordance with the terms of the applicable Company Stock Plan and applicable award agreements thereunder or (vii) establish, adopt, enter into, amend or terminate any company benefit plan (or any plan, trust, fund, policy or arrangement that would be a company benefit plan if it were in existence as of the date of the Merger Agreement) except for routine amendments or renewals to health and welfare plans (other than severance plans) that would not result in a material increase in benefits or in cost to Boingo or any of its subsidiaries;

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make, change or revoke any tax election, adopt or change any accounting period or any material accounting method with respect to taxes, file any amended tax return in a manner inconsistent with past practice, enter into any closing agreement with respect to taxes, settle any material tax claim or assessment relating to Boingo or any of its subsidiaries, surrender any right to claim a refund of a material amount of taxes, consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to Boingo or any of its subsidiaries, destroy or dispose of any books and records with respect to tax matters relating to periods beginning before the Effective Time and for which the statute of limitations is still open or under which a record retention agreement is in place with a governmental authority;

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compromise, settle or discharge any arbitration or other litigation, suit, action, hearing, proceeding, arbitration or mediation by or before a governmental authority, arbitrator or mediator of competent jurisdiction (collectively “Actions”), other than where the amount paid in the compromise, settlement or discharge does not exceed $350,000 individually or $500,000 in the aggregate;

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except as required by law, or in the ordinary course of business consistent with past practice, enter into any contract or amendment that would be a material contract under the terms of the Merger Agreement if in effect on the date of the Merger Agreement, or amend or modify in any material respect, or consent to the termination of, any such material contract, or waive or consent to the termination of Boingo’s or any of its subsidiaries’ material rights under those contracts, in each case other than the termination or expiration of any such material contract in accordance with its terms;

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make any capital commitment, incur any capital expenditures or any obligations or liabilities in respect thereof in excess of 10% of the aggregate budget set provided by Boingo to Parent and pursuant to the terms of the Merger Agreement and the Disclosure Schedule;

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enter into any new line of business outside of the businesses being conducted by Boingo or any of its subsidiaries on the date of the Merger Agreement;

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create any lien against any material property or assets of Boingo or any of its subsidiaries outside of the ordinary course of business, other than liens permitted under the terms of the Merger Agreement;

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enter into or amend any contract pursuant to which any other party is granted, or that otherwise subjects Boingo or any of its subsidiaries or Parent or any of its subsidiaries to, any non-competition or other exclusive rights of any type or scope that materially restrict Boingo or any of its subsidiaries or, following the closing, Parent or any of its subsidiaries, from engaging or competing in any line of business or in any location;

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enter into or amend or otherwise modify any contract or arrangement with persons that are affiliates or are executive officers or directors of Boingo, except as otherwise permitted or required by the Merger Agreement;

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commence any material Action, except (i) for collections of accounts receivable, (ii) in such cases where Boingo in good faith determines that failure to commence such Action would result in the material impairment of a valuable aspect of its business, (iii) as otherwise permitted or required by the Merger Agreement or (iv) to enforce the Merger Agreement;

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delay the payment of any trade payables to vendors and other third parties or accelerate the collection of trade receivables and other receivables, in each case outside the ordinary course of business consistent with past practices;

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adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, reorganization, recapitalization or other reorganization of, Boingo or any of its subsidiaries (other than the transactions contemplated by the Merger Agreement);

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terminate, cancel, amend or modify any insurance coverage policy (or reinsurance policy) or self-insurance program maintained by Boingo or any of its subsidiaries that is not simultaneously replaced by a comparable amount of insurance coverage;

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recognize any union, works council, or other labor organization as the representative of any of the employees of Boingo or any of its subsidiaries, or enter into any new or amended collective bargaining agreement except, as to each of the foregoing, as required by applicable law;

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take any action that would result in a change to the conversion rate of the Convertible Notes;

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modify its posted privacy policies or the security of its information technology systems used in its business, in each case, in any materially adverse manner, except as required by applicable law;

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terminate, cancel, materially amend or materially modify any real property lease agreement; or

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otherwise enter into any contract to do any of the foregoing, or legally authorize any of the foregoing.

For Purposes of the Merger Agreement and this Proxy Statement “Capped Call Documentation” means (A) the letter agreement Re: Base Call Option Transaction, dated as of October 2, 2018, between Boingo and Barclays Bank PLC, as amended by the letter agreement Re: Base Call Option Transaction, dated as of October 2, 2018, between Boingo and Barclays Bank PLC, and (B) the letter agreement Re: Additional Call

Option Transaction, dated as of October 3, 2018, between Boingo and Barclays Bank PLC, as amended by the letter agreement Re: Additional Call Option Transaction, dated as of October 3, 2018, between Boingo and Barclays Bank PLC, in each case, as further amended, restated, supplemented, or otherwise modified on or prior to the date of the Merger Agreement.
For Purposes of the Merger Agreement and this Proxy Statement “Capped Call Transactions” means the transactions documented under the Capped Call Documentation.
Acquisition Proposals
Under the Merger Agreement, from February 26, 2021 until 11:59 p.m. (New York city time) on April 2, 2021 (the “Go-Shop Period”) Boingo had the right to: (i) initiate, solicit and encourage any inquiry, or the making of any proposal or offer that constitutes an Acquisition Proposal (as defined below), including by furnishing information regarding Boingo to any person pursuant to an Acceptable Confidentiality Agreement (as defined below) entered into by such person (provided that Boingo had the duty during the Go-Shop Period, to the extent not previously provided to Merger Sub or Parent, to provide or make available to Merger Sub or Parent any material non-public information concerning Boingo (or any subsidiary of Boingo) provided or made available to any person prior to or substantially concurrently to providing such information to such person); and (ii) participate in any discussions or negotiations with any persons or group of persons with respect to any Acquisition Proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposal.
Following the expiration of the Go-Shop Period until earlier of the adoption of the Merger Agreement by Boingo’s stockholders or the termination of the Merger Agreement pursuant to its terms (the “No-Shop Period”), Boingo has agreed not to, and to cause its subsidiaries (and instruct and cause its and their respective directors, officers, managers, employees, consultants, legal counsel, financial advisors and agents and other advisors and representatives, whom we collectively refer to as “representatives,” not to, directly or indirectly, among other things:
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solicit, initiate, knowingly induce, knowingly encourage or knowingly facilitate any Acquisition Proposal or the making thereof to Boingo or its stockholders;

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enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide access to its properties, books and records or furnish any confidential or non-public information to, or otherwise cooperate in any way with, any person (other than Parent, Merger Sub and their representatives) in connection with, relating to, or for the purpose of encouraging or facilitating an Acquisition Proposal;

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approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal;

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execute or enter into, any Acquisition Agreement (as defined below);

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take any action to render any provision of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute (including Section 203 of the DGCL) or any restrictive provision of any applicable anti-takeover provision in Boingo’s organizational documents, in each case inapplicable to any person (other than Parent, Merger Sub or any of their affiliates) or any Acquisition Proposal (and to the extent permitted thereunder, Boingo shall promptly take all steps necessary to terminate any waiver that may have been granted to any such person or Acquisition Proposal under any such provisions); or

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Boingo and its subsidiaries have agreed to, promptly following the expiration of the Go-Shop Period, to immediately cease and cause to be terminated any solicitations, discussions or negotiations or other activities with any person (other than the parties of the Merger Agreement) in connection with an Acquisition Proposal. Boingo also agreed that it would promptly request each person (other than the parties of the Merger Agreement) that has, prior to the expiration of the Go-Shop Period, executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to promptly return or destroy all confidential information furnished to such person by or on behalf of Boingo and its subsidiaries and terminate access to data rooms furnished in connection with the Acquisition Proposal.

Notwithstanding these restrictions, during the No-Shop Period prior to the adoption of the Merger Agreement by stockholders, in response to an Acquisition Proposal that was not solicited in breach of the foregoing restrictions, Boingo may provide information to, and engage or participate in negotiations or discussions with, a person regarding an Acquisition Proposal if the Board of Directors determines in good faith after consultation with its financial advisor and its outside legal counsel that such proposal is a Superior Proposal (as defined below) or could reasonably be expected to lead to a Superior Proposal and not to do so would be inconsistent with the directors’ fiduciary duties under applicable law, provided, that all such information has previously been provided to Parent or is provided to Parent prior to or promptly following the time it is provided to such person. In addition, notwithstanding the foregoing, prior to the time the Requisite Company Vote is obtained, Boingo may, solely to the extent the Boingo Board determines in good faith (after consultation with outside legal counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law, not enforce any confidentiality, standstill or similar agreement to which Boingo or any of its subsidiary is a party for the sole purpose of allowing the other party to such agreement to submit an Acquisition Proposal that will constitute, or could reasonably likely lead to, a Superior Proposal, that did not, in each case, result from a breach by Boingo of previous restrictions.
For purposes of this Proxy Statement and the Merger Agreement:
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“Acceptable Confidentiality Agreement” means customary confidentiality agreement between Boingo and any person making an Acquisition Proposal, the terms of which are not materially less favorable in the aggregate to Boingo than those contained in the Confidentiality Agreement (provided that such confidentiality agreement shall not be required to restrict the submission to Boingo of Acquisition Proposals and such confidentiality agreement shall permit Boingo to comply with its obligations under the Merger Agreement);”

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“Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting or related to, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement).

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“Acquisition Proposal” means any inquiry, proposal, offer or indication of interest from a third party (whether or not in writing) relating to, or that could reasonably be expected to lead to, in one transaction or a series of transactions, (i) any direct or indirect acquisition or purchase (including by any license or lease) by any person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of (A) assets (including equity securities of any subsidiary of Boingo) or businesses that constitute fifteen percent (15%) or more of the revenues, net income or assets of Boingo and its subsidiaries, taken as a whole, or (B) beneficial ownership of fifteen percent (15%) or more of any class of equity securities of Boingo or any of its subsidiaries; (ii) any purchase or sale of, or tender offer or exchange offer for, equity securities of Boingo or any of its subsidiaries that, if consummated, would result in any person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning fifteen percent (15%) or more of any class of equity securities of Boingo or any of its subsidiaries; or (iii) any merger, consolidation, business combination, recapitalization, reorganization, dual listed structure, joint venture, share exchange or similar transaction involving Boingo or any of its significant subsidiaries, as a result of which the owners of the equity securities of Boingo immediately prior to such event own less than eighty-five percent (85%) of the equity securities of Boingo immediately following such event; or (iv) any liquidation or dissolution of Boingo, in each case other than the transactions otherwise permitted by the interim operating covenants described above;

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“Confidentiality Agreement” means the confidentiality agreement between Digital Colony Acquisitions, LLC and Boingo, dated as of February 18, 2020, as amended on January 28, 2021;

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“Intervening Event” means an event, fact, development, circumstance or occurrence that affects or would be reasonably likely to affect the business, assets or operations of Boingo or any of its subsidiaries that was not known to the Board of Directors as of the date of the Merger Agreement, but becomes known by the Board of Directors after the date of the Merger Agreement and prior to the time of the adoption of the Merger Agreement by Boingo’s stockholders, provided, that in no event shall (i) the receipt, existence or terms of an Acquisition Proposal or any other acquisition of assets or businesses from Boingo or any matter relating thereto or consequent thereof or (ii) any event or circumstance resulting from (A) the announcement, pendency and consummation of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (B) any actions required to be taken or to be refrained from being taken pursuant to the Merger Agreement, or (C) any breach of the Merger Agreement by Boingo, individually or in the aggregate, constitute an Intervening Event; and

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“Superior Proposal” means any bona fide written Acquisition Proposal made by a third party that, if consummated, would result in such third party’s (or its stockholders’) owning, directly or indirectly, greater than 50% of the equity securities of Boingo (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or greater than 50% of the assets of Boingo and its subsidiaries, taken as a whole (based on the fair market value thereof, as determined by the Board of Directors) and that the Board of Directors determines in good faith after consultation with its financial advisor and its outside legal counsel (x) if consummated, to be more favorable from a financial point of view to Boingo’s stockholders (in their capacities as stockholders) than the Merger, taking into account any changes to the terms of the Merger Agreement proposed by Parent in response to such offer or otherwise and (y) after taking into account all financial, legal, financing, regulatory and other terms and conditions of such proposal and of this Agreement, is reasonably likely to be completed on the terms proposed.

The Board of Directors’ Recommendation; Change in Recommendation
As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of shares of common stock vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that the Board of Directors may not effect a Change in Recommendation except as described below.
Until earlier of the adoption of the Merger Agreement by Boingo’s stockholders or the termination of the Merger Agreement pursuant to its terms, the Board of Directors may not, by itself or through any of its committees (with any action described in the following being referred to as a “Change in Recommendation”):
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withhold, withdraw, modify, amend or qualify or publicly propose to withdraw, modify, amend or qualify, in any manner adverse to Parent or Merger Sub, the approval or recommendation by the Board of Directors or any committee thereof of the Merger Agreement, the Merger or the transactions contemplated thereby (the “Boingo Board Recommendation”);

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fail to recommend against acceptance of any tender offer or exchange offer for Boingo’s Common Stock within ten (10) business days of the commencement of such offer;

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fail to reconfirm the Boingo Board Recommendation within ten (10) business days after the commencement of a tender offer or exchange offer or public announcement of an Acquisition Proposal from a third party after written request from Parent to do so;

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approve, recommend or declare advisable, or publicly propose to approve, recommend, any Acquisition Proposal;

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fail to include the Boingo Board Recommendation in this Proxy Statement; or

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approve, adopt or recommend, or publicly propose to adopt or recommend, or allow Boingo or any of its subsidiaries to execute or enter into, any Acquisition Agreement.

Prior to the adoption of the Merger Agreement by Boingo’s stockholders and notwithstanding the restrictions described above in “The Merger Agreement — Acquisition Proposals,” the Board of Directors is

permitted under certain circumstances and subject to Boingo’s compliance with certain obligations (as summarized below), to (i) make a Change in Recommendation, and (ii) terminate the Merger Agreement and enter into a definitive written agreement providing for a Superior Proposal.
The Board of Directors is permitted to (i) make a Change in Recommendation in the case of a Superior Proposal, or (ii) terminate the Merger Agreement to simultaneously enter into a definitive written agreement providing for a Superior Proposal provided that such Superior Proposal did not result from a breach of the No-Shop Period restrictions, and if, in each case, the Board of Directors determines in good faith (after consultation with its outside legal advisors) (1) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, (2) that such Acquisition Proposal constitutes a Superior Proposal and (3) it has complied with the procedure and its obligations as summarized in the following paragraph.
The Board of Directors may not make a Change in Recommendation or terminate the Merger Agreement in the case of a Superior Proposal unless Boingo shall have provided prior written notice to Parent at least five (5) business days in advance of its intention to take such action (a “Notice of Designated Superior Proposal”), and prior to effecting such Change in Recommendation or termination of the Merger Agreement, Boingo shall, and shall cause its representatives to, during such five (5) business day period, negotiate with Parent in good faith (to the extent that Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that the Change in Recommendation is no longer necessary and such Superior Proposal no longer constitutes a Superior Proposal (and in the event of any material change to any of the terms (including the form, amount and timing of payment of consideration) of such Superior Proposal Boingo shall, in each case, deliver to Parent an additional notice consistent with that described in this clause and a renewed negotiation period under this clause shall commence (except that the five (5) business day period shall instead be equal to three (3) business days; provided that if such additional notice is delivered during the initial five (5) business day negotiation period, the initial negotiation period shall not be reduced by such notice)); provided that, that the Company shall not be entitled to terminate the Merger Agreement, and any purported termination shall be void and of no force or effect, unless concurrently with such termination the Company pays by wire transfer of immediately available funds a termination fee of $19,635,000 (which is an increase from the termination fee of $13,090,000 if the Merger Agreement had been terminated during the Go-Shop Period).
The Board of Directors is permitted to make a Change in Recommendation in the event of an Intervening Event if the Board of Directors determines in good faith (after consultation with its outside legal advisors) (i) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) it has complied with the procedure and its obligations as summarized in the following paragraph.
The Board of Directors may not make a Change in Recommendation in response to an Intervening Event unless Boingo shall have provided prior written notice to Parent at least five (5) business days in advance of its intention to take such action, and prior to effecting such Change in Recommendation, Boingo shall, and shall cause its representatives to, during such five (5) business day period, negotiate with Parent in good faith (to the extent that Parent desires to negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that the Change in Recommendation is no longer necessary (and in the event of any material change to the circumstances related to the Intervening Event that is adverse to the stockholders of Boingo, Boingo shall, in each case, deliver to Parent an additional notice consistent with that described in this clause and a renewed negotiation period under this clause shall commence (except that the five (5) business day period shall instead be equal to three (3) business days; provided that if such additional notice is delivered during the initial five (5) business day negotiation period, the initial negotiation period shall not be reduced by such notice)); and provided, that the Board of Directors shall not be permitted to effect a Change in Recommendation of the type in the first or fifth bullet in the definition of Change in Recommendation set forth above with respect to or in connection with any Acquisition Proposal (which shall be covered by the provisions set forth above regarding a Superior Proposal).
Notwithstanding the restrictions described above, the Merger Agreement does not prohibit Boingo or the Board of Directors from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act or making a statement required under Rule 14d-9 under the Exchange Act or under Item 1012(a) of Regulation M-A promulgated under the Exchange Act (including making any “stop-look-and-listen” communication to the stockholders); provided, that this exception shall not be deemed to affect whether any such disclosure, other than a “stop, look and listen” communication of the type contemplated by Section 14d-9(f) of the Exchange Act, would otherwise be deemed to be a Change in Recommendation. For purposes of clarity and avoidance of doubt, a factually accurate public statement that describes Boingo’s receipt of an Acquisition Proposal and that states that no position has been taken by the Board of Directors as to the advisability or desirability of such Acquisition Proposal and the operation of the Merger Agreement with respect thereto will not be deemed a Change in Recommendation.
Stockholders Meeting
Boingo agreed to take all action necessary to convene a Stockholders Meeting as promptly as practicable and in any event on the thirtieth calendar day immediately following the date of mailing of the Proxy Statement (and if such day is not a Business Day, on the first Business Day subsequent to such day), to consider and vote upon the adoption of the Merger Agreement and to cause such vote to be taken, and agreed not to postpone, recess or adjourn such meeting except to the extent required by applicable Law and with prior notice to Parent or, if, (i) on a date that is two Business Days prior to the date the Stockholders Meeting is scheduled (the “Original Date”), (A) Boingo has not received proxies representing the Requisite Company Vote, whether or not a quorum is present or (B) it is necessary to ensure that any supplement or amendment to the Proxy Statement is required to be delivered and in each case, if Parent so requests or Boingo so elects, Boingo shall postpone, recess or adjourn, or make one or more successive postponements, recesses or adjournments of, the Stockholders Meeting as long as the date of the Stockholders Meeting is not postponed, recessed or adjourned more than ten days in connection with any one postponement, recess or adjournment or more than an aggregate of thirty days from the Original Date in reliance on the preceding sentence or (ii) within the five Business Days prior to the Original Date or any date that the Stockholders Meeting is then scheduled to be held, Boingo delivers a notice of an intent to make a Change in Recommendation, Parent may direct Boingo to, or Boingo may elect to, postpone, recess or adjourn the Stockholders Meeting for up to ten Business Days and Boingo will promptly, and in any event no later than the next Business Day, postpone, recess or adjourn the Stockholders Meeting in accordance with Parent’s direction or such election.
Once Boingo has established a record date for the Stockholders Meeting, Boingo will not change such record date or establish a different record date for the Stockholders Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Boingo agrees that, unless the Merger Agreement is terminated in accordance with its terms, and Boingo has paid to Parent the Company Termination Fee (as defined below) in accordance with terms of the Merger Agreement, its obligations to hold the Stockholders Meeting pursuant will not be affected in any manner, including in connection with (i) the making of a Change in Recommendation by the Boingo Board (ii) the commencement of or announcement or disclosure of or communication to Boingo of any Acquisition Proposal.
Without the prior written consent of Parent, the adoption of the Merger Agreement will be the only matter (other than related procedural matters) that Boingo will propose to be acted on by its stockholders at the Stockholders Meeting.
Employee Benefits
Following the Effective Time, all employees of Boingo or its subsidiaries who remain employed by the Surviving Corporation or any affiliate of Parent following the Merger, which we refer to as “Continuing Employees”, will be provided substantially comparable types and levels of employee benefits in the aggregate as those provided to the Continuing Employees immediately prior to the Effective Time (such benefits to be provided pursuant to the “Parent Plans”), provided that this undertaking shall not obligate Parent to continue the employment of such Continuing Employees for any period following the Effective Time, and such Continuing Employees may be terminated by Parent at any time (except to the extent otherwise restricted by applicable law and subject to any contractual arrangements between Boingo and any individual employee, as in effect as of the date of the Merger Agreement).
Further, for purposes of vesting, eligibility to participate and levels of benefits (but not benefit accrual under any defined benefit plan or frozen benefit plan of Parent or vesting under any equity incentive plan) under any Parent Plan, Parent will credit each Continuing Employee with his or her years of service with Boingo or its subsidiaries before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, Parent will, subject in each case to receipt of any required consent of the applicable Parent Plan provider, use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Parent Plans, (ii) for purposes of each Parent Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, all pre-existing condition exclusions and actively-at-work requirements of such Parent Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable company benefit plans in which such Continuing Employee participated immediately prior to the Effective Time, and (iii) for the plan year in which the Effective Time occurs, the crediting of each Continuing Employee with any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any Parent Plan.
Finally, each Continuing Employee who is a participant in Boingo’s Management Incentive Compensation Plan shall remain eligible to receive a cash bonus for the fiscal year 2021, provided, that to the extent that the employment of any Continuing Employee who participates in Boingo’s Management Incentive Compensation Plan immediately prior to the closing date is terminated other than for cause by the Surviving Corporation, or an affiliate thereof, following the closing date but prior to the date of payment of bonuses under Boingo’s Management Incentive Compensation Plan for fiscal year 2021 in the ordinary course in accordance with the terms thereof, Parent shall, or shall cause the Surviving Corporation to, pay a cash bonus to such Continuing Employee equal to a prorated portion of such Continuing Employee’s annual target bonus in effect as of immediately prior to the Effective Time, less applicable deductions and withholdings.
Financing Efforts
Parent and Merger Sub have represented to Boingo that:
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Parent has delivered to Boingo true, accurate and complete copies of the fully executed (a) Debt Commitment Letter, pursuant to which, and subject to the terms and conditions thereof, the Commitment Parties have committed to lend the amounts set forth therein to Merger Sub, for the purpose of funding the transactions contemplated by the Merger Agreement (the “Debt Financing”), and (b) Equity Commitment Letter, pursuant to which, and subject to the terms and conditions thereof, the Digital Colony Partners has committed to invest the amounts set forth therein (the “Equity Financing” and, together with the Debt Financing, the “Financing”). We refer to the Equity Commitment Letter and the Debt Commitment Letter collectively as the “Financing Commitments”.

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The Equity Commitment Letter provides that Boingo is a third party beneficiary thereof.

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As of the date of the Merger Agreement, all of the Financing Commitments are in full force and effect and are legal, valid and binding obligations of Parent and Merger Sub. As of the date of the Merger Agreement, no Financing Commitment has been, to the knowledge of Parent, withdrawn, rescinded or terminated. As of the date of the Merger Agreement, no Financing Commitment has been amended or modified in any respect. Assuming the satisfaction of the conditions set forth in the Merger Agreement, as of the date of the Merger Agreement, Parent has no reason to believe (both before and after giving effect to any “flex” provisions contained in the Debt Commitment Letter) that any of the conditions applicable to it in the Financing Commitments will not be satisfied on the closing date.

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Except for the related fee letter and non-disclosure agreements, the Financing Commitments are the only agreements to which Parent or Merger Sub is a party relating to the funding or investing, as applicable, of the Financing as of the date of the Merger Agreement. Other than as expressly set forth in the Financing Commitments, there are no agreements or arrangements, conditions precedent or other contingencies relating to the funding of the full amount of the Financing.

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Parent or Merger Sub, as applicable, has fully paid (or caused to be paid) any and all commitment fees or other fees required by the Financing Commitments to be paid on or before the date of the Merger Agreement. Assuming the Financing is funded and/or invested in accordance with the Financing Commitments, Parent will have, in the aggregate and together with the available cash and cash equivalents of Boingo, sufficient funds to pay the amounts required to be paid by Parent or Merger Sub in connection with the consummation of the transactions contemplated by the Merger Agreement.

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As of the date of this Agreement, none of Parent, Merger Sub or any of their respective affiliates has entered into any contract, arrangement or understanding (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the transactions contemplated by the Merger Agreement or (ii) expressly prohibiting any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any person in connection with a transaction relating to Boingo or any of its subsidiaries in connection with the transactions contemplated by the Merger Agreement.

Each of Parent and Merger Sub has agreed to use its (and has agreed to cause certain affiliates to use their) reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Financing on the terms and conditions (including any “flex” provisions), described in the Financing Commitments (or on such other terms and conditions that are acceptable to each of Parent and Merger Sub and which are permitted under the terms of the Merger Agreement), including using reasonable best efforts to:
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maintain in effect the Financing Commitments and, once entered into, any definitive financing agreements with respect to the Debt Financing (the “Financing Agreements”);

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taking into account the expected timing of the closing date, negotiate and enter into no earlier than the closing date the Financing Agreements;

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taking into account the expected timing of the closing date, satisfy (or obtain the waiver of) all conditions to receipt of the Debt Financing contemplated by the Debt Commitment Letter and Financing Agreements and that are within the control of Parent or Merger Sub;

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comply with its obligations under the Financing Commitments; and

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enforce its rights (other than through litigation) under the Financing Commitments.

Parent and Merger Sub shall not agree to or permit any amendment, supplement, termination, modification or replacement of, or grant any waiver of, any condition, remedy or other provision under any Financing Commitment or any Financing Agreement without the prior written consent of Boingo if such amendment, supplement, termination, modification, replacement or waiver would:
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reduce the aggregate amount of the Financing from that contemplated by the Financing Commitments delivered as of the date of the Merger Agreement to an amount less than that required to pay the Required Amount;

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impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Financing in a manner that would (x) materially delay (taking in to account the expected timing of the closing) or prevent the closing from occurring or (y) make the funding of any portion of the Financing (or satisfaction of any condition to obtaining any portion of the Financing) on the closing date materially less likely to occur; or

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adversely impact in any material respect the ability of Parent or Merger Sub, as applicable, or, in the case of the Equity Financing, Boingo, to enforce its rights against the other parties to the Financing Commitments.

For the avoidance of doubt, Parent and Merger Sub may modify, supplement or amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents, managers or entities in similar roles. Upon any amendment, supplement, modification, termination or replacement of, or waiver of, any Financing Commitment or Financing Agreement, Parent shall deliver a copy thereof to Boingo and references in the Merger Agreement to “Financing Commitments”, “Debt Commitment Letter”, “Equity Commitment Letter” and “Financing Agreements” shall include and mean such documents as amended, supplemented, modified, replaced or waived, as applicable.
In the event that all or any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “flex” provisions) contemplated in the Debt Commitment Letter for any reason, (i) Parent or Merger Sub, as applicable, shall promptly notify Boingo and (ii) Parent or Merger Sub, as applicable, shall use its reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event, alternative financing from the same or alternative sources (the “Alternative Financing”) in an amount sufficient, when added to the portion of the Financing and cash on hand of Boingo and its subsidiaries that is and remains available to Parent and Merger Sub, to fund the Required Amount (as defined below); provided, that Parent and Merger Sub, as applicable, shall not be required to, and in no event shall its reasonable best efforts be deemed or construed to require that it, (A) obtain Alternative Financing (1) on terms and conditions that are less favorable to Parent or Merger Sub, as applicable, than those in the Debt Commitment Letter (including any “flex” provisions) as in effect on the date hereof, (2) includes any conditions to funding of the Debt Financing that are not contained in the Debt Commitment Letter as in effect on the date hereof or (3) would reasonably be expected to prevent, impede, or materially delay the consummation of the transactions contemplated by the Merger Agreement, (B) pay any fees or agree to pay any interest rate amounts or original issue discounts, in either case, in excess of those contemplated by the Debt Commitment Letter (including any “flex” provisions) or to consummate the Debt Financing prior to the date as is required pursuant to the terms of the Merger Agreement or (C) seek or obtain equity financing in excess of the amount provided for in, or from a Person other than the counterparties to, the Equity Commitment Letter. In the event any Alternative Financing is obtained and a debt commitment letter is entered into with respect thereto, Parent or Merger Sub, as applicable, shall deliver a copy thereof to Boingo and references herein to (A) “Debt Commitment Letter” and the “Commitment Letters” shall be deemed to include and mean the Debt Commitment Letter to the extent not superseded by such debt commitment letter, as the case may be, at the time in question and such debt commitment letter to the extent then in effect, and (B) “Financing” shall include such Alternative Financing.
For purposes of the Merger Agreement, “Required Amount” means, the Per Share Merger Consideration, any other amounts required to be paid by Parent or Merger Sub in connection with the consummation of the transactions contemplated by the Merger Agreement (including, without limitation, any amounts payable in respect of Company Stock Options and Company RSUs under the Merger Agreement) and all associated fees, costs and expenses in connection with the Merger and the other transactions contemplated by the Merger Agreement, including the Financing, in each case, to the extent required to be paid on the closing date.
Parent or Merger Sub, as applicable, shall furnish Boingo true and complete and executed (upon execution) copies of the Financing Agreements upon the prior reasonable written request of Boingo. Parent or Merger Sub, as applicable, shall (i) give Boingo prompt written notice of any default or breach by any party to any of the Commitment Letters of which Parent or Merger Sub, as applicable, becomes aware, if such default or breach would result in a delay of, or in any way limit, the availability of the Financing and (ii) otherwise keep Boingo reasonably informed of the status of its efforts to arrange the Debt Financing (or any Alternative Financing). Without limiting the generality of the foregoing, Parent and Merger Sub, as applicable, shall give Boingo prompt notice (A) of the receipt or delivery of any notice or other written communication, in each case from any person with respect to (x) any actual default under or breach of any provisions of the Commitment Letters by Parent or Merger Sub, as applicable, or any withdrawal, termination, repudiation or rescission of any provisions thereof by any party to any of the Commitment Letters or (y) any material dispute or material disagreement between or among parties to any of the Commitment Letters with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the closing date in each case, that would make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur or materially delay the availability of the Financing (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing or the definitive agreements with respect to the Financing), and (B) if at any time for any reason Parent or Merger Sub, as applicable, believes that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources, contemplated by any of the

Commitment Letters. Parent or Merger Sub, as applicable, shall promptly provide any information reasonably requested by Boingo relating to any circumstance referred to in clause (A) or (B) of the immediately preceding sentence.
Parent is responsible for obtaining the Equity Financing and shall take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper or advisable to obtain the Equity Financing pursuant to and in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letters, including taking all actions necessary to:
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comply with the terms of and maintain in effect the Equity Commitment Letter;

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consummate the Equity Financing at or prior to the closing subject to the terms and conditions of the Equity Commitment Letter; and

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enforce its rights under the Equity Commitment Letter to the extent that Digital Colony Partners is required to fund under the Equity Commitment Letter pursuant to the terms thereof and the Merger Agreement.

Boingo, at Parent’s sole expense, has agreed to, and has agreed to cause each of its subsidiaries and its and their respective officers, directors and employees to, use its and their respective reasonable best efforts to provide (and shall use reasonable best efforts to direct its and their respective accountants, legal counsel and other representatives to provide) all customary cooperation as may be requested by Parent or Merger Sub, as applicable, that is necessary or customary in connection with arranging and obtaining of the Debt Financing, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Boingo or any of its subsidiaries. Such cooperation shall include:
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preparing and furnishing Parent or Merger Sub, as applicable, and the Debt Financing Sources, as promptly as practicable after the date of the Merger Agreement (and in any event, not later than a time reasonably sufficient to allow Parent or Merger Sub, as applicable, to satisfy any condition to the receipt of such Debt Financing), all Financial Information (as defined below) and all other financial and other pertinent information and disclosures regarding Boingo and its subsidiaries as may be reasonably requested by Parent or Merger Sub, as applicable, for use in connection with the Debt Financing;

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causing Boingo’s senior officers to participate in a reasonable number of lender or investor meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders and purchasers of, the Debt Financing and senior management and representatives, with appropriate seniority and expertise, of Boingo), rating agency presentations and sessions and due diligence meetings, in each case, at reasonable times and upon reasonable advance notice (it being agreed that any such meetings, presentations and sessions may be virtual);

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assisting Parent and Merger Sub, as applicable, and the Debt Financing Sources in the preparation of (a) any debt marketing documents and any supplements thereto (including assisting with the preparation of versions of such debt marketing documents and any supplements thereto that do not contain material non-public information with respect to Boingo and its subsidiaries and executing and delivering one or more customary authorization and representation letters) and (b) pro forma financial statements or other pro forma financial information, in each case to the extent reasonably requested by Merger Sub or Parent; provided, that (x) Boingo shall not be responsible for the preparation of such pro forma financial statements and any pro forma adjustments giving effect to the transactions contemplated by the Merger Agreement and (y) Boingo’s assistance shall relate solely to the financial information and data derived from Boingo’s historical books and records (which shall not involve Boingo itself preparing such pro forma financial information), and providing reasonable cooperation with the due diligence efforts of the Debt Financing Sources to the extent reasonable and customary;

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reasonably cooperating with the marketing efforts of Merger Sub and the Debt Financing Sources in connection with the Debt Financing, including direct contact between such management of Boingo and the Debt Financing Sources;

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reasonably cooperating with Parent’s legal counsel in connection with customary legal opinions required of Merger Sub in connection with the Debt Financing;

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reasonably assisting Parent or Merger Sub, as applicable, in obtaining any corporate credit and family ratings from any ratings agencies contemplated in connection with the Debt Financing, including assisting Parent or Merger Sub, as applicable, and the Debt Financing Sources in the preparation of customary materials for rating agency presentation to the extent reasonably requested by Parent or Merger Sub;

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reasonably assisting in the preparation of, and executing and delivering, any pledge, security, definitive financing agreements for the Debt Financing and other customary financing documents, including guarantee and collateral documents and other certificates and documents (including the preparation of schedules thereto and other closing certificates, consents and resolutions (including a certificate of the chief financial officer of, or person performing similar functions for, Boingo) with respect to solvency matters in customary form attached to the Debt Commitment Letter) as may be reasonably requested by Parent or Merger Sub, as applicable, in connection with the Debt Financing;

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facilitating the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral in connection with the Debt Financing (including delivery of original stock certificates and original stock powers of Boingo’s subsidiaries to the extent required on the closing date in connection with the Debt Financing and to the extent available to Boingo);

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using reasonable best efforts to assist the Debt Financing Sources in benefiting from the existing lending relationships of Boingo;

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taking all ministerial company actions reasonably requested by Parent or Merger Sub, as applicable, to permit the consummation of the Debt Financing;

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at least three (3) business days prior to closing, providing all documentation and other information customarily required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the USA Patriot Act and beneficial ownership regulations, relating to Boingo and its subsidiaries, in each case as is reasonably requested in writing by Parent and Merger Sub at least ten (10) business days prior to closing; and

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obtaining a customary pay-off letter (in a form and substance reasonably acceptable to Parent and the Commitment Parties) (the “Debt Payoff Letter”) and lien terminations, if applicable, to the extent necessary for the release of all liens and the prepayment, payoff, discharge and termination in full of all obligations outstanding under the Credit Agreement, dated as of February 26, 2019, among Boingo, certain affiliates of Boingo, the financial institutions listed therein as lenders, Bank of America, N.A. as agent for the lenders named therein, Silicon Valley Bank as syndication agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book runner, as amended to the date hereof (the “Existing Credit Agreement”), (b) providing Parent with a copy of such Debt Payoff Letter at least two (2) Business Days prior to the closing date and (c) giving (by the date required under the Existing Credit Agreement) any necessary notices (including notices of prepayment) to allow for the prepayment, payoff, discharge and termination in full of the Existing Credit Agreement at the closing.

For purposes of the Merger Agreement, (x) “Financial Information” means (i) the audited consolidated balance sheets at the end of, and the related statements of operations, comprehensive income (loss), cash flows and stockholders’ equity of Boingo and its consolidated subsidiaries for the three most recently completed fiscal years ended at least 90 days prior to the closing date, and (ii) the unaudited condensed consolidated balance sheets at the end of, and the related statements of operations, comprehensive income (loss), cash flows and stockholders’ equity of Boingo and its consolidated subsidiaries for, each fiscal quarter or three, six or nine month period, as applicable, (but excluding the fourth quarter period of any fiscal year) subsequent to the last fiscal year for which financial statements were delivered pursuant to the preceding clause (i) and ended at least 45 days before the closing date (in the case of this clause (ii), without footnotes) together with the consolidated balance sheet and related statements of operations, comprehensive income (loss), cash flows and stockholders’ equity of Boingo and its consolidated subsidiaries for the corresponding portion of the previous fiscal year, in each case, prepared in accordance with generally accepted accounting principles, and (y) “Debt Financing Source” means the Commitment Parties and each other person, in its capacity as such, that has committed to provide or arrange or otherwise entered into agreements to provide Debt Financing or any Alternative Financing in connection with the transactions contemplated by the Merger

Agreement, together with each affiliate thereof and each officer, director, employee, partner, trustee, controlling person, advisor, attorney, agent and representative of each such entity or affiliate and their respective successors and assigns. Parent and Merger Sub and their respective affiliates shall not be considered Debt Financing Sources.
However:
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neither Boingo nor any of its subsidiaries shall be required to pay any commitment or other similar fee (other than for reasonable out-of-pocket costs or expenses that are reimbursed by Parent or Merger Sub, as applicable) or enter into any binding agreement or commitment (other than any customary authorization or representation letters) or incur any other actual or potential liability in connection with the Debt Financing or any of the foregoing prior to, or with respect to any event or circumstances occurring or existing prior to, the closing unless, in each case, either indemnified by Parent and Merger Sub or reimbursed by Parent or Merger Sub, as applicable;

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no director, manager, officer or employee of Boingo or any of its subsidiaries shall be required to deliver any certificate or take any other action to the extent any such action would reasonably be expected to result in personal liability to such director, manager, officer or employee;

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none of Boingo, any of its subsidiaries, or any of their respective directors or officers shall be obligated to adopt resolutions or execute consents to approve or authorize the execution of the Debt Financing, provided, that this shall not prohibit the adoption or execution of any resolutions or consents so long as such resolutions or consents which are contingent upon the occurrence of the closing or do not become effective any earlier than the closing date by any persons that shall remain or will become officers or directors of Boingo or any of its subsidiaries as of the Effective Time; and

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neither Boingo nor any of its subsidiaries shall be required to take any action that would reasonably be expected, in the reasonable judgment of Boingo, to conflict with, or result in any violation or material breach of, any applicable law or any obligations of confidentiality (not created in contemplation of the Merger Agreement) binding on Boingo or any of its subsidiaries.

Parent or Merger Sub, as applicable, shall, promptly upon request by Boingo, reimburse Boingo for all documented out-of-pocket costs and expenses incurred by Boingo, its subsidiaries and their representatives in connection with their respective obligations to cooperate with the Debt Financing. Parent and Merger Sub shall jointly and severally indemnify and hold harmless Boingo, its subsidiaries and their respective representatives from and against any and all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements suffered or incurred by any of them in connection with the Debt Financing and any information supplied or provided in connection therewith (other than to the extent suffered or incurred as a result of (i) the gross negligence, willful misconduct or material breach of the Merger Agreement in each case as determined by a court of competent jurisdiction by Boingo, any subsidiary of Boingo or any affiliate or representative thereof or (ii) any inaccuracy (other than any immaterial inaccuracy) in the historical financial information provided to Parent or Merger Sub by Boingo pursuant to the definition of Financial Information).
Efforts to Close the Merger
Parent and Boingo have agreed to use their respective reasonable best efforts to effect the transactions contemplated by the Merger Agreement. In particular, the Merger Agreement contains certain other additional agreements among Boingo, Parent and Merger Sub relating to, among other things:
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prompt notification by Boingo to Parent regarding any legal action commenced or threatened relating to the Merger Agreement, the Merger or any of the other transactions contemplated in the Merger Agreement;

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cooperation between Boingo and Parent in connection with public announcements;

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cooperation among Boingo, Parent and Merger Sub in using reasonable best efforts to effect all regulatory filings and obtain necessary consents of all third parties and Governmental Authorities;

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exercising reasonable best efforts by Boingo to obtain certain consents from contractual counterparties;

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the delisting of Boingo common stock; and

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notifying the other party of the receipt of certain communications from any governmental entity or third party in connection with the transactions contemplated by the Merger Agreement.

However, notwithstanding anything to the contrary set forth in the Merger Agreement, Parent or any of its affiliates or any of their respective direct or indirect equityholders shall not be required to, and Boingo and its subsidiaries shall not be permitted to without Parent’s prior written approval, take or agree or commit to take any such action, or agree or commit to any condition or restriction, to obtain the expiration of any applicable waiting period under any law, to obtain any required consent or other approval from any governmental authority under any law, or to prevent the entry of, or have vacated, lifted, reversed or otherwise overturned, any applicable injunction, judgment or other order issued under any law, if the taking of such action:
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would require any action by, or would impose any condition or restriction on, any of the businesses or assets of Parent’s affiliates (other than Boingo or any of its subsidiaries) or the businesses or assets of Parent’s direct or indirect equityholders (other than Boingo or any of its subsidiaries); or

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in the case of any such action by, or any condition or restriction on, Boingo or any of its subsidiaries, individually or in the aggregate, would or would reasonably be expected to have a Material Adverse Effect on Boingo and its subsidiaries.

Indemnification and Insurance
For six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Boingo pursuant to any indemnification, exculpation or advance of expense or similar agreement by Boingo or any of its subsidiaries in favor of any Indemnified Person (the “Indemnification Agreements”) and any indemnification, exculpation or advancement of expenses provisions under the Certificate of Incorporation or Bylaws (or comparable organizational documents) in effect as of the date of the Merger Agreement; provided, that such obligations shall be subject to any limitation imposed from time to time under applicable Law.
Prior to the Effective Time, Boingo shall, and for six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, provide officers’ and directors’ liability, fiduciary liability and similar insurance (collectively, “D&O Insurance”) in respect of acts or omissions occurring prior to the Effective Time covering each person who is or was prior to the Effective Time an officer or director of Boingo or its subsidiaries and each person who is now or was prior to the Effective Time an officer or director of Boingo or its subsidiaries who served as a fiduciary under or with respect to any employee benefit plan of Boingo or its subsidiaries (each an “Indemnified Person”) covered as of the date of the Merger Agreement by Boingo’s D&O Insurance policies on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the Merger Agreement; provided, that, the Surviving Corporation shall not be obligated to pay annual premiums in the aggregate in excess of 300% of the amount per annum Boingo paid in its last full fiscal year (provided, that if the annual premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall be obligated to obtain the most advantageous policies available for an annual premium equal to such amount). Notwithstanding the foregoing, at any time Parent or the Surviving Corporation may, and prior to the time the adoption of the Merger Agreement by Boingo’s stockholders, Boingo may, with the prior written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned), (and at the request of Parent, shall) purchase a “tail” directors’ and officers’ liability insurance policy, covering the same persons and providing the same terms with respect to coverage and premium amount as aforesaid, and that by its terms shall provide coverage until the sixth annual anniversary of the Effective Time, and upon the purchase of such insurance Parent’s and the Surviving Corporation’s obligations shall be deemed satisfied for so long as such insurance is in full force and effect and covers the matters that would otherwise be covered pursuant to the foregoing.
The rights of each Indemnified Person set forth above shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to which each Indemnified Person is entitled, whether pursuant to law, contract or otherwise. The obligations of Parent and the Surviving Corporation shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom the foregoing provisions apply without the consent of such affected

Indemnified Person. Parent shall cause the Surviving Corporation to pay all expenses, including reasonable attorneys’ fees, that may be incurred by an Indemnified Person in enforcing the indemnity and other obligations provided pursuant to the foregoing provisions.
If (1) Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or the surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or (2) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth above.
Conditions to the Closing of the Merger
The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by law) waiver by Boingo and Parent of the following conditions:
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the adoption of the Merger Agreement by the requisite affirmative vote of stockholders;

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the expiration or termination of the applicable waiting period under the HSR Act; and

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the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent of each of the following additional conditions:
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The representations and warranties of Boingo:

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contained in Sections 3.4 (Authority) and 3.19 (Brokers and Expenses) of the Merger Agreement being true and correct in all respects as of the closing date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period);

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regarding Boingo’s capitalization being true and correct in all material respects as of the signing of the Merger Agreement (which shall be deemed satisfied, and such representations and warranties shall be deemed true and correct in all material respects, so long as any inaccuracy or combination of inaccuracies in such representations and warranties does not result, in aggregate, in an increase in the aggregate consideration otherwise payable by Parent in the Merger by more than $6,000,000); and

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all the representations and warranties other than those in respect of the matters described in the two bullets above, being true and correct as of the closing date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in the Merger Agreement), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect that is continuing.

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Boingo having performed in all material respects the covenants or agreements under the Merger Agreement to be performed or complied with by it as of the closing date;

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Since the date of the Merger Agreement, a Material Adverse Effect has not occurred that is continuing; and

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Parent’s receipt of a certificate of Boingo signed on its behalf by any of Boingo’s chairman of the board of directors or its chief executive officer or such other officer serving in such capacity certifying the matters in the foregoing bullets.

In addition, the obligation of Boingo to consummate the Merger is subject to the satisfaction or waiver by Boingo of each of the following additional conditions:

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The representations of Parent and Merger Sub shall have been true and correct in all respects as of the closing date as though made on or as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except, in each case, where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated thereby or perform their respective obligations under the Merger Agreement;

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Parent and Merger Sub each having performed in all material respects the covenants or agreements required under the Merger Agreement to be performed or complied with by them as of the closing date; and

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Boingo’s receipt of a certificate signed by an executive officer of each of Parent and Merger Sub certifying the matters in the foregoing bullets.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by stockholders, in the following ways:
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By mutual written consent of Boingo and Parent;

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By either Boingo or Parent:

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if the Merger is not consummated on or before the Outside Date (except that the right to terminate the Merger Agreement as a result of the occurrence of the Outside Date will not be available to any party whose material failure to fulfill any obligation under the Merger Agreement has been the substantial or primary cause of, or resulted in, the failure of such acceptance to occur on or before the Outside Date);

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if any governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or other law or order that (x) makes the consummation of the Merger illegal or otherwise prohibited, or (y) enjoins Parent and Boingo from consummating the Merger, and, in each case, such order, injunction, judgment, judicial decision, decree or ruling or law or order shall have become final and non-appealable; provided that the right to terminate the Merger Agreement under this bullet shall not be available to any party who has failed to perform or comply with its obligations pursuant to the Merger Agreement in respect of such law or order;

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if Boingo’s stockholders fail to approve the proposal to adopt the Merger Agreement at the Special Meeting, or any adjournment or postponement thereof, at which a vote on such proposal is taken;

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By Boingo:

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if there is an inaccuracy in Parent’s or Merger Sub’s representations in the Merger Agreement, or a breach by Parent or Merger Sub of its covenants therein, in either case that would reasonably be expected to prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the Merger; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is twenty (20) business days from the date Parent is notified in writing by Boingo of such breach, then Boingo may not terminate the Merger Agreement (x) prior to such date if Parent and Merger Sub are taking reasonable efforts to cure such breach or inaccuracy and (y) following such date if such inaccuracy or breach is cured at or prior to such date;

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prior to receiving the stockholder approval, in order to enter into a definitive written agreement providing for a Superior Proposal in accordance with the terms of the Merger Agreement, if Boingo pays to Parent a termination fee of (x) $13,090,000 if such termination had taken place during the Go-Shop Period or (y) $19,635,000 in all other cases, prior to or simultaneously with such termination under the Merger Agreement (the “Company Termination Fee”); or

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if (i) all of the conditions applicable to all parties’ obligations to consummate the Merger and Parent’s and Merger Sub’s obligations to consummate the Merger have been satisfied or waived (other than those that, by their nature, are to be satisfied at the Closing; provided that those conditions could be satisfied if the Closing were to occur), (ii) Boingo has irrevocably confirmed in writing to Parent that it is prepared, willing and able to effect the consummation of the closing and the other transactions contemplated thereby in accordance with the terms of the Merger Agreement, and (iii) Parent fails to consummate the Closing within two (2) business days following the later of (x) the date the Closing should have occurred pursuant to the terms of the Merger Agreement and (y) delivery of such confirmation (collectively, “Parent’s Failure to Close”).

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By Parent:

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if there is an inaccuracy in Boingo’s representations and warranties, or a breach by Boingo of its covenants in the Merger Agreement, in either case that would cause a condition applicable to all parties’ obligations to consummate the Merger or Parent’s and Merger Sub’s obligations to consummate the Merger to not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is twenty (20) business days from the date Boingo is notified in writing by Parent of such breach, Parent and Merger Sub may not terminate the Merger Agreement (x) prior to such date if Boingo is taking reasonable efforts to cure such breach or inaccuracy or (y) following such date if such inaccuracy or breach is cured at or prior to such date.

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if the Board of Directors or any committee thereof shall have made a Change in Recommendation (provided that the delivery of a Notice of Designated Superior Proposal and any amendment or update to such notice and the determination to so deliver such notice, update or amendment and public disclosure with respect thereto shall not, by itself, give rise to a right for Parent to terminate the Merger Agreement); or

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if Boingo has willfully and materially breached its obligations related to Acquisition Proposals.

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will become void and without any further liability on the part of any party thereto. However, certain provisions of the Merger Agreement relating to certain confidentiality obligations, certain financing-related indemnification and reimbursement obligations, the effect of termination of the Merger Agreement, termination fees, expenses, and certain general provisions, will survive any termination of the Merger Agreement. Termination shall not relieve any party of liability and each party shall remain liable for any willful and material breach of its representations, warranties or covenants.
Termination Fees and Expense Reimbursement
If the Merger Agreement is terminated in specified circumstances, the terminating party may be required to pay a termination fee. Parent would be entitled to receive a termination fee equal to $19,635,000 from Boingo under the following circumstances (provided, that if such termination had occurred during the Go-Shop Period in connection with Boingo entering into a definitive written agreement with respect to a Superior Proposal Boingo’s termination fee to Parent would have been $13,090,000):
•
(A) if the Merger Agreement is terminated (i) by Parent, Merger Sub or Boingo due to (x) the Merger not having occurred by the Outside Date or (y) Boingo’s stockholders failing to approve the proposal to approve and adopt the Merger Agreement at the Special Meeting or (ii) by Parent or Merger Sub if there is an uncured inaccuracy in Boingo’s representations, warranties or covenants that would lead to a failure of a closing condition, (B) an Acquisition Proposal by a third party shall have been made after the date of the Merger Agreement and not withdrawn prior to such termination and (C) within 12 months after such termination (I) Boingo enters into a definitive agreement with respect to an Acquisition Proposal (whether or not involving the same Acquisition Proposal which was made after the date of the Merger Agreement) or (II) an Acquisition Proposal (whether or not involving the same Acquisition Proposal which was made after the date of the Merger Agreement) is consummated (with all references to 15% in the definition thereof being treated as references to 50.1% for purposes of this provision);

•
if the Merger Agreement is terminated by Parent or Merger Sub in connection with (x) a Change in Recommendation or (y) if Boingo has willfully and materially breached its obligations related to Acquisition Proposals;

•
if the Merger Agreement is terminated by Boingo prior to the adoption of the Merger Agreement its stockholders in order for it to enter into a definitive written agreement with respect to a Superior Proposal; or

•
if the Merger Agreement is terminated by Boingo in connection with the failure of the Merger to be consummated by the Outside Date, in circumstances in which Parent or Merger Sub would have been entitled to terminate the Merger Agreement as a result of (x) a Change in Recommendation or (y) if Boingo has willfully and materially breached its obligations related to Acquisition Proposals.

Boingo would be entitled to receive a reverse termination fee equal to $32,725,000 from Parent under the following circumstances:
•
if the Merger Agreement is terminated by Boingo as a result of Parent’s Failure to Close; or

•
if the Merger Agreement is terminated by either Parent or Merger Sub in connection with the failure of the Merger to be consummated by the Outside Date, in circumstances in which Boingo would have been entitled to terminate the Merger Agreement as a result of Parent’s Failure to Close.

If the Merger Agreement is terminated because Boingo’s stockholders fail to approve the proposal to approve and adopt the Merger Agreement at the Special Meeting, then Boingo would be required to reimburse Digital Colony up to $2.5 million in respect of certain costs and expenses reasonably incurred by Parent or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby.
Specific Performance
Parent and Merger Sub are entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement by Boingo in the courts described in the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, including Boingo’s obligation to consummate the Merger.
Other than as it relates to the right to cause the Equity Financing to be funded and to consummate the Merger, Boingo is entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement by Parent and Merger Sub in the courts described in the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.
Boingo is entitled to seek and obtain an injunction, specific performance and other equitable relief to enforce Digital Colony Partners’ obligations to cause the Equity Financing to be funded (and to exercise its rights as a third party beneficiary under the Equity Commitment Letters) and to consummate the Merger and the other transactions contemplated in the Merger Agreement only in the event that each of the following conditions has been satisfied:
•
the closing conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied by actions taken at the closing, but subject to the satisfaction or waiver of such conditions) have been satisfied at the time the closing would have occurred but for the failure of the Equity Financing to be funded, and remain satisfied, or have been waived;

•
the Debt Financing has been funded, or will be concurrently funded in accordance with the terms thereof at the closing, or the lenders thereunder have irrevocably confirmed in writing that the Debt Financing will be funded in full at or before the closing if the Equity Financing is funded at the closing (provided, that the Parent and Merger Sub shall not be required to draw down the Equity Financing or consummate the closing if the Debt Financing is not in fact funded at or before the Effective Time); and

•
Boingo has irrevocably confirmed in writing to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the closing will occur.

The election of Boingo to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit Boingo from seeking to terminate the Merger Agreement and seeking to collect the reverse termination fee or damages for liability of Parent or Merger Sub in the case of willful and material breach. However, under no circumstances is Boingo permitted or entitled to receive both (x) a grant of specific performance of the funding of the Equity Financing or the obligation to close and (y) any money damages, including all or any portion of the reverse termination fee.
Fees and Expenses
Except in specified circumstances, whether or not the Merger is completed, Boingo, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.
Waiver
Prior to the Effective Time, any party may (a) extend the time for the performance of any obligation or other act of any other party, (b) waive any inaccuracy in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained in the Merger Agreement.
Amendment
The Merger Agreement may be amended in writing by the parties to the Merger Agreement at any time before or after adoption of the Merger Agreement by stockholders; provided that no amendment that is adverse to any Debt Financing Source shall be effective as to such Debt Financing Source without the written consent of such Debt Financing Source. However, after adoption of the Merger Agreement by stockholders, (i) no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval and (ii) except as provided above, no amendment shall be submitted to be approved by stockholders unless required by law.
Governing Law
The Merger Agreement is governed by Delaware law without regard to any applicable conflicts of law.

MARKET PRICES AND DIVIDEND DATA
Our common stock is listed on Nasdaq under the symbol “WIFI”, As of April 16, 2021, there were 44,751,010 shares of common stock outstanding, held by approximately 20 stockholders of record. We have never declared or paid any cash dividends on our common stock.
The following table presents the high and low intra-day sale prices of our common stock on Nasdaq during the fiscal quarters indicated:
	Common Stock Prices
	High	Low
Fiscal Year 2021 — Quarter Ended
June 30 (through April 16, 2021)	$14.34	$13.89
March 31	14.37	11.26
Fiscal Year 2020 — Quarter Ended
December 31	$15.60	$8.69
September 30	15.80	9.62
June 30	15.92	9.80
March 31	15.80	6.66
Fiscal Year 2019 — Quarter Ended
December 31	$13.39	$8.85
September 30	19.58	10.83
June 30	25.98	17.14
March 31	26.07	19.96
Fiscal Year 2018 — Quarter Ended
December 31	$35.67	$18.50
September 30	35.98	21.46
June 30	25.70	20.02
March 31	28.34	21.21
Fiscal Year 2017 — Quarter Ended
December 31	$25.99	$20.78
September 30	22.00	14.33
June 30	17.10	12.73
March 31	13.38	10.46
Fiscal Year 2016 — Quarter Ended
December 31	$12.95	$9.39
September 30	10.38	8.10
June 30	9.02	6.56
March 31	7.83	5.40
On April 6, 2021, the latest practicable trading day before the printing of this Proxy Statement, the closing price for our common stock on Nasdaq was $14.13 per share. You are encouraged to obtain current market quotations for our common stock.
Following the Merger, there will be no further market for our common stock and it will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information concerning beneficial ownership of our common stock as of March 31, 2021 by:
•
each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock;

•
each of our named executive officers;

•
each of our directors; and

•
all of our current executive officers and directors as a group.

The table below is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through March 31, 2021.
The percentage ownership is based upon 44,735,886 shares of common stock outstanding as of March 31, 2021.
For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within sixty (60) days of March 31, 2021 and common stock subject to restricted stock unit awards that will vest within sixty (60) days of March 31, 2021 to be outstanding and to be beneficially owned by the person holding the options, warrants, or restricted stock unit award for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
FMR LLC(2) 245 Summer Street Boston, MA 02210	5,557,121	12.4%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	3,227,816	7.2%
The Vanguard Group(4) 100 Vanguard Boulevard Malvern, PA 19355	3,103,936	6.9%
Handelsbanken Fonder AB(5) SE-106 70, Stockholm, Sweden	2,758,800	6.2%
Renaissance Technologies Holdings Corporation(6) 800 Third Avenue New York, NY 10022	2,522,573	5.6%
Maury Austin(7)	45,893	*
Dawn Callahan(8)	15,087	*
Roy Chestnutt(9)	4,711	*
Michele Choka(10)	12,989	*
Chuck Davis(11)	102,724	*
Mike Finley(12)	108,144	*
David Hagan(13)	997,502	2.2%
Peter Hovenier(14)	391,885	*
Terrell Jones(15)	72,398	*
Kathy Misunas(16)	42,546	*
Derek Peterson(17)	40,719	*
Lance Rosenzweig(18)	86,630	*
All current directors and executive officers as a group (12 persons)	1,921,228	4.3%

*
Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Boingo Wireless, Inc., 10960 Wilshire Blvd, 23rd Floor, Los Angeles, CA 90024.

(2)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2021. FMR LLC, Abigail P. Johnson, and Fidelity Balanced Fund each reported that, FMR LLC and Abigail P. Johnson has sole power to direct the voting and disposition of 5,557,121 shares.

(3)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 29, 2021. Shares are held by the following subsidiaries: BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd.

(4)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2021. The shares reported include shares held by The Vanguard Group, Inc. and the following subsidiaries: Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd.; Vanguard Investments Canada, Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited.

(5)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2020. Handelsbanken Fonder AB reported to have the sole power to direct the voting and disposition of 2,758,800 shares.

(6)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2021. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, each reported that, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation has sole power to direct the voting and disposition of 2,522,573 shares.

(7)
Represents 45,893 shares held by Mr. Austin.

(8)
Represents 3,789 shares held by Ms. Callahan, 7,993 shares issuable to Ms. Callahan upon exercise of options that are currently exercisable, and 3,305 shares issuable to Ms. Callahan upon vesting of restricted stock units within 60 days of March 31, 2021.

(9)
Represents 4,711 shares held by Mr. Chestnutt.

(10)
Represents 12,989 shares held by Ms. Choka.

(11)
Represents 102,724 shares held by Mr. Davis.

(12)
Represents 92,537 shares held by Mr. Finley and 15,607 shares issuable to Mr. Finley upon vesting of restricted stock units within 60 days of March 31, 2021.

(13)
Represents 997,502 shares held by Mr. Hagan.

(14)
Represents 391,885 shares held by Mr. Hovenier.

(15)
Represents 72,398 shares held by Mr. Jones.

(16)
Represents 42,546 shares held by Ms. Misunas.

(17)
Represents 32,791 shares held by Dr. Peterson and 7,928 shares issuable to Dr. Peterson upon vesting of restricted stock units within 60 days of March 31, 2021.

(18)
Represents 86,630 shares held by Mr. Rosenzweig.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Boingo. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.
Boingo will hold an annual meeting in 2021 only if the Merger has not already been completed.
To be submitted for inclusion in the proxy statement for any 2021 annual meeting of stockholders, stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by our corporate secretary no later than December 22, 2020.
Our bylaws provide that for a proposal to be properly brought by a stockholder before the annual meeting of stockholders to be held during calendar year 2021, notice of such proposal must be received by us at our principal executive offices not less than 45 days or more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made. As a result, notice of any stockholder proposal with respect to the 2021 annual meeting of stockholders submitted pursuant to these provisions of our bylaws, and containing the information required by our bylaws, must have been delivered to our corporate secretary no earlier than February 5, 2021 and no later than March 7, 2021; provided, however that if we hold an annual meeting in 2021, and such meeting is delayed more than thirty days after June 4, 2021, then we will provide notice of when such stockholder proposals will be due.
A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to our Corporate Secretary, Boingo Wireless Inc., 10960 Wilshire Blvd, 23rd Floor, Los Angeles, CA 90024. A current copy of our bylaws also is available at our corporate website at www.investors.boingo.com.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this Proxy Statement.
The following Boingo filings with the SEC are incorporated by reference:
•
Boingo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

•
Boingo’s Current Report on Form 8-K filed on March 1, 2021.

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC between the date of this Proxy Statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated by reference herein.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this Proxy Statement.
You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
Boingo Wireless, Inc.
Attn: Corporate Secretary
10960 Wilshire Blvd, 23rd Floor
Los Angeles, CA 90024
Phone: (310) 586-5180
If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.boingo.com. The information included on our website is not incorporated by reference into this Proxy Statement.
If you have any questions concerning the Merger, the Special Meeting or the accompanying Proxy Statement, would like additional copies of the accompanying Proxy Statement or need help voting your shares of common stock, please contact our Proxy Solicitor:
Morrow Sodali LLC
Stockholders May Call Toll-Free: (800) 662-5200
Banks & Brokers May Call Collect: (203) 658-9400

MISCELLANEOUS
Boingo has supplied all information relating to Boingo, and Parent has supplied, and Boingo has not independently verified, all of the information relating to Parent and Merger Sub contained in this Proxy Statement.
You should rely only on the information contained in this Proxy Statement, the annexes to this Proxy Statement and the documents that we incorporate by reference in this Proxy Statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 16, 2021. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement), and the mailing of this Proxy Statement to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Appendix A
AGREEMENT AND PLAN OF MERGER
Among
WHITE SANDS PARENT, INC.,
WHITE SANDS BIDCO, INC.
and
BOINGO WIRELESS, INC.
Dated as of February 26, 2021

A-i

A-ii

Exhibits
Exhibit A
Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of February 26, 2021 (this “Agreement”), among White Sands Parent, Inc., a Delaware corporation (“Parent”), White Sands Bidco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Boingo Wireless, Inc., a Delaware corporation (the “Company”).
RECITALS
WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”);
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (ii) determined that this Agreement and the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and the holders of shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”) (shares of Company Common Stock being hereinafter collectively referred to as “Company Shares”) and (iii) subject to the terms hereof, resolved and agreed to recommend that holders of Company Shares adopt this Agreement; and
WHEREAS, the boards of directors of Parent and Merger Sub have each adopted and declared advisable this Agreement and the Merger.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
1.   Definitions.
1.1   Definitions.   For purposes of this Agreement:
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement between the Company and any person making an Acquisition Proposal, the terms of which are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (provided that such confidentiality agreement shall not be required to restrict the submission to the Company of Acquisition Proposals and such confidentiality agreement shall permit the Company to comply with its obligations under this Agreement, including Section 6.2 hereof).
“Acquisition Proposal” means any inquiry, proposal, offer or indication of interest from a Third Party (whether or not in writing) relating to, or that could reasonably be expected to lead to, in one transaction or a series of transactions, (i) any direct or indirect acquisition or purchase (including by any license or lease) by any person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of (A) assets (including equity securities of any Company Subsidiary) or businesses that constitute fifteen percent (15%) or more of the revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or (B) beneficial ownership of fifteen percent (15%) or more of any class of equity securities of the Company or of any Company Subsidiary; (ii) any purchase or sale of, or tender offer or exchange offer for, equity securities of the Company or any Company Subsidiary that, if consummated, would result in any person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or any Company Subsidiary; or (iii) any merger, consolidation, business combination, recapitalization, reorganization, dual listed structure, joint venture, share exchange or similar transaction involving the Company or any of the significant Company Subsidiaries, as a result of which the owners of the equity securities of the Company immediately prior to such event own less than eighty-five percent (85%) of the equity securities of the Company immediately following such event; or (iv) any liquidation or dissolution of the Company, in each case other than the Transactions and transactions otherwise permitted by the terms of Section 5.1.

“Action” means any litigation, suit, action, hearing, proceeding, arbitration or mediation by or before a Governmental Authority, arbitrator or mediator of competent jurisdiction.
“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.
“beneficial owner” means a person who shall be deemed to be the beneficial owner as determined by Rule 13d-3 of the Exchange Act.
“Business Day” means a day, other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Bylaws” means the bylaws of the Company, as amended.
“Capped Call Documentation” means (A) the letter agreement Re: Base Call Option Transaction, dated as of October 2, 2018, between the Company and Barclays Bank PLC, as amended by the letter agreement Re: Base Call Option Transaction, dated as of October 2, 2018, between the Company and Barclays Bank PLC, and (B) the letter agreement Re: Additional Call Option Transaction, dated as of October 3, 2018, between the Company and Barclays Bank PLC, as amended by the letter agreement Re: Additional Call Option Transaction, dated as of October 3, 2018, between the Company and Barclays Bank PLC, in each case, as further amended, restated, supplemented, or otherwise modified on or prior to the date hereof.
“Capped Call Transactions” means the transactions documented under the Capped Call Documentation.
“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company.
“Company Intellectual Property” means any and all Intellectual Property and Intellectual Property Rights that are owned by (solely or jointly) or licensed to the Company or any Company Subsidiary, or that the Company or any Company Subsidiary otherwise has the right to use (or that the Company or any Company Subsidiary claims or purports to own or have a license with respect to or otherwise have a right to use).
“Company RSU” means an award under any of the Company Stock Plans that provides for payment at a future date of one or more shares of Company Common Stock or value derived therefrom, other than a Company Stock Option.
“Company Software” means Software in the Company Owned Intellectual Property.
“Company Stock Option” means any option to purchase one or more shares of the Company’s Common Stock granted under any of the Company Stock Plans.
“Company Stock Plans” means any equity incentive plans of the Company, as amended, pursuant to which the Company granted Company Stock Options or Company RSUs (including the Amended and Restated 2001 Stock Incentive Plan and the 2011 Equity Incentive Plan).
“Company Termination Fee” shall mean an amount equal to $19,635,000, except that the “Company Termination Fee” shall mean an amount equal to $13,090,000 if this Agreement is terminated by the Company pursuant to Section 8.1(g) during the Go-Shop Period.
“Continuing Employees” mean all employees of the Company or any Company Subsidiary who (a) at the Effective Time, continue their employment with the Company or any Company Subsidiary, or (b) remain or become, at the Effective Time, employees of the Company, any Company Subsidiary or Parent.
“Contract” means any legally binding contract, subcontract, agreement, indenture, deed of trust, license, sublicense, note, bond, loan instrument, mortgage, lease, purchase or sales order, concession, franchise, option, insurance policy, benefit plan, guarantee and any similar legally binding undertaking, commitment or pledge.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Convertible Notes” means the Company’s 1.00% Convertible Senior Notes due 2023 issued pursuant to the Convertible Notes Indenture.
“Convertible Notes Indenture” mean the Indenture, dated as of October 5, 2018, between the Company and Wilmington Trust, National Association, as Trustee.
“Copyrights” means any and all U.S. and foreign copyrights, mask works, and all other rights with respect to Works of Authorship and all registrations thereof and applications therefor (including moral and economic rights, however denominated).
“Debt Financing Source” means the Lenders and each other person, in its capacity as such, that has committed to provide or arrange or otherwise entered into agreements to provide Debt Financing or any Alternative Financing in connection with the transactions contemplated by this Agreement, together with each affiliate thereof and each officer, director, employee, partner, trustee, controlling person, advisor, attorney, agent and representative of each such entity or affiliate and their respective successors and assigns. Parent and Merger Sub and their respective affiliates shall not be considered Debt Financing Sources.
“Debt Marketing Documents” means customary confidential information memoranda, investor presentations and other syndication documents and materials, including rating agency materials and presentations, and similar documents and materials customarily prepared in connection transactions of the type contemplated by with the Debt Financing.
“Delaware Law” means the DGCL and any other applicable Law (including common law) of the State of Delaware.
“Environmental Laws” means any Law relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances, including the exposure of any individual to Hazardous Substances, (ii) the manufacture, handling, transport, transfer, use, recycling, treatment, storage, investigation, removal, remediation, exposure of others to, distribution or disposal of Hazardous Substances or materials containing Hazardous Substances, (iii) pollution, regulation or protection of the indoor or outdoor environment or natural resources or human health and safety as it relates to environmental protection, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 5101 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Endangered Species Act, 16 U.S.C. §§ 1531 et seq.; the National Environmental Policy Act, 42 U.S.C. §§ 4321 et seq.; and their state and local counterparts; or (iv) any Laws governing or applicable to any product content including, without limitation, the European Union Directives 2012/19/EU (Waste Electrical and Electronic Equipment Directive) and 2011/65/EU (Restriction on the Use of Hazardous Substances), and including any amendments to the foregoing.
“ERISA Affiliate” means any person that, together with the Company or any Company Subsidiary, would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Financial Information” means (i) the audited consolidated balance sheets at the end of, and the related statements of operations, comprehensive income (loss), cash flows and stockholders’ equity of the Company and its consolidated subsidiaries for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date, and (ii) the unaudited condensed consolidated balance sheets at the end of, and the related statements of operations, comprehensive income (loss), cash flows and stockholders’ equity of the Company and its consolidated Subsidiaries for, each fiscal quarter or three, six or nine month period, as applicable, (but excluding the fourth quarter period of any fiscal year) subsequent to the last fiscal year for which financial statements were delivered pursuant to the preceding clause (i) and ended at least 45 days before the Closing Date (in the case of this clause (ii), without footnotes) together with the consolidated balance sheet and related statements of operations, comprehensive income (loss), cash flows and stockholders’

equity of the Company and its consolidated Subsidiaries for the corresponding portion of the previous fiscal year, in each case, prepared in accordance with GAAP.
“Governmental Authority” means any (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any state owned entity, governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); or (iv) organization, entity or body or individual exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature (including stock exchanges).
“Government Contract” means any Contract, prime contract, subcontract, teaming agreement, joint venture agreement, basic ordering agreement, blanket purchase agreement, letter agreement, purchase order, delivery order, task order, cooperative agreement, change order, arrangement or other commitment, in each case, to which the Company or any Company Subsidiary, on the one hand, and (A) a U.S. federal Governmental Authority, (B) any prime contractor to a U.S. federal Governmental Authority or (C) any subcontractor with respect to any contract described in clause (A) or (B), on the other hand, are parties thereto as of the date hereof.
“Hazardous Substances” means (i) those substances or materials defined in or regulated as wastes or hazardous or toxic substances or materials (or any other terms of similar import) under any Environmental Law; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos, radon, radiation, and radioactive materials; (v) any other contaminant or pollutant; and (vi) any biological or chemical substance, material or waste regulated or classified as hazardous, toxic, or radioactive (or any other term of similar import) by any Governmental Authority of competent jurisdiction pursuant to any Environmental Law; provided, that Hazardous Substances shall not include office and janitorial supplies that are safely maintained in compliance with all applicable Law.
“Indebtedness” means any of the following and, in each case, including all accrued and unpaid interest thereon and any premiums, prepayment penalties, breakage costs and other fees and expenses arising as a result of the payment of any such amount owed: (i) indebtedness for borrowed money (including any capital lease obligations) of the Company or any Company Subsidiary; (ii) obligations of the Company or any Company Subsidiary evidenced by any note, bond, debenture or other debt security; (iii) the deferred purchase price of property or services (other than trade payables or accruals incurred in the ordinary course of business); (iv) obligations under any bankers’ acceptances or letters of credit (to the extent drawn upon), performance bonds or similar obligations; (v) obligations in respect of any interest rate, currency, swap or other hedging agreements; (vi) obligations of another person secured by a Lien on any asset of the Company or any Company Subsidiary; and (vii) obligations of other persons of the nature of those referred to in clauses (i) through (vi) that are guaranteed by the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary is otherwise liable.
“Indemnified Person” means each person who is now or was prior to the Effective Time an officer or director of the Company or the Company Subsidiaries and each person who is now or was prior to the Effective Time an officer or director of the Company or the Company Subsidiaries who served as a fiduciary under or with respect to any employee benefit plan of the Company or the Company Subsidiaries (within the meaning of Section 3(3) of ERISA).
“Intellectual Property” means any and all (i) formulae, algorithms, procedures, processes, methods, techniques, know-how, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (ii) Software, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, designs, mask works, and other works of authorship and copyrightable subject matter (“Works of Authorship”); (iii) databases and other compilations and collections of data or information (“Databases”); (iv) trademarks, service marks, logos and design marks, and trade dress, together with all goodwill associated with any of the foregoing (“Trademarks”); (v) domain names, uniform resource locators and other names and locators associated with the Internet (“Domain Names”) and (vi) confidential and proprietary information and other intangible materials not generally known to the public that that derive independent economic value from not being generally known or readily ascertainable, including (to the extent maintained as a trade secret) (A) any technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, and other information and other intangible materials; (B) customer, vendor, and distributor lists, contact and registration information, and correspondence; and (C) any specifications, designs, prototypes, and schematics (“Trade Secrets”).
“Intellectual Property Rights” means any and all rights recognized by any Governmental Authority anywhere in the world in the Intellectual Property, including (i) Patents; (ii) Copyrights; (iii) industrial design rights and registrations thereof and applications therefor; (iv) rights with respect to Trademarks, and all registrations thereof and applications therefor; (v) rights with respect to Domain Names, including registrations thereof and applications therefor; (vi) rights with respect to Trade Secrets, including rights to limit the use or disclosure thereof by any person; and (vii) rights with respect to Databases, including registrations thereof and applications therefor.
“knowledge of the Company” means the knowledge, after reasonable inquiry, of each of Mike Finley, Peter Hovenier, Derek Peterson, Dawn Callahan, Michael Zeto and Bruce Crair. With respect to Intellectual Property and Intellectual Property Rights, “reasonable inquiry” does not require the Company or any of the individuals named in the previous sentence to conduct, have conducted, obtain, or have obtained any freedom-to-operate opinions or similar opinions of counsel or any clearance searches, in each case, with respect to Patents, and no knowledge of any third-party Intellectual Property Rights that would have been revealed by such inquiries, opinions, or searches will be imputed to the Company or any such individual.
“Lenders” means the entities that are party to the Debt Commitment Letter (other than Parent or Merger Sub), who shall include Truist Bank and Truist Securities, Inc.; provided, that in the event that any Additional Commitment Party (as defined in the Debt Commitment Letter) is added as a party to the Debt Commitment Letter after the date hereof, whether pursuant to any joinder agreement thereto or otherwise, the term Debt Financing Sources shall include each such institution.
“Lien” means any liens, mortgages, deeds of trust, claims of, and defects or imperfections in, title, hypothecations, encroachments, easements, use restrictions, rights-of-ways, encumbrances, pledges, security interests, options, right of purchase, rights of a vendor under any title retention or conditional sale agreement rights of first refusal, or other charges of any kind or nature whatsoever.
“Material Adverse Effect” means any event, occurrence, condition, circumstance, development, state of facts, change, effect (each an “Effect”), individually or when taken together with all other Effects, that is materially adverse to, would reasonably be expected to have, or has had a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, that none of the following Effects shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) changes in the industry in which the Company operates; (ii) changes in the general economic or business conditions within the U.S. or other jurisdictions in which the Company has operations; (iii) general changes in the economy or securities, credit, financial or other capital markets of the U.S. or any other region outside of the U.S. (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes); (iv) earthquakes, fires, floods, hurricanes, tornadoes or similar catastrophes, or acts of terrorism, war, sabotage, national or international calamity, pandemics or epidemics, including COVID-19, military action or any other similar event or any change, escalation or worsening thereof after the date hereof; (v) any change in GAAP or any change in Laws (or interpretation or enforcement thereof) applicable to the operation of the business of the Company and the Company Subsidiaries, in each case, unrelated to the transactions contemplated hereby and of general applicability, in each case, after the date hereof; (vi) any Effect, including loss of customers, suppliers, vendors, venue partners, business partners or employees of the Company and the Company Subsidiaries, as a result of the announcement or pendency of the Transactions; (vii) any decline in the market price, or change in price or trading volume, of the capital stock of Company or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; provided that the underlying causes of such decline, change or failure, may be considered in determining whether there was a Material Adverse Effect; and (viii) any actions taken or failure to take any action, in each case, to which Parent or Merger Sub has expressly approved, consented or requested or that is required or prohibited by this

Agreement (other than pursuant to the first sentence of Section 5.1); and (ix) any stockholder class action litigation, derivative or similar litigation or claims or proceedings for appraisal under the DGCL arising out of or in connection with or relating to this Agreement and the transactions contemplated hereby; provided, that an Effect described in any of clauses (i)-(v) may be taken into account to the extent the Company and the Company Subsidiaries are materially disproportionately affected thereby relative to other peers of the Company and the Company Subsidiaries in the same industries in which the Company and the Company Subsidiaries operate (in which case the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect) (provided that in the case of clause (iv), such comparison shall be limited to such industry peers located in the same geographic area as the Company and Company Subsidiaries).
“NY MTA Contracts” means the following contracts: (i) the Long Island Railroad Atlantic Branch and associated stations, pursuant to the License Agreement for the Atlantic Terminal, Atlantic Avenue Tunnel & Jamaica Station Wireless Communications Services and Dark Fiber Project, dated as of November 15, 2018, between Metropolitan Transportation Authority, acting on behalf of itself and its subsidiary, the Long Island Rail Road Company, and Boingo LLC, as amended, and (ii) the Grand Central Terminal East Side Access facility, pursuant to the License Agreement for the East Side Access Facilities Wireless Communications Services and Dark Fiber Project, dated as of November 15, 2018, between the Metropolitan Transportation Authority, acting on behalf of itself and its subsidiaries, the Long Island Rail Road Company and MTA Capital Construction Company, and Boingo LLC, as amended.
“Open Source” means Software that is generally available in source code form and that is distributed under a license which, by its terms, (i) does not prohibit licensees of such Software from licensing or otherwise distributing such Software in source code form, (ii) does not prohibit licensees of such Software from making modifications thereof, and (iii) does not require a royalty or other payment for the licensing or other distribution, or the modification, of such Software (other than a reasonable charge to compensate the provider for the cost of providing a copy thereof).
“Owned Company Intellectual Property” means any and all Intellectual Property and Intellectual Property Rights that are owned by (solely or jointly) the Company or any Company Subsidiary (or that Company or any Company Subsidiary claims or purports to own), including all Registered Company Intellectual Property set forth on Section 3.14(a) of the Disclosure Schedule.
“Parent Termination Fee” shall mean an amount equal to $32,725,000.
“Patents” means any and all U.S. and foreign patent rights, including without limitation, all (i) patents, (ii) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (iii) all patents-of-addition, reissues, reexaminations, confirmations, re-registrations, invalidations, and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, and (iv) all foreign counterparts of any of the foregoing.
“Permitted Liens” means (i) Liens for Taxes that are not due and payable or that may thereafter be paid without interest or penalty and for which reserves have been established in accordance with GAAP to the extent required thereunder, (ii) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, (iii) any obligations in respect of performance and construction bonds issued in the ordinary course of business, (iv) zoning, building and other similar codes and regulations and (v) Liens (other than Liens securing Indebtedness), defects or irregularities in title, easements, rights-of-way, covenants, restrictions, conditions, non-exclusive licenses granted in the ordinary course of business and other similar matters that would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and the Company Subsidiaries as presently conducted.
“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person, trust, association, enterprise, society, estate, firm, joint venture, organization, entity, Governmental Authority or any entity of any kind or nature including any “group” (as defined in Section 13(d)(3) of the Exchange Act).

“Real Property Leases” means all lease agreements, sublease agreements, license agreements or other agreements pursuant to which any Company Leased Real Property is leased, subleased licensed or otherwise used by the Company or any Company Subsidiary, together with all schedules, exhibits, addenda, amendments, modifications or written or oral.
“Registered Company Intellectual Property” means all Patents, registered Trademarks, applications to register Trademarks, registered Copyrights, applications to register Copyrights, and Domain Names included in the Owned Company Intellectual Property that are currently registered, recorded, or filed by, for, or in the name of Company or any Company Subsidiary.
“Representatives” means the directors, officers, employees, agents (including financial and legal advisors) and other advisors and representatives of a person.
“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Software” means all computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof.
“Sponsor” means Digital Colony Partners II, LP.
“subsidiary” or “subsidiaries” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.
“Tax” or “Taxes” means all U.S. federal, state, local, non-U.S. taxes, charges, fees, levies or other assessments, including any net income, gross income, gross receipts, value-added, sales, use, ad valorem, customs, duties, capital stock, environmental, base erosion and anti-abuse (including taxes under Section 59A of the Code), transfer, franchise, profits, license, lease, service, service use, withholding, payroll, social security (or similar, including FICA) employment, excise, registration, severance, stamp, occupation, premium, real property, personal property, escheat, windfall profits, customs, duties, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges in the nature of or similar to a tax, together with any interest, any penalties or additions to tax with respect thereto, whether disputed or not, including any fees or penalties imposed on a person in respect of any information Tax Return made to a Governmental Authority of competent jurisdiction.
“Tax Returns” means all returns and reports, elections, declarations, disclosures, schedules, estimates and information returns, including any schedule or attachment thereto, supplied or required to be supplied to a Governmental Authority of competent jurisdiction (or any agent thereof) relating to Taxes, including any amendment thereto.
“Third Party” means any person other than the Parent and its subsidiaries (including Merger Sub) and the respective Representatives of Parent and its subsidiaries.
“U.S.” means United States of America.

The following terms have the meaning set forth in the Sections set forth below:
Defined Term	Location of Definition
Acquisition Agreement	6.2(c)(i)
Agreement	Preamble
Antitrust Division	6.9
Audited Company Financial Statements	3.7(b)
Blue Sky Laws	3.5(b)
Book-Entry Shares	2.9(b)
Certificate of Merger	2.2
Certificates	2.9(b)
Change in Recommendation	6.2(c)(i)
Code	2.10
Collective Bargaining Agreement	3.11(b)
Commitment Letters	4.4(a)
Company	Preamble
Company Arrangements	3.10(g)
Company Balance Sheet	3.7(c)
Company Benefit Plans	3.10(a)
Company Board	Recitals
Company Board Recommendation	6.2(c)(i)
Company Common Stock	Recitals
Company Compensation Committee	3.10(g)
Company Financial Reports	3.7(b)
Company Intellectual Property Agreements	3.14(k)(i)
Company Leased Real Property	3.13(c)
Company Material Contracts	3.17(a)
Company Preferred Stock	3.3(c)
Company Products	3.14(o)
Company Required Approvals	3.5(b)
Company Securities	3.3(c)
Company Shares	Recitals
Company Subsidiary	3.1(b)
Confidentiality Agreement	6.1(b)
Contaminants	3.14(p)
Covered Securityholders	3.10(g)
Debt Financing	6.16(a)
D&O Insurance	6.4(b)
Delaware Courts	9.7
DGCL	Recitals
Disclosure Schedule	Article 3
Dissenting Company Shares	2.8(a)
EEOC	3.11(g)
Effective Time	2.2

Defined Term	Location of Definition
Employee IP Agreement	3.14(f)
Equity Commitment Letter	4.4(a)
Equity Financing	4.4(a)
ERISA	3.10(a)
Exchange Fund	2.9(a)
Existing Credit Agreement	6.16(c)
FTC	6.9
GAAP	3.7(b)
Go-Shop Period	6.2(a)
Government Official	3.22
Governmental Contracting Parties	6.1(a)
HSR Act	3.5(b)
Indemnification Agreements	6.4(a)
IRS	3.10(a)
IT Systems	3.14(o)
Law	3.5(a)
Limited Guaranty	4.8
Measurement Date	3.3(b)
Merger	Recitals
Closing	2.2
Closing Date	2.2
Per Share Merger Consideration	2.6(a)
Multiemployer Plan	3.10(b)
Multiple Employer Plan	3.10(b)
New Commitment Letter	6.16(a)
Non-Management Employees	5.1(g)
Notice of Designated Superior Proposal	6.2(c)(iii)
Option Payment	2.7(a)
Order	7.1(b)
Outside Date	8.1(b)
Parent	Preamble
Parent Common Stock	2.7(a)
Parent Plans	6.3(b)
Paying Agent	2.9(a)
Per Share Merger Consideration	Recitals
Permits	3.6
Permitted Title Exceptions	3.13(b)
Plans	3.10(a)
Merger Sub	Preamble
SEC Reports	3.7(a)
Securities Act	3.7(a)
SOX	3.7(a)

Defined Term	Location of Definition
Superior Proposal	6.2(b)(iii)
Surviving Corporation	2.1
Transactions	3.4(b)
US Benefit Plans	3.10(a)
2.   The Merger.
2.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Parent and the Company shall consummate the Merger and Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and, from and after the Merger, the Company shall be a wholly owned Subsidiary of Parent and the separate corporate existence of the Company shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.
2.2   Effective Time; Closing.   Unless this Agreement shall have been terminated pursuant to Article 8, upon the terms and conditions set forth herein, the closing of the Merger (the “Closing”) will take place (a) at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, at 3570 Carmel Mountain Road, Suite 200, San Diego, California, or by exchange of documents (with signatures) by electronic transmission, no later than the third (3rd) Business Day after the day on which the last of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) has been satisfied or waived (and all such conditions remain satisfied or waived on such Business Day) in accordance with this Agreement or (b) at such other time, date or place is agreed to in writing by Parent and the Company; provided, that Parent shall not be required to consummate the Closing prior to the date that is 30 Business Days after the date hereof. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” Subject to the terms and conditions set forth herein, a certificate of merger satisfying the applicable requirements of the DGCL (the “Certificate of Merger”) shall be duly executed by the Company and simultaneously with the Closing shall be filed with the Office of the Secretary of State of the State of Delaware. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware (the date and time of such filing, or such later time as shall be agreed by Parent and the Company and specified in such filing, being the “Effective Time”).
2.3   Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.
2.4   Certificate of Incorporation; Bylaws.
(a)   At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to be in the form attached hereto as Exhibit A, until thereafter amended as provided by law and such certificate of incorporation.
(b)   Unless otherwise determined by Parent prior to the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated at the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such bylaws.
2.5   Directors and Officers.   The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and, except as determined by Parent or Merger Sub prior to the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
2.6   Conversion of Securities.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:
(a)   Each Company Share issued and outstanding immediately prior to the Effective Time (other than any Company Shares to be canceled or to remain outstanding pursuant to Section 2.6(b) and any Dissenting Company Shares) shall be canceled and shall be converted automatically into the right to receive an amount in cash, net of applicable withholding taxes and without interest, equal to the fourteen U.S. dollars ($14.00) (the “Per Share Merger Consideration”) payable to the holder of such Company Share, upon surrender, in the manner provided in Section 2.9. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Per Share Merger Consideration shall be appropriately and equitably adjusted to provide the holders of Company Shares with the same economic effect as contemplated by this Agreement prior to such for all purposes of this Article 2.
(b)   Each Company Share held in the treasury of the Company and each Company Share owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall be canceled and retired without any conversion thereof, and no payment or distribution shall be made and no consideration of any kind shall be delivered with respect thereto. Each Company Share held by any direct or indirect wholly-owned subsidiary of the Company shall remain outstanding and shall not be entitled to receive the Per Share Merger Consideration.
(c)   Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.
2.7   Company Stock Options; Company RSUs.
(a)   Except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a holder of Company Stock Options, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Company Stock Options, each outstanding Company Stock Option (or any portion thereof), whether vested or unvested, shall be cancelled at the Effective Time and converted automatically into the right to receive, as soon as practicable after the Effective Time, an amount in cash determined by multiplying (x) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price of such option by (y) the number of Company Shares subject to such Company Stock Option, less all applicable deductions and withholdings required by law to be withheld in respect of such payment (such amount, the “Option Payment”). Option Payments to employees and former employees of the Company shall be remitted through the payroll system of the Company or Parent. Option Payments to all other persons shall be remitted through the Company’s or Parent’s accounts payable or (with the consent of the Paying Agent) through the Paying Agent.
(b)   Except as otherwise expressly agreed to in writing prior to the Effective Time by Parent and a holder of Company RSUs, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of Company RSUs, each Company RSU (or any portion thereof) that is outstanding immediately prior to the Effective Time (including any Company RSUs which are subject to performance conditions that have not been satisfied at the Effective Time, which shall be deemed satisfied in accordance with (and to the extent provided by) the terms of the Company Stock Plans and applicable award agreements in connection with the Merger, as defined herein) shall be cancelled at the Effective Time and converted automatically into the right to receive, as soon as practicable after the Effective Time (or, to the extent required in order to avoid the holder becoming subject to any tax, penalty or interest under Section 409A of the Code, the earliest payment date provided for in the terms and conditions of the Company RSU) an amount in cash (without interest) equal to (A) the Per Share Merger Consideration multiplied by (B) the number of shares of Company Common Stock subject to each such Company RSU, less all applicable deductions and withholdings required by Law to be withheld in respect of such payment (such amount, the “RSU Payment”). If the RSU Payment cannot be made as soon as practicable after the Effective Time without triggering any tax, penalty or interest under Section 409A of the Code, the Company shall provide to the Parent prior to the Effective Time a written schedule specifically identifying the applicable payment date for each such Company RSU that complies with the payment rules under Section 409A of the Code. RSU Payments to employees and former employees of the Company shall be remitted through the payroll system of the Company or Parent. RSU Payments to all other persons shall be remitted through the Company’s or Parent’s accounts payable or (with the consent of the Paying Agent) through the Paying Agent.
(c)   Prior to the Effective Time, the Company shall to the extent and in the manner required by the applicable Company Stock Plan provide notice (in a form reasonably satisfactory to Parent) to each holder of an outstanding award granted pursuant to any Company Stock Plan describing the treatment of such award in accordance with this Section 2.7 and the Company Stock Plans. Prior to the Effective Time, the Company shall take (or cause there to be taken, as the case may be) such actions, shall obtain such consents, adopt (or cause there to be adopted) any amendments of any Company Stock Plan and any awards thereunder, as may be necessary to effect the transactions contemplated by this Section 2.7.
2.8   Dissenting Shares.
(a)   Notwithstanding anything to the contrary set forth in this Agreement, all Company Shares that are issued and outstanding immediately prior to the Effective Time and held by the stockholders of the Company who are entitled to demand appraisal and who shall have properly and validly perfected their statutory rights of appraisal in respect of such Company Shares in accordance with Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (collectively, “Dissenting Company Shares”) shall not be converted into, or represent the right to receive, the Per Share Merger Consideration. Such stockholders of the Company shall be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by the stockholders of the Company who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, net of applicable withholding taxes and without interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Company Shares in the manner provided in Section 2.9.
(b)   The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company in respect of Dissenting Company Shares and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law in respect of Dissenting Company Shares. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, or settle or offer to settle any such demands for payment, in respect of Dissenting Company Shares.
2.9   Surrender of Company Shares; Stock Transfer Books.
(a)   Prior to the Effective Time, Parent or Merger Sub shall enter into an agreement with such bank or trust company as may be designated by Parent and reasonably acceptable to the

Company (the “Paying Agent”), which shall provide for the payment by the Paying Agent of the amounts payable under Section 2.6(a) in accordance with the terms of this Section 2.9. Promptly after the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent the aggregate amount payable pursuant to Section 2.6(a); provided that Parent shall not be required to make available to the Paying Agent any Per Share Merger Consideration for Dissenting Company Shares until such time as any holders thereof shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares under such Section 262 of the DGCL (the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose. The Exchange Fund shall, pending its disbursement to holders of shares of Company Common Stock, be invested by the Paying Agent as directed by Parent. No investment of the Exchange Fund shall relieve Parent, the Surviving Corporation or the Paying Agent from making the payments required by this Article 2, and to the extent that there are net losses with respect to any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the applicable holders of Company Common Stock immediately prior to the Effective Time in the amount of such net losses, which additional funds shall be deemed to be part of the Exchange Fund. No investment of the Exchange Fund shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to Parent. The Surviving Corporation shall bear and pay all charges and expenses, including those of the Paying Agent, incurred in connection with the payment of funds to holders of Company Shares.
(b)   Promptly after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record (as of immediately prior to the Effective Time) of certificates representing shares of Company Common Stock (the “Certificates”) and to each holder of record (as of immediately prior to the Effective Time) of book-entry shares representing shares of Company Common Stock (the “Book-Entry Shares”), in each case whose shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.6(a), (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in surrendering the Certificates or Book-Entry Shares in exchange for the Per Share Merger Consideration payable with respect thereto. Upon surrender to the Paying Agent of a Certificate for cancellation, together with a duly completed and validly executed letter of transmittal or receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares, the holder of such Certificate or Book-Entry Shares shall receive in exchange therefor the amount of cash which the shares of Company Common Stock theretofore represented by such Certificate or book-entry entitle such holder to receive pursuant to the provisions of this Article 2 and the Certificate or Book-Entry Shares so surrendered shall forthwith be canceled. Until so surrendered or transferred, as the case may be, each such Certificate or Book-Entry Share shall represent after the Effective Time for all purposes only the right to receive the Per Share Merger Consideration. No interest shall be paid or shall accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article 2. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate or Book-Entry Shares so surrendered are registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer or such Book-Entry Shares shall be properly transferred and the person requesting such issuance shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Certificate or Book-Entry Shares or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. The Paying Agent shall accept such Certificates, Book-Entry Shares and transferred unregistered Company Common Stock upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal and reasonable exchange practices.

(c)   The Per Share Merger Consideration paid upon the surrender for exchange of Certificates and Book-Entry Shares in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates or Book-Entry Shares, and, after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 2, except as otherwise provided by applicable law.
(d)   Any portion of the Exchange Fund which remains undistributed to the holders of Certificates or Book-Entry Shares for six (6) months after the Effective Time shall be delivered to Parent or one of its affiliates, upon demand, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or similar laws, as general creditors thereof) for payment of their claim for Per Share Merger Consideration, without any interest thereon.
(e)   None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate or Book-Entry Share shall not have been surrendered prior to the earlier of (i) two years after the Effective Time and (ii) immediately prior to the date on which the Per Share Merger Consideration payable with respect to the shares of Company Common Stock represented by such Certificate or Book-Entry Shares pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Authority, then any such Per Share Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.
(f)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall, subject to such person’s compliance with the exchange procedures set forth in Section 2.9(b) (other than the surrender of a Certificate), issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration payable with respect to the shares of Company Common Stock represented by such Certificate in accordance with this Article 2.
2.10   Withholding Rights.   Each of Merger Sub, Parent, the Surviving Corporation the Paying Agent, and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable to any person under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld, and timely paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to person in respect of which such deduction and withholding was made.
2.11   Additional Actions.   If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or (ii) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company or otherwise to take any and all such action.
2.12   Treatment of Convertible Notes.
(a)   In accordance with the terms of the Convertible Notes Indenture, at or after the Effective Time, each holder of Convertible Notes will be entitled, subject to the terms and conditions of the Convertible Notes Indenture, to:
(i)   convert such holder’s Convertible Notes only into a right to receive from the Surviving Corporation an amount in cash for each $1,000 principal amount of such Convertible Notes held by such holder equal to the (i) Per Share Merger Consideration multiplied by the Conversion Rate (as defined in the Convertible Notes Indenture and as may be increased by any Additional Shares (as defined in the relevant Convertible Notes Indenture)) in effect on the applicable Conversion Date (as defined in the Convertible Notes Indenture), pursuant to the terms and conditions of the Convertible Notes Indenture);
(ii)   require the Surviving Corporation to repurchase such holder’s Convertible Notes (or any portion of principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof), for cash on a date specified by the Company in accordance with the Convertible Notes Indenture at the Fundamental Change Repurchase Price (as defined in the Convertible Notes Indenture); or
(iii)   continue to hold such holder’s Convertible Notes, which, for the avoidance of doubt, following the Effective Time shall only be convertible or exchangeable into cash as set forth in Section 2.12(a)(i) above.
(b)   The Surviving Corporation shall satisfy and fulfill the relevant payment obligations to each holder of Convertible Notes described in Section 2.12(a) above as and when required by the terms of this Agreement and the Convertible Notes Indenture (as such Convertible Notes Indenture may be supplemented in accordance with its terms and Section 6.17(a)).
3.   Representations and Warranties of the Company.
Except as disclosed in a document of even date herewith delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement and referring by section or sub-section number to the representations and warranties in this Agreement (the “Disclosure Schedule”), (provided that an item disclosed in any Section shall be deemed to have been disclosed for each other Section of this Agreement to the extent the relevance of such disclosure to such other section of this Agreement is reasonably apparent from the text of such disclosure) and except as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with, or furnished by the Company to, the SEC after January 1, 2018 and publicly available no less than three (3) business days prior to the date of this Agreement (but excluding any risk factor disclosure under the headings “Risk Factors” or “Forward Looking Statements”) (provided that nothing disclosed in any such Company filing with the SEC shall be deemed to be a qualification or modification of the representations and warranties set forth in Sections 3.3, 3.7(a) or 3.8(b)), the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1   Organization and Qualification; Company Subsidiaries.
(a)   The Company is a corporation duly organized and validly existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except where such failure, individually or in the aggregate, would not have, or would not be reasonably likely to have, a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have, or would not be reasonably likely to have, a Material Adverse Effect.

(b)   Section 3.1(b) of the Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of the name, and jurisdiction of organization of each subsidiary of the Company (each a “Company Subsidiary”) as well as the ownership interest of the Company in each such Company Subsidiary and the ownership interest of any other person or persons in each Company Subsidiary. Each Company Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except where the failure, individually or in the aggregate, would not have, or would not be reasonably likely to have, a Material Adverse Effect.
(c)   Except for the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.
3.2   Certificate of Incorporation and Bylaws.   The Company has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such Certificate of Incorporation, Bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, Bylaws or equivalent organizational documents.
3.3   Capitalization.
(a)   The authorized capital stock of the Company consists of 100,000,000 Company Shares, par value of one hundredth of one cent ($0.0001) each and 5,000,000 shares of preferred stock, par value of one hundredth of one cent ($0.0001) each (“Company Preferred Stock”).
(b)   As of February 24, 2021 (the “Measurement Date”),
(i)   44,718,497 Company Shares were issued and outstanding:
(ii)   no Company Shares were held in the treasury of the Company;
(iii)   no Company Shares were held by any Company Subsidiary;
(iv)   106,568 Company Shares were subject to outstanding Company Stock Options (which have a weighted average exercise price of $7.76), of which Company Stock Options to purchase 106,568 shares of Company Common Stock were exercisable;
(v)   1,946,705 Company RSUs were outstanding, assuming, for performance-based Company RSUs, that the performance-based vesting conditions for all performance periods for which achievement has not yet been determined as of the Measurement Date were deemed satisfied at target;
(vi)   no shares of Company Preferred Stock were issued or outstanding;
(vii)   all outstanding Company Shares are validly issued, fully paid and non-assessable and are issued free of any preemptive or anti-dilutive rights created by the Certificate of Incorporation or Bylaws or any Contract to which the Company is a party;
(viii)   $201,250,000 aggregate principal amount of Convertible Notes (with a conversion rate as of the date hereof equal to 23.6323 Company Shares per $1,000 principal amount, subject to adjustment as provided in the Convertible Notes Indenture) were issued and outstanding; and
(ix)   4,756,000 Company Shares were reserved for issuance upon conversion of the Convertible Notes.
(c)   Except as set forth above and except for changes since the Measurement Date resulting from the exercise of Company Stock Options or vesting of Company RSUs outstanding on such date, as of the date of this Agreement there are no outstanding (i) subscriptions, options, calls, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary, in each case, issued by the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary, (ii) shares of capital stock of or other voting securities of or ownership interests in the Company or any Company Subsidiary, or (iii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities (including any bonds, debentures, notes or other Indebtedness having voting rights or convertible into securities having voting rights) or ownership interests in the Company or any Company Subsidiary (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”). There is no liability for dividends accrued and unpaid by the Company or any Company Subsidiary other than intercompany dividends.
(d)   All Company Shares subject to issuance, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights created by the Certificate of Incorporation or Bylaws or any Contract to which the Company is a party. There are no voting trusts or other Contracts to which the Company or any Company Subsidiary is a party with respect to the voting of any capital stock of, or other equity interest in, the Company or any Company Subsidiary.
(e)   As of the date of this Agreement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Shares or any other Company Securities or any capital stock of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person, other than (i) Tax withholdings and exercise price settlements upon the exercise of Company Stock Options, vesting of Company RSUs and conversion of the Convertible Notes, (ii) upon exercise or termination of the Capped Call Transactions, and (iii) any obligation to repurchase or to make an offer to repurchase the Convertible Notes in accordance with and pursuant to the Convertible Notes Indenture. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights created by the organizational documents of such Company Subsidiary or any Contract to which such Company Subsidiary is a party and are not subject to any pre-emptive or similar rights, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens (other than Permitted Liens) or Contracts or other limitations or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or equity interest) other than restrictions imposed by applicable securities laws.
(f)   Section 3.3(f) of the Disclosure Schedule sets forth a listing of (i) all equity plans of the Company (including all Company Stock Plans); (ii) all outstanding Company Stock Options and Company RSUs, as of the Measurement Date; (iii) the date of grant and name of the holder of each Company Stock Option and each Company RSU; (iv) with respect to each Company Stock Option, the exercise price thereof; (v) with respect to each Company Stock Option, whether or not such Company Stock Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code; and (vi) with respect to performance-based RSUs, whether the performance-based vesting conditions have been determined. Each Company Stock Option and each Company RSU was granted in accordance with the terms of the applicable Company Stock Plan and all other applicable Law.
(g)   Except as set forth above and on Section 3.3(g) of the Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(h)   There are no voting agreements, voting trusts, stockholders’ agreements, proxies or other agreements or understanding to which the Company or any of the Company Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of, restricting the transfer of, or providing for registration rights with respect to, the capital stock of the Company or any of the Company Subsidiaries.
(i)   Except as set forth on Section 3.3(i) of the Disclosure Schedule, the Company and Company Subsidiaries have no outstanding Indebtedness.
3.4   Authority Relative to this Agreement.
(a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, subject only to adoption of this Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Requisite Company Vote”). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(b)   The Company Board, at a meeting duly called and held on February 26, 2021, at which all of the directors of the Company were present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (collectively, the “Transactions”), are advisable, fair to, and in the best interests of the Company and holders of Company Shares, (ii) based on written representations and warranties made by Parent and Merger Sub, determined that neither Parent nor Merger Sub is an “interested stockholder” as defined in Section 203(c) of the DGCL and taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to, or as a result of, the execution of this Agreement or the consummation of the Transactions, without any further action on the part of the Company Board or the holders of Company Shares; (iii) approved this Agreement and the Transactions (including the Merger) upon the terms and conditions set forth in this Agreement, and (iv) recommended that the holders of Company Shares adopt this Agreement.
3.5   No Conflict; Required Filings and Consents.
(a)   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any Company Subsidiary, (ii) subject to obtaining the consents that are required to be listed in Section 3.5(a) of the Disclosure Schedule, and assuming the making of all filings or notifications as may be required in connection with the transactions described herein under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any foreign antitrust, merger control, or competition law, and the receipt of all clearances, authorizations, approvals, consents, or waiting period expirations or terminations as may be required in connection with the transactions described herein under the HSR Act and any foreign antitrust, merger control, or competition law, conflict with or violate any U.S. or non-U.S. law, including any statute, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of a Governmental Authority of competent jurisdiction (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound, or (iii) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, or (except with respect to Company Stock Options and Company RSU’s in connection with the treatment of such awards under Section 2.7 of this Agreement, the Convertible Notes and the Capped Call Transactions) give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, or result in the loss of a material benefit under any Company Material Contract or material Permit to which the Company or any Company Subsidiary is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to (x) prevent or materially delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect.
(b)   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, waiting period expiration or termination, authorization or permit of, or filing with or notification to, any Governmental Authority of competent jurisdiction, except (i) for (w) the filing of the Proxy Statement with the SEC and such reports and filings as may be required under the Exchange Act, (x) applicable requirements, if any, of the Exchange Act and state securities or “blue sky” laws (“Blue Sky Laws”), (y) any required pre-merger notification under the HSR Act, and similar requirements in foreign countries regarding antitrust or competition matters and any associated consents, approvals, authorizations, waiting period terminations, or permits, and (z) the filing of the Certificate of Merger (collectively, the “Company Required Approvals”), and (ii) subject to obtaining the Requisite Company Vote, where the failure to obtain such consents, approvals, waiting period expirations or terminations, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to (x) prevent or materially delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect.
3.6   Permits; Compliance.
(a)   Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, certifications, approvals and orders of any Governmental Authority of competent jurisdiction, including with respect to any Environmental Laws, necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Permits”), except where the failure to have, or the suspension or cancellation of, any of the Permits, individually or in the aggregate, would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect. No suspension or cancellation or proposed adverse modification of any of the Permits is pending or, to the knowledge of the Company, threatened and to the knowledge of the Company, there have occurred no defaults under, or events giving rise to a right of termination, amendment or cancellation of any such Permits (with or without notice, the lapse of time or both), except where the failure to have, or the suspension or cancellation of any of the Permits, individually or in the aggregate, would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect. As of the date of this Agreement, neither the Company nor any Company Subsidiary have received or been subject to any written notice, charge, claim or assertion or, to the knowledge of the Company any oral notice, charge, claim or assertion, in each case alleging any violations of Permits, nor to the knowledge of the Company has any such notice, charge, claim or assertion been threatened, except where such notice, charge, claim or assertion, individually or in the aggregate, would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect.
(b)   Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or any material Permit to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that, individually or in the aggregate, would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received any written notice, or the knowledge of the Company, oral notice, from any Governmental Authority of competent jurisdiction alleging that it is not in compliance in all respects with any Law, except where such non-compliance, individually or in the aggregate, would not reasonably be expected to (x) prevent or delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect.
3.7   SEC Filings; Financial Statements.
(a)   The Company has filed all forms, reports, schedules and other documents required to be filed or furnished by it with the SEC since January 1, 2018 (such documents filed since January 1, 2018, and those filed by the Company with the SEC subsequent to the date of this Agreement, if any, including any amendments thereof, the “SEC Reports”). Each SEC Report (x) complied, or if filed subsequent to the date of the Agreement will comply, as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act of 2002 (“SOX”) and the applicable rules and regulations promulgated thereunder, and (y) did not, at the time it was filed (or, if amended prior to the date hereof, as of the date of such amendment), contain, or if filed after the date hereof at the time of the filing will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary has been or is required to file any form, report or other document with the SEC. Since January 1, 2018, the Company has been in compliance in all material respects with the applicable listing and governance rules and regulations of the Nasdaq Stock Market LLC.
(b)   (i) Each of the audited consolidated financial statements contained in the SEC Reports (collectively, the “Audited Company Financial Statements”) (A) have been, or will be, as the case may be, prepared from and in accordance with and accurately reflect the books and records of the Company and its consolidated Company Subsidiaries in all material respects, (B) complied, or will comply, as the case may be, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, (C) was, or will be, as the case may be, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (D) fairly presents, or will fairly present, as the case may be, in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein. (ii) The unaudited financial information contained in the SEC Reports (such unaudited financial information together with the Audited Company Financial Statements, the “Company Financial Reports”) (A) has been, or will be, as the case may be, prepared from and in accordance with and accurately reflect the books and records of the Company and its consolidated Company Subsidiaries in all material respects, (B) was or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and (C) fairly presents, or will fairly present, as the case may be, in all material respects the consolidated financial position and results of operations of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject to normal and recurring year-end adjustments).
(c)   Except as and to the extent set forth on the consolidated balance sheet of the Company and its consolidated Company Subsidiaries as September 30, 2020, including the notes thereto (the “Company Balance Sheet”), neither the Company nor any Company Subsidiary has any liability or obligation of a nature required by GAAP to be disclosed on a consolidated balance sheet of the Company, except for (w) executory performance obligations which arise in the ordinary course of business consistent with past practice under Contracts to which the Company or any Company Subsidiary is a party, (x) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet, (y) liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (z) liabilities and obligations incurred in connection with the transactions contemplated hereby or as required by this Agreement.
(d)   Each of the principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the SEC Reports, and the statements contained in such certifications are true and correct. For purposes of this Section 3.7(d), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Company nor any of the Company Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX. The Company is in compliance in all material respects with SOX.
(e)   Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s or such Company Subsidiary’s published financial statements or other of the SEC Reports.
(f)   The Company maintains a system of internal controls over financial reporting and accounting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets that could have a material effect on the Company’s financial statements is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(g)   The Company has in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.
(h)   The Company has made available to Parent copies of all comment letters received by the Company from the SEC since January 1, 2018 to the date of this Agreement, relating to the Company’s SEC Reports and all responses of the Company thereto. There are no outstanding unresolved issues with respect to the Company or the SEC Reports noted in comment letters or other correspondence received by the Company or its attorneys from the SEC, and there are no pending (i) formal or, to the knowledge of the Company, informal investigations of the Company by the SEC or (ii) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board. There has been no material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. No current or former attorney representing the Company or any of the Company Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or executive officer of the Company.
(i)   Since January 1, 2018, the Company has disclosed to the Company’s auditors and the audit committee of the Company Board (i) any “significant deficiencies” and “material weaknesses” in the design or operation of internal controls over financial reporting of the Company and (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.
3.8   Absence of Certain Changes or Events.
(a)   Since January 1, 2020, except as contemplated by this Agreement and except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice.
(b)   Since the date of the Company Balance Sheet, there has not been any event, condition, circumstance, development, change or effect, having, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and none of the Company or any of the Company Subsidiaries has taken any action that if taken between the date hereof and the Effective Time would constitute a breach of Section 5.1.
3.9   Absence of Litigation.   There is (i) no Action, inquiry or investigation pending, or (ii) to the knowledge of the Company, no inquiry, investigation or Action threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary that, in each case, (A) would reasonably be expected to prevent or materially delay beyond the Outside Date the consummation of the Transactions or (B) has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any consent decree, settlement agreement or similar written agreement between the Company and any Governmental Authority of competent jurisdiction that is materially adverse to the Company, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority of competent jurisdiction, in each case, that would reasonably be expected to (x) prevent or materially delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect.
3.10   Employee Benefit Plans.
(a)   Section 3.10(a) of the Disclosure Schedule lists all Company Benefit Plans as of the date of this Agreement. The “Company Benefit Plans” shall mean: (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, with respect to which the Company or any ERISA Affiliate has or could have any material obligation or liability or that are maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, independent contractor, officer or director of the Company or any ERISA Affiliate, and all employment, termination or severance Contracts (except for offer letters that provide for employment that is terminable at will and without material cost or liability to the Company or any Company Subsidiaries), (ii) each employee benefit plan for which the Company or any Company Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any consulting contracts, arrangements or understandings between the Company or any Company Subsidiary and any natural person consultant of the Company or any Company Subsidiary (all Company Benefit Plans, excluding Company Benefit Plans not subject to U.S. Law, the “US Benefit Plans”). The Company has made available to Parent a true and complete copy of each Company Benefit Plan and has made available to Parent a true and complete copy of each material document, if any, prepared in connection with each such Company Benefit Plan (except for individual written Company Stock Option and Company RSU agreements, in which case only forms of such agreements have been made available, unless such individual agreements differ in substance from such forms), including as applicable (i) a copy of each trust or other funding arrangement, (ii) the most recent summary plan description and summary of material modifications, (iii) annual reports on Internal Revenue Service (“IRS”) Form 5500 for the most recent two (2) plan years, (iv) the most recently received IRS determination letter for each such Company Benefit Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Company Benefit Plan. Neither the Company nor any Company Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other material employee benefit plan, program or arrangement, (ii) to enter into any Contract to provide compensation or benefits to any individual other than in the ordinary course of business, or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable Law.
(b)   No Company Benefit Plan is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”), a “multiple employer plan” (within the meaning of Section 413(c) of the Code) (a “Multiple Employer Plan”), a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or, except as set forth on Section 3.10(b) of the Disclosure Schedule, a plan that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.
(c)   Except as set forth in Section 3.10(c) of the Disclosure Schedule, none of the Company Benefit Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any Transaction, or (iii) obligates the Company or any Company Subsidiary to make any payment or provide any benefit in connection with a “change in ownership or effective control”, within the meaning of such term under Section 280G of the Code, or in connection with an event directly or indirectly related to such a change. None of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, except as required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar applicable state law. There is no contract, plan or arrangement covering any current or former director, employee, or consultant of the Company that, individually or collectively, could give rise to any payment or benefit as a result of the transactions contemplated by this Agreement. Except as provided in this Agreement or as set forth in Section 3.10(c) of the Disclosure Schedule, the execution of this Agreement and the consummation of the Transactions contemplated by this Agreement (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (i) entitle any person to any payment, forgiveness of indebtedness, vesting, distribution, or increase in benefits under or with respect to any Company Benefit Plan, (ii) otherwise trigger any acceleration (of vesting or payment of benefits or otherwise) under or with respect to any Company Benefit Plan, or (iii) trigger any obligation to fund any Company Benefit Plan. No current or former director, employee, or consultant of the Company is entitled to receive a gross-up payment from the Company with respect to any taxes that may be imposed upon such individual pursuant to Section 409A of the Code, Section 4999 of the Code, or otherwise.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) each Company Benefit Plan has been operated in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code, (ii) the Company and the Company Subsidiaries have performed all obligations required to be performed by them under and are not in default under or in violation of, and, to the knowledge of the Company, there is no default or violation by any party to, any Company Benefit Plan, (iii) as of the date of this

Agreement, no Action is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than routine claims for benefits in the ordinary course of business) and (iv) neither the Company nor any of the Company Subsidiaries has incurred or reasonably expects to incur (whether or not assessed), or is subject to any payment, tax, penalty or other liability under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, including under Section 4980H of the Code or with respect to the reporting requirements under Sections 6055 and 6056 of the Code.
(e)   Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination, notification or advisory letter from the IRS covering all of the provisions applicable to such Company Benefit Plan for which such letters are currently available that such Company Benefit Plan is so qualified, has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, or may rely upon an opinion letter for a prototype plan, and each trust established in connection with any such Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, or may rely upon an opinion letter for a prototype plan. No Company capital stock is used as a funding vehicle or otherwise permitted as an investment option with respect to any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code.
(f)   There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and not otherwise exempt under Section 408 of ERISA) with respect to any US Benefit Plan. Neither the Company nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and, to the knowledge of the Company, no fact or event exists that could give rise to any such liability. As of the date of this Agreement, there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS, the United States Department of Labor, or other Governmental Authority of competent jurisdiction with respect to any Company Benefit Plan. All contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates, except as would not result in material liability to the Company or its subsidiaries.
(g)   Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) subject to Section 409A of the Code has complied at all times with Section 409A of the Code with respect to its form and operation unless otherwise exempt. The parties acknowledge that certain payments have been made or are to be made and certain benefits have been granted or are to be granted according to employment compensation, severance and other employee benefit plans of the Company and the Company Subsidiaries or pursuant to other arrangements with the Company and the Company Subsidiaries, including the Company Benefit Plans, to holders of Company Common Stock and other securities of the Company (the “Covered Securityholders”) (with all such plans and arrangements being collectively referred to as the “Company Arrangements”). All such amounts payable under the Company Arrangements have been or are being paid or granted as compensation for past services performed, future services to be performed, or future services to be refrained from performing, by the Covered Securityholders (and matters incidental thereto). The adoption, approval, amendment or modification of each Company Arrangement has been approved as an employment compensation, severance or other employee benefit arrangement solely by independent directors of the Company in accordance with the requirements of Rule 14d – 10(d)(2) under the Exchange Act and the instructions thereto and the “safe harbor” provided pursuant to Rule 14d – 10(d)(2) is otherwise applicable thereto as a result of the taking prior to the execution of this Agreement of all necessary actions by the Company Board, the Compensation Committee of the Company Board

(the “Company Compensation Committee”) or its independent directors. A true and complete copy of any resolutions of any committee of the Company Board reflecting any approvals and actions referred to in the preceding sentence and taken prior to the date of this Agreement has been made available to Parent prior to the execution of this Agreement.
(h)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each Company Benefit Plan that is maintained outside of the United States (i) such Company Benefit Plan has been operated in conformance with the applicable statues or governmental regulations and rulings related to such plans in the jurisdictions in which such Company Benefit Plan is present or operates and, to the extent relevant, the United States and (ii) the fair market value of the assets of each such Company Benefit Plan that is funded, the liability of each insurer for any such Company Benefit Plan funded through insurance or the book reserve established for any such Company Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Company Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Company Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations.
3.11   Labor and Employment Matters.
(a)   As of the date of this Agreement, there are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective present, former, or prospective employees or any employee representative group or body, or any independent contractors, or otherwise involving or relating to the Company’s or any Company Subsidiary’s labor or employment practices or policies.
(b)   As of the date of this Agreement, (i) neither the Company nor any Company Subsidiary is (or since January 1, 2018 has been) a party to or otherwise bound by any collective bargaining agreement, work council agreement, work force agreement or any other labor or trade union Contract (including any national or industry-wide agreements) (each of the foregoing, a “Collective Bargaining Agreement”) applicable to persons employed by the Company or any Company Subsidiary, and no such agreement or Contract is presently being negotiated; (ii) to the knowledge of the Company none of the employees or independent contractors of the Company or any Company Subsidiary are (or have since January 1, 2018) been represented by any union, works council, or any other labor organization; and (iii) to the knowledge of the Company, there are not activities or proceedings of any labor union or other employee representative group or body to organize any such employees or independent contractors.
(c)   As of the date of this Agreement, there are no (i) grievances filed pursuant to any Collective Bargaining Agreement pending against the Company or any Company Subsidiary; (ii) unfair labor practice complaints pending, or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary before the National Labor Relations Board or any court, tribunal or other Governmental Authority of competent jurisdiction, or (iii) union representation questions involving employees of the Company or any Company Subsidiary.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all individuals who are or were performing consulting or other services for the Company or any Company Subsidiary have been correctly classified by the Company or the Company Subsidiary in all material respects as either “independent contractors” or “employees” as the case may be and consistent with applicable Laws, including but not limited to the Fair Labor Standards Act (and similar state laws) and the Code.
(e)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all individuals who are or were performing services for the Company or any Company Subsidiary have been correctly classified by the Company or the Company Subsidiary as “exempt” or “non-exempt” under all applicable wage and hour Laws, including but not limited to Laws governing minimum wage, overtime compensation, meal periods and rest breaks.

(f)   As of the date of this Agreement, there is no strike, slowdown, work stoppage, lockout or other labor disruption, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary. No consent of any labor union is required to enter into this Agreement or to consummate any of the Transactions. There is no obligation to inform, consult or obtain consent or advice from of any works council, or other employee in advance of or simultaneously with entering into this Agreement or consummating the Transactions, except as set forth on Disclosure Schedule 4.11(f).
(g)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries are and since January 1, 2018 have been in compliance with all applicable Laws relating to the employment of labor and the termination of employment, including those related to wages, hours, overtime pay, the provision of meal and rest breaks and other requirements of the California Labor Code and Industrial Welfare Commission Wage Orders, labor relations and collective bargaining, equal employment opportunities and the prevention of discrimination, harassment and retaliation, occupational health and safety, immigration, individual and collective consultation, notice of termination, mass layoffs and plant closings, and redundancy, and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no charge or other Action pending or, to the knowledge of the Company, threatened before the U.S. Equal Employment Opportunity Commission (the “EEOC”), any court, or any other Governmental Authority with respect to the employment practices of the Company or any Company Subsidiary, except as described on Disclosure Schedule 4.11(g). Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any the EEOC or any other Governmental Authority relating to employees or employment practices. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, from January 1, 2018 to the date of this Agreement, neither the Company nor any Company Subsidiary has received any notice of intent by the EEOC or any other Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation, audit or inquiry relating to the Company or any Company Subsidiary, and to the knowledge of the Company, no such investigation or inquiry is in progress. The employment of those employees of the Company and the Company Subsidiaries hired and based in the U.S. is terminable at will without cost or liability to the Company or its Subsidiaries, except for amounts earned prior to the time of termination and except as set forth in Disclosure Schedule 3.11(g).
(h)   The Company has made available to Parent a list, as of the date of this Agreement, of each employee and consultant that provides services to the Company or any Company Subsidiary and the location in which each such employee and consultant is based and primarily performs his or her duties or services. As of the date of this Agreement, no officer or employee holding the position of vice president or above has advised the Company or any Company Subsidiary in writing of his or her intention to terminate his or her relationship or status as an employee or consultant of the Company or the Subsidiary for any reason, including because of the consummation of the transactions contemplated by this Agreement and, except as set forth on Section 3.11(h) of the Disclosure Schedule, the Company and the Subsidiary have no plans or intentions as of the date hereof to terminate any such employee or consultant. Section 3.11(h) of the Disclosure Schedule sets forth a complete and accurate list of all offers of employment that are outstanding to any person from the Company or any Company Subsidiary.
(i)   To the knowledge of the Company, no employee, officer or director of the Company or any Company Subsidiary is a party to, or is otherwise bound by, any Contract with a former employer, including any confidentiality, non-competition or proprietary rights agreement, that affects (I) the performance of his or her duties as an employee, officer or director of the Company or the Company Subsidiary, or (II) the ability of the Company or any Company Subsidiary to conduct its business, in each case in any manner that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no employee, officer or director of the Company or any Company Subsidiary is in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or restrictive covenant to a former employer, which violation would reasonably be expected to have a Material Adverse Effect.
(j)   Neither the Company nor any Company Subsidiary has closed any plant or facility, effectuated any mass layoffs of employees or closed any site of employment, or implemented any early retirement, exit incentive or other separation program since January 1, 2018, nor has the Company or any Company Subsidiary planned or announced any such action or program for the future as of the date of this Agreement.
(k)   Except as disclosed in Section 3.11(k) of the Disclosure Schedule, as of the date of this Agreement neither the Company nor any Company Subsidiary is currently seeking, nor has entered into, any settlement agreement that relates primarily to an allegation of harassment (including sexual harassment) committed by any employee of the Company or any Company Subsidiary having the title of Vice President or above. As of the date of this Agreement, the Company and the Company Subsidiaries have promptly, thoroughly and impartially investigated all allegations of harassment (including sexual harassment) of which any of them has been made aware. With respect to any such allegation with potential merit, the Company or the applicable Company Subsidiary has taken appropriate action reasonably calculated to prevent further harassment. As of the date of this Agreement, and to the knowledge of the Company, the Company is not aware of any allegations relating to Company or Company Subsidiary officers, directors, employees, contractors, or agents, that if known to the public, would create material negative publicity for the Company or any of the Company Subsidiaries.
(l)   Notwithstanding any other provision of this Agreement, other than with respect to Company Material Contracts addressed by (i) clauses (ii) and (vii) of Section 3.17(a) and Section 3.17(b) with respect to such Company Material Contracts and (ii) Section 3.10 with respect to Employee Benefit Plans, the representations and warranties contained in the foregoing subsections of this Section 3.11 are the sole and exclusive representations and warranties of the Company relating to labor matters of any kind.
3.12   [Reserved].
3.13   Property and Leases.
(a)   The Company or one of the Company Subsidiaries owns, and has good, marketable and valid title to, each of the tangible assets reflected as owned by the Company or the Company Subsidiaries on the Company Balance Sheet (except for tangible assets sold or disposed of since that date in the ordinary course of business and sales after the date of the Company Balance Sheet of assets no longer required for the conduct of the business as presently conducted) in all material respects, free of any Liens (other than Permitted Liens); provided, that no representation is made under this Section 3.13 with respect to Intellectual Property Rights. The Company and the Company Subsidiaries have good and marketable title to all their tangible personal properties and assets to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, would not have, or be reasonably expected to have, a Material Adverse Effect. All of the tangible personal property and assets owned or used by the Company and the Company Subsidiaries are (i) in good operating condition and repair, subject to ordinary wear and tear and (ii) are suitable and sufficient in all material respects for the conduct of the business of the Company and the Company Subsidiaries.
(b)   Neither the Company nor any Company Subsidiary owns, or has ever owned, any real property.
(c)   Section 3.13(c) of the Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all Real Property Leases pursuant to which the Company or any Company Subsidiary occupies or uses real property (the “Company Leased Real Property”). All Real Property Leases are in full force and effect and have not been modified or amended, and there exists no default under any such Real Property Lease by the Company or any Company Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any Company Subsidiary, except as would not reasonably be expected to prevent or materially delay beyond the Outside Date consummation of the Merger and as, individually or in the aggregate, would not have, or be reasonably expected to have, a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Merger and the Transactions will not, constitute or result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default, or give rise to any right of termination, cancellation, recapture, amendment or acceleration of any Real Property Lease), except as would not reasonably be expected to prevent or materially delay beyond the Outside Date consummation of the Merger and as, individually or in the aggregate, would not have, or be reasonably expected to have, a Material Adverse Effect. Except as would not reasonably be expected to prevent or materially delay beyond the Outside Date consummation of the Merger and as, individually or in the aggregate, would not have, or be reasonably expected to have, a Material Adverse Effect, neither the Company nor any Company Subsidiary has made any material alterations, additions or improvements to the Company Leased Real Property that are required to be removed (or of which any landlord, sublandlord or licensee could require removal) at the termination or expiration of the applicable Real Property Lease. As of the date of this Agreement, neither the Company nor any Company Subsidiary has received written notice of any condemnation, expropriation or other proceeding in eminent domain affecting the Company Leased Real Property or any portion thereof or interest therein, and to the knowledge of the Company, no such proceedings are threatened or proposed. As of the date of this Agreement, to the knowledge of the Company, the Company Leased Real Property is not subject to any special assessment nor zoning or other land-use regulation proceeding, nor any change in any Law or Permit that would reasonably be expected to prevent or materially delay beyond the Outside Date the consummation of the Merger or that seeks to impose any material legal restraint on or prohibition against or limit the Surviving Corporation’s ability to operate the business of the Company and the Company Subsidiaries substantially as it was operated prior to the date of this Agreement with respect to the Company Leased Real Property. Except as set forth in Section 3.13(c) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has subleased, licensed or otherwise granted to any other person any rights to use, occupy or possess any part of the Company Leased Real Property. Neither the Company nor any Company Subsidiary has collaterally assigned or granted any other Lien in the Company Leased Real Property.
3.14   Intellectual Property.
(a)   Section 3.14(a) of the Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of all Registered Company Intellectual Property, in each case listing, as applicable, (i) the jurisdiction where the application/registration is located (or, for Domain Names, the applicable registrar), (ii) the application or registration number, and (iii) the filing date or issuance/registration/grant date.
(b)   The Company is current in the payment of all registration, maintenance and renewal fees with respect to the Registered Company Intellectual Property, except in each case as the Company has elected in its reasonable business judgment to abandon or permit to lapse a registration or application.
(c)   Except as set forth in Section 3.14(c) of the Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to or bound by any decree, judgment, order, or arbitral award that requires the Company or any Company Subsidiary to grant to any Third Party any license, covenant not to sue, immunity or other right with respect to any Owned Company Intellectual Property.
(d)   Since January 1, 2018, no Registered Company Intellectual Property is or has been involved in any interference, reissue, reexamination, opposition, cancellation or other proceeding, including any proceeding regarding invalidity or unenforceability, in the United States or any foreign jurisdiction, and, to the knowledge of the Company, no such action has been threatened in any written communication delivered to the Company or any Company Subsidiary.
(e)   The Company and Company Subsidiaries have, in accordance with the applicable Law of each relevant jurisdiction, taken reasonable steps consistent with industry standards to protect their rights in and to their Trade Secrets, including, to the knowledge of the Company, by not making any disclosure of Trade Secrets except under written confidentiality obligations (other than former Trade Secrets intentionally publicly disclosed by the Company without confidentiality obligations in its reasonable business judgment), in each case except where the failure to do so would not have a Material Adverse Effect. To the knowledge of the Company, there has been no misappropriation or unauthorized disclosure of any material Trade Secret included in the Owned Company Intellectual Property. The Company and Company Subsidiaries are in compliance in all material respects with and have not breached in any material respect any contractual obligations to protect the Trade Secrets of Third Parties in accordance with the terms of any Contracts relating to such Third Party Trade Secrets.
(f)   Since January 1, 2018, the Company and Company Subsidiaries have had and enforced policies requiring each employee and consultant involved in the development of any material Owned Company Intellectual Property to execute proprietary information, confidentiality and assignment agreements that, to extent permitted by applicable Law, assign to the Company and/or a Company Subsidiary all Intellectual Property and Intellectual Property Rights that are developed by the employees in the course of their employment, and, with respect to consultants, all Intellectual Property and Intellectual Property Rights that are developed for the Company or any Company Subsidiaries by such consultants in the course of performing services for the Company or any Company Subsidiaries (each, an “Employee IP Agreement”). Since January 1, 2018, to the knowledge of the Company, no person who is or was an employee, officer, consultant or contractor of the Company or any Company Subsidiary involved in the development of any material Owned Company Intellectual Property is in default or breach of any term of any Employee IP Agreement, non-disclosure agreement, assignment agreement, or similar Contract relating to Intellectual Property or Intellectual Property Rights entered into between such employee, officer, consultant or contractor and the Company or any Company Subsidiary in connection with such individual’s employment or other engagement with the Company or any Company Subsidiary, except where such default or breach would not reasonably be expected to be a Material Adverse Effect. All assignments of registered Patents included in the Registered Company Intellectual Property to the Company or any Company Subsidiary have been duly executed and recorded with the appropriate Governmental Authorities.
(g)   To the knowledge of the Company, there are no facts or circumstances that would be reasonably expected to render invalid or unenforceable any of the Intellectual Property Rights included in the Owned Company Intellectual Property. To the knowledge of the Company, there are no facts or circumstances with respect to the title to the Owned Company Intellectual Property that would reasonably be expected to adversely affect, limit, restrict, impair, or impede the ability of Surviving Corporation and the Company and the Company Subsidiaries to use and practice such Owned Company Intellectual Property from and after the Effective Time in substantially the same manner in which it was used prior to the Effective Time. Since January 1, 2018 to the date of this Agreement, neither the Company nor any Company Subsidiary has received any written notice of any Action challenging the validity or enforceability of any of the Intellectual Property Rights included in the Owned Company Intellectual Property, or containing any threat on the part of any person to bring an Action that any of the Intellectual Property Rights included in the Owned Company Intellectual Property are unenforceable or have been misused, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(h)   To the knowledge of the Company, no Third Party is infringing or otherwise violating any Intellectual Property Rights included in the Owned Company Intellectual Property or exclusively licensed to Company or any Company Subsidiary. Since January 1, 2018, neither Company nor any Company Subsidiary has commenced any Action with respect to infringement or misappropriation of any Intellectual Property Rights included in the Owned Company Intellectual Property or exclusively licensed to Company or any Company Subsidiary against any Third Party. Since January 1, 2018, neither the Company nor any Company Subsidiary has received any written notice of any Action challenging the Company’s or any Company Subsidiary’s exclusive ownership of any Intellectual Property Rights included in the Owned Company Intellectual Property or claiming that any other person has any claim of legal or beneficial ownership with respect thereto.

(i)   Since January 1, 2018 to the date of this Agreement, the Company and Company Subsidiaries have not received any written notice of any Action alleging that the Company or any Company Subsidiary has infringed or otherwise violated any Intellectual Property Rights of any person, or that any Company Product infringes, misappropriates, uses or discloses without authorization, or otherwise violates any Intellectual Property Rights of any person in any material respect and there are no facts, circumstances or information that would be the reasonable basis for such Action with respect to Intellectual Property Rights other than Patents (or, to the knowledge of the Company, Patents). Except as expressly set forth in this Section 3.14(i), no provision of this Agreement is, or will be construed to be, a representation or warranty by the Company or its Subsidiaries with respect to the infringement or other violation of any of the intellectual property rights of any third party.
(j)   The Company and the Company Subsidiaries own the Owned Company Intellectual Property, except for any moral rights of any Third Party existing therein, free and clear of all Liens (except for non-exclusive licenses or other Permitted Liens). As of the date of this Agreement, no such Owned Company Intellectual Property is exclusively licensed by the Company or the Company Subsidiaries to any Third Party.
(k)   Section 3.14(k) of the Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of:
(i)   all material Contracts to which the Company or any Company Subsidiary is a party as of the date hereof, under which the Company or any Company Subsidiary has granted or agreed to grant to any Third Party any license, covenant, release, immunity, assignment, or other right with respect to any Owned Company Intellectual Property, other than (1) any licenses or other rights with respect to any Trade Secrets granted under any nondisclosure agreement, (2) any non-exclusive licenses or rights with respect to any Company Intellectual Property granted (A) in connection with the licensing, sale or other disposition of the Company Products in the ordinary course of business, or (B) under any independent contractor services agreement, and (3) any non-exclusive licenses to use the Company’s or any Company Subsidiary’s Trademarks for limited publicity purposes or in connection with such Third Party’s performance under a broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting, or advertising agreement;
(ii)   all material Contracts to which the Company or any Company Subsidiary is a party as of the date hereof, under which any Third Party has granted or agreed to grant to Company or any Company Subsidiary any license, covenant, release, immunity, assignment, or other right with respect to any Company Intellectual Property (other than (1) generally available commercial Software (including Software provided as a service) that is licensed on standard or non-negotiable terms or pursuant to Open Source, “shrinkwrap” or “clickwrap” license agreements, (2) any licenses or other rights with respect to any Trade Secrets granted under any nondisclosure agreement, (3) any non-exclusive licenses or rights with respect to any Company Intellectual Property granted under any independent contractor services agreement or Employee IP Agreement, and (4) any non-exclusive licenses or other rights to use a Third Party’s Trademarks for limited publicity purposes or in connection with the Company’s or any Company Subsidiary’s performance under a broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting, or advertising agreement); and
(iii)   the material Contracts to which the Company or any Company Subsidiary is a party included in subsection (i) or (ii) above are, collectively, the “Company Intellectual Property Agreements.” All Company Intellectual Property Agreements that have not expired or terminated in accordance with their terms are in full force and effect and are enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally). The Company and each Company Subsidiary is in material compliance with, and has not materially breached any term of, any such Company Intellectual Property Agreements (other than any material breaches that the Company or a Company Subsidiary has cured, or that would not be expected to have a Material Adverse Effect) and, to the knowledge of Company, all other parties to such Company Intellectual Property Agreements are in material compliance with, and have not materially breached any term of, such Company Intellectual Property Agreements (other than any material breaches that any other party has cured, or that would not be expected to have a Material Adverse Effect). The Company is not involved in any pending disputes regarding such Company Intellectual Property Agreements, including disputes with respect to the scope thereof, performance thereunder, or payments made or received in connection therewith, except for disputes that would not be expected to have a Material Adverse Effect. Correct and complete copies of all Company Intellectual Property Agreements have been made available to Parent.
(l)   Subject to obtaining the consents that are required to be listed in Section 3.5(b) of the Disclosure Schedule, neither the execution, delivery and performance of this Agreement, nor the consummation of the Transactions, will violate or result in the breach, material modification, cancellation, termination or suspension of, loss of any material rights or acceleration of any payments under the Company Intellectual Property Agreements (or give rise to any right with respect to any of the foregoing), except for any such breaches, modifications, cancellations, terminations, suspensions, losses, or payment accelerations that, individually or in the aggregate, would not reasonably be expected to (i) prevent or materially delay beyond the Outside Date the consummation of the Merger or (ii) have a Material Adverse Effect. Immediately following the Effective Time, the Surviving Corporation will have and be permitted to exercise all of the Company’s and the Company Subsidiaries’ rights under the Company Intellectual Property Agreements (and will have the same rights with respect to the Intellectual Property and Intellectual Property Rights of Third Parties under the Company Intellectual Property Agreements) to the same extent that Company and the Company Subsidiaries would have had, and been able to exercise, had this Agreement not been entered into, and the Transactions not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company and Company Subsidiaries would otherwise have been required to pay anyway pursuant to the Company Intellectual Property Agreements. No Contract to which the Company or any Company Subsidiary is a party will cause or require (or purports to cause or require) the Surviving Corporation or Parent or any of their affiliates to (i) grant to any Third Party any license, covenant not to sue, immunity or other right with respect to or under any Intellectual Property Rights of Parent or the Surviving Corporation or such affiliates; or (ii) be obligated to pay any royalties or other amounts, or offer any discounts, to any Third Party (except, in each of (i) and (ii), with respect to Surviving Corporation only, royalties, other amounts, discounts, licenses, covenants not to sue, immunities or other rights that Company or Surviving Corporation would have had to pay, offer or grant had this Agreement not been entered into and the Transactions not been consummated).
(m)   Section 3.14(m) of the Disclosure Schedule accurately identifies and describes as of the date of this Agreement: (i) each item of Open Source that is contained or embedded in, or distributed or made available with, any of the Company Products, (or other Software within the Owned Company Intellectual Property that is made available to other persons); (ii) the applicable license terms for each such item of Open Source; and (iii) the Company Product to which each such item of Open Source relates. The Company has at all times complied with the licenses applicable to each item of Open Source identified, or required to be identified, in Section 3.14(m) of the Disclosure Schedule. No Company Product or Software within the Owned Company Intellectual Property that is made available to other persons contains, is derived from, is distributed with or is being or was developed using Open Source in a manner that: (i) imposes a requirement or condition that any Company Product or part thereof: (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making modifications or derivative works; or (C) be redistributable at no charge.
(n)   Section 3.14(n) of the Disclosure Schedule contains a list as of the date of this Agreement of all standards-setting organizations, industry bodies and consortia, and other multi-party special interest groups in which Company or any Company Subsidiary is currently participating, or in which Company or any Company Subsidiary has participated since January 1, 2018, to the extent that such past participation imposes or purports to impose any continuing obligations on Company or any Company Subsidiary (or, following the Effective Time, on Parent or the Surviving Corporation) with respect to licensing or granting of any Intellectual Property Rights included in the Owned Company Intellectual Property (other than licenses that survive with respect to the copyright in contributions made during such past participation).
(o)   “Company Products” means all products and services of the Company or Company Subsidiaries that the Company or Company Subsidiaries currently make publicly or commercially available. “IT Systems” means information technology and computer systems (including software, telecommunication hardware, network and other equipment) relating to the transmission and storage of data and information that are used by or on behalf of the Company or Company Subsidiaries.
(p)   The Company and Company Subsidiaries have taken steps in accordance with generally accepted industry standards designed to protect the integrity, security, continuous operation and redundancy of the IT Systems used in their businesses and to identify (and, as deemed appropriate by the Company or Company Subsidiaries, to address) material defects, bugs, and errors in the Company Software included within the Company Products and the IT Systems used in their businesses. To the knowledge of the Company, the Company Software included in the Company Products and the material IT Systems used in the businesses of the Company and Company Subsidiaries do not contain any material disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines intentionally designed to permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement, or destruction of, Software, data or other materials by a Third Party (“Contaminants”) and have not suffered any material outage or disruption. The IT Systems used by the Company and Company Subsidiaries are sufficient to operate their businesses as currently conducted.
(q)   Notwithstanding any other provision of this Agreement, other than with respect to Company Material Contracts addressed by clauses (iv) and (viii) of Section 3.17(a) and Section 3.17(b) with respect to such Company Material Contracts, the representations and warranties contained in the foregoing subsections of this Section 3.14 and in Section 3.22 are the sole and exclusive representations and warranties of the Company relating to intellectual property, data protection, privacy and security and information technology systems of any kind.
3.15   Taxes.
(a)   Each of the Company and the Company Subsidiaries has filed, or caused to be filed, all Tax Returns that it was required to file under applicable laws and regulations, and all such Tax Returns are true, correct, and complete in all material respects, and has timely paid (or there has been timely paid with respect to it) all Taxes shown thereon as due and owing and all other Taxes required to be paid, other than where the failure to file such Tax Returns or the non-payment of such Taxes would not have a Material Adverse Effect. There are no material Liens for Taxes (other than Taxes not yet delinquent or being contested in good faith and for which reserves in accordance with GAAP have been established on the Company Financial Reports as adjusted in the ordinary course of business through the Effective Time) upon any assets of the Company or any of the Company Subsidiaries. All Taxes of the Company and the Company Subsidiaries, if not yet due or owing, have been accrued and reserved in accordance with GAAP on the Company Financial Reports as adjusted in the ordinary course of business through the Effective Time.
(b)   Other than audits, examinations, investigations, disputes, claims or other proceedings that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no material audit, examination, investigation dispute, claim or other proceeding concerning any Tax liability of the Company or any of the Company Subsidiaries either claimed or raised by any Governmental Authority responsible for the imposition of Taxes in writing which remains unpaid or unresolved. No claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiaries are or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction, which claim remains unresolved.

(c)   All material Taxes required to be withheld, collected or deposited by or with respect to the Company and each Company Subsidiary have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant Governmental Authority. The Company and each Company Subsidiary has collected all material sales and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authorities, or has been furnished properly completed exemption certificates. The Company and each Company Subsidiary has complied with all Tax reporting and record keeping requirements. Neither the Company nor any of the Company Subsidiaries has waived any statutes of limitations in respect of any material Taxes which waiver remains in effect or agreed to any extension of time with respect to a material Tax assessment or deficiency which assessment or deficiency has not been paid.
(d)   Except as set forth in Section 3.15(d) of the Disclosure Schedule, the Transactions (including the Merger) will not result in the payment or series of payments by the Company or any of the Company Subsidiaries to any person of an “excess parachute payment” within the meaning of Section 280G of the Code, or any similar payment, that is not deductible for federal, state, local or foreign Tax purposes. Additionally, there is no contract to which the Company or any of the Company Subsidiaries is a party that, individually or collectively, (i) could give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) or Section 280G of the Code, or (ii) could require the Company, the Company Subsidiaries or Parent or its subsidiaries to make a gross-up a payment to any employee of the Company or any of the Company Subsidiaries for Tax related payments or cause a penalty tax under Section 4999 or Section 409A of the Code.
(e)   None of the Company or the Company Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return (other than Tax Returns for which the Company is the common parent) provided for under the laws of the U.S., any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year and neither the Company nor any Company Subsidiary has any obligation to contribute to the payment of any material Tax of any person other than the Company or a Company Subsidiary under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.
(f)   None of the Company or any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Effective Time) or that otherwise constitutes part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Merger.
(g)   None of the Company nor any Company Subsidiary is a party to or bound by any Tax allocation, sharing or indemnity agreement (for the avoidance of doubt, excluding customary indemnification provisions for Taxes contained in credit agreements, leases or other commercial agreements the primary purposes of which do not relate to Taxes).
(h)   Neither the Company nor any Company Subsidiary has engaged in a “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b).
(i)   Neither the Company nor any subsidiary of the Company will be required to include material amounts in income, or exclude material items of deduction, in a taxable period ending after the Closing Date as a result of (i) a change in method of accounting occurring prior to the Closing Date, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (iii) a prepaid amount received outside the ordinary course of business, prior to the Closing Date, (iv) any intercompany transactions occurring prior to the Closing Date or any excess loss account described in Treasury Regulations under Section 1502 of the Code that exists as of the Closing Date, (v) a “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing Date, (vi) an election under Section 965(h) of the Code, or (vii) deferred revenue received on or prior to the Closing Date.
(j)   The Company has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code.
(k)   The Company and each Company Subsidiary is in compliance in all material respects with all applicable transfer pricing Laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology and conducting intercompany transactions at arm’s length.
(l)   Neither the Company nor any Company Subsidiary has deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act.
3.16   Environmental Matters.   Except as set forth on Schedule 4.16 of the Disclosure Schedule, and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) the Company and each Company Subsidiary and their respective products are and have been in compliance in all respects with all applicable Environmental Laws; (b) (i) none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including soils and surface and ground waters) have at any time been used by the Company or any Company Subsidiary or, to the knowledge of the Company, any other person to make, store, handle, treat, dispose of, generate or transport Hazardous Substances in violation of any applicable Environmental Law, or as would reasonably be expected to result in liability under any applicable Environmental Law, and (ii) none of such properties are contaminated with any Hazardous Substance, for which the Company or a Company Subsidiary is legally responsible for any unperformed investigation or remediation required by applicable Law or any Contract, or that would otherwise reasonably be expected to result in liability to the Company or any Company Subsidiary under any Environmental Law; (c) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation, or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or Third Parties, pursuant to any applicable Environmental Laws or Permits required under Environmental Laws; (d) no Action has been brought or is pending against the Company or any Company Subsidiary, arising under or related to any Environmental Law or related to any environmental condition, including with respect to any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary, and to the knowledge of the Company, no such Action is threatened; and (e) there are no above or below ground storage tanks presently in use or formerly used since January 1, 2018 at any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary. The Company has made available to Parent any and all written communications with or documentation from any Governmental Authorities regarding the presence, in violation of Environmental Laws, of Hazardous Substances or any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary since January 1, 2018 to the date of this Agreement. The Company has also made available to Parent all material assessments, reports, data, results of investigations or audits, and other similar information that is in the possession of the Company or the Company Subsidiaries regarding the environmental condition of any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary, including the compliance (or noncompliance) by the Company and the Company Subsidiaries with any Environmental Laws.
3.17    Material Contracts.
(a)   Section 3.17(a) of the Disclosure Schedule lists the following Contracts, together with all amendments, to which the Company or any Company Subsidiary is a party as of the date of this Agreement (such Contracts being the “Company Material Contracts”):
(i)   each Contract that is a “material contract” (as such terms is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act), other than those agreements and arrangements described in Item 601(b)(10)(iii)(C) with respect to the Company or any Company Subsidiary;

(ii)   all employment Contracts of those employees and managers that received from the Company or any Company Subsidiary annual cash compensation (including base salary, commissions, and annual or other periodic or project bonuses) in excess of $350,000 in fiscal years 2018, 2019 and 2020 and all consulting Contracts for those consultants that received from the Company or any Company Subsidiary annual compensation in excess of $350,000 in fiscal years 2018, 2019 and 2020;
(iii)   all Contracts (A) relating to the creation, incurrence, assumption or guarantee of any Indebtedness or (B) that are mortgages, pledges, security agreements, deeds of trust or other Contract granting a Lien (other than a Permitted Lien) on any material property or assets of the Company and the Company Subsidiaries;
(iv)   all Contracts that (A) grant to a Third Party any right of first refusal or first offer or similar right, (B) limit in material respects, or purport to limit in all material respects, the ability of the Company or any Company Subsidiary or, upon the consummation of any Transaction, Parent or any of its subsidiaries to compete in respect of any business with any person or entity or in any geographic area or during any period of time or to acquire any entity, (C) materially limit or propose to materially limit the ability of the Company or any of the Company Subsidiaries or affiliates to sell, transfer, pledge or otherwise dispose of any assets or businesses or (D) would require the disposition of any material assets or line of business of the Company and any Company Subsidiary;
(v)   all Contracts requiring or reasonably expected to require capital commitment or capital expenditures (including any series of related expenditures) by the Company or any Company Subsidiary following the date hereof in excess of $1,000,000, individually or in the aggregate;
(vi)   all Contracts under which the Company or any Company Subsidiary, directly or indirectly, has agreed to make any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company or any Company Subsidiary), in any such case which, individually, is in excess of $350,000, other than advancement of business expenses to employees in the ordinary course of business consistent with past practice;
(vii)   any Contract that is a Collective Bargaining Agreement;
(viii)   any Contract that requires the Company or any Company Subsidiary to deal exclusively with any person with respect to any matter or that provide “most favored nation” pricing or terms to the other party to such Contract or any third party, including any such Contract that, following the Effective Time, would apply to Parent or any of its subsidiaries;
(ix)   all Contracts that contain “non-solicitation,” “no hire” or similar provision that restricts the Company or any Company Subsidiary from soliciting, hiring, engaging, retaining or employing any person’s current or former employees or from soliciting any client or customer of any person;
(x)   all Contracts that prohibit or restricts (A) the payment of dividends or distributions in respect of the capital stock or other ownership interests of the Company or any Company Subsidiary, (B) the pledging of the capital stock or other ownership interests of the Company or any Company Subsidiary or (C) the issuance of guarantees by any Company Subsidiary;
(xi)   all Contracts with a Governmental Authority involving payments to or from the Company in excess of $350,000 in the fiscal years 2018, 2019 and 2020;
(xii)   any Contracts associated with the right to operate the largest twenty DAS or WiFi venues, largest twenty military bases and largest twenty (20) multifamily properties, in each case, as measured by the Company and Company Subsidiaries revenues from such venue in the fiscal year 2020;
(xiii)   any of the fifty (50) largest Contracts as measured by the Company and Company Subsidiaries revenues from such customer in the fiscal year 2020;

(xiv)   any Contract that provides for the settlement of any Action against the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary has any existing obligation in excess of $350,000 or which provides for a settlement of any Action by the granting of injunctive or other equitable relief;
(xv)   any Contract that is a partnership, joint venture, limited liability or similar arrangement or agreement relating to the formation, creation, operation, management or control of any partnership or joint venture with a third party material to the Company or any Company Subsidiary, unless immaterial to the Company and the Company Subsidiaries;
(xvi)   any Contract that provides for the acquisition or disposition of ownership any assets (other than acquisitions or dispositions in the ordinary course of business) or any business (whether by merger, sale of stock, sale of assets or otherwise) or capital stock or other equity interests of any person, that contains material continuing rights or obligations of the Company or any Company Subsidiary, including any indemnification, guarantee, “earn-out” or other contingent payment obligations;
(xvii)    any Contract that pertains to (A) the Company Leased Real Property or (B) the Company or any Company Subsidiary as a lessor or lessee of any personal property involving payments in excess of $350,000 per annum;
(xviii)    any Contract that contains a put, call or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any equity interests of any person or assets, in each case with a value in excess of $350,000;
(xix)   any Contract obligating the Company or any Company Subsidiary to provide material indemnification outside of the ordinary course of business;
(xx)   any Contract that contains a standstill or similar agreement pursuant to which the Company or any Company Subsidiary has agreed not to acquire assets or securities of another person;
(xxi)   any Contract with respect to an interest, rate, currency or other swap or derivative transaction (other than those between the Company or any Company Subsidiary); and
(xxii)    any Contract with an affiliate or other person that would be required to be disclosed under Item 404(a) of Regulation S-K of the Exchange Act;
(b)   (i) each Company Material Contract is a legal, valid and binding agreement and is in full force and effect and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and general principles of equity governing the availability of equitable remedies); the Company or any Company Subsidiary, as applicable, is not in default under any Company Material Contract (other than any defaults that the Company or a Company Subsidiary has cured, or that would not be expected to have a Material Adverse Effect), and, no event or condition exists that, with or without notice, lapse of time, or both, would constitute a default by the Company or a Company Subsidiary under the Company Material Contract (other than any defaults that would not be expected to have a Material Adverse Effect); none of the Company Material Contracts has been canceled by the other party; (ii) to the knowledge of the Company, no other party is in breach or violation of, or default under, any Company Material Contract (other than any material breaches that any other party has cured, or that would not be expected to have a Material Adverse Effect); (iii) as of the date of this Agreement, the Company and the Company Subsidiaries have not received any written claim of default under any Company Material Contract, which has not been cured in accordance with the cure provisions such Contract; (iv) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default, give rise to cancellation rights, or otherwise adversely affect any of the Company’s or the Company Subsidiaries’ rights under any Company Material Contract, except for any such defaults, cancellation rights, or adverse effects that, individually or in the aggregate, would not reasonably be expected to (x) prevent or materially delay beyond the Outside Date the consummation of the Merger or (y) have a Material Adverse Effect; (v) (A) the Company and the Company Subsidiaries have not received or delivered any written claim of force majeure, uncontrollable circumstances, or a similar term, under any Company Material Contract and (B) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any other party to any Company Material Contract intends to (x) deliver any written claim of force majeure, uncontrollable circumstances, or a similar term, under any Company Material Contract or (y) engage in a non-scheduled complete or partial shutdown or cessation of the operation of the wireless communication access system related to any Company Material Contract, in each case within 90 days of the date of this Agreement and (vi) the Company and the Company Subsidiaries have not received any written notice from any other party to a Company Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Company Material Contracts. The Company has made available to Parent true and complete copies of all Company Material Contracts (other than Contracts with a Governmental Authority if prohibited by the terms thereof), including any amendments, schedules and exhibits thereto.
(c)   Except for such matters that would not have a Material Adverse Effect, since January 1, 2018: (i) no Government Contract has been terminated by a Governmental Authority for default, (ii) neither the Company, the Company Subsidiaries nor any of its or their respective Representatives has been debarred or suspended from participation in the award of contracts by any Governmental Authority or has been declared nonresponsible or ineligible for Governmental Authority contracting (it being understood that debarment, suspension and nonresponsibility do not include ineligibility to bid for certain contracts due to generally applicable bidding requirements) and (iii) there has not been any civil fraud, criminal act or bribery (in each case as such concept is defined under the state or federal Laws of the United States) or any other violation of applicable Law with respect to any Government Contract, by the Company or any of the Company Subsidiaries or any director, officer, or employee having primary management or supervisory responsibilities of the Company or any of the Company Subsidiaries. Except for such matters that would not have a Material Adverse Effect, to the knowledge of the Company, (A) as of the date hereof, there are no matters pending that are reasonably likely to lead to the institution of suspension or debarment proceedings against the Company or any of the Company Subsidiaries and (B) neither the Company nor any Company Subsidiary has, since January 1, 2018, been terminated for default under any Government Contract, and no cure notice or show cause notice remains unresolved with respect to any Government Contract.
(d)   Except for such matters that would not have a Material Adverse Effect or as set forth on Schedule 3.17(d), the Company and any Company Subsidiary have satisfied all timing requirements under the NY MTA Contracts and are on schedule to satisfy in any future timing requirement under the NY MTA Contacts, including the completion deadlines set forth therein.
(e)   The Company has established a datatape (as provided to Merger Sub as of February 9, 2021 in the Data Room (Index 44), “Venue Datatape”) containing the key contractual information with regards to the DAS Venues, Wi-Fi Venues and the DAS Tenants. This Venue Datatape file, dated as of January 28, 2021, is an accurate summary of the information therein in all material respects.
3.18   Insurance.
(a)   The Company and the Company Subsidiaries are, insured by insurers believed by the Company to be of financially responsible insurers, against such losses and risks and in such amounts as are customary in all material respects for companies of similar size in the same or similar lines of the businesses in which they are engaged.
(b)   With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect in all material respects and all premiums due and payable thereon have been paid; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice or both), and, to the knowledge of the Company, no event has occurred that, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, under the policy; and (iii) the policy is sufficient for compliance with all applicable legal requirements and Company Material Contracts to which the Company or any Company Subsidiary is a party or by which it is bound.
(c)   Since January 1, 2018 to the date of this Agreement, neither the Company nor any Company Subsidiary received notice with respect to the termination of any such insurance policy.
(d)   Since January 1, 2018 to the date of this Agreement, there is no material claim pending under any such policies as to which coverage has been denied or disputed by the underwriters of such policies.
3.19   Brokers and Expenses.   No broker, finder or investment banker (other than TAP Advisors, LLC.) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company or Company Subsidiary has, prior to the date of this Agreement, made available to Parent and Merger Sub a true and complete copy of the Company’s or Company Subsidiary’s engagement letter relating to the Transactions with TAP Advisors, LLC.
3.20   Takeover Laws.   The Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable Law are not applicable to this Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated hereby. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Certificate of Incorporation and Bylaws is, or at the Effective Time will be, applicable to the shares of Company Shares, the Merger or the other transactions contemplated by this Agreement.
3.21   Anti-Corruption and Anti-Money Laundering.   Neither the Company, nor any Company Subsidiary, nor any affiliate, director, officer, employee or agent of the Company or any Company Subsidiary acting on behalf of the Company or any Company Subsidiary, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or any Company Subsidiary, or to otherwise secure any improper advantage, in violation of any Anti-Corruption Law. The Company and each Company Subsidiary has conducted its business in compliance with: (i) the U.S. Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1 et seq.), the U.K. Bribery Act and all applicable anti-bribery conventions and local anti-corruption and anti-bribery Laws in all jurisdictions in which the Company and the Company Subsidiaries do business (the “Anti-Corruption Laws”), and (ii) the applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended, applicable provisions of the USA PATRIOT Act of 2001, including all amendments thereto and regulations promulgated thereunder, the Money Laundering Control Act of 1986, the anti-money laundering statutes of all jurisdictions to the extent applicable to the Company or any of its Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (the “Anti-Money Laundering Laws”). Neither the Company, nor any Company Subsidiary nor any affiliate, director, officer, employee or agent of the Company or any Company Subsidiary acting on behalf of the Company or any Company Subsidiary has violated any Anti-Corruption Laws or Anti-Money Laundering Laws. The Company and each Company Subsidiary has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws and the Anti-Money Laundering Laws. No event, fact or circumstance that has occurred or exists is reasonably likely to result in a finding of noncompliance with any Anti-Corruption Law or Anti-Money Laundering Law. Neither the Company, nor any Company Subsidiary, nor any affiliate, employee, officer or director of the Company or any Company Subsidiary has been the subject of any investigation, inquiry, Action, allegations, or proceedings by or before any court or Governmental Authority or, to the knowledge of the Company, by any third-party regarding actual or alleged violations of the Anti-Corruption Laws or the Anti-Money Laundering Laws. No such investigation, inquiry or Action is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, there are no circumstances which are likely to give rise to any such investigation, inquiry, allegations, or Action.
3.22   Data Protection.   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2018, the Company and the Company Subsidiaries have (i) materially complied with their respective published privacy policies and all applicable Laws relating to protection of and the privacy and security of personal data personally identifiable information, including with respect to the collection, storage, processing, transmission, transfer (including cross-border transfers), disclosure and use (collectively, “Processing”) of personal data and personally identifiable information; and (ii) taken commercially reasonable measures to protect personal data and personally identifiable information in Company’s and the Company Subsidiaries’ control against loss, damage, and unauthorized access, use, and modification. Since January 1, 2018 to the date of this Agreement, there has been no material loss, damage, or unauthorized access, use, or modification of any such information Processed by or on behalf of Company or a Company subsidiary, except as would not reasonably be expected to have a Material Adverse Effect. Since January 1, 2018, no person (including any Governmental Authority of competent jurisdiction) has commenced any Action with respect to loss, damage, or unauthorized access, use, or modification of any personal data or personally identifiable information Processed by or on behalf of Company or a Company Subsidiary, except as would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the Transactions complies with Company’s and the Company Subsidiaries’ applicable privacy policies and in all material respects with all applicable Laws relating to privacy and data security.
3.23   Minute Books.   The Company has made available to Merger Sub true and correct copies of the minute books of the Company since January 1, 2018. The minute books of the Company contain true and complete originals or copies of all minutes of meetings of and actions by the stockholders of the Company and the Company Board and all committees thereof, and accurately reflect all corporate actions of the Company which are required by applicable Law, the Certificate of Incorporation, the Bylaws or other governing documents to be passed upon by the Company Board or the Company’s stockholders.
3.24   Export Control Laws and Sanctions.   The Company and each Company Subsidiary has conducted its business in compliance with (i) all sanctions administered or enforced by the United States Government (including the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority (“Sanctions”), and (ii) the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Export Administration Regulations, and all other applicable export control laws of the jurisdictions where the Company or any Company Subsidiary conducts business (the “Export Control Laws”). Neither the Company nor any Company Subsidiaries, controlled affiliates, directors, officers, or employees, is a person that is, or is owned or controlled by one or more persons that are: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria). The Company and the Company Subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with Sanctions and the Export Control Laws. The Company and each Company Subsidiary, (a) has obtained all export licenses, registrations and other approvals required for its exports of products, software and technology from the United States and re-exports of products, software and technology subject to U.S. law; (b) is in compliance with the terms of such applicable export licenses, registrations or other approvals; (c) has not received any written communication alleging that it is not or may not be in compliance with, or has, or may have any, liability under any such applicable export licenses, registrations or other approvals; and (d) is not the subject of any pending or, to the knowledge of the Company, threatened claims, audits, investigations, inquiries, Actions, or proceedings by or before any court or Governmental Authority, or to the knowledge of the Company, by any third-party with respect to such export licenses, registrations or other approvals, the Export Control Laws or Sanctions.

3.25   Affiliate Transactions.   There are no existing contracts, transactions, indebtedness or other arrangements, or any related series thereof, between the Company or any of the Company Subsidiaries, on the one hand, and any of the directors, officers, shareholders, employees, managers or other affiliates of the Company and the Company Subsidiaries, on the other hand, except for (i) payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company in the ordinary course of business consistent with past practice, (iii) any agreements with officers or directors and provisions in the Certificate of Incorporation and Bylaws providing for indemnification, exculpation and expense advancement obligations of the Company to such individuals and (iv) other standard employee benefits made generally available to all employees in the ordinary course of business consistent with past practice (including any agreement providing for the issuance of Company Shares, Company Stock Options or Company RSU’s to such individuals).
3.26   Opinion of Financial Advisor.   Prior to the execution of this Agreement, the Company Board received an opinion from TAP Advisors LLC to the effect that, as of the date thereof and based upon and subject to the various qualifications and assumptions set forth therein, the Per Share Merger Consideration to be received by holders of Company Common Stock (other than (x) holders of Dissenting Company Shares, (y) holders of Company Shares to be canceled or to remain outstanding pursuant to Section 2.6(b) hereof, and (z) Sponsor and its affiliates) pursuant to the Merger, is fair, from a financial point of view, to such holders. The Company will deliver a written copy of such opinion to Merger Sub solely for informational purposes promptly following the date hereof.
4.   Representations and Warranties of Parent and Merger Sub.
Except as set forth in the disclosure schedule delivered to the Company on the date of this Agreement and referring by section or subsection number to the representations and warranties in this Agreement, provided that an item disclosed in any Section shall be deemed to have been disclosed for each other Section of this Agreement to the extent the relevance of such disclosure to such other section of this Agreement is reasonably apparent from the text of such disclosure, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:
4.1   Corporate Organization.   Each of Parent and Merger Sub is a corporation duly organized, validly existing and, to the extent applicable, in good standing under the laws of the state of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not reasonably be expected to prevent or materially delay consummation of the Transactions or otherwise prevent Parent and Merger Sub from performing any of their material obligations under this Agreement.
4.2   Authority Relative to this Agreement.   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.3   No Conflict; Required Filings and Consents.
(a)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the certificate of incorporation or bylaws of either Parent or Merger Sub, (ii) assuming that all consents, approvals, waiting period terminations or expirations, authorizations and other actions described in Section 4.3(b) have been obtained and all filings and obligations described in Section 4.3(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound, or (iii) result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Merger Sub pursuant to, or result in the loss of a material benefit under any Contract, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not prevent or materially delay consummation of the Transactions beyond the Outside Date or otherwise prevent Parent and Merger Sub from performing any of their material obligations under this Agreement.
(b)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, waiting period termination or expiration, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of (x) the Exchange Act and Blue Sky Laws, (y) the HSR Act and similar requirements in foreign countries where a merger filing will be necessary, and (z) the filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, waiting period expirations or terminations, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not prevent or materially delay consummation of the Transactions beyond the Outside Date or otherwise prevent Parent or Merger Sub from performing their material obligations under this Agreement.
4.4   Financing.
(a)   Parent has delivered to the Company a true, accurate and complete copy of (i) the executed debt commitment letter, dated as of the date of this Agreement, by and among Merger Sub and the Lenders, including all exhibits, schedules, annexes and amendments thereto and the executed fee letter associated therewith redacted in a manner as described below (collectively, as amended, restated, replaced, substituted, supplemented, waived or otherwise modified in accordance with Section 6.15(b) or, in the case of an Alternative Financing, in accordance with Section 6.15(c), the “Debt Commitment Letter”), pursuant to which, and subject to the terms and conditions of which, the Lenders have committed to lend the amounts set forth therein to Merger Sub for the purpose of funding the Merger and the other Transactions (the “Debt Financing”), and (ii) an executed equity commitment letter, dated as of the date of this Agreement, by and among Parent and Sponsor, including all exhibits, schedules, annexes and amendments thereto (the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”), pursuant to which, and subject to the terms and conditions of which, Sponsor has committed to provide the amounts set forth therein to Parent for the purpose of funding a portion of the Merger (such committed equity financing, the “Equity Financing” and, together with the Debt Financing, the “Financing”).
(b)   As of the date of this Agreement, the Commitment Letters (i) are in full force and effect, (ii) to the knowledge of Parent, have not been withdrawn, rescinded or terminated, or (iii) have not been amended or modified in any respect and each of the Commitment Letters, in the form so delivered, constitutes a legal, valid and binding obligation of Parent or Merger Sub, as applicable, and, to the knowledge of Parent, the other parties thereto, enforceable against it or Merger Sub, as applicable, or, to the knowledge of Parent, the other parties thereto, as the case may be, in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles. Except for the fee letter referred to above (a true, accurate and complete copy of which has been provided to the Company with only the fee amounts, economic terms contained in any “flex” provisions, pricing caps and other economic terms contained therein redacted with no such redaction covering terms that would adversely affect the amount, conditionality or availability of the Debt Financing) and non-disclosure agreements, the Commitment Letters are the only agreements to which Parent or Merger Sub is a party relating to funding or investing, as applicable of the Financing as of the date of this Agreement. Other than as expressly set forth in such Commitment Letters, there are no agreements or arrangements, conditions precedent or other contingencies related to the funding of the full amount of the Financing. The Equity Commitment Letter provides that the Company is an express third-party beneficiary in connection with Company’s exercise of its rights under Section 9.6, and that Parent agrees not to oppose the grant of an injunction, specific performance or other equity relief in connection with the exercise of such third party rights.
(c)   As of the date of this Agreement, (i) no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub, as applicable, under any term of the Commitment Letters and (ii) assuming the satisfaction of each of the conditions set forth in Section 7.1 and Section 7.2, Parent (x) has no reason (both before and after giving effect to any “flex” provisions contained in the Debt Commitment Letter) to believe that any of the conditions applicable to it in the Commitment Letters will not be satisfied on the Closing Date and (y) knows of no fact, occurrence, circumstance or condition that would reasonably be expected to cause any Commitment Letter to be terminated, withdrawn, modified, repudiated or rescinded or to be or become unenforceable or otherwise cause the full amount (or any portion) of the funds contemplated to be available under the Commitment Letters to not be available to Merger Sub or Parent, as applicable, on the Closing Date.
(d)   Parent or Merger Sub, as applicable, has fully paid (or caused to be paid) any and all commitment fees or other fees required by the Commitment Letters to be paid on or before the date of this Agreement. Assuming the Financing is funded and/or invested in accordance with the Commitment Letters, Parent will have, in the aggregate and together with the available cash and cash equivalents of the Company, sufficient funds to pay the Per Share Merger Consideration, any other amounts required to be paid by Parent or Merger Sub in connection with the consummation of the Transactions (including any amounts payable in respect of Company Stock Options and Company RSUs under this Agreement) and all associated fees, costs and expenses in connection with the Merger and the other Transactions, including the Financing, in each case, to the extent required to be paid on the Closing Date (collectively, the “Required Amount”).
(e)   As of the date of this Agreement, none of Parent, Merger Sub or any of their respective affiliates has entered into any Contract, arrangement or understanding (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the Transactions or (ii) expressly prohibiting any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Transactions.
4.5   Absence of Litigation.   As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent or Merger Sub, threatened against Parent, any subsidiary of Parent, or any property or asset of Parent or any subsidiary of Parent, before any Governmental Authority of competent jurisdiction that is reasonably likely to prevent or delay beyond the Outside Date the consummation of any Transaction or otherwise prevent or delay Parent or Merger Sub from performing their material obligations under this Agreement. As of the date of this Agreement, neither Parent nor any subsidiary of Parent nor any property or asset of Parent or any subsidiary of Parent is subject to any material continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of Parent or Merger Sub, continuing investigation by, any Governmental Authority of competent jurisdiction, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority of competent jurisdiction that is reasonably likely to prevent consummation of the Merger beyond the Outside Date or otherwise prevent Parent or Merger Sub from performing their material obligations under this Agreement.
4.6   Merger Sub.   All of the outstanding capital stock of Merger Sub is owned directly by Parent or a direct or indirect subsidiary of Parent. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement, the Merger and the Transactions, Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any Contracts or arrangements with any person or entity.
4.7   Ownership of Company Capital Stock.   Neither Parent nor Merger Sub is, nor at any time during the last three (3) years ending on the date of this Agreement has it been, an “interested stockholder” of the Company as defined in Section 203(c) of the DGCL (other than as contemplated by this Agreement). Neither Parent nor Merger Sub nor any of their affiliates own any Company Shares as of the date of this Agreement.
4.8   Limited Guaranty.   Concurrently with the execution of this Agreement, Parent has delivered to the Company a true, accurate and complete copy of the executed limited guaranty, dated as of the date of this Agreement, from Sponsor in favor of the Company in respect of certain matters on the terms specified therein (the “Limited Guaranty”). As of the date of this Agreement, the Limited Guaranty is in full force and effect and has not been withdrawn, rescinded or terminated, or otherwise amended or modified in any respect. The Limited Guaranty, in the form so delivered, constitutes a legal, valid and binding obligation of Sponsor, enforceable against it in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, and general equitable principles.
5.   Conduct of Business Pending The Merger.
5.1   Conduct of the Business Pending the Merger.   The Company covenants and agrees that from the date of this Agreement until the earlier of (1) the Effective Time or (2) termination of this Agreement in accordance with Section 8.1, except as contemplated or permitted by this Agreement or required by applicable Laws or any Governmental Authority or with the prior written approval of Parent or Merger Sub (which shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each Company Subsidiary to, (i) conduct its business in the ordinary course consistent with past practice and (ii) use its commercially reasonable efforts to keep available the services of the current officers, key employees and consultants of the Company and each Company Subsidiary and to preserve business organizations of the Company and each of Company Subsidiary intact and to maintain existing relationships and goodwill with customers, suppliers, lenders, vendors, landlords and other persons with whom the Company or any Company Subsidiary has material business. From the date of this Agreement until the earlier of (1) the Effective Time or (2) termination of this Agreement in accordance with Section 8.1, except (w) as otherwise expressly contemplated or permitted by this Agreement, (x) with the prior written approval of Parent or Merger Sub (which shall not be unreasonably withheld, delayed or conditioned), (y) as required by applicable Law or any Governmental Authority or (z) as set forth in Section 5.1 of the Disclosure Schedule, the Company will not and will not permit any Company Subsidiary to, directly or indirectly:
(a)   amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent organizational documents;
(b)   issue, sell, pledge, dispose of, grant, transfer or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any Company Securities, except for the issuance of Company Shares pursuant to exercises of the Company Stock Options or vesting of Company RSUs or conversions of Convertible Notes in accordance with and pursuant to the Convertible Notes Indenture or dispositions of the Capped Call Transactions upon exercise and settlement or termination thereof in accordance with Section 6.17, in each case, that are outstanding on the date hereof;
(c)   transfer, lease, sell, mortgage, pledge, license, dispose of, abandon, allow to lapse, fail to maintain or encumber any material assets, rights or properties of the Company or any of the

Company Subsidiaries, except in the ordinary course of business consistent with past practice and the lapse of Registered Company Intellectual Property at the end of its term;
(d)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its or of any of the Company Subsidiaries’ capital stock (other than dividends or distributions made by a wholly-owned Company Subsidiary to the Company or another wholly-owned Company Subsidiary or in accordance with Section 6.17);
(e)   reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire, directly or indirectly, any of its or of any of the Company Subsidiaries’ capital stock, except (i) in accordance with agreements evidencing Company Stock Options or Company RSUs, (ii) Tax withholdings and exercise price settlements upon the exercise of Company Stock Options or vesting of Company RSUs or (iii) as required pursuant to the terms of the Convertible Notes or (iv) in accordance with the terms of the Capped Call Documentation;
(f)   (i) acquire, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination), any assets other than in the ordinary course of business consistent with past practice or any corporation, partnership, other business organization or any division thereof or any other business, or any equity interest in, any person (other than in accordance with Section 6.17); (ii) incur, create, assume, modify, renew, guarantee, refinance or otherwise become liable for any Indebtedness or issue any debt securities, or assume, guarantee or endorse, or otherwise become responsible for (contingently or otherwise), the obligations of any person, other than draw downs on the Company’s Existing Credit Agreement in the ordinary course of business consistent with past practice; (iii) make any loans, advances or capital contributions to any person, except for employee loans or advances for business expenses and extended payment terms for customers, in each case subject to applicable Law and only in the ordinary course of business consistent with past practice; (iv) make or direct to be made any capital investments or equity investments in any entity, other than investments in any wholly-owned Company Subsidiary; or (v) enter into or amend any Contract with respect to any matter set forth in this Section 5.1(f);
(g)   except as required by any Company Benefit Plan set forth on Section 3.10(a) of the Disclosure Schedule or as otherwise required by applicable Law, (i) except in the ordinary course of business consistent with past practice for employees of the Company or any of the Company Subsidiaries who have an annual base salary below $150,000 (“Non-Management Employees”), increase the compensation or other benefits payable or provided to any employee, director or independent contractor of the Company or any of the Company Subsidiaries, (ii) enter into any change of control, severance, retention or similar arrangement with any employee of the Company or any of the Company Subsidiaries, (iii) hire or terminate (other than terminations for “cause”) any employees other than Non-Management Employees, other than any hire to fill a position having a title below vice president that is open as of the date of this Agreement or that becomes open in the ordinary course of business after the date of this Agreement due to the termination or resignation of an employee or individual independent contractor, in each case, with the newly hired individual having substantially the same compensation and benefit terms as the individual being replaced, (iv) take any action to fund or secure the payment of any amounts under any Company Benefit Plan, (v) make or grant any bonus or any incentive compensation other than annual bonuses payable for the 2020 fiscal year in the ordinary course of business consistent with past practice, (vi) discretionarily accelerate the vesting or payment of any cash or equity award (except as expressly permitted pursuant to the terms of this Agreement), other than a determination by the Company Board or a committee thereof of the achievement of performance Company RSUs for performance periods ending on or before December 31, 2020 in accordance with the terms of the applicable Company Stock Plan and applicable award agreements thereunder or (vii) establish, adopt, enter into, amend or terminate any Company Benefit Plan (or any plan, trust, fund, policy or arrangement that would be a Company Benefit Plan if it were in existence as of the date hereof) except for routine amendments or renewals to health and welfare plans (other than severance plans) that would not result in a material increase in benefits or in cost to the Company or any of the Company Subsidiaries;

(h)   make, change or revoke any Tax election, adopt or change any accounting period or any material accounting method with respect to Taxes, file any amended Tax Return in a manner inconsistent with past practice, enter into any closing agreement with respect to Taxes, settle any material Tax claim or assessment relating to the Company or any of the Company Subsidiaries, surrender any right to claim a refund of a material amount of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of the Company Subsidiaries, destroy or dispose of any books and records with respect to Tax matters relating to periods beginning before the Effective Time and for which the statute of limitations is still open or under which a record retention agreement is in place with a Governmental Authority;
(i)   compromise, settle or discharge any arbitration or other Action, other than where the amount paid in the compromise, settlement or discharge does not exceed $350,000 individually or $500,000 in the aggregate;
(j)   except as required by Law, or in the ordinary course of business consistent with past practice, enter into any Contract or amendment that would be a Company Material Contract if in effect on the date of this Agreement, or amend or modify in any material respect, or consent to the termination of, any Company Material Contract, or waive or consent to the termination of the Company’s or any Company Subsidiary’s material rights thereunder, in each case other than the termination or expiration of a Company Material Contract in accordance with its terms;
(k)   make any capital commitment, incur any capital expenditures or any obligations or liabilities in respect thereof in excess of 10% of the aggregate budget set on Schedule 5.1(k);
(l)   enter into any new line of business outside of the businesses being conducted by the Company or any Company Subsidiary on the date of this Agreement;
(m)   create any Lien against any material property or assets of the Company or any Company Subsidiary outside of the ordinary course of business, other than Permitted Liens;
(n)   enter into or amend any Contract pursuant to which any other party is granted, or that otherwise subjects the Company or any Company Subsidiary or Parent or any of its Subsidiaries to, any non-competition or other exclusive rights of any type or scope that materially restrict the Company or any Company Subsidiary or, following the Closing, Parent or any of its subsidiaries, from engaging or competing in any line of business or in any location;
(o)   enter into or amend or otherwise modify any Contract or arrangement with persons that are affiliates or are executive officers or directors of the Company, except as otherwise permitted or required by this Agreement;
(p)   commence any material Action, except (i) for collections of accounts receivable, (ii) in such cases where the Company in good faith determines that failure to commence such Action would result in the material impairment of a valuable aspect of its business, (iii) as otherwise permitted or required by this Agreement or (iv) to enforce this Agreement;
(q)   delay the payment of any trade payables to vendors and other Third Parties or accelerate the collection of trade receivables and other receivables, in each case outside the ordinary course of business consistent with past practices;
(r)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, reorganization, recapitalization or other reorganization of, the Company or any Company Subsidiary (other than the transactions contemplated by this Agreement);
(s)   terminate, cancel, amend or modify any insurance coverage policy (or reinsurance policy) or self-insurance program maintained by the Company or any of the Company Subsidiaries that is not simultaneously replaced by a comparable amount of insurance coverage;

(t)   recognize any union, works council, or other labor organization as the representative of any of the employees of the Company or any Company Subsidiary, or enter into any new or amended Collective Bargaining Agreement except, as to each of the foregoing, as required by applicable Law;
(u)   take any action that would result in a change to the conversion rate of the Convertible Notes from that rate set forth in Section 3.3(b)(viii);
(v)   modify its posted privacy policies or the security of its IT Systems used in its business, in each case, in any materially adverse manner, except as required by applicable Law;
(w)   terminate, cancel, materially amend or materially modify any Real Property Lease;
(x)   otherwise enter into any Contract to do any of the foregoing, or legally authorize any of the foregoing.
5.2   No Control of the Company’s Business.   Parent and Merger Sub acknowledge and agree that: (i) nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Closing, (ii) prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations, and (iii) notwithstanding anything to the contrary set forth in this Agreement, no consent of Parent or Merger Sub shall be required with respect to any matter set forth in Section 5.1 or elsewhere in this Agreement to the extent that the requirement of such consent could violate any applicable Law.
6.   Additional Agreements.
6.1   Access to Information; Confidentiality.
(a)   Upon reasonable prior notice, from the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Company Subsidiaries to, afford the officers, employees and other Representatives of Parent and Merger Sub reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and each Company Subsidiary, including the Owned Company Intellectual Property, and shall furnish to officers, employees and other Representatives of Parent and Merger Sub with such financial, operating and other data and information (including the work papers of the Company’s accountants) as Parent or Merger Sub, through their officers, employees and other Representatives, may reasonably request as long as these actions are in compliance with all applicable data privacy/protection Laws and antitrust Laws; provided, that such disclosure shall not be required to include any information that is subject to a statutory non-disclosure or similar provision or agreement with a Governmental Authority, prime contractor, higher-tier subcontractor, distributor, or other third party for end-use by a Governmental Authority (collectively, “Governmental Contracting Parties”), or that is subject to an attorney-client privilege or other legal privilege, or that is subject to a non-disclosure agreement with a third party. If requested by Parent, the Company agrees to use its reasonable best efforts to secure the consent of the appropriate Governmental Contracting Party or other third party to permit disclosure of such protected information to Parent and Merger Sub or to redact such protected information to the extent necessary to address reasonable privilege and confidentiality concerns.
(b)   All information obtained by Parent or Merger Sub pursuant to this Section 6.1 shall be held confidential in accordance with the confidentiality agreement between Digital Colony Acquisitions, LLC and the Company, dated as of February 18, 2020, as amended on January 28, 2021 (the “Confidentiality Agreement”); provided, that the definition of “Representatives” in the paragraph 12(a) of the Confidentiality Agreement shall be deemed to include any potential debt or equity financing sources or co-investors of Parent or Merger Sub (it being understood that notwithstanding anything in the Confidentiality Agreement to the contrary, Parent, Merger Sub and their respective Representatives may disclose any information to such potential debt or equity financing sources or co-investors, subject to receipt of customary confidentiality undertakings from such potential debt or equity financing sources or co-investors).
(c)   To the extent consistent with applicable Law, the Company shall consult with Parent in good faith on a regular basis as reasonably requested by Parent to report material (individually or in the aggregate) operational developments, the pursuit of additional Company Material Contracts with customers, the status of relationships with customers and potential customers, the status of ongoing operations and other matters reasonably requested by Parent, including the continued accuracy of the Company’s representations and warranties and compliance with the Company’s covenants and obligations under this Agreement.
(d)   The Company may, as it deems advisable and necessary in its reasonable judgment to comply with applicable Law, designate any competitively sensitive materials provided under this Section 6.1 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the Company.
6.2   Solicitation of Transactions.
(a)   Go-Shop Period.   During the period (the “Go-Shop Period”) commencing on the date of this Agreement and continuing until 11:59 p.m. (New York city time) on April 2, 2021, the Company and the Company Subsidiaries and the Representatives shall have the right to (i) initiate, solicit and encourage any inquiry or the making of any proposal or offer that constitutes an Acquisition Proposal, including by furnishing information with respect to the Company and the Company Subsidiaries to any person pursuant to an Acceptable Confidentiality Agreement entered into by such person; provided that the Company shall, to the extent not previously provided to Merger Sub or Parent, provide or make available to Merger Sub or Parent any material non-public information concerning the Company or any Company Subsidiary provided or made available to any person prior to or substantially concurrently to providing such information to such person and (ii) participate in any discussions or negotiations with any persons or group of persons with respect to any Acquisition Proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposal.
(b)   No-Shop Period.
(i)   From and after the Go-Shop Period, and continuing until prior to the time the Requisite Company Vote is obtained, or if earlier, the termination of this Agreement in accordance with the terms hereof, the Company and the Company Subsidiaries shall not, nor shall they authorize or permit and shall instruct and cause any of their respective Representatives not to, directly or indirectly, except as otherwise permitted by this Section 6.2, (a) solicit, initiate, knowingly induce, knowingly encourage or knowingly facilitate any Acquisition Proposal or the making thereof to the Company or its stockholders; (b) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide access to its properties, books and records or furnish any confidential or non-public information to, or otherwise cooperate in any way with, any person (other than Parent, Merger Sub and their Representatives) in connection with, relating to, or for the purpose of encouraging or facilitating an Acquisition Proposal; (c) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal; (d) execute or enter into, any Acquisition Agreement; or (e) take any action to render any provision of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute (including Section 203 of the DCGL) or any restrictive provision of any applicable anti-takeover provision in the Company’s organizational documents, in each case inapplicable to any person (other than Parent, Merger Sub or any of their affiliates) or any Acquisition Proposal (and to the extent permitted thereunder, the Company shall promptly take all steps necessary to terminate any waiver that may have been heretofore granted to any such person or Acquisition Proposal under any such provisions). Any violation of the restrictions on the Company or any Company Subsidiary set forth in this Section 6.2(b)(i) by any Representative of the Company or any Company Subsidiary shall be deemed a breach of this Section 6.2(b)(i) by the Company. Promptly following the expiration of the Go-Shop Period, the Company and the Company Subsidiaries shall, and shall instruct and cause any of their respective Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations or other activities with any person (other than the parties hereto) in connection with an Acquisition Proposal. The Company also agrees that it will thereafter promptly request each person (other than the parties hereto) that has, prior to the expiration of the Go-Shop Period, executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to promptly return or destroy all confidential information furnished to such person by or on behalf of the Company or any Company Subsidiary prior to the date hereof and shall terminate access to data rooms furnished in connection therewith.
(ii)   Notwithstanding anything to the contrary herein, if at any time following the date hereof and prior to the time the Requisite Company Vote is obtained, in response to a bona fide written Acquisition Proposal that was not solicited in breach of Section 6.2(b)(i) (except to the extent solicited in accordance with Section 6.2(a)) that the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) is, or could reasonably be expected to lead to, a Superior Proposal, the Company may, subject to compliance with Section 6.2, (x) furnish information regarding the Company and the Company Subsidiaries to the person making such Acquisition Proposal (and its Representatives) pursuant to an Acceptable Confidentiality Agreement; provided, that all such information has previously been provided to Parent or is provided to Parent prior to or promptly following the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal, but only if and to the extent that in connection with the foregoing clauses (x) and (y), the Company Board determines in good faith (after consultation with outside legal counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law. In addition, notwithstanding the foregoing, prior to the time the Requisite Company Vote is obtained, the Company may, solely to the extent the Company Board determines in good faith (after consultation with outside legal counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law, not enforce any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party for the sole purpose of allowing the other party to such agreement to submit an Acquisition Proposal that will constitute, or could reasonably likely lead to, a Superior Proposal, that did not, in each case, result from a breach by the Company of Section 6.2(b)(i).
(iii)   For purposes of this Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal made by a Third Party that, if consummated, would result in such Third Party’s (or its stockholders’) owning, directly or indirectly, greater than 50% of the equity securities of the Company (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or greater than 50% of the assets of the Company and Company Subsidiaries, taken as a whole (based on the fair market value thereof, as determined by the Company Board) and that the Company Board determines in good faith after consultation with its financial advisor and its outside legal counsel (x) if consummated, to be more favorable from a financial point of view to the Company’s stockholders (in their capacities as stockholders) than the Merger, taking into account any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise and (y) after taking into account all financial, legal, financing, regulatory and other terms and conditions of such proposal and of this Agreement, is reasonably likely to be completed on the terms proposed.
(c)   (i) Except as set forth in this Section 6.2, until the earlier of the time the Requisite Company Vote is obtained and the termination of this Agreement in accordance with the terms hereof, neither the Company Board nor any committee thereof shall: (x) (A) withhold, withdraw, modify, amend or qualify or publicly propose to withdraw, modify, amend or qualify, in any manner adverse to Parent or Merger Sub, the approval or recommendation by the Company Board or any committee thereof of this Agreement, the Merger or the Transactions (the “Company Board Recommendation”), (B) fail to recommend against acceptance of any tender offer or exchange offer for the Company Common Stock within ten (10) business days of the commencement of such offer, (C) fail to reconfirm the Company Board Recommendation within ten (10) Business Days after the commencement of a tender offer or exchange offer or public announcement of an Acquisition Proposal from a Third Party after written request from Parent to do so, (D) approve, recommend or declare advisable, or publicly propose to approve, recommend, any Acquisition Proposal, (E) fail to include the Company Board Recommendation in the Proxy Statement or (F) approve, adopt or recommend, or publicly propose to adopt or recommend, or allow the Company or any of the Company Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting or related to, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (any of the foregoing, an “Acquisition Agreement”) (any of the foregoing in clauses (A)-(F), a “Change in Recommendation”).
(ii)   Notwithstanding anything to the contrary contained in this Agreement, if the Company Board determines in good faith (after consultation with its outside legal counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law, the Company Board may at any time prior to the time the Requisite Company Vote is obtained if an event, fact, development, circumstance or occurrence that affects or would be reasonably likely to affect the business, assets or operations of the Company or any Company Subsidiary that was not known to the Company Board as of the date of this Agreement, but becomes known by the Company Board after the date of this Agreement and prior to the time the Requisite Company Vote is obtained (an “Intervening Event”), effect a Change in Recommendation of the type in clause (A) or clause (E) of Change in Recommendation; provided, however, that the Company Board may not effect a Change in Recommendation of the type in clause (A) or clause (E) of Change in Recommendation due to an Intervening Event unless the Company shall have provided prior written notice to Parent at least five (5) business days in advance of its intention to take such action, and prior to effecting such Change in Recommendation, the Company shall, and shall cause its Representatives to, during such five (5) business day period, negotiate with Parent in good faith (to the extent that Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Change in Recommendation is no longer necessary (and in the event of any material change to the circumstances related to the Intervening Event that is adverse to the stockholders of the Company, the Company shall, in each case, deliver to Parent an additional notice consistent with that described in this proviso and a renewed negotiation period under this proviso shall commence (except that the five (5) business day period shall instead be equal to three (3) business days; provided that if such additional notice is delivered during the initial five (5) business day negotiation period, the initial negotiation period shall not be reduced by such notice)); and provided, further, that the Company Board shall not be permitted to effect a Change in Recommendation of the type in clause (A) or clause (E) of Change in Recommendation pursuant to this Section 6.2(c)(ii) with respect to or in connection with any Acquisition Proposal (which shall be covered by and subject in all respects to Section 6.2(c)(iii)). Notwithstanding anything to the contrary herein, in no event shall (i) the receipt, existence or terms of an Acquisition Proposal or any other acquisition of assets or businesses from the Company or any matter relating thereto or consequent thereof or (ii) any event or circumstance resulting from (A) the announcement, pendency and consummation of this Agreement and the transactions contemplated by this Agreement, including the Merger, (B) any actions required to be taken or to be refrained from being taken pursuant to this Agreement, or (C) any breach of this Agreement by the Company, individually or in the aggregate, constitute an Intervening Event.
(iii)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the time the Requisite Company Vote is obtained, the Company Board may in response to an Acquisition Proposal that the Company Board determines in good faith (after consultation with outside legal counsel and its financial advisor) constitutes a Superior

Proposal and that was made after the date of this Agreement and did not result from a breach of Section 6.2(b)(i), (A) make a Change in Recommendation (other than the type in clause (F) of Change in Recommendation) if the Company Board has concluded in good faith (after consultation with its outside legal counsel) that, in light of the receipt of such Superior Proposal, that failure to make such Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law, or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(g) and concurrently with such termination enter into an Acquisition Agreement if the Company Board has concluded in good faith, after consultation with its outside legal counsel, that, in light of the receipt of such Superior Proposal, that failure to so terminate this Agreement would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company Board may not effect a Change in Recommendation or terminate this Agreement unless the Company shall have provided prior written notice to Parent at least five (5) business days in advance of its intention to take such action (a “Notice of Designated Superior Proposal”), and prior to effecting such Change in Recommendation or termination of this Agreement, the Company shall, and shall cause its Representatives to, during such five (5) business day period, negotiate with Parent in good faith (to the extent that Parent desires to negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Change in Recommendation is no longer necessary and such Superior Proposal no longer constitutes a Superior Proposal (and in the event of any material change to any of the terms (including the form, amount and timing of payment of consideration) of such Superior Proposal the Company, the Company shall, in each case, deliver to Parent an additional notice consistent with that described in this proviso and a renewed negotiation period under this proviso shall commence (except that the five (5) business day period shall instead be equal to three (3) business days; provided that if such additional notice is delivered during the initial five (5) business day negotiation period, the initial negotiation period shall not be reduced by such notice)); provided further, that the Company shall not be entitled to terminate this Agreement pursuant to the foregoing clause (B), and any purported termination pursuant to the foregoing clause (B) shall be void and of no force or effect, unless concurrently with such termination the Company pays by wire transfer of immediately available funds the Company Termination Fee in accordance with Section 8.1(g).
(d)   The Company shall promptly (and in any event within 24 hours) advise Parent orally and in writing of the receipt of any Acquisition Proposal (including for the avoidance of doubt any request for information or other inquiry which the Company could reasonably expect to lead to an Acquisition Proposal), including the material terms and conditions of such Acquisition Proposal (including any changes thereto) and the identity of the person making such Acquisition Proposal and attaching a copy of any such written Acquisition Proposal, or if such Acquisition Proposal is provided orally to the Company, the Company shall summarize in writing the terms of such Acquisition Proposal (including for the avoidance of doubt any such request or other inquiry), except (and solely to the extent) such notification and/or disclosure is prohibited by the terms of a confidentiality agreement to which the Company is a party as of the date of this Agreement and thereafter shall (i) keep Parent fully informed, on a current basis (and in any event within 24 hours of the occurrence of any material changes, developments, discussions or negotiations) of any material developments regarding any Acquisition Proposals or any change to the terms and status of any such Acquisition Proposal or the process associated with such proposals or offers and (ii) provide to Parent as soon as practicable (and in any event within 24 hours) after receipt or delivery thereof copies of all material correspondence and other substantive written material sent or provided to the Company or any of the Company Subsidiaries from any person that described any of the terms or conditions of any Acquisition Proposal.
(e)   Nothing contained in this Section 6.2 or elsewhere in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act or making a statement required under Rule 14d-9 under the Exchange Act or under Item 1012(a) of Regulation M-A promulgated under the Exchange Act (including making any “stop-look-and-listen” communication to the stockholders); provided, that this Section 6.2(e) shall not be deemed to affect whether any such disclosure, other than a “stop, look and listen” communication of the type contemplated by

Section 14d-9(f) of the Exchange Act, would otherwise be deemed to be a Change in Recommendation. For clarity, a factually accurate public statement that describes the Company’s receipt of an Acquisition Proposal, that no position has been taken by the Company Board as to the advisability or desirability of such Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed a Change in Recommendation.
(f)   Proxy Filing; Information Supplied.
(i)   The Company shall prepare and file with the SEC, as promptly as practicable after the date hereof, and in any event within five Business Days after the expiration of the Go-Shop Period, a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”). The Company agrees, as to itself and its Subsidiaries, that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) none of the information included by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent expressly permitted by Section 6.2(c), the Proxy Statement shall include the Company Board Recommendation and, unless there has been a Change in Recommendation in accordance with Section 6.2(c), the Company will continue to use its reasonable best efforts to obtain the Requisite Company Vote including the solicitation of proxies therefor.
(ii)   The Company will provide Parent and its legal counsel with a reasonable opportunity to review and comment on drafts of the Proxy Statement and other documents related to the Stockholders Meeting prior to filing such documents with the applicable Governmental Authority and mailing such documents to the Company’s stockholders. The Company will consider in good faith for inclusion in the Proxy Statement and such other documents related to the Stockholders Meeting all comments reasonably and promptly proposed by Parent or its legal counsel and the Company agrees that all information relating to Parent and its Subsidiaries included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably. The Company shall ensure that the Proxy Statement (i) will not on the date it is first mailed to stockholders of the Company and at the time of the Stockholders Meeting or filed with the SEC (as applicable) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, (A) the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub or their Affiliates for inclusion or incorporation by reference in the Proxy Statement and (B) Parent, Merger Sub and their respective Affiliates assume no responsibility with respect to information supplied in writing by or on behalf of the Company or its Affiliates for inclusion or incorporation by reference in the Proxy Statement. If at any time prior to the Stockholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a party, which information should be set forth in an amendment or supplement to the Proxy Statement, so that either the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party and the Company shall prepare (with the assistance of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. The Company agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law.

(iii)   The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and without limiting the generality of the undertakings pursuant to this Section 6.2(f), will (i) promptly provide to Parent copies of all correspondence between the Company and the SEC with respect to the Proxy Statement, (ii) provide Parent, its financial advisors and legal counsel a reasonable opportunity to review the Company’s proposed response to such comments, (iii) consider in good faith any comments proposed by Parent, its financial advisors and legal counsel and (iv) provide Parent and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such meetings that relate to the Proxy Statement). The Company shall use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement by the SEC, and the Company shall cause the definitive Proxy Statement to be mailed as promptly as possible after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.
(g)   Stockholders Meeting.
(i)   The Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Shares (the “Stockholders Meeting”) as promptly as practicable and in any event on the thirtieth calendar day immediately following the date of mailing of the Proxy Statement (and if such day is not a Business Day, on the first Business Day subsequent to such day), to consider and vote upon the adoption of this Agreement and to cause such vote to be taken, and shall not postpone, recess or adjourn such meeting except to the extent required by applicable Law and with prior notice to Parent or, if, (i) on a date that is two Business Days prior to the date the Stockholders Meeting is scheduled (the “Original Date”), (A) the Company has not received proxies representing the Requisite Company Vote, whether or not a quorum is present or (B) it is necessary to ensure that any supplement or amendment to the Proxy Statement is required to be delivered and in each case, if Parent so requests or the Company so elects, the Company shall postpone, recess or adjourn, or make one or more successive postponements, recesses or adjournments of, the Stockholders Meeting as long as the date of the Stockholders Meeting is not postponed, recessed or adjourned more than ten days in connection with any one postponement, recess or adjournment or more than an aggregate of thirty days from the Original Date in reliance on the preceding sentence or (ii) within the five Business Days prior to the Original Date or any date that the Stockholders Meeting is then scheduled to be held, the Company delivers a notice of an intent to make a Change in Recommendation, Parent may direct the Company to, or the Company may elect to, postpone, recess or adjourn the Stockholders Meeting for up to ten Business Days and the Company shall promptly, and in any event no later than the next Business Day, postpone, recess or adjourn the Stockholders Meeting in accordance with Parent’s direction or such election.
(ii)   Once the Company has established a record date for the Stockholders Meeting, the Company will not change such record date or establish a different record date for the Stockholders Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). The Company agrees that, unless this Agreement is terminated in accordance with its terms, and, to the extent required by the terms of this Agreement, the Company has paid to Parent the Termination Fee in accordance with Section 8.3(a), its obligations to hold the Stockholders Meeting pursuant to this Section 6.2 shall not be affected in any manner, including in connection with (i) the making of a Change in Recommendation by the Company Board or (ii) the commencement of or announcement or disclosure of or communication to the Company of any Acquisition Proposal.
(iii)   The Company agrees to provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports). Without the prior written consent of Parent, the adoption of this Agreement will be the only matter (other than related procedural matters) that the Company will propose to be acted on by the Company’s stockholders at the Stockholders Meeting.
6.3   Employee Benefits Matters.
(a)   If so directed by Parent in writing at least ten (10) days prior to the Effective Time, the Company Board will adopt (and will cause any other sponsor of the applicable Company Benefit Plan to adopt), at least five (5) business days prior to the Effective Time, resolutions terminating any and all Company Benefit Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective no later than the day immediately preceding the date the Company becomes a member of the same controlled group of corporations (as defined in Section 414(b) of the Code) as Parent. The form and substance of such resolutions shall be subject to the reasonable approval of Parent, and the Company shall provide Parent evidence that such resolutions have been adopted by the Company Board or the board of directors of the Company Subsidiaries or any other applicable Company Benefit Plan sponsor, as applicable. The Company shall take such other actions in furtherance of terminating any such 401(k) plans as Parent may reasonably request.
(b)   As of the Effective Time, the Company, the Surviving Corporation, Parent and/or their respective subsidiaries shall provide the Continuing Employees with substantially comparable types and levels of employee benefits in the aggregate as those provided to the Continuing Employees immediately prior to the Effective Time (such benefits to be provided pursuant to the “Parent Plans”), provided that this undertaking shall not obligate Parent to continue the employment of such Continuing Employees for any period following the Effective Time, and such Continuing Employees may be terminated by Parent at any time (except to the extent otherwise restricted by Law and subject to any contractual arrangements between the Company and any individual employee, as in effect on the date hereof).
(c)   For purposes of vesting, eligibility to participate and levels of benefits (but not benefit accrual under any defined benefit plan or frozen benefit plan of Parent or vesting under any equity incentive plan) under any Parent Plan, Parent will credit each Continuing Employee with his or her years of service with the Company before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, Parent will, subject in each case to receipt of any required consent of the applicable Parent Plan provider, use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all Parent Plans, (ii) for purposes of each Parent Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, all pre-existing condition exclusions and actively-at-work requirements of such Parent Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Company Benefit Plans in which such Continuing Employee participated immediately prior to the Effective Time, and (iii) for the plan year in which the Effective Time occurs, the crediting of each Continuing Employee with any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any Parent Plan.
(d)   Parent will, and Parent will cause the Surviving Corporation to, honor, in accordance with their terms the executive agreements listed on Section 6.3(d) of the Disclosure Schedule following the Effective Time.
(e)   Each Continuing Employee who is a participant in the Company’s Management Incentive Compensation Plan shall remain eligible to receive a cash bonus for the fiscal year 2021. Notwithstanding the foregoing, to the extent that the employment of any Continuing Employee who participates in the Company’s Management Incentive Compensation Plan immediately prior to the Closing Date is terminated other than for cause by the Surviving Corporation, or an affiliate thereof, following the Closing Date but prior to the date of payment of bonuses under the Company’s Management Incentive Compensation Plan for fiscal year 2021 in the ordinary course in accordance with the terms thereof, Parent shall, or shall cause the Surviving Corporation to, pay a cash bonus to such Continuing Employee equal to a prorated portion of such Continuing Employee’s annual target bonus in effect as of immediately prior to the Effective Time, less applicable deductions and withholdings.
(f)   Nothing in this Agreement shall (x) create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) or service provider or former service provider (including any beneficiary or dependent thereof) of the Company or any Company Subsidiary in any respect, including in respect of continued employment (or resumed employment), or create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any plan or any employee or service provider program or arrangement of Parent or any of its subsidiaries (including any Company Benefit Plan of the Company prior to the Effective Time), or (y) constitute or be construed to constitute an amendment to any of the compensation or benefit plans maintained for or provided to employees or other persons prior to or following the Effective Time. Nothing in this Agreement shall constitute a limitation on the rights to amend, modify or terminate any such plans or arrangements of Parent or any of its subsidiaries (including any Company Benefit Plan of the Company prior to the Effective Time).
(g)   If the Company or any of the Company Subsidiaries enters into, adopts, amends, modifies or terminates any Company Arrangement, all such amounts payable under such Company Arrangement shall be paid or granted as compensation for past services performed, future services to be performed, or future services to be refrained from performing, by the Covered Securityholders (and matters incidental thereto). Moreover, the Company shall take all actions necessary so that, prior to the Effective Time: (i) the adoption, approval, amendment or modification of each such Company Arrangement shall be approved as an employment compensation, severance or other employee benefit arrangement solely by independent directors of the Company in accordance with the requirements of Rule 14d – 10(d)(2) under the Exchange Act and the instructions thereto and (ii) the “safe harbor” provided pursuant to Rule 14d – 10(d)(2) is otherwise applicable thereto as a result of the taking prior to the Effective Time of all necessary actions by the Company Board, the Company Compensation Committee or its independent directors.
6.4   Directors’ and Officers’ Indemnification and Insurance.
(a)   For six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification, exculpation or advance of expense or similar agreement by the Company or any Company Subsidiary in favor of any Indemnified Person (the “Indemnification Agreements”) and any indemnification, exculpation or advancement of expenses provisions under the Certificate of Incorporation or Bylaws (or comparable organizational documents) as in effect on the date of this Agreement; provided, that such obligations shall be subject to any limitation imposed from time to time under applicable Law.
(b)   Prior to the Effective Time, the Company shall, and for six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, provide officers’ and directors’ liability, fiduciary liability and similar insurance (collectively, “D&O Insurance”) in respect of acts or omissions occurring prior to the Effective Time covering each Indemnified Person covered as of the date of this Agreement by the Company’s D&O Insurance policies on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of this Agreement; provided, that, in satisfying its obligation under this Section 6.4(b), the Surviving Corporation shall not be obligated to pay annual premiums in the aggregate in excess of 300% of the amount per annum the Company paid in its last full fiscal year, which amount the Company has disclosed to Parent prior to the date of this Agreement and is set forth on Section 6.4(b) of the Disclosure Schedule (provided, that if the annual premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall be obligated to obtain the most advantageous policies available for an annual premium equal to such amount). Notwithstanding the foregoing, at any time Parent or the Surviving Corporation may, and prior to the time the Requisite Company Vote is obtained, the Company may, with the prior written consent of Parent (which shall not be unreasonably withheld, delayed or conditioned), (and at the request of Parent, shall) purchase a “tail” directors’ and officers’ liability insurance policy, covering the same persons and providing the same terms with respect to coverage and premium amount as aforesaid, and that by its terms shall provide coverage until the sixth annual anniversary of the Effective Time, and upon the purchase of such insurance Parent’s and the Surviving Corporation’s obligations pursuant to the first sentence of this Section 6.4(b) shall be deemed satisfied for so long as such insurance is in full force and effect and covers the matters that would otherwise be covered pursuant to this Section 6.4(b).
(c)   The rights of each Indemnified Person under this Section 6.4 shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to which each Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.4 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom this Section 6.4 applies without the consent of such affected Indemnified Person. Parent shall cause the Surviving Corporation to pay all expenses, including reasonable attorneys’ fees, that may be incurred by an Indemnified Person in enforcing the indemnity and other obligations provided in this Section 6.4.
(d)   If (1) Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or the surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or (2) Parent or any of its successors or assigns dissolves the Surviving Corporation, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.4.
6.5   Anti-Takeover Statutes.   In the event that any “moratorium,”, “control share acquisition,” fair price,” “business combination” or other state anti-takeover or other similar Law is or becomes applicable to this Agreement or any of the Transactions, the Company and Company Board shall grant such reasonable approval and take such reasonable action as necessary so that such Transactions may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to minimize the effect of such Law on this Agreement and the Transactions.
6.6   Notification of Certain Matters.   The Company shall give prompt notice to Parent and Merger Sub in writing (and shall subsequently keep Parent and Merger Sub informed on a current basis of any developments related to such notice) of: (i) any representation or warranty made by the Company contained in this Agreement becoming untrue or inaccurate such that the conditions set forth in clause (iii)(c) of Annex A would not be satisfied or (x) any failure of the Company to comply with any covenant or agreement to be complied with by it under this Agreement such that the conditions set forth in clause (iii)(d) of Annex A would not be satisfied; (ii) the occurrence or existence of any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect and (iii) any written notice or other written communication received by the Company or any Company Subsidiary from any person alleging that the consent, approval, permission of or waiver from such party is required in connection with the Transactions. Parent shall give prompt notice to the Company in writing (and shall subsequently keep the Company informed on a current basis of any developments related to such notice) of any representation or warranty made by Parent or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with any covenant or agreement to be complied with by it under this Agreement, in each case, such that the failure to so comply or the becoming untrue or incorrect would reasonably be expected to prevent or materially delay consummation of the Transactions or otherwise prevent Parent or Merger Sub from performing their material obligations under this Agreement or of any written notice or other written communication received by Parent or Merger Sub from any person alleging that the consent, approval, permission of or waiver from such party is required in connection with the Transactions. For clarity, unintentional failure to give notice under this Section 6.6 shall not be deemed to be a breach of covenant under this Section 6.6 and shall constitute only a breach of the underlying representation, warranty, covenant or agreement, as the case may be.
6.7   Litigation.   Until the termination of this Agreement in accordance with Section 8.1, the Company shall promptly notify Parent and Merger Sub of any Action that shall be instituted or threatened in writing against the Company, any Company Subsidiary and/or their directors to restrain, prohibit or otherwise challenge the legality of or seek damages in connection with this Agreement or any Transactions. The Company shall promptly notify Parent and Merger Sub of any new Action that is instituted or threatened in writing against the Company or any of the Company Subsidiaries, as the case may be, that would have been listed in Section 3.9 of the Disclosure Schedule, if such Action had arisen prior to the date hereof. The Company shall give Parent the opportunity to participate at Parent’s expense in (but not control) the defense or settlement of any stockholder litigation or claims against the Company or any of its directors relating to the Merger, in each case which seek to prohibit or restrain the Transactions. The Company shall not settle or make an offer to settle any litigation against the Company or any director relating to this Agreement, the Merger, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned).
6.8   Consents and Approvals.
(a)   The parties hereto shall cooperate with each other and, subject to the terms and conditions of this Agreement, each use its reasonable best efforts to promptly (x) prepare and file all necessary documentation and (y) effect all applications, notices, petitions and filings (including, to the extent necessary, any notification required by the HSR Act, as more specifically addressed in Section 6.9) and (z) obtain all permits, consents, waiting period expiration or terminations, approvals and authorizations of all third parties and Governmental Authorities that are necessary or reasonably deemed advisable by both parties to consummate the Transactions. The Company shall also use its commercially reasonable efforts to obtain all consents required to be listed on Section 3.5(a) of the Disclosure Schedule (for clarity, none of Parent, Merger Sub nor the Company will be required to pay any monies or make any other concession to any third party in connection therewith, except, with respect to the Company, to the extent expressly required by the terms of any Contract with such third party). The parties hereto shall consult with each other with respect to the obtaining of all such permits, consents, approvals, waiting period expiration or terminations and authorizations, and each party will keep the other apprised of the status of matters relating to completion of the Transactions. Parent and the Company shall each, subject to the terms and conditions of this Agreement, use its reasonable best efforts to resolve any objections that may be asserted by any Governmental Authority with respect to this Agreement or the Transactions. Parent and the Company, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, shall use reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be.
(b)   Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of any of the Transactions relating to any such consent or approval.
(c)   This Section 6.8 is subject to, in all respects, the provisions of Section 6.9(b) below.
6.9   HSR Act Filing and International Antitrust Notifications.
(a)   As promptly as possible after the date of this Agreement and in any event no later than ten (10) business days after the date of this Agreement, if required by any Law, each of Parent and the Company shall, or shall cause their ultimate parent entity as that term is defined in the HSR Act and its implementing regulations to, file with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) a pre-merger notification in accordance with the HSR Act with respect to the Merger pursuant to this Agreement.

As promptly as possible after the date of this Agreement and in any event no later than twenty (20) business days after the date of this Agreement, Parent shall file an antitrust notification in any other jurisdiction if required by any Law. Each of Parent and the Company shall furnish promptly to the FTC, the Antitrust Division and any other requesting Governmental Authority any additional information requested by any of them pursuant to the HSR Act or any other antitrust or related Law in connection with such filings. To the extent permitted by Law, each of Parent and the Company shall consult in advance and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any foreign or other antitrust Law. Parent and the Company shall cooperate fully with each other in connection with the making of all such filings or responses. In addition, except as may be prohibited by any Governmental Authority or by any applicable law, each party hereto will permit authorized representatives of the other parties to attend any meeting, communication, or conference with any Governmental Authority in connection with such proceedings under or relating to the HSR Act or any foreign or other antitrust Law. Without limiting the generality of the foregoing, each party shall provide to the other (or the other’s respective advisors) copies of all correspondence between such party and any Governmental Authority relating to the transactions contemplated by this Agreement. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 6.9 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. Each of the Company, Parent and Merger Sub shall cooperate with each other and use (and shall cause their respective subsidiaries to use) its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any applicable Law or otherwise to obtain from any Governmental Authority any consents, licenses, permits, waivers, clearances, approvals, authorizations or orders required to be obtained or made by Parent, Merger Sub or the Company or any Company Subsidiary, or avoid any Action or Order by any Governmental Authority in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions.
(b)   Subject to restrictions required by Law, Parent and Company will notify the other promptly upon the receipt of (i) any comments, questions, or requests for information or documents from any Governmental Authority in connection with any filings made pursuant to Section 6.9(a) or the transactions contemplated by this Agreement and (ii) any request by any Governmental Authority for amendments or supplements to any filings made pursuant to any Laws relating to an investigation of the transactions contemplated by this Agreement and the parties shall keep each other reasonably appraised of the status of the matters addressed in this Section 6.9. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to this Section 6.9, or whenever a Governmental Authority requests information or documents related to the transactions contemplated by this Agreement, each Party will promptly inform the other of such occurrence or request and cooperate in filing or producing promptly with the applicable Governmental Authority such amendment, supplement, information or documents. Without limiting the generality of the foregoing, each party shall provide to the other (or the other’s respective advisors) copies of all correspondence between such Party and any Governmental Authority relating to the transactions contemplated by this Agreement. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 6.9 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. In addition, to the extent reasonably practicable, all discussions, telephone calls, and meetings with a Governmental Authority regarding the transactions contemplated by this Agreement shall include representatives of both parties. Subject to applicable Law, the parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Authority regarding the transactions contemplated by this Agreement by or on behalf of any Party.
(c)   Each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the Transactions under any applicable antitrust Laws. Parent and the Company shall use their reasonable best efforts to take the following actions to the extent necessary to cause the expiration or termination of the HSR waiting period (if applicable) and any applicable notice periods under antitrust Laws with respect to such transactions by or before the Outside Date and to obtain the approval of any Governmental Authority with jurisdiction over the enforcement of any applicable Law regarding the Transactions by or before the Outside Date: (i) entering into negotiations, (ii) providing information required by applicable Law and (iii) substantially complying with any “second request” for information pursuant to antitrust Laws.
(d)   Notwithstanding anything herein to the contrary, if any Action is instituted (or threatened to be instituted) challenging the Transactions as violative of any antitrust Law, it is expressly understood and agreed that Parent will use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing on or before the Outside Date, including defending through litigation any claim asserted in any court with respect to the transactions contemplated by this Agreement by the FTC, the Antitrust Division or any other applicable Governmental Authority or any private party under any antitrust Law; and (ii) avoid or eliminate each and every impediment under any antitrust Law so as to enable the Closing to occur as soon as possible (and in any event no later than the Outside Date), including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines, or assets of Parent or its subsidiaries (including the Company after the Closing) and (y) otherwise taking or committing to take actions that after the Closing would limit Parent’s freedom of action with respect to, or its or their ability to operate and/or retain, one or more of the businesses, product lines, or assets of the Parent or the Company and/or their respective affiliates; provided, however, that any action contemplated by clauses (x) and (y) is conditioned upon the consummation of the transactions contemplated by this Agreement; provided, further, that notwithstanding anything to the contrary in this Agreement, Parent or any of its affiliates or any of their respective direct or indirect equityholders shall not be required to, and the Company and Company Subsidiaries shall not be permitted to without Parent’s prior written approval (and the “reasonable best efforts” standard set forth in this Section 6.9 shall not in any event be construed to require Parent, Merger Sub or any of their affiliates or any of their respective direct or indirect equityholders to, or to permit the Company and Company Subsidiaries without Parent’s prior written approval to), take or agree or commit to take any such action, or agree or commit to any condition or restriction, to obtain the expiration of any applicable waiting period under any Law, to obtain any required consent or other approval from any Governmental Authority under any Law, or to prevent the entry of, or have vacated, lifted, reversed or otherwise overturned, any applicable injunction, judgment or other order issued under any Law, if the taking of such action (x) would require any action by, or would impose any condition or restriction on, any of the businesses or assets of Parent’s affiliates (other than the Company or any Company Subsidiaries) or the businesses or assets of Parent’s direct or indirect equityholders (other than the Company or any Company Subsidiaries) or (y) in the case of any such action by, or any condition or restriction on, the Company or any of the Company Subsidiaries, individually or in the aggregate, would or would reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries.
6.10   Rule 16b-3.   Prior to the time the Requisite Company Vote is obtained, the Company shall take such actions as may be required to cause the transactions contemplated by Section 2.7 and any other dispositions of equity securities of the Company by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
6.11   Delisting.   Each party hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions necessary to (i) delist the Company Common Stock from the Nasdaq Stock

Market LLC and (ii) to terminate the registration of the Company Common Stock under the Exchange Act, in each case as promptly as practicable after the Effective Time; provided, that such delisting or termination shall not be effective until after the Effective Time.
6.12   Further Assurances.   Without limitation or contravention of the provisions of Sections 6.8 and 6.9 and subject to the terms of and conditions of this Agreement, each of the parties to this Agreement shall use its reasonable best efforts to effect the Transactions.
6.13   Public Announcements.   The initial press release relating to this Agreement and the Transactions shall be a joint press release by Parent and the Company, and thereafter each of them shall consult with each other before issuing any further press release(s) or otherwise making any public statement or disclosure concerning the Merger or any other Transaction and no such press release or public announcement, statement or disclosure shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except (x) as such release or announcement may be required by Law, including the rules or regulations of any U.S. or non-U.S. securities exchange, in which case the party required to make the release or announcement shall use its reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance, and (y) in connection with any actions by the Company or the Company Board permitted by Section 6.2(c). Notwithstanding the foregoing, Parent, Merger Sub and their affiliates may, without such consultation or consent, make disclosures and communications to existing or prospective direct or indirect general and limited partners, equity holders, members, managers, investors and financing sources of such person or any affiliates of such person, in each case, who are subject to customary confidentiality restrictions.
6.14   Obligations of Merger Sub.   Parent shall cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
6.15   Financing.
(a)   Each of Parent and Merger Sub, as applicable, shall use, and will cause its Subsidiaries and its and their respective officers, directors and employees to use, their respective reasonable best efforts to take, or cause to be taken, and shall use reasonable best efforts to direct its and their respective accountants, legal counsel and other representatives to take, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Financing on the terms and conditions (including any “flex” provisions) described or contemplated in the Commitment Letters (or on such terms and conditions that are acceptable to each of Parent and Merger Sub and the providers of the applicable Financing in their sole discretion so long as such other terms and conditions are not prohibited by Section 6.15(b)), including using their respective reasonable best efforts to:
(i)   maintain in effect the Commitment Letters and, once entered into, any Financing Agreements with respect thereto;
(ii)   taking into account the expected timing of Closing contemplated by Section 2.2, negotiate and enter into no earlier than the Closing Date definitive financing agreements with respect to the Debt Financing on the terms and conditions (including “flex” provisions) contained or contemplated in the Debt Commitment Letter (or on such terms and conditions that are acceptable to each of Parent and Merger Sub and the providers of the Debt Financing in their sole discretion so long as such other terms and conditions are not prohibited by Section 6.15(b)) (the “Financing Agreements”);
(iii)   taking into account the expected timing of the Closing contemplated by Section 2.2, satisfy (or obtain the waiver of) all conditions to receipt of the Debt Financing at the Closing contemplated by the Debt Commitment Letter and the Financing Agreements and that are within the control of Parent or Merger Sub;
(iv)    comply with its obligations under the Commitment Letters; and

(v)   enforce its rights (other than through litigation) under the Commitment Letters.
(b)   Parent and Merger Sub shall not agree to or permit any amendment, supplement, termination, modification or replacement of, or grant any waiver of, any condition, remedy or other provision under any Commitment Letter without the prior written consent of the Company if such amendment, supplement, termination, modification, replacement or waiver (i) reduces the aggregate amount of the Financing from that contemplated by the Commitment Letters delivered as of the date hereof to an amount less than that required to pay the Required Amount unless the Equity Financing, Debt Financing, Alternative Financing permitted in accordance herewith or cash on hand of Merger Sub is increased by a corresponding amount, (ii) impose any new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Financing in a manner that would (x) materially delay (taking in to account the expected timing of the Closing contemplated by Section 2.2) or prevent the Closing from occurring or (y) make the funding of any portion of the Financing (or satisfaction of any condition to obtaining any portion of the Financing) on the Closing Date materially less likely to occur or (iii) adversely impact in any material respect the ability of Parent or Merger Sub, as applicable, or, in the case of the Equity Commitment Letter, the Company, to enforce its rights against the other parties to the Commitment Letters (it being understood and agreed that, in any event, Merger Sub may amend the Debt Commitment Letters to add lenders, arrangers, bookrunners, agents, managers or similar entities that have not executed the Debt Commitment Letters as of the date of this Agreement). Upon any such amendment, supplement, modification, termination or replacement of, or waiver of, any Commitment Letter or other modification to any of the Financing not prohibited by this Section 6.15(b), Parent shall promptly deliver a copy thereof to the Company and references herein to “Commitment Letters” shall include and mean such documents as amended, supplemented, modified, replaced or waived in compliance with this Section 6.15(b), and references to “Financing” shall include and mean the financing contemplated by the Commitment Letters as amended, supplemented, modified, replaced or waived in compliance with this Section 6.15(b), as applicable.
(c)   In the event that all or any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “flex” provisions) contemplated in the Debt Commitment Letter for any reason, (i) Parent or Merger Sub, as applicable, shall promptly notify the Company and (ii) Parent or Merger Sub, as applicable, shall use its reasonable best efforts to arrange and obtain, as promptly as practicable following the occurrence of such event, alternative financing from the same or alternative sources (the “Alternative Financing”) in an amount sufficient, when added to the portion of the Financing and cash on hand of the Company and its Subsidiaries that is and remains available to Parent and Merger Sub, to fund the Required Amount; provided, that Parent and Merger Sub, as applicable, shall not be required to, and in no event shall its reasonable best efforts be deemed or construed to require that it, (A) obtain Alternative Financing (1) on terms and conditions that are less favorable to Parent or Merger Sub, as applicable, than those in the Debt Commitment Letter (including any “flex” provisions) as in effect on the date hereof, (2) includes any conditions to funding of the Debt Financing that are not contained in the Debt Commitment Letter as in effect on the date hereof or (3) would reasonably be expected to prevent, impede, or materially delay the consummation of the transactions contemplated by this Agreement, (B) pay any fees or agree to pay any interest rate amounts or original issue discounts, in either case, in excess of those contemplated by the Debt Commitment Letter as in effect on the date hereof (including any “flex” provisions) or to consummate the Debt Financing prior to the date as is required pursuant to Section 2 or (C) seek or obtain equity financing in excess of the amount provided for in, or from a Person other than the counterparties to, the Equity Commitment Letter as in effect on the date hereof. In the event any Alternative Financing is obtained and a debt commitment letter is entered into with respect thereto, Parent or Merger Sub, as applicable, shall deliver a copy thereof to the Company and references herein to (A) “Debt Commitment Letter” and the “Commitment Letters” shall be deemed to include and mean the Debt Commitment Letter to the extent not superseded by such debt commitment letter, as the case may be, at the time in question and such debt commitment letter to the extent then in effect, and (B) “Financing” shall include such Alternative Financing.

(d)   Parent or Merger Sub, as applicable, shall furnish the Company true and complete and executed (upon execution) copies of the Financing Agreements upon the prior reasonable written request of the Company. Parent or Merger Sub, as applicable, shall (i) give the Company prompt written notice of any default or breach by any party to any of the Commitment Letters of which Parent or Merger Sub, as applicable, becomes aware, if such default or breach would result in a delay of, or in any way limit, the availability of the Financing and (ii) otherwise keep the Company reasonably informed of the status of its efforts to arrange the Debt Financing (or any Alternative Financing). Without limiting the generality of the foregoing, Parent and Merger Sub, as applicable, shall give the Company prompt notice (A) of the receipt or delivery of any notice or other written communication, in each case from any person with respect to (x) any actual default under or breach of any provisions of the Commitment Letters by Parent or Merger Sub, as applicable, or any withdrawal, termination, repudiation or rescission of any provisions thereof by any party to any of the Commitment Letters or (y) any material dispute or material disagreement between or among parties to any of the Commitment Letters with respect to the obligation to fund the Financing or the amount of the Financing to be funded at the Closing Date in each case, that would make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur or materially delay the availability of the Financing (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing or the definitive agreements with respect to the Financing), and (B) if at any time for any reason Parent or Merger Sub, as applicable, believes that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources, contemplated by any of the Commitment Letters. Parent or Merger Sub, as applicable, shall promptly provide any information reasonably requested by the Company relating to any circumstance referred to in clause (A) or (B) of the immediately preceding sentence
6.16   Financing Cooperation.
(a)   The Company shall, and shall cause each Company Subsidiary and its and their respective officers, directors and employees to, at Parent’s sole expense, use its and their respective reasonable best efforts to provide and shall use reasonable best efforts to direct its and their respective accountants, legal counsel and other representatives to provide, in each case, all customary cooperation as may be requested by Parent or Merger Sub, as applicable, that is necessary or customary in connection with the arranging and obtaining of the Debt Financing; provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or any Company Subsidiary. Such cooperation by the Company and the Company Subsidiaries shall include:
(i)   preparing and furnishing Parent or Merger Sub, as applicable, and the Debt Financing Sources, as promptly as practicable after the date hereof (and in any event, not later than a time reasonably sufficient to allow Parent or Merger Sub, as applicable, to satisfy any condition to the receipt of such Debt Financing, including in any event on or prior to the Closing Date), all Financial Information and all other financial and other pertinent information and disclosures regarding the Company and the Company Subsidiaries as may be reasonably requested by Parent or Merger Sub, as applicable, for use in connection with the Debt Financing,
(ii)   causing the Company’s senior officers to participate in a reasonable number of lender or investor meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders and purchasers of, the Debt Financing and senior management and representatives, with appropriate seniority and expertise, of the Company), rating agency presentations and sessions and due diligence meetings, in each case, at reasonable times and upon reasonable advance notice (it being agreed that any such meetings, presentations and sessions may be virtual),
(iii)   assisting Parent and Merger Sub, as applicable, and the Debt Financing Sources in the preparation of (a) Debt Marketing Documents and any supplements thereto (including assisting with the preparation of versions of such Debt Marketing Documents and any supplements thereto that do not contain material non-public information with respect to the

Company and the Company Subsidiaries and executing and delivering one or more customary authorization and representation letters) and (b) pro forma financial statements or other pro forma financial information, in each case to the extent reasonably requested by Merger Sub or Parent; provided, that (x) the Company shall not be responsible for the preparation of such pro forma financial statements and any pro forma adjustments giving effect to the Transactions contemplated herein and (y) the Company’s assistance shall relate solely to the financial information and data derived from the Company’s historical books and records (which shall not involve the Company itself preparing such pro forma financial information), and providing reasonable cooperation with the due diligence efforts of the Debt Financing Sources to the extent reasonable and customary,
(iv)   reasonably cooperating with the marketing efforts of Merger Sub and the Debt Financing Sources in connection with the Debt Financing, including direct contact between such management of the Company and the Debt Financing Sources,
(v)   reasonably cooperating with Parent’s legal counsel in connection with customary legal opinions required of Merger Sub in connection with the Debt Financing,
(vi)   reasonably assisting Parent or Merger Sub, as applicable, in obtaining any corporate credit and family ratings from any ratings agencies contemplated in connection with the Debt Financing, including assisting Parent or Merger Sub, as applicable, and the Debt Financing Sources in the preparation of customary materials for rating agency presentation to the extent reasonably requested by Parent or Merger Sub,
(vii)   reasonably assisting in the preparation of, and executing and delivering, any pledge, security, definitive financing agreements for the Debt Financing and other customary financing documents, including guarantee and collateral documents and other certificates and documents (including the preparation of schedules thereto and other closing certificates, consents and resolutions (including a certificate of the chief financial officer of, or person performing similar functions for, the Company) with respect to solvency matters in customary form attached to the Debt Commitment Letter) as may be reasonably requested by Parent or Merger Sub, as applicable, in connection with the Debt Financing,
(viii)   facilitating the pledging of, granting of security interests in and obtaining perfection of any liens on, collateral in connection with the Debt Financing (including delivery of original stock certificates and original stock powers of the Company Subsidiaries to the extent required on the Closing Date in connection with the Debt Financing and to the extent available to the Company),
(ix)   using reasonable best efforts to assist the Debt Financing Sources in benefiting from the existing lending relationships of the Company,
(x)   taking all ministerial company actions reasonably requested by Parent or Merger Sub, as applicable, to permit the consummation of the Debt Financing,
(xi)   at least three (3) business days prior to the Closing Date, providing all documentation and other information customarily required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations including, without limitation, the USA Patriot Act, relating to the Company and the Company Subsidiaries and including, if the Company or any of the Company Subsidiaries qualify as “legal entity customers” under the Beneficial Ownership Regulation, a Beneficial Ownership Certificate, in each case, as is reasonably requested in writing by Parent or Merger Sub, as applicable, at least ten (10) business days prior to the Closing, and
(xii)   (a) obtaining a customary pay-off letter (in a form and substance reasonably acceptable to Parent and the Lenders) (the “Debt Payoff Letter”) and lien terminations, if applicable, to the extent necessary for the release of all Liens and the prepayment, payoff, discharge and termination in full of all obligations outstanding under the Credit Agreement, dated as of February 26, 2019, among the Company, certain affiliates of the Company, the financial institutions listed therein as lenders, Bank of America, N.A. as agent for the lenders named therein, Silicon Valley Bank as syndication agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book runner, as amended to the date hereof (the “Existing Credit Agreement”), (b) providing Parent with a copy of such Debt Payoff Letter at least two (2) Business Days prior to the Closing Date and (c) giving (by the date required under the Existing Credit Agreement) any necessary notices (including notices of prepayment) to allow for the prepayment, payoff, discharge and termination in full of the Existing Credit Agreement at the Closing.
(b)   Notwithstanding anything in this Agreement to the contrary, (A) neither the Company nor any Company Subsidiary shall be required to pay any commitment or other similar fee (other than for reasonable out-of-pocket costs or expenses that are reimbursed by Parent or Merger Sub, as applicable, as provided in Section 6.16(c)) or enter into any binding agreement or commitment (other than any customary authorization or representation letters) or incur any other actual or potential liability in connection with the Debt Financing or any of the foregoing prior to, or with respect to any event or circumstances occurring or existing prior to, the Closing unless, in each case, either indemnified by Parent and Merger Sub in accordance with Section 6.16(c) or reimbursed by Parent or Merger Sub, as applicable, in accordance with Section 6.16(c), (B) no director, manager, officer or employee of the Company or any Company Subsidiary shall be required to deliver any certificate or take any other action pursuant to Section 6.16(a) to the extent any such action would reasonably be expected to result in personal liability to such director, manager, officer or employee, (C) none of the Company, any of the Company Subsidiaries or any of their respective directors or officers shall be obligated to adopt resolutions or execute consents to approve or authorize the execution of the Debt Financing, provided, that this clause (C) shall not prohibit the adoption or execution of any resolutions or consents so long as such resolutions or consents which are contingent upon the occurrence of the Closing or do not become effective any earlier than the Closing Date by any persons that shall remain or will become officers or directors of the Company or any of the Company Subsidiaries as of the Effective Time, and (D) neither the Company nor any Company Subsidiary shall be required to take any action that would reasonably be expected, in the reasonable judgment of the Company, to conflict with, or result in any violation or material breach of, any applicable Law or any obligations of confidentiality (not created in contemplation hereof) binding on the Company or the Company Subsidiaries. The Company hereby consents to the use of the Company’s and the Company Subsidiaries’ logos in connection with the Debt Financing; provided, however, that such logos are used solely in a manner that is not intended to, or reasonably likely to, harm, disparage or otherwise adversely affect the Company or the reputation or goodwill of the Company.
(c)   Parent or Merger Sub, as applicable, shall, promptly upon request by the Company, reimburse the Company for all documented out-of-pocket costs and expenses incurred by the Company, the Company Subsidiaries and its and their respective Representatives in connection with their respective obligations pursuant to Section 6.16(a). Parent and Merger Sub shall jointly and severally indemnify and hold harmless the Company, the Company Subsidiaries and their respective Representatives, from and against any and all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements suffered or incurred by any of them in connection with the Debt Financing and any information supplied or provided in connection therewith (except to the extent suffered or incurred as a result of (i) the gross negligence, willful misconduct or material breach of this Agreement by the Company, any Company Subsidiary or any affiliate or Representative thereof, in each case as determined by a court of competent jurisdiction, or (ii) any inaccuracy (other than any immaterial inaccuracy) in the historical financial information provided to Parent or Merger Sub by the Company pursuant to the definition of “Financial Information”).
6.17   Convertible Securities; Capped Call Transactions.
(a)   On the Closing Date, Parent and the Company shall, as and to the extent required by the Convertible Notes Indenture, execute any supplemental indenture(s) required by the Convertible Notes Indenture and deliver any certificates and other documents required by the Convertible Notes

Indenture to be delivered by such persons in connection with such supplemental indenture(s). Prior to the Effective Time, the Company shall deliver all notices and take all other actions required, and with prior consent of Parent, not to be unreasonably withheld conditioned or delayed, make take actions permitted, under the terms of the Convertible Notes, the Convertible Notes Indenture or under applicable Law, including, without limitation, the giving of any notices that may be required in connection with the transactions contemplated by this Agreement, including with respect to any repurchases or conversions of the Convertible Notes occurring as a result of or in connection with the transactions contemplated by this Agreement to the extent constituting a “Fundamental Change” or “Make-Whole Fundamental Change,” as such terms are defined in the Convertible Notes Indenture; provided, however, that the Company will use commercially reasonable efforts to provide copies of such notice or other document to Parent at least one business day prior to delivering any such notice or other document described in this Section 6.17(a) and shall incorporate all reasonable comments provided by Parent with respect thereto.
(b)   Notwithstanding anything to the contrary in this Agreement, but subject to clause (c) below, prior to the Effective Time, the Company may take any actions in connection with making elections under, amending, obtaining waivers, and/or unwinding or otherwise settling the Capped Call Transactions, and the Company shall take all such actions as may be required, and may take any actions permitted or contemplated, by the terms of the applicable Capped Call Transactions, including the giving of any written notices or communication in connection with the Capped Call Transactions, provided that the Company will provide copies of any such notice to Parent and Merger Sub at least three business days prior to delivering any such notice, and shall incorporate all reasonable comments provided by Parent with respect thereto, and all such notices and actions (including the specific substance and/or content thereof) that are not required by the terms of the Capped Call Documentation shall be subject to the written prior approval of Parent and Merger Sub (such approval not to be unreasonably withheld, conditioned or delayed). Without limiting the foregoing and notwithstanding anything to contrary in this Agreement, subject to clause (c) below, prior to the Effective Time, the Company may initiate or continue, discussions or negotiations with the counterparty to the Capped Call Transactions or any of its affiliates or Representatives, including with respect to any cash amounts or shares of Company Common Stock that may be payable or deliverable to the Company pursuant to the Capped Call Transactions (including upon termination, cancellation or exercise thereof) and adjustments to the terms of the Capped Call Transactions (including in connection with the announcement of the transactions contemplated by this Agreement), it being understood that any mutual agreement with the counterparty to any such Capped Call Transaction on any such amounts or adjustments shall be subject to written prior approval of Parent and Merger Sub.
(c)   The Company agrees (A) to use its reasonable best efforts to reasonably cooperate with Parent, at Parent’s written request, to enter into arrangements with the counterparty to the Capped Call Transaction to cause such Capped Call Transaction to be exercised, settled, terminated and/or cancelled as of the Effective Time, it being understood that the settlement of any amounts payable thereunder shall be payable only in cash, and subject to the mutual agreement of Parent, the Company and the respective terms of the Capped Call Documentation, as such terms may be amended or modified from time to time, or pursuant to such other written agreement relating to the termination of the Capped Calls Transactions as agreed between the Company and the counterparty and (B) not amend, modify, transfer or terminate the Capped Call Documentation or any Capped Call Transaction, in each case without the prior written consent of Parent (it being understood, for the avoidance of doubt, that such limitations shall not apply to any modification, adjustment or termination made unilaterally by the counterparty to a Capped Call Transaction pursuant to the terms of the applicable Capped Call Documentation or conditioned on termination or abandonment of this Agreement).
7.   Conditions.
7.1   Conditions to Each Party’s Obligation to Effect the to the Merger.   The obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a)   No Governmental Authority of competent jurisdiction shall have enacted, issued, amended, promulgated, enforced, entered or deemed applicable any Law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, “Order”), that is then in effect and applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) the Merger, in each case, that has resulted, directly or indirectly, in enjoining or otherwise prohibiting or making illegal the consummation of the Merger; and
(b)   This Agreement shall have been duly adopted by holders of Company Shares constituting the Requisite Company Vote in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.
(c)   Any applicable waiting period under the HSR Act shall have expired or been terminated.
7.2   Conditions to Obligation of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:
(a)   (A) each representation or warranty of the Company set forth in this Agreement, other than Sections 3.3, 3.4(a), 3.4(b), and 3.19, shall be true and correct (without giving effect to any qualification as to “materiality” or “Material Adverse Effect” set forth therein) as of the Closing Date as though made on or as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except, in each case, where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect that is continuing, (B) each representation or warranty of the Company set forth in Section 3.3 shall be true and correct in all material respects as of the date of such representation and warranty (which for purposes hereof shall be deemed satisfied, and such representations and warranties shall be deemed true and correct in all material respects, so long as any inaccuracy or combination of inaccuracies in such representations and warranties does not result, in aggregate, in an increase in the aggregate consideration otherwise payable by Parent in Merger by more than $6,000,000), and (C) any representation or warranty of the Company set forth in Sections 3.4(a), 3.4(b), and 3.19 shall be true and correct in all respects as of the Closing Date as though made on or as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period).
(b)   The Company shall have performed in all material respects the covenants or agreements of the Company under this Agreement to be performed or complied with by it as of such time.
(c)   Since the date of the Agreement, a Material Adverse Effect has not occurred that is continuing.
(d)   The Company shall have furnished Parent with a certificate dated as of the Closing Date signed on its behalf by any of the Company’s chairman of the board of directors or its chief executive officer or such other officer serving in such capacity to the effect that the conditions set forth in Sections 7.2(a), (b) and (c) shall have been satisfied.
7.3   Conditions to Obligation of Company.   The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:
(a)   each representation and warranty of Parent and Merger Sub set forth in Article 4 shall have been true and correct in all respects as of the Closing Date as though made on or as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specified period of time, which need only be true and correct as of such date or with respect to such period), except, in each case, where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby or perform their respective obligations hereunder.
(b)   Each of Parent and Merger Sub shall have performed in all material respects the covenants or agreements required under this Agreement to be performed or complied with by it as of such time.
(c)   Parent and Merger Sub shall have furnished to the Company with a certificate dated as of the Closing Date signed on their respective behalves by any of its chief executive officer or such other officer serving in such capacity to the effect that the conditions set forth in Sections 7.3(a) and (b) shall have been satisfied.
8.   Termination.
8.1   Termination.   This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:
(a)   By mutual written consent of Parent and the Company by action of the Company Board and the board of directors of Parent, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(b); or
(b)   By either Parent, Merger Sub or the Company, if:
(i)   the Merger shall not have occurred on or before the date that is six (6) months following the date hereof (the “Outside Date”), whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(b); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose material failure to fulfill any obligation under this Agreement has been the substantial or primary cause of, or resulted in, the failure of such acceptance to occur on or before such date; or
(ii)   any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or other Law that (x) makes the consummation of the Merger illegal or otherwise prohibited, or (y) enjoins Parent and the Company from consummating the Merger, and, in each case, such order, injunction, judgment, judicial decision, decree or ruling or Law shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the substantial or primary cause of, or resulted in, such injunction, order, decree or ruling or other Law; or
(iii)   the adoption of this Agreement by the stockholders of the Company referred to in Section 7.1(b) shall not have been obtained at the Stockholders Meeting or at any adjournment, recess or postponement of the Stockholders Meeting at which a vote on adoption of this Agreement is taken in accordance with this Agreement;
(c)   By either Parent or Merger Sub, if there is an inaccuracy in the Company’s representations herein, or a breach by the Company of its covenants herein, in either case such that the conditions set forth in Sections 7.2(a) or 7.2(b) shall not be satisfied; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is twenty (20) business days from the date the Company is notified in writing by Parent of such breach, Parent and Merger Sub may not terminate the Agreement pursuant to this Section 8.1(c) (x) prior to such date if the Company is taking reasonable efforts to cure such breach or inaccuracy or (y) following such date if such inaccuracy or breach is cured at or prior to such date; or
(d)   By either Parent or Merger Sub, (x) if the Company Board or any committee thereof shall have made a Change in Recommendation (it being agreed that the delivery of a Notice of Designated Superior Proposal and any amendment or update to such notice and the determination to so deliver such notice, update or amendment and public disclosure with respect thereto shall not, by itself, give rise to a right for Parent to terminate this Agreement) or (y) the Company shall have willfully and materially breached its obligations under Section 6.2;
(e)   By the Company, if there is an inaccuracy in Parent’s or Merger Sub’s representations herein, or a breach by Parent or Merger Sub of its covenants herein, in either case that would reasonably be expected to prevent, materially delay or materially impair Parent’s or Merger Sub’s ability to consummate the Merger; provided, however, if such breach or inaccuracy is capable of being cured prior to the earlier of (A) the Outside Date and (B) the date that is twenty (20) business days from the date Parent is notified in writing by the Company of such breach, the Company may not terminate the Agreement pursuant to this Section 8.1(e) (x) prior to such date if Parent and Merger Sub are taking reasonable efforts to cure such breach or inaccuracy and (y) following such date if such inaccuracy or breach is cured at or prior to such date; or
(f)   By the Company, if (i) all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied or waived (other than those that, by their nature, are to be satisfied at the Closing; provided that those conditions could be satisfied if the Closing were to occur), (ii) the Company has irrevocably confirmed in writing to Parent that the Company is prepared, willing and able to effect the consummation of the Closing and the other transactions contemplated hereby in accordance with the terms of this Agreement, and (iii) Parent fails to consummate the Closing within two Business Days following the later of (x) the date the Closing should have occurred pursuant to Section 2.2 and (y) delivery of such confirmation; or
(g)   By the Company prior to the time the Requisite Company Vote is obtained in order to enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.2; provided, that such termination shall only be effective if prior to or concurrently therewith the Company pays the Company Termination Fee as directed by Parent.
8.2   Effect of Termination.   In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability on the part of Parent, Merger Sub, the Company or their respective officers, directors, stockholders, or affiliates; provided, that, (a) Section 6.1(b) (Confidentiality), Section 6.13 (Public Announcements), Section 6.16(c) (Financing Cooperation), Section 8.3 (Fees and Expenses), Section 9 (General Provisions) and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement, and (b) subject to Section 8.3(e) and Section 8.3(f), such termination shall not relieve any party from liability for any willful and material breach of its representations or warranties or covenants hereunder. A termination of this Agreement shall not cause a termination of the Confidentiality Agreement or any other agreement between the parties.
8.3   Fees.
(a)   In the event that this Agreement is terminated:
(i)   by Parent, Merger Sub or the Company pursuant to Sections 8.1(b)(i) or (iii) or by Parent or Merger Sub pursuant to Section 8.1(c) and (x) an Acquisition Proposal by a Third Party shall have been made after the date of this Agreement and not withdrawn prior to such termination and (y) within 12 months after such termination (A) the Company enters into a definitive agreement with respect to an Acquisition Proposal (whether or not involving the same Acquisition Proposal which was made after the date of this Agreement) or (B) an Acquisition Proposal (whether or not involving the same Acquisition Proposal which was made after the date of this Agreement) is consummated (with all references to 15% in the definition thereof being treated as references to 50.1% for purposes of this Section 8.3(a));
(ii)   by Parent or Merger Sub pursuant to Section 8.1(d);
(iii)   by the Company pursuant to Section 8.1(g); or
(iv)   by the Company pursuant to Section 8.1(b)(i) and at the time of such termination, Parent or Merger Sub could have validly terminated this Agreement pursuant to Section 8.1(d);

then, in any such event, the Company shall pay, as directed by Parent, the Company Termination Fee, which amount shall be payable by wire transfer of immediately available funds. The Company Termination Fee shall be paid (x) in the circumstances described in clause (i) above, promptly (but in no event later than two (2) business days) following the earlier of the entry into a definitive agreement with respect to such Acquisition Proposal or consummation of such Acquisition Proposal, (y) in the circumstances described in clause (ii) above, within two (2) business days of the termination, and (z) in the circumstance described in clause (iii) and (iv) above, concurrently with and as a condition to the termination.
(b)   In the event that this Agreement is terminated:
(i)   by the Company pursuant to Section 8.1(f); or
(ii)   by Parent or Merger Sub pursuant to Section 8.1(b)(i), and at such time the Company could have validly terminated this Agreement pursuant to Section 8.1(f);
then, in any such event, Parent shall pay, as directed by the Company, the Parent Termination Fee, which amount shall be payable by wire transfer of immediately available funds, within two (2) business days of the termination to an account designated in writing by the Company.
(c)   Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated; provided, the Company shall reimburse the Sponsor (or their respective designees) for the documented out-of-pocket expenses incurred by Parent or Purchaser in connection with this Agreement and the transactions contemplated by this Agreement including the Financing (including fees and expenses of counsel, accountants, investment bankers, other advisors and financing sources) subject to an aggregate cap on reimbursement of $2,500,000, if the Company or Parent shall terminate this Agreement pursuant to Section 8.1(b)(iii) (the amount paid, the “Expense Reimbursement”). The Expense Reimbursement shall be paid no event later than two business days after being notified of such by Parent in such amounts as Parent notifies to the Company in writing (which amounts collectively shall not, for the avoidance of doubt, exceed the applicable Expense Reimbursement).
(d)   Notwithstanding anything to the contrary in this Agreement:
(i)   Each of Parent and Merger Sub acknowledges and agrees on behalf of itself and its affiliates that the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Company Termination Fee is payable for the efforts, expenses and resources expended and opportunity forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Each of Parent and Merger Sub acknowledges and hereby agrees that the provisions of this Section 8.3 are an integral part of the Transactions, and that, without such provisions, the Company would not have entered into this Agreement.
(ii)   The Company acknowledges and agrees on behalf of itself and its affiliates that the Parent Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Parent Termination Fee is payable for the efforts, expenses and resources expended and opportunity forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. The Company acknowledges and hereby agrees that the provisions of this Section 8.3 are an integral part of the Transactions, and that, without such provisions, Parent and Merger Sub would not have entered into this Agreement.
(e)   Notwithstanding anything to the contrary set forth in this Agreement, each of the parties hereto expressly acknowledges and agrees that Parent’s right to receive payment of the Company Termination Fee pursuant to this Section 8.3, in circumstances in which the Company

Termination Fee is payable, plus, if applicable, the Enforcement Costs, shall constitute the sole and exclusive monetary remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise) of Parent, Merger Sub, the Sponsor and their respective affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, trustees, officers, employees, agents or affiliates or any sources of Financing, or any lead arranger, arranger, agent or Representative of, or to, Parent, Merger Sub or the Sponsor (the “Parent Related Parties”) against the Company and the Company Subsidiaries and their respective affiliates and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents or affiliates (collectively, the “Company Related Parties”) and any person who pays the Company Termination Fee on the Company’s behalf for all any and all losses, claims, damages, liabilities, costs, fees, expenses (including reasonable attorney’s fees and disbursements), judgments, inquiries and fines suffered in respect of this Agreement or any contract or agreement executed in connection herewith (including in respect of any breach, whether or not willful or intentional, of any representation, warranty, covenant or agreement or the failure of the Merger to be consummated) or the Transactions in such circumstances and none of the Company Related Parties (other than the Company), and upon payment of the Company Termination Fee, if due, to Parent pursuant to this Section 8.3, the Company shall have no further liability or obligation to any of the Parent Related Parties relating to or arising out of this Agreement or the Transactions. For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. No Parent Related Party shall be entitled and Parent shall not and shall cause any Parent Related Party to not bring or maintain any Action against any Company Related Party (other than the Company) arising out of or in connection with this Agreement, any contract or agreement executed in connection herewith or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination, and Parent shall use its reasonable best efforts to cause any Action pending in connection with this Agreement, any contract or agreement executed in connection herewith or any of the transactions contemplated hereby or thereby, to the extent maintained by Parent or any Parent Related Party against the Company or any Company Related Party to be dismissed with prejudice promptly following the payment of the Company Termination Fee, if due, or the final and non-appealable determination that no such payment is due. For the avoidance of doubt, each of the parties hereto expressly acknowledges and agrees that the none of the foregoing nor anything else contained in this Agreement is intended to limit Parent and Merger Sub’s right to seek monetary damages from the Company in the event of the Company’s willful and material breach of this Agreement in circumstances in which the Company Termination Fee is not payable.
(f)   Notwithstanding anything to the contrary set forth in this Agreement, each of the parties hereto expressly acknowledges and agrees that the Company’s right to receive payment of the Parent Termination Fee pursuant to this Section 8.3, in circumstances in which the Parent Termination Fee is payable, plus, if applicable, the Enforcement Costs shall constitute the sole and exclusive monetary remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise) of the Company Related Parties against the Parent Related Parties or any Debt Financing Source and any person who pays the Parent Termination Fee on Parent’s behalf for all any and all losses, claims, damages, liabilities, costs, fees, expenses (including reasonable attorney’s fees and disbursements), judgments, inquiries and fines suffered in respect of this Agreement, any contract or agreement executed in connection herewith (including with respect to the Debt Commitment Letter, the Financing Agreements, the Equity Commitment Letters and the Limited Guaranty) and the transactions contemplated hereby and thereby (including in respect of any breach, whether or not willful or intentional, of any representation, warranty, covenant or agreement or the failure of the Merger to be consummated) or the Transactions in such circumstances and none of the Parent Related Parties (other than Parent, Merger Sub or the Guarantor to the extent set forth in the Limited Guaranty), and upon payment of the Parent Termination Fee, if due, to the Company pursuant to this Section 8.3, none of Parent, Merger Sub, the Guarantor or any Debt Financing Source shall have any further liability or obligation to any of the Company Related Parties relating to or arising out of this Agreement or the Transactions. For the avoidance of doubt, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. No Company Related Party shall be entitled to, and the Company shall not and shall cause any Company Related Party not to bring or maintain any Action against any Parent Related Party (other than Parent, Merger Sub or Sponsor to the extent set forth in the Limited Guaranty) or any Debt Financing Source arising out of or in connection with this Agreement, any contract or agreement executed in connection herewith (including with respect to the Debt Commitment Letter, the Financing Agreements, the Equity Commitment Letter and the Limited Guaranty) or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination, and the Company shall use its reasonable best efforts to cause any Action pending in connection with this Agreement, any contract or agreement executed in connection herewith (including with respect to the Debt Commitment Letter, the Financing Agreements, the Equity Commitment Letter and the Limited Guaranty) or any of the transactions contemplated hereby or thereby, to the extent maintained by the Company or any Company Related Party against Parent, Merger Sub, Sponsors, or any Debt Financing Source to be dismissed with prejudice promptly following the payment of the Parent Termination Fee, if due, or the final and non-appealable determination that no such payment is due. For the avoidance of doubt, the maximum aggregate monetary liability of any Parent Related Party, if any, shall be limited to the amount of the Parent Termination Fee and under no circumstances shall the Company be permitted or entitled to receive both (x) a grant of specific performance of the funding of the Equity Financing or the obligation to close contemplated by Section 10.6 and (y) any money damages, including all or any portion of the Parent Termination Fee. For the avoidance of doubt, each of the parties hereto expressly acknowledges and agrees that the none of the foregoing nor anything else contained in this Agreement is intended to limit the Company’s right to seek monetary damages from Parent or Merger Sub in the event of Parent’s or Merger Sub’s willful and material breach of this Agreement in circumstances in which the Parent Termination Fee is not payable; provided, that for the avoidance of doubt, in no event shall Parent’s or Merger Sub’s aggregate liability under this Agreement exceed the Parent Termination Fee.
(g)   If (i) the Company fails to pay in a timely manner the Company Termination Fee due pursuant to Section 8.3(a), and, in order to obtain such payment, Parent makes a claim that results in a judgment for the Company Termination Fee (or a portion thereof) set forth in Section 8.3(a), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the Company Termination Fee at the prime rate of Citibank, N.A. in effect from time to time from the date such payment was required to be made hereunder or (ii) Parent fails to pay in a timely manner the Parent Termination Fee due pursuant to Section 8.3(b), and, in order to obtain such payment, the Company makes a claim that results in a judgment for the Parent Termination Fee (or a portion thereof) set forth in Section 8.3(b), Parent shall pay to the Company its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the Parent Termination Fee at the prime rate of Citibank, N.A. in effect from time to time from the date such payment was required to be made hereunder (as applicable, the “Enforcement Costs”).
9.   General Provisions.
9.1   No Survival of Representations and Warranties.   The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.
9.2   Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered personally (notice deemed given upon receipt), faxed (notice deemed given upon electronic confirmation of receipt), sent by a nationally recognized overnight courier service such as Federal Express (notice deemed given upon receipt of proof of delivery) or mailed by registered or certified mail, return receipt requested (notice deemed given upon receipt) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

if to Parent or Merger Sub or Sponsor:
White Sands Parent, Inc.
c/o Digital Colony Acquisitions, LLC
750 Park of Commerce Drive, Suite 210
Boca Raton, FL 33487
Facsimile No: (310) 943-3228
Attention: Chief Executive Officer
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
600 Travis St #5400
Houston, Texas 77002
Facsimile No: (713) 821-5602
Attention: David Lieberman and Christopher May
if to the Company:
Boingo Wireless, Inc.
10960 Wilshire Blvd
23rd Floor
Los Angeles, CA 90024
Attention: Chief Executive Officer
with a copy (which shall not constitute notice) to:
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
3570 Carmel Mountain Road, Suite 200
San Diego, CA 92130
Facsimile No: (877) 881.9192
Attention: Ilan Lovinsky, Andrew Luh and John Olson
9.3   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party; provided, however, that the parties intend that the remedies and limitations set forth in Section 9.3(e)-(f) be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a Person’s liability or obligations. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
9.4   Entire Agreement; Assignment; No Other Representations or Warranties.   This Agreement and the Confidentiality Agreement (other than Section 6 thereof) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (including Section 6 of the Confidentiality Agreement). This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that (a) Parent and Merger Sub may assign all or any of their rights hereunder to any wholly owned subsidiary of Parent so long as Parent and Merger Sub remain liable for all of the obligations contemplated under this Agreement and (b) Parent and Merger Sub (and following the Closing Date, the Company) may at any time, and without the consent of any other person or party, unilaterally grant a security interest in, and assign for collateral security purposes, its rights and interests hereunder to the Debt Financing Sources (or their agent) providing Debt Financing under the Debt Commitment Letter or the definitive documentation with respect thereto. Except for the representations and warranties contained in Section 3, each of Parent and Merger Sub acknowledges that neither the Company nor any person on behalf of the Company makes, and neither Parent nor Merger Sub nor any person on their behalf relies upon, any other express or implied representation or warranty with respect to the Company or any of the Company Subsidiaries or with respect to any other information made available to Parent or Merger Sub in connection with the Transactions. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans and cost-related plan information, regarding the Company, the Company Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and that neither Parent nor Merger Sub has relied upon the Company or any of the Company Subsidiaries, or any of their respective shareholders, directors, officers, employees, affiliates, advisors, agents or representatives, or any other person, with respect thereto except for any information set forth in the representations and warranties contained in Article 3 of this Agreement. Accordingly, each of Parent and Merger Sub hereby acknowledge that neither the Company nor any of the Company Subsidiaries, nor any of their respective shareholders, directors, officers, employees, affiliates, advisors, agents or representatives, nor any other person, has made or is making any representation or warranty or has or shall have any liability (whether pursuant to this Agreement, in tort or otherwise) with respect to such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), except as may be expressly set forth in Article 3 of this Agreement.
9.5   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (i) following the Closing Date, the rights of holders of Company Shares to receive payment for the Company Shares converted into cash pursuant to the Merger and the rights of holders of Company Stock Options and other convertible securities to receive payment pursuant to Section 2.7 and Section 2.12, (ii) Section 6.4 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons), (iii) Section 8.3(f)(which is intended to be for the benefit of the Parent Related Parties and may be enforced by such persons), (iv) Section 8.3(e) (which is intended to be for the benefit of the Company Related Parties and may be enforced by such persons and (v) Section 9.13 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons); provided, however, that the Debt Financing Sources may enforce (and each is an intended third party beneficiary of) the provisions of Section 8.3(f), this Section 9.5, Section 9.7(b), Section 9.8, Section 9.10, Section 9.13 and Section 9.14, in each case, that are related to such Debt Financing Sources.
9.6   Specific Performance.
(a)   The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms hereof, in addition to any other remedy at law or equity, and nothing herein shall be deemed a waiver by any party of any right to injunctive relief or specific performance. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Equity Financing to be funded in accordance with the Equity Commitment Letter in order to fund the Merger (including, without limitation, subject to the satisfaction of the conditions in Sections 7.1 and 7.2, to cause Parent to enforce the obligations of the Sponsor under the Equity Commitment Letter in accordance with, and subject to the terms of the Equity Commitment Letter, in order cause the Equity Financing to be timely completed in accordance with the Equity Commitment Letter). Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy.
(b)   The right to specific enforcement hereunder shall include the right of the Company to cause Parent and Merger Sub to cause the Merger and the other Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement. Each of parties to this Agreement further agrees that no other party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.6, and each of the parties to this Agreement irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties to this Agreement agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement, in each case, on the basis that (x) either party has an adequate remedy at Law or (y) an award of specific performance is not an appropriate remedy for any reason at equity or Law, or any similar grounds.
(c)   Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to obtain an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s or Merger Sub’s obligation to cause the Equity Financing to be funded to fund the Per Share Merger Consideration and Parent’s and Merger Sub’s obligations to effect the consummation of the Closing (but not the right of the Company to obtain such injunctions, specific performance or other equitable remedies for any other reason) shall be subject to the requirements that (i) all conditions set forth in Sections 7.1 and 7.2, as applicable, have been and continue to be satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or waived at the Closing Date; (ii) the Debt Financing has been funded (or will concurrently be) funded in full in accordance with the terms thereof, or the Debt Financing Sources have irrevocably confirmed in writing to the parties hereto that the Debt Financing will be funded in full at or before the Closing Date if the Equity Financing is funded at or before the Closing Date (provided, that the Parent and Merger Sub shall not be required to draw down the Equity Financing or consummate the Closing if the Debt Financing is not in fact funded at or before the Closing Date); and (iii) the Company has irrevocably confirmed in writing to Parent that (A) if specific performance is granted and the Equity Financing and the Debt Financing were funded, then, then it will take such actions that are required of it by this Agreement to cause the Closing or the consummation of the Closing, as applicable, to occur (and the Company has not revoked, withdrawn, modified or conditioned such confirmation) and (B) the Company is prepared, willing and able to effect the consummation of the Closing and the other transactions contemplated hereby in accordance with the terms of this Agreement.
9.7   Governing Law.
(a)   This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.
(b)   All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Delaware Court of Chancery, or if no such state court has proper jurisdiction, then the Federal courts located in the State of Delaware (collectively, the “Delaware Courts”). The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the

Transactions may not be enforced in or by any of the above-named courts. Notwithstanding anything to the contrary contained herein, any right or obligation with respect to any Debt Financing Source in connection with this Agreement, the Debt Financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby, and any claim, controversy, dispute, suit, action or proceeding relating thereto or arising thereunder, shall be governed by, construed and interpreted in accordance with the law of the State of New York.
9.8   Waiver of Jury Trial.   EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS OR ARISING UNDER THE DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF, THE DEBT FINANCING CONTEMPLATED THEREBY OR INVOLVING ANY DEBT FINANCING SOURCE. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.8.
9.9   General Interpretation.
(a)   The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
(b)   Unless otherwise indicated, all references herein to Sections, Articles, Annexes, Exhibits or Schedules shall be deemed to refer to Sections, Articles, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.
(c)   Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”
(d)   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(e)   The phrase “made available to Parent” when used herein, shall mean that the subject documents were uploaded to the electronic data room maintained by the Company prior to the execution of this Agreement or were otherwise provided to Parent prior to the execution of this Agreement.
9.10   Amendment.   This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Notwithstanding anything to the contrary contained herein, no amendment or waiver to this Section 9.10, Section 8.3(f), Section 9.5, Section 9.7(b), Section 9.8, Section 9.13 and Section 9.14 (or to any other provision or definition of this Agreement to the extent that such amendment or waiver would modify the substance of any such foregoing Section or defined term used therein) that is adverse to any Debt Financing Source shall be effective as to such Debt Financing Source without the written consent of such Debt Financing Source.
9.11   Waiver.   At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

9.12   Counterparts.   This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
9.13   No Recourse to Non-Parties.   Notwithstanding anything in this Agreement or any of the agreements relating to the Financing to the contrary, each Party agrees, on behalf of itself and its affiliates, that all proceedings, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to: (i) this Agreement or any other agreement referenced herein or the Transactions (including any financing obtained in connection with the Transactions), (ii) the negotiation, execution or performance of this Agreement or any other agreement referenced herein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or such other agreement), (iii) any breach or violation of this Agreement or any other agreement referenced herein and (iv) any failure of the transactions contemplated hereunder or any other agreement referenced herein (including any agreement in respect of financing obtained in connection with this Agreement) to be consummated, in each case, may be made only against (and are those solely of) the Company, Parent, Merger Sub, Sponsor (solely with respect to the Limited Guaranty and Equity Commitment Letter), and the persons that are expressly identified herein as a party to this Agreement (or a party to any such other agreement referenced herein or contemplated hereunder, including without limitation the parties to the Equity Commitment Letter and the Limited Guaranty) and, in accordance with, and subject to the terms and conditions of this Agreement (or the terms of any such other agreement referenced herein or contemplated hereunder). For clarity, nothing in this Section 9.13 shall be deemed to limit in any respect the rights of the Company as a third party beneficiary under the Equity Commitment Letter.
9.14   Debt Financing.   Notwithstanding anything in this Agreement to the contrary, the Company hereby (i) agrees that any legal proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving any Debt Financing Source arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder (a “Debt Financing Action”) shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and the Company hereby irrevocably submits itself and its property with respect to any such Debt Financing Action to the exclusive jurisdiction of such court, and such Debt Financing Action (except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in any documentation related to the Debt Financing (including the Debt Commitment Letter)) that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware)) shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction), (ii) agrees not to bring or support any Debt Financing Action against any Debt Financing Source in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (iii) agrees that service of process in any such Debt Financing Action shall be effective if notice is given in accordance with the procedures set forth in Section 9.2, (iv) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any Debt Financing Action in any such court with respect to any Debt Financing Action against any Debt Financing Source, (v) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law, trial by jury in any Debt Financing Action brought against the Debt Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (vi) agrees that none of the Debt Financing Sources will have any liability to the parties hereto relating to or arising out of this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise (provided that, notwithstanding the foregoing, nothing herein shall affect the rights of the Surviving Corporation and Parent and their respective subsidiaries against the Debt Financing Sources under the Debt Commitment Letter or any definitive financing agreement with respect to the Debt Financing or any of the transactions contemplated thereby or the any services thereunder following the Merger) and (vii) agrees that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions in this Agreement reflecting the foregoing agreements in this Section 9.14 and such provisions and the definitions of “Lenders”, “Debt Financing” and “Debt Financing Source” shall not be amended in any way adverse to any Debt Financing Source without the prior written consent of such Debt Financing Source (such consent not to be unreasonably withheld, conditioned or delayed). In furtherance and not in limitation of the foregoing waivers and agreements, it is acknowledged that no Debt Financing Source shall have any liability for any claims or damages to the Company in connection with this Agreement, the Debt Financing and the transactions contemplated hereby and thereby.
* * * * * *

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
WHITE SANDS PARENT, INC.
By:	/s/ Warren Roll
Name:	Warren Roll
Title:	Vice President
WHITE SANDS BIDCO, INC.
By:	/s/ Warren Roll
Name:	Warren Roll
Title:	Vice President
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
BOINGO WIRELESS, INC.
By:	/s/ Mike Finley
Name:	Mike Finley
Title:	Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
CERTIFICATE OF INCORPORATION
of
BOINGO WIRELESS, INC.
THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:
FIRST:   The name of the corporation (which is hereinafter referred to as the “Corporation”) is Boingo Wireless, Inc..
SECOND:   The name and address of the registered agent in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808.
THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.
FOURTH:   The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, all of which shares shall be common stock having a par value per share of $0.001.
FIFTH:   In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this certificate of incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any bylaws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.
SIXTH:   (a)   To the maximum extent permitted by the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article SIXTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, automatically and without further action, upon the date of such amendment.
(b)   The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. Such right may include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. Notwithstanding the preceding sentence, except as otherwise provided in the bylaws, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the board of directors.
(c)   The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to a Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as an employee or agent at the request of the Corporation or any predecessor to the Corporation, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. Such right may include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended.
(d)   Neither any amendment nor repeal of this Article SIXTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SIXTH, shall eliminate or reduce the effect of this Article SIXTH in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this Article SIXTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
SEVENTH:   To the fullest extent permitted by the DGCL, the Corporation acknowledges that: (i) each Exempted Stockholder (as defined below), director employed by an Exempted Stockholder or one of its affiliates, officer affiliated with an Exempted Stockholder or one of its affiliates and any other officer or director of the Corporation specifically designated by an Exempted Stockholder or one of its affiliates (collectively, the “Exempted Persons”) shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, including those deemed to be competing with the Corporation or any of its subsidiaries; and (ii) in the event that any Exempted Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, then such Exempted Person shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Corporation or any of its subsidiaries, as the case may be, and shall not be liable to the Corporation or its affiliates or stockholders for breach of any duty (contractual or otherwise) by reason of the fact that such Exempted Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Corporation. For purposes of this Article SEVENTH, the term “Exempted Stockholder” shall mean all stockholders of the Corporation other than stockholders who are also officers or employees of the Corporation or any subsidiary of the Corporation or who are permitted transferees of any such person.
IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this [•] day of [•], 2021.

Annex B
TAP Securities LLC
TAP Securities LLC
767 Fifth Avenue,
18th Fl
New York, NY 10153
February 26, 2021
The Board of Directors
Boingo Wireless, Inc.
10960 Wilshire Blvd., 23rd Floor
Los Angeles, CA 90024
Dear Members of the Board:
We understand that Boingo Wireless, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger (the “Agreement”) with White Sands Parent, Inc. (“Parent”), a Delaware corporation organized by Digital Colony Partners II, LP. (“Sponsor”), and White Sands Bidco, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, among other things, the Company will become a wholly-owned subsidiary of Parent and each share of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than (x) Dissenting Company Shares (as defined in the Agreement), (y) shares of Company Common Stock owned by the Company as treasury stock and shares of Company Common Stock that are owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or Merger Sub, and (z) shares of Company Common Stock owned by any direct or indirect wholly-owned subsidiary of the Company (shares of Company Common Stock described in the preceding clauses (x), (y) and (z), as well as any shares of Company Common Stock held by Sponsor and its affiliates, are referred to as “Excluded Shares”), will be converted into the right to receive $14.00 in cash, without interest (the “Per Share Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of shares of Company Common Stock (other than holders of Excluded Shares) of the Per Share Merger Consideration to be paid to such holders in the Merger.
In connection with this opinion, we have:
(i)
Reviewed certain publicly available historical business and financial information relating to the Company;

(ii)
Reviewed certain non-public historical business and financial information relating to the Company prepared by the management of the Company;

(iii)
Reviewed various financial forecasts and other data provided to us by the Company relating to the business of the Company prepared by management of the Company and approved by the Company for our use;

(iv)
Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

(v)
Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

767 FIFTH AVENUE, 18TH FL, NEW YORK, NY 10153
PHONE: 212-909-9010 | FAX: 212-909-9020 | WWW.TAPADVISORS.COM

(vi)
Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vii)
Reviewed historical stock prices and trading volumes of the Company Common Stock;

(viii)
Reviewed certain publicly available research analyst reports for the Company;

(ix)
Reviewed a draft, dated February 26, 2021 of the Agreement; and

(x)
Conducted such other financial studies, analyses and investigations as we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company and that such forecasts fairly and fully reflect management’s expectations with respect to developments reasonably anticipated by the Company’s management to affect the Company’s business. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.
For purposes of our opinion we have assumed that the final executed Agreement will not differ in any material respect from the Agreement reviewed by us and that the Merger will be consummated in accordance with the terms of the Agreement without material modification, waiver or delay. We have also assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the Merger.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and addresses only the fairness, from a financial point of view to the holders of the shares of Company Common Stock (other than holders of Excluded Shares) of the Per Share Merger Consideration as of the date hereof. We have not been asked to, nor do we, offer any opinion as to any other term of the Agreement, any other document contemplated by or entered into in connection with the Agreement, the form or structure of the Merger or the likely timeframe in which the Merger will be consummated. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, whether relative to the Per Share Merger Consideration or otherwise. Further, we express no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, the holders of any other class of securities, creditors or other constituencies of the Company. We do not express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Agreement or any other related document, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals. Our opinion does not address the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Merger. Our opinion does not address the underlying business decision of the Company to enter into the Agreement or the relative merits of the Merger as compared with any other strategic alternative which may be available to the Company. It is understood that developments and information made available subsequent to the date of our opinion may affect our opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
TAP Securities LLC (“TAP”) is acting as financial advisor to the Company in connection with the Merger and will receive a fee for such services, a portion of which is payable upon delivery by Tap of this opinion and a substantial portion of which is contingent upon the closing of the Merger. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. In the future, we may provide additional investment banking services to the Company or its affiliates for which we may receive compensation. Tap has had recent discussions with Sponsor in connection with a matter unrelated to the Merger that could result in Tap being engaged to provide investment banking services to Sponsor or its affiliates, although currently no such engagement exists. However, in the future, we may be engaged to provide investment banking services to Sponsor or its affiliates in connection with such matter or other matters, for which we may receive compensation. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company, Sponsor or Parent or their respective affiliates.
Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the Company (in its capacity as such) and our opinion is rendered to the Board of Directors of the Company in connection with its evaluation of the Merger. Our opinion is not intended to and does not constitute a recommendation to any Company securityholder as to how such securityholder should vote or act with respect to the Merger or any matter relating thereto. This opinion has been approved by a committee of TAP authorized to approve opinions of this nature in accordance with our customary practice.
Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Per Share Merger Consideration to be paid to holders of shares of Company Common Stock (other than holders of Excluded Shares) in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,
TAP SECURITIES LLC
/s/ David Lowham

David Lowham, Partner

Annex C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
Appraisal rights.
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

BOINGO WIRELESS 10960 WILSHIRE BOULEVARD 23RD FLOOR LOS ANGELES, CA 90024VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting — Go to www.virtualshareholdermeeting.com/WIFI2021SMYou may attend the meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D50076-TBDKEEP THIS PORTION FOR YOUR RECORDSBOINGO WIRELESS, INC.THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYThe Board of Directors recommends you vote FOR Proposals 1, 2 and 3.For Against Abstain1. To adopt the Merger Agreement and Plan of Merger, dated as of February 26, 2021, by and among White Sands Parent, Inc., White Sands Bidco, Inc., ! ! ! and Boingo Wireless, Inc., as it may be amended from time to time. 2. To approve the adoption of any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies ! ! ! if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. 3. To approve, by non-binding, advisory vote, compensation that will or may become payable by Boingo Wireless, Inc. to its named executive officers in ! ! ! connection with the merger. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.comD50077-TBDPRELIMINARY PROXY CARD — SUBJECT TO COMPLETION Boingo Wireless, Inc. Special Meeting of Stockholders This proxy is solicited by the Board of DirectorsThe undersigned(s) hereby appoint(s) Mike Finley and Peter Hovenier, or either of them, as the true and lawful attorneys-in- fact, agents and proxies (each of them with full power of substitution) to represent the undersigned(s) and to vote at the Special Meeting of Stockholders of Boingo Wireless, Inc., to be held on June 1, 2021, at 10:00 a.m. Pacific Time, via live webcast by visiting www.virtualshareholdermeeting.com/WIFI2021SM, and any and all adjournments, postponements or other delays thereof (the “Special Meeting”), in the manner directed, with respect to all shares of common stock of Boingo Wireless, Inc. that the undersigned(s) is entitled to vote and in the discretion of the proxies on such other matters as may properly come before the Special Meeting.This proxy is solicited by the Board of Directors of Boingo Wireless, Inc. and will be voted as directed or, if no direction is indicated, will be voted “FOR” Proposals 1, 2 and 3.The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.Continued and to be signed on reverse side